As filed with the Securities and Exchange Commission on May 15, 2013

Registration Nos. 333-174887 and
 333-174887-01

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 7 TO
FORM S-1
REGISTRATION STATEMENT
Under the Securities Act of 1933

GWG HOLDINGS, INC.
GWG LIFE SETTLEMENTS, LLC
(Exact name of Registrant as specified in its charter)

Delaware Delaware	26-2222607 20-4356955
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

220 South Sixth Street, Suite 1200
Minneapolis, Minnesota 55402
Tel: (612) 746-1944
Fax: (612) 746-0445
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Jon R. Sabes
Chief Executive Officer
220 South Sixth Street, Suite 1200
Minneapolis, Minnesota 55402
Tel: (612) 746-1944
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
Copies to: Paul D. Chestovich, Esq. Maslon Edelman Borman & Brand, LLP 3300 Wells Fargo Center 90 South Seventh Street Minneapolis, Minnesota 55402 Tel: (612) 672-8200

Approximate date of commencement of proposed sale to the public: from time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer  ☐                           Accelerated filer  ☐                           Non-accelerated filer  ☐                           Smaller reporting company  ☒

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

A Registration Statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. Information contained herein is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted prior to the time the Registration Statement becomes effective.

SUBJECT TO COMPLETION, DATED MAY 15, 2013

Offering Amount $250,000,000

GWG HOLDINGS, INC.

a Delaware corporation

Renewable Secured Debentures

GWG Holdings, Inc., through its subsidiaries, purchases life insurance policies sold in the secondary marketplace. Our objective is to earn returns from the purchased life insurance policies that are greater than the costs necessary to purchase, finance and service those policies to their maturity.

We are offering up to $250,000,000 in Renewable Secured Debentures (the “debentures”) in this offering. This is a continuous offering and there is no minimum amount of debentures that must be sold before we can use any of the proceeds. The proceeds from the sale of the debentures will be paid directly to us following each sale and will not be placed in an escrow account. We will use the net proceeds from the offering of the debentures primarily to purchase and finance additional life insurance policies, and to service and retire other outstanding debt obligations. The minimum investment in debentures is $25,000. Investments in excess of such minimum amount may be made in $1,000 increments. The debentures will be sold with varying maturity terms, interest rates and frequency of interest payments, all as set forth in this prospectus and in supplements published from time to time. Depending on our capital needs and the amount of your investment, debentures with certain terms may not always be available. Although we will periodically establish and change interest rates on unsold debentures offered pursuant to this prospectus, once a debenture is sold, its interest rate will not change during its term (subject, however, to the extension and renewal provisions contained in such debenture). Upon maturity, subject to the terms and conditions described in this prospectus, the debentures will be automatically renewed for the same term at the interest rate we are offering at that time to other investors with similar aggregate debenture portfolios for debentures of the same maturity, unless redeemed upon maturity at our or your election.

The debentures are secured by the assets of GWG Holdings, Inc. and a pledge of all of the common stock by our largest stockholders. Importantly, GWG Holdings’ most significant assets are cash and its investment in subsidiaries. Obligations under the debentures will also be guaranteed by our subsidiary GWG Life Settlements, LLC, which guarantee will involve the grant of a security interest in all of the assets of such subsidiary. The majority of our life insurance policy assets are held in our subsidiary GWG DLP Funding II, LLC (which is a direct subsidiary of GWG Life Settlements). The policies held by GWG DLP Funding II will not be collateral for obligations under the debentures although the guarantee and collateral provided by GWG Life Settlements will include its ownership interest in GWG DLP Funding II. These facts present the risk to investors that the collateral security we and our subsidiary have granted for our obligations under the debentures may be insufficient to repay the debentures upon an event of default. The security offered for the debentures will provide rights as to collateral that are pari passu with the holders of other secured debt previously issued by GWG Life Settlements.  This means that claims for payment and entitlement to security among the holders of debentures and such other secured debt previously issued by GWG Life Settlements will be treated equally and without preference.

We may call and redeem the entire outstanding principal and accrued but unpaid interest of any or all of the debentures at any time without penalty or premium. Debenture holders will have no right to put (require us to redeem) any debenture prior to the due date unless in the case of death, bankruptcy or total disability. In the event we agree to redeem a debenture upon the request of a debenture holder (other than after death, bankruptcy or total disability), we will impose a redemption fee of 6% against the outstanding principal balance of the redeemed debenture. This redemption fee will be subtracted from the amount paid.

We do not intend to list our debentures on any securities exchange during the offering period, and we do not expect a secondary market in the debentures to develop. As a result, you should not expect to be able to resell your debentures regardless of how we perform. Accordingly, an investment in our debentures is not suitable for investors that require liquidity in advance of their debenture’s maturity date.

Our cash flows are restricted under our borrowing arrangement with our senior secured lender.  In sum, and subject to certain exceptions, distributions from our operating subsidiaries are limited to an amount that would result in us realizing an 18% annualized rate of return on the equity funded amount attributable to our life insurance policy assets.  These provisions will restrict cash flows available for payment of principal and interest on the debentures.

We are an “emerging growth company” under applicable law and will be subject to reduced public company reporting requirements.  Please read the disclosures on page 14 of this prospectus for more information.  Investing in our debentures may be considered speculative and involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 22 to read about the risks you should consider before buying our debentures. You should carefully consider the risk factors set forth in this prospectus. An investment in our debentures is not suitable for all investors. The debentures are only suitable for persons with substantial financial resources and with no need for liquidity in this investment. See “Suitability Standards” for information on the suitability standards that investors must meet in order to purchase the debentures.

Please read this prospectus before investing and keep it for future reference. We file annual, quarterly and current reports with the SEC. This information will be available free of charge by contacting us at 220 South Sixth Street, Suite 1200, Minneapolis, Minnesota 55402 or by phone at (612) 746-1944 or on our website at www.gwglife.com. The SEC also maintains a website at www.sec.gov that contains such information.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                             , 2013.

The debentures will be offered and sold on a best-efforts basis by Arque Capital, Ltd., a registered broker-dealer and member of the Financial Industry Regulatory Authority (“FINRA”). Arque Capital will be an underwriter of the debentures in this offering for purposes of the Securities Act of 1933. Arque Capital may retain other dealers to act as an agent on its behalf in the course of offering and selling debentures in this offering. We will pay Arque Capital a selling commission ranging from 0.50% to 5.00% of the principal amount of debentures sold, depending on the debentures’ maturity date. We will also pay Arque Capital additional underwriting compensation ranging from 1.00% to 3.00% of the principal amount of debentures sold depending on the debentures’ maturity date. Such additional underwriting compensation consists of a dealer manager fee, a wholesaling fee (payable only to wholesaling dealers), and an accountable and non-accountable expense allowance. Arque Capital will share its commissions and accountable and non-accountable expense allowance with other dealers who may participate in the offering. The total amount of the selling commissions and additional underwriting compensation paid to Arque Capital and any other FINRA member in the course of offering and selling debentures will not exceed 8.00% of the aggregate amount of the debentures sold. See “Plan of Distribution” and “Use of Proceeds” for further information.

	Price to Investor	Aggregate Commissions, Fees, and Expense Allowances (1)(2)	Net Proceeds to Company
Minimum Investment	$25,000	$1,812	$23,188	(3)
Offering	$250,000,000	$18,125,000	$230,375,000	(4)

(1)
Assumes an average sales commission of 4.25%, average dealer manager fee of 0.50%, average wholesaling fees of 0.80%, and average accountable and non-accountable expense allowance of 1.70%. As explained above, actual commissions, fees and allowances will vary based on the term of the debentures sold. Nevertheless, the total amount of selling commissions and additional underwriting compensation (consisting of dealer manager fees, wholesaling fees and accountable and non-accountable expense allowances) paid to the underwriter will not exceed 8.00% of the aggregate principal amount of debentures sold.

(2)	Arque Capital has agreed to offer the debentures on a “best efforts” basis.
(3)
Net Proceeds to Company based on the Minimum Investment are calculated after deducting (i) selling commissions and (ii) additional underwriting compensation (consisting of a dealer manager fee, wholesaling fee, and an accountable and non-accountable expense allowance). We expect that our own offering expenses, consisting of legal, accounting, printing, mailing, registration, qualification and associated securities offering filing costs and expenses, will aggregate to approximately $1,500,000, but for purposes of illustrating the Net Proceeds to Company based on the Minimum Investment, our issuer offering expenses of $1,500,000 are not reflected.

(4)
Net Proceeds to Company based on the offering of $250,000,000 in principal amount of debentures are calculated as described in fn. 3 above, but also after deducting our own expected issuer offering expenses of $1,500,000.

We will generally issue the debentures in book-entry or uncertificated form. Subject to certain limited exceptions, you will not receive a certificated security or negotiable instrument that is or represents your debentures. Instead, we will deliver written confirmation to purchasers of debentures. Bank of Utah will act as trustee for the debentures.

The initial interest rates for the debentures based on the applicable maturity thereof is set forth in the table below.

Maturity Term	Interest Rate (%)
6 months	4.75
1 year	5.50
2 years	7.00
3 years	8.00
4 years	8.50
5 years	9.00
7 years	9.50

We may change the interest rates applicable to unsold debentures from time to time during this offering, in which case the applicable interest rates will be set forth in an interest rate supplement to this prospectus. Once a debenture is sold, the interest rate will not change during its term (subject, however, to the extension and renewal provisions contained in such debenture).

GWG Holdings, Inc.
220 South Sixth Street, Suite 1200
Minneapolis, MN 55402
Tel: (612) 746-1944
Fax: (612) 746-0445

IMPORTANT NOTICES

Illinois investors:

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECRETARY OF STATE OF ILLINOIS OR THE STATE OF ILLINOIS, NOR HAS THE SECRETARY OF STATE OF ILLINOIS OR THE STATE OF ILLINOIS PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK.

Michigan investors:

A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE CORPORATION AND SECURITIES BUREAU, MICHIGAN DEPARTMENT OF COMMERCE. THE DEPARTMENT HAS NOT UNDERTAKEN TO PASS UPON THE VALUE OF THESE SECURITIES NOR TO MAKE ANY RECOMMENDATIONS AS TO THEIR PURCHASE.

THE USE OF THE PROSPECTUS IS CONDITIONED UPON ITS CONTAINING ALL MATERIAL FACTS AND THAT ALL STATEMENTS CONTAINED THEREIN ARE TRUE AND CAN BE SUBSTANTIATED. THE DEPARTMENT HAS NOT PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.

NO BROKER-DEALER, SALESMAN, AGENT OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, IN CONNECTION WITH THE OFFERING HEREBY MADE, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS OR EFFECTIVE LITERATURE.

THIS IS A BEST EFFORTS OFFERING, AND THE ISSUER RESERVES THE RIGHT TO ACCEPT OR REJECT ANY SUBSCRIPTION AND WILL PROMPTLY NOTIFY THE SUBSCRIBER OF ACCEPTANCE OR REJECTION. THERE IS NO ASSURANCE THAT THIS OFFERING WILL ALL BE SOLD. THERE ARE NO ASSURANCES AS TO WHAT SIZE THE ISSUER MAY REACH.

THERE IS NO ASSURANCE THAT OUR OPERATIONS WILL BE PROFITABLE OR THAT LOSSES WILL NOT OCCUR.

IT IS NOT THE POLICY OF THE ISSUER TO REDEEM THESE SECURITIES.

ANY REPRESENTATIONS CONTRARY TO ANY OF THE FOREGOING SHOULD BE REPORTED FORTHWITH TO THE LANSING OFFICE OF THE BUREAU AT 6546 Mercantile Way, Lansing, Michigan 48909, or TELEPHONE (517) 334-6200.

ABOUT THIS PROSPECTUS

We have prepared this prospectus as part of a registration statement that we filed with the SEC for our continuous offering of debentures. Periodically, as we make material investments or have other material developments, we will provide a prospectus supplement that may add, update or change information contained in this prospectus. We will endeavor to avoid interruptions in the continuous offering of our debentures. Nonetheless, our continuous offering may be suspended while the SEC or FINRA reviews any amendment to our registration statement, until it is declared effective.

Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a subsequent prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this prospectus. You should read this prospectus, the related exhibits filed with the SEC, and any prospectus supplement, together with additional information described below under “Where You Can Find More Information.” In this prospectus, we use the term “day” to refer to a calendar day, and we use the term “business day” to refer to any day other than Saturday, Sunday, a legal holiday or a day on which banks in New York City are authorized or required to close.

You should rely only on the information contained in this prospectus. Neither we nor the dealer manager have authorized any other person to provide you with any information different from that contained in this prospectus or information furnished by us upon request as described herein. The information contained in this prospectus is complete and accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or sale of our debentures. This prospectus contains summaries of certain other documents, which summaries contain all material terms of the relevant documents and are believed to be accurate, but reference is hereby made to the full text of the actual documents for complete information concerning the rights and obligations of the parties thereto. Such information necessarily incorporates significant assumptions, as well as factual matters. All documents relating to this offering and related documents and agreements, if readily available to us, will be made available to a prospective investor or its representatives upon request. During the course of this offering and prior to sale, each prospective debenture holder is invited to ask questions of and obtain additional information from us concerning the terms and conditions of this offering, our company, the debentures and any other relevant matters, including but not limited to additional information necessary or desirable to verify the accuracy of the information set forth in this prospectus. We will provide the information to the extent it possesses such information or can obtain it without unreasonable effort or expense. If there is a material change in the affairs of our company, we will amend or supplement this prospectus.

No information contained herein, nor in any prior, contemporaneous or subsequent communication should be construed by a prospective investor as legal or tax advice. Each prospective investor should consult its, his or her own legal, tax and financial advisors to ascertain the merits and risks of the transactions described herein prior to purchasing the debentures. This written communication is not intended to be issued as a “reliance opinion” or a “marketed opinion,” as defined under Section 10.35 of Circular 230 published by the U.S. Treasury Department, so as to avoid any penalties that could be assessed under the Internal Revenue Code of 1986, as amended (the “Code”) or its applicable Treasury Regulations. Accordingly, (a) any information contained in this written communication is not intended to be used, and cannot be used or relied upon for purposes of avoiding any penalties that may be imposed on a prospective investor by the Code or applicable Treasury Regulations; (b) this written communication has been written to support the promotion or marketing of the transactions or matters addressed by this written communication; and (c) each prospective investor should seek advice based on the prospective investor’s particular circumstances from an independent tax advisor.

The debentures will be issued under an indenture. This prospectus is qualified in its entirety by the terms of that indenture filed with SEC as an exhibit to the registration statement of which this prospectus is a part. All material terms of the indenture are summarized in this prospectus. You may obtain a copy of the indenture upon written request to us or online at www.sec.gov.

The indenture trustee did not participate in the preparation of this prospectus and makes no representations concerning the debentures, the collateral, or any other matter stated in this prospectus. The indenture trustee has no duty or obligation to pay the debentures from their funds, assets or capital or to make inquiry regarding, or investigate the use of, amounts disbursed from any account.

SUITABILITY STANDARDS

The following are our suitability standards for investors in connection with our continuous offering of debentures under this registration statement.

Pursuant to applicable state securities laws, debentures offered through this prospectus are suitable only as a long-term investment for persons of adequate financial means who have no need for liquidity in their investment. There is not expected to be any public market for the debentures, which means that it may be difficult or impossible for you to resell the debentures. As a result, we have established general suitability standards that are applicable to all investors in all states.  In addition, we have established additional suitability standards (discussed in more detail below) in the following states—Arizona, Idaho, Iowa, Kansas, Kentucky, Maine, Massachusetts, Nebraska, New Jersey, New Mexico, North Dakota, Oklahoma, Oregon, South Carolina and Washington.

In all cases, our general suitability standards require that investors have either (i) a net worth (not including home, furnishings, and personal automobiles) of at least $70,000 and an annual gross income of at least $70,000, or (ii) a net worth (not including home, furnishings, and personal automobiles) of at least $250,000. Our general suitability standards also require that a potential investor (1) can reasonably benefit from an investment in us based on such investor’s overall investment objectives and portfolio structuring; (2) is able to bear the economic risk of the investment based on the prospective debenture holder’s overall financial situation; and (3) has apparent understanding of (a) the fundamental risks of the investment, (b) the risk that such investor may lose his or her entire investment, (c) the lack of liquidity of the debentures, (d) the qualifications of any advisor in our selling group who is recommending an investment in the debentures, and (e) the tax consequences of the investment.

As indicated above, additional suitability standards apply to the offer and sale of debentures in Arizona, Idaho, Iowa, Kansas, Kentucky, Maine, Massachusetts, Nebraska, New Jersey, New Mexico, North Dakota, Oklahoma, Oregon, South Carolina and Washington.  For investors in these states, both the general suitability standards and the additional suitability standards must be satisfied.  The additional suitability standards are as follows:

State	Suitability Requirements
Arizona and North Dakota

Investors must have either (i) a minimum of $150,000 (or $200,000 when combined with a spouse) in gross income during the prior year and a reasonable expectation that the investor will have at least such income in the current year, or (ii) a minimum net worth of $350,000 (or $400,000 when combined with a spouse), exclusive of home, home furnishings and automobiles, with the investment in debentures offered hereby not exceeding 10% of the net worth of the investor (together with a spouse, if applicable).

Idaho
It is recommended by the Idaho Department of Finance that Idaho investors not invest, in the aggregate, more than 10% of their liquid net worth in this and similar investments which may be considered speculative. Liquid net worth is defined as that portion of net worth consisting of cash, cash equivalents and readily marketable securities.

Iowa, Maine, Nebraska, New Jersey, Oregon, South Carolina and Washington	Investors must be “accredited investors” as that term is defined in Rule 501(a) under the Securities Act of 1933.
Kansas
It is required by the Office of the Kansas Securities Commissioner that Kansas investors limit their aggregate investment in the securities of the company and other similar programs to not more than 10% of their liquid net worth. For these purposes, liquid net worth shall be defined as that portion of total net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities, as determined in conformity with Generally Acceptable Accounting Principles.

Kentucky
Investors are required to have either (i) a minimum gross annual income of $100,000 and a minimum net worth (excluding the value of homes, furnishings, and personal automobiles) of $150,000, or (ii) a minimum net worth (excluding the value of homes, furnishings, and personal automobiles) of $250,000.

Massachusetts and New Mexico
Investors must be “accredited investors” as that term is defined in Rule 501(a) under the Securities Act of 1933, and must limit their aggregate investment in the securities of the company and other similar programs to not more than 10% of their liquid net worth.  For this purpose, “liquid net worth” shall be defined as that portion of total net worth (i.e., total assets minus total liabilities) that consists of cash, cash equivalents and readily marketable securities, as determined in conformity with Generally Accepted Accounting Principles.

Oklahoma	Purchases by investors should not exceed 10% of their net worth. For this purpose, “net worth” is determined exclusive of the value of a home, home furnishings and automobiles.

We have agreed to condition our offering in the State of Washington on our compliance with Revised Code of Washington section 21.20.715, which requires that at least 50% of the principal amount of debentures we sell must have maturities of two years or more.

The minimum purchase for our debentures is $25,000. To satisfy the minimum purchase requirements for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate individual retirement accounts, or IRAs, provided that each such contribution is made in increments of $500. You should note that an investment in our debentures will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Code. If you wish to purchase debentures in excess of the $25,000 minimum, any additional purchase must be in amounts of at least $1,000.  In the case of sales to fiduciary accounts, these suitability standards must be met by the person who directly or indirectly supplied the funds for the purchase of our debentures or by the beneficiary of the account.

These suitability standards are intended to help ensure that, given the long-term nature of an investment in our debentures, our investment objectives and the relative illiquidity of our debentures, the debentures are an appropriate investment for prospective purchasers. Those selling debentures on our behalf must make every reasonable effort to determine that the purchase of our debentures is a suitable and appropriate investment for each debenture holder based on information known to selling group members and provided by the debenture holder in the Subscription Agreement. Each selected broker-dealer is required to maintain for six years records of the information used to determine that an investment in our debentures is suitable and appropriate for a debenture holder.

The investor suitability requirements stated above represent minimum suitability requirements we establish for prospective debenture holders. However, satisfaction of these requirements will not necessarily mean that the debentures are a suitable investment for a prospective investor, or that we will accept the prospective investor’s Subscription Agreement. Furthermore, as appropriate, we may modify such requirements in our sole discretion, and such modifications may raise (but not lower) the suitability requirements for prospective debenture holders.  If you do not meet the requirements described above, do not read further and immediately return this prospectus. In the event you do not meet such requirements, this prospectus does not constitute an offer to sell debentures to you.

INDUSTRY AND MARKET DATA

The industry, market and data used throughout this prospectus have been obtained from our own research, surveys or studies conducted by third parties and industry or general publications. Industry publications and surveys generally state that they have obtained information from sources believed to be reliable, but do not guarantee the accuracy and completeness of such information. We believe that each of these studies and publications is reliable.

HOW TO PURCHASE DEBENTURES

If, after carefully reading this entire prospectus, obtaining any other information requested and available and being fully satisfied with the results of pre-investment due-diligence activities, you would like to purchase debentures, you must complete, execute and return the Subscription Agreement to us (documents to be completed are in a separate subscription package) together with a certified check or personal check payable to the order of “GWG Holdings, Inc.—Indenture Account” (or wire sent to the Indenture Account) equal to the amount of debentures you wish to purchase. Instructions for subscribing for the debentures are included in the Subscription Agreement. If you are working with a broker-dealer, your subscription materials and the certified check or personal check should be delivered to your broker-dealer, who will deliver it to us at the following address:

GWG Holdings, Inc.
220 South Sixth Street, Suite 1200
Minneapolis, MN 55402

Wire Instructions
GWG Holdings, Inc.—Indenture Account
Account: 4809888371
Routing: 091001157
Bank Name: M&I Marshall & Ilsley Bank

You must meet the suitability requirements, and your purchase is subject to our acceptance. All information provided is confidential and will be disclosed only to our officers, affiliates, managing broker-dealer, legal counsel and, if required, to governmental authorities and self-regulatory organizations or as otherwise required by law.

Upon receipt of the signed Subscription Agreement, verification that the Subscription Agreement contains the appropriate representations and warranties respecting your investment qualifications, and our acceptance of your purchase (in our sole discretion), we will notify you of receipt and acceptance of your purchase. During such time as our offering is active (i.e., other than during such time as any post-effective amendment remains subject to review by regulatory authorities), we may, in our sole discretion, accept or reject any purchase, in whole or in part, for a period of 15 days after receipt of the Subscription Agreement; and any purchase not expressly accepted within 15 days of receipt shall be deemed rejected. In the event we do not accept a your purchase of debentures for any reason, we will promptly return your payment. We may terminate or suspend this offering at any time, for any reason or no reason, in our sole discretion.

PROSPECTUS SUMMARY

This summary highlights some of the information in this prospectus. It is not complete and may not contain all of the information that you may want to consider. To understand this offering fully, you should carefully read the entire prospectus, including the section entitled “Risk Factors,” before making a decision to invest in our debentures. Unless otherwise noted or unless the context otherwise requires, the terms “we,” “us,” “our,” the “Company” and “GWG” refers to GWG Holdings, Inc. together with its wholly owned subsidiaries.

Our Company

We are engaged in the emerging secondary market of life insurance.  We acquire life insurance policies in the secondary market from policy owners desiring to sell their policies at a discount to the face value of the insurance benefit. Once we purchase a policy, we continue paying the policy premiums in order to ultimately collect the face value of the insurance benefit. Our strategy is to continue to build a diversified and profitable portfolio of policies.

Life insurance companies earn substantial revenue windfalls due to the lapse and surrender of many insurance policies. These revenue windfalls have enabled life insurance companies to issue policies with reduced premiums. These two business practices create a profit opportunity for the life insurance secondary market. The profit opportunity is the difference, or “spread,” between (i) the cost of purchasing and maintaining a life insurance policy over the insured’s lifetime, and (ii) the policy’s benefit that will paid upon the insured’s mortality. The secondary market for life insurance policies has also been driven by the creation of life insurance policy pricing tools and actuarial modeling techniques developed by investors.

According to the American Council of Life Insurers Fact Book 2011 (ACLI), individuals owned over $10.48 trillion of face value of life insurance policies in the United States in 2010. This figure includes all types of policies, including term and permanent insurance known as whole life, universal life, variable life, and variable universal life. The secondary market for life insurance has developed around individuals aged 65 years or older owning either permanent insurance or term insurance convertible into permanent insurance. According to the ACLI, the average annual lapse rate and surrender rate of life insurance policies for the ten years ending 2010 was 7.2%, or over $712 billion in face value of policy benefits in 2010 alone.  These figures do not include group-owned life insurance, such as employer-provided life insurance, the market for which totaled over $7.83 trillion of face value of life insurance policies in the United States in 2010, and the policies of which exhibit similar lapse and surrender rates according to the ACLI.

Owners of life insurance policies generally allow them to lapse or surrender the policies for a variety of reasons, including: (i) unrealistic earnings assumptions made when the policy was purchased, combined with higher premium payments later in the term of the policy than initially forecasted; (ii) increasing premium payment obligations as the insured ages; (iii) changes in financial status or outlook which cause the insured to no longer require life insurance; (iv) other financial needs that make the insurance unaffordable; or (v) a desire to maximize the policy’s investment value. Rather than allowing a policy to lapse as worthless, or surrendering a life insurance policy at a fraction of its inherent value, the sale of a life insurance policy in the secondary market can bring significant value to the policy owner.  The life insurance secondary market often pays policy sellers amounts ranging from two to ten times the surrender value that would otherwise be offered by the insurance carrier.

The market opportunity for selling and purchasing life insurance policies in the secondary market is relatively new. According to Conning Research & Consulting, the secondary market for life insurance policies grew from $2 billion in face value of life insurance policy benefits in 2002 to over $12 billion in face value of life insurance policy benefits purchased in 2008. To participate in the market opportunity, we have spent and intend to continue to spend significant resources: (i) developing a robust operational platform and systems for purchasing and servicing life insurance policies; (ii) obtaining requisite licensure to purchase life insurance in the secondary market; (iii) developing financing resources for purchasing and servicing life insurance policies; (iv) recruiting and developing a professional management team; (v) establishing origination relationships for purchasing life insurance policies in the secondary market; and (vi) developing a financing strategy to participate in this business sector.

We were formed in 2006. Since then, we have acquired over $1.4 billion in face value of life insurance policy benefits and have become an active purchaser and financier of life insurance policies in the secondary market. In 2008, after selling approximately $1 billion in face value of life insurance policy benefits, we adopted our current buy-and-hold strategy of investing in life insurance policies. As of December 31, 2012, we owned approximately $572 million in face value of life insurance policy benefits with an aggregate cost basis of approximately $156 million.  Aggregate cost basis includes our acquisition costs and ongoing maintenance and carrying costs.  To date, we have financed the acquisition of this portfolio through the issuance of secured notes by our direct wholly owned subsidiary GWG Life Settlements, LLC, and the use of a senior revolving credit facility, our “revolving credit facility,” benefitting our indirect wholly owned subsidiary GWG DLP Funding II, LLC, which subsidiary owns title to substantially all of our life insurance policy assets. For more information on our corporate structure, please refer to the caption “—Corporate Organization” below.

A summary of our portfolio of life insurance policies as of March 31, 2013 is set forth in the table below:

Life Insurance Portfolio Summary

Total portfolio face value of policy benefits	$639,755,000
Average face value per policy	$2,722,000
Average face value per insured life	$2,990,000
Average age of insured (yrs.) *	81.5
Average life expectancy estimate (yrs.) *	7.62
Total number of policies	235
Demographics	66% Males; 34% Females
Number of smokers	No insureds are smokers
Largest policy as % of total portfolio	1.56%
Average policy as % of total portfolio	0.43%
Average Annual Premium as % of face value	3.26%

*  Averages presented in the table are weighted averages.

We generally purchase life insurance policies through secondary market transactions directly from the policy owner who originally purchased the life insurance in the primary market. Historically, we have purchased policies in the secondary market through a network of life insurance agents, life insurance brokers, and licensed providers who assist policy owners in accessing the secondary market.

Before we purchase a life insurance policy, we conduct an underwriting review that includes obtaining life expectancy estimates on each insured from third party medical actuarial firms. We base our life expectancy estimates on the average of those two estimates. In the case of small face policies, which we define as life insurance policies with less than $250,000 in face value of policy benefits, we may choose not to obtain life expectancies from third party medical actuarial firms, but rather use standard mortality tables to develop our own life expectancy of an insured. The policies we purchase are universal life insurance policies issued by rated life insurance companies. Universal life insurance is a type of permanent life insurance in which premium payments above the cost of insurance are credited to the “cash value” of the policy. The cash value is credited each month with interest based on the terms of the insurance policy agreement. If a universal life insurance policy were to lapse, the insured or other owner of the policy would nonetheless have a right to receive the cash value of the policy. Universal life insurance is different from “term” life insurance in that “term” life insurance does not have a cash value associated with it. We seek to purchase life insurance policies issued by rated life insurance companies with investment grade credit ratings by Standard & Poor’s (AAA through BBB), Moody’s (Aaa through Baa3), or A.M. Best Company (aaa through bbb). As of December 31, 2012, over 89.8% of life insurance policies in our portfolio were issued by companies rated “A” or better under the Standard & Poor’s rating system.

The price we are willing to pay for the policy in the secondary market is primarily a function of: (i) the policy’s face value; (ii) the life expectancy of the individual insured by the policy; (iii) the premiums expected to be paid over the life of the insured; (iv) market competition from other purchasers; and (v) the particular underwriting characteristics of the policy, relative to the characteristics of our portfolio of life insurance policies.

We seek to earn profits by purchasing policies at discounts to the face value of the insurance benefit. We purchase policies at discounts that are expected to exceed the costs necessary to pay premiums and financing and servicing costs through the date of the insured’s mortality. We rely on the actuarial life expectancy assumptions to estimate the expected mortality of the insureds within our portfolio. We seek to finance our life insurance policy purchases and payment of premiums and financing costs, until we receive policy benefits, through the sale of the Renewable Secured Debentures and the use of our revolving line of credit. In the past, we have also relied on the sale of our Series A preferred stock and Series I subsidiary secured notes.

We believe the socio-economic and demographic trends strongly support the long-term development of our market opportunity and that our business model provides significant advantages to both owners of life insurance policies and investors. For owners of life insurance, selling in the secondary market often provides significant value over that offered by the insurance carrier.  For investors, our earnings from life insurance policies are not correlated to traditional markets such as real estate, equity markets, fixed income markets, currency or commodities. We believe that by acquiring a large portfolio of well diversified life insurance policies, we will offer value to both owners of life insurance and investors seeking returns derived from non-correlated assets.  We believe our financing strategy of offering Renewable Secured Debentures positions us as a leader in the secondary market of life insurance.

Our objective is to earn returns from the life insurance policies we purchase in the secondary market which are greater than the costs necessary to purchase and finance those policies to their maturity. We expect to accomplish our objective by:

●	purchasing life insurance policies with expected internal rates of returns in excess of our cost of capital;

●	paying the premiums and costs associated with the life insurance policy until the insured’s mortality;

●	obtaining a large and diverse portfolio to mitigate actuarial risk;

●	maintaining diversified funding sources to reduce our overall cost of financing;

●	engaging in hedging strategies that reduce potential volatility to our cost of financing; and

●	maintaining rigorous portfolio monitoring and servicing.

We have built our business with what we believe to be the following competitive strengths:

●
Industry Experience: We have actively participated in the development of the secondary market of life insurance as a principal purchaser and financier since 2006. Our position within the marketplace has allowed us to evaluate over 30,000 life insurance policies for possible purchase, thereby gaining a deep understanding of the variety of issues involved when purchasing life insurance policies in the secondary market. We have participated in the leadership of various industry associations and forums, including the Life Insurance Settlement Association and the Insurance Studies Institute. Our experience gives us confidence in building a portfolio of life insurance policies that will perform to our expectations.

●
Operational Platform: We have built an operational platform and systems for efficiently tracking, processing, and servicing life insurance policies that we believe provide competitive advantages when purchasing policies in the secondary marketplace, and servicing the policies once acquired.

●
Origination and Underwriting Practices: We seek to purchase life insurance policies that meet published guidelines on what policies would be accepted in a rated securitization. We purchase only permanent life insurance policies we consider to be non-contestable and that meet stringent underwriting criteria and reviews. We consider a life insurance policy to be “non-contestable” once applicable state law prohibits the insurer from challenging the validity of the policy due to fraud. In this regard, state non-contestability laws generally require a period of one to two years to elapse after the initial issuance of the policy before that policy is considered non-contestable under state law. Non-contestability laws do not, however, prevent an insurer from challenging the validity of a policy procured by fraud for lack of an insurable interest (such as is the case with stranger-originated life insurance policies).

●
Origination Relationships: We have established origination relationships with over 300 life insurance policy brokers and insurance agents who submit policies for our purchase or financing. Our referral base knows our underwriting standards for purchasing life insurance policies in the secondary market, which provides confidence in our bidding and closing process and streamlines our own due-diligence process.

●
Life Expectancy Methodology: We generally rely on at least two life expectancy reports from independent third-party medical actuary underwriting firms such as 21st Services, AVS Underwriting, Fasano Associates, and ISC Services to develop our life expectancy estimate.

●
Pricing Software and Methodology: We use actuarial pricing methodologies and software tools that are built and supported by leading independent actuarial service firms such as Modeling Actuarial Pricing Systems, Inc. (“MAPS”) for calculating our expected returns.

●
Diversified Funding: We have actively developed diversified sources for accessing capital markets in support of our buy and hold strategy for our portfolio of life insurance policies, ranging from institutional bank financing and global capital markets, to a network of broker-dealers registered with the Financial Industry Regulatory Authority (“FINRA”), many of whom have participated in our Series I subsidiary secured notes financing.

On the other hand, our business involves a number of challenges and risks described in more detail elsewhere in this prospectus, including the following:

●
Relatively New Market: The purchase and ownership of life insurance policies acquired in the secondary market is a relatively new and evolving market. Our ability to source and purchase life insurance policies at attractive discounts materially depends on the continued development of the secondary market for life insurance.  This includes the solvency of life insurance companies to pay the face value of the life insurance benefits, the accuracy of mortality assumptions, and other factors beyond our control.

●
Assumptions About Valuation of Our Assets: The valuation of our portfolio of life insurance policies, which is the principal asset on our balance sheet, requires us to make material assumptions that may ultimately prove to be incorrect. These assumptions include appropriate discount rates, cash flow projections, and actuarial life expectancies, which may not prove to be accurate.

●
Ability to Expand Our Portfolio: Our business model relies on achieving actual results that are in line with the results we expect to attain from our investments in life insurance policy assets. In this regard, we believe that the larger portfolio of life insurance policies we own, the greater likelihood we will achieve actuarial results that match our expected results. Although we plan to expand the number of life insurance policies we own using proceeds raised from the sale of our Renewable Secured Debentures, we may be unable to meet this goal.  And, even if we attain the goal, we may not achieve the actuarial results we expect.

●
Reliance on Financing: We have chosen to finance our business almost entirely through the issuance of debt, including the sale of Renewable Secured Debentures, Series I subsidiary secured notes, and our revolving credit facility. Our business model expects that we will have continued access to financing in order to purchase a large and diversified portfolio of life insurance policies, and thereafter pay the attendant premiums and servicing costs of maintaining the portfolio. Our strategy is to build a profitable and larger portfolio of policies that is diversified in terms of insurance carriers and the medical conditions of insureds. We believe that diversification among insurers and medical conditions will lower our overall exposure risk, and that a larger number of policies (diversification in overall number) will provide our portfolio with greater actuarial stability.  We will be required to rely on our access to financing until such time as we experience a significant amount of mortality within our portfolio and begin receiving revenues from the receipt of insurance policy benefits.

●
Risk of Investment in Life Insurance Policies: Our investments in life insurance policies have inherent risks, including fraud and legal challenges to the validity of the policies, as well as the possibility of misleading information provided by the seller of the policy.

●
Effects of Regulation: Our business is subject to state regulation.  Changes in state laws and regulations governing our business, or changes in the interpretation of such laws and regulations, could negatively affect our business.

Our business also involves certain other challenges and risks described in the “Risk Factors” section of this prospectus.

Implications of Being an “Emerging Growth Company”

As a public reporting company with less than $1.0 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” under the Jumpstart our Business Startups Act of 2012, or the JOBS Act.  An emerging growth company may take advantage of certain reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies.  In particular, as an emerging growth company we:

●	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives (commonly referred to as “compensation discussion and analysis”);

●	are not required to obtain a non-binding advisory vote from our stockholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on-frequency” and “say-on-golden-parachute” votes);

●	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;

●	may present only two years of audited financial statements and only two years of related Management’s Discussion & Analysis of Financial Condition and Results of Operations, or MD&A;

●	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

●	are exempt from any PCAOB rules relating to mandatory audit firm rotation and any requirement to include an auditor discussion and analysis narrative in our audit report.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act.  Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.  Please see “Risk Factors,” page 34 (“We are an ‘emerging growth company’ . . .”).

Certain of these reduced reporting requirements and exemptions were already available to us due to the fact that we also qualify as a “smaller reporting company” under SEC rules.  For instance, smaller reporting companies are not required to obtain an auditor attestation and report regarding management’s assessment of internal control over financial reporting; are not required to provide a compensation discussion and analysis; are not required to provide a pay-for-performance graph or CEO pay ratio disclosure; and may present only two years of audited financial statements and related MD&A disclosure.  In addition, we presently file reports under the Securities Exchange Act of 1934 by virtue of Section 15(d) of that Act.  As a filer of reports under Section 15(d), we are not required to file proxy statements under Section 14 of that Act and, as a result, we are currently not subject to the “say-on-pay,” “say-on-frequency” and “say-on-golden-parachute” advisory voting requirements under SEC Rule 14a-21.  We will remain a filer under Section 15(d) of the Securities Exchange Act of 1934 until such time as we file a registration statement under that Act on Form 8-A or Form 10.

Under the JOBS Act, we may take advantage of these reduced reporting requirements and exemptions for up to five years after our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, or such earlier time that we no longer meet the definition of an emerging growth company.  In this regard, the JOBS Act provides that we would cease to be an “emerging growth company” if we have more than $1.0 billion in annual revenues, have more than $700 million in market value of our common stock held by non-affiliates, or issue more than $1.0 billion of non-convertible debt over a three-year period.  Furthermore, under current SEC rules we will continue to qualify as a “smaller reporting company” for so long as we (1) have a public float (i.e., the market value of common equity held by non-affiliates) of less than $75 million as of the last business day of our most recently completed second fiscal quarter, or (2) have a public float of zero and annual revenues of less than $50 million during our most recently completed fiscal year.

Corporate Organization

Our business was organized in February 2006. As a parent holding company, GWG Holdings was incorporated on March 19, 2008 as a limited liability company. Our principal executive offices are located at 220 South Sixth Street, Suite 1200, Minneapolis, Minnesota 55402 and our telephone number is (612) 746-1944. Our website address is www.gwglife.com. The information on or accessible through our website is not part of this prospectus.

On June 10, 2011, GWG Holdings converted from a Delaware limited liability company to a Delaware corporation through the filing of statutory articles of conversion. In connection with the conversion, each class of limited liability company membership interests in GWG Holdings, LLC was converted into shares of common stock of GWG Holdings, Inc. Our corporate structure, including our principal subsidiaries, is as follows:

GWG Life Settlements, LLC (Delaware limited liability company), or GWG Life, is a licensed life/viatical settlement provider. GWG Life has fully and unconditionally guaranteed payment of our debentures offered by this prospectus. GWG DLP Funding II, LLC (Delaware limited liability company), or DLP Funding II, is a wholly owned special purpose subsidiary owning life insurance policies and is the borrower under the revolving line of credit from Autobahn/DZ Bank. The life insurance policy assets owned by DLP Funding II are held in the GWG DLP Master Trust II. The trust exists solely to hold the collateral security granted to Autobahn/DZ Bank under the revolving line of credit, and DLP Funding II is the beneficiary under the trust. Wells Fargo Bank, National Association, serves as the trustee of this trust. Neither DLP Funding II nor Master Trust II have guaranteed the debentures offered hereby. Further, none of the assets of DLP Funding II nor Master Trust II are collateral for the debentures, although GWG Life has pledged the equity in DLP Funding II as collateral.

The Offering

Issuer	GWG Holdings, Inc.
Indenture Trustee	Bank of Utah
Paying Agent	GWG Holdings, Inc.
Securities Offered	We are offering up to $250,000,000 in principal amount of our Renewable Secured Debentures, or the “debentures.” The debentures are being sold on a continuous basis.
Method of Purchase
Prior to your purchase of debentures, you will be required to complete a Subscription Agreement setting forth the principal amount of your purchase, the term of the debentures, the interest payment frequency and certain other information regarding your ownership of the debentures, and tender the purchase price for the debentures. The form of Subscription Agreement is filed as an exhibit to the registration statement of which this prospectus is a part. We will mail you written confirmation that your subscription has been accepted. For more information, see “Plan of Distribution.”

Denomination	The minimum purchase of debentures is $25,000 in principal amount. Additional debentures in excess of $25,000 may be purchased in increments of $1,000.
Offering Price	100% of the principal of the debenture.
Limited Rescission Right
If your Subscription Agreement is accepted at a time when we have determined that a post-effective amendment to the registration statement of which this prospectus is a part must be filed with the SEC, but such post-effective amendment has not yet been declared effective, you will have a limited time within which to rescind your investment subject to the conditions set forth in this prospectus. See “Description of the Debentures—Limited Rescission Right” for additional information.

Maturity
You may generally choose maturities for your debentures of 6 months or 1, 2, 3, 4, 5 or 7 years. Nevertheless, depending on our capital requirements, we may not offer and sell debentures of all maturities at all times during this offering.

Interest Rates
The interest rate of the debentures will be established at the time of your purchase, or at the time of renewal, based upon the rates we are offering in this prospectus or our latest interest rate supplement to this prospectus (i.e., any prospectus supplement containing interest rate information for debentures of different maturities), and will remain fixed throughout the term of the debenture. We may offer higher rates of interest to investors with larger aggregate debenture portfolios, as set forth in the then-current interest rate supplement.

Interest Payments
We will pay interest on the debentures based on the terms you choose, which may be monthly or annually. Interest will accrue from the effective date of the debenture. Interest payments will generally be made on the 15th day immediately following the last day of the month to the debenture holder of record as of the last day of that month. Interest will be paid without any compounding. Your first payment of interest will include interest for the partial month in which the purchase occurred.

Principal Payments
The maturity date for the debentures will be the last day of the month during which the debenture matures. We are obligated to pay the principal on the debenture on the 15th day of the month next following its maturity (or the first business day following such date).

Payment Method	Principal and interest payments will be made by direct deposit to the account you designate in your Subscription Agreement.
Renewal or Redemption at Maturity
Upon maturity, the debentures will be automatically renewed for the same term at the interest rate we are offering at that time to other investors with similar aggregate debenture portfolios for debentures of the same maturity, unless repaid upon maturity at our or your election. In this regard, we will notify you at least 30 days prior to the maturity date of your debentures. In the notice, we will advise you if we intend to repay the debentures or else remind you that your debentures will be automatically renewed unless you exercise your option, within 15 days, to elect to have your debentures repaid. If applicable, a new certificate will be issued.

If we determine that a post-effective amendment to the registration statement covering the offer and sale of debentures must be filed during your 15-day repayment election period, we will extend your election period until ten days following the postmark date of our notice to you that the amendment has become effective. For any debentures offered hereby that mature after January 31, 2014, we expect that the renewal of such debentures will require us to file a new registration statement. In such a case, the new registration statement must be declared effective before we will be able to renew your debenture. In this event, if the new registration statement has not yet been filed or become effective, we will extend your election period until ten days following the date of our notice to you that the new registration statement has become effective, which notice will include a new prospectus.

If debentures with similar terms are not being offered at the time of renewal, the interest rate upon renewal will be (a) the rate specified by us in writing on or before the maturity date or (b) if no such rate is specified, the rate of your existing debentures. Accordingly, you should understand that the interest rate offered upon renewal may differ from the interest rate applicable to your debentures prior to maturity. See “Description of the Debentures—Renewal or Redemption on Maturity.”

Call and Redemption Prior to Maturity
We may call and redeem the entire outstanding principal balance and accrued but unpaid interest of any or all of the debentures at any time without penalty or premium. Debenture holders will have no right to require us to redeem any debenture prior to maturity unless the request is due to death, bankruptcy or total disability. In our sole discretion, we may nonetheless accommodate requests to redeem any debenture prior to maturity. If we agree to redeem a debenture upon the request of a debenture holder, we will impose a redemption fee of 6% against the outstanding principal balance of the debenture redeemed, which fee will be subtracted from the amount paid.

Ranking	The renewable secured debentures will constitute secured debt of GWG Holdings. The payment of principal and interest on the debentures will be:
	●	pari passu with respect to payment and collateral securing the approximately $37.5 million in outstanding principal amount of Series I subsidiary secured notes previously issued by our subsidiary GWG Life (see the caption “—Collateral Security” below);
	●	structurally junior to the present and future obligations owed by our subsidiary DLP Funding II under the revolving credit facility with Autobahn/DZ Bank (including the approximately $79 million presently outstanding under such facility); and
	●	structurally junior to the present and future claims of other creditors of our subsidiaries, other than GWG Life, including trade creditors.

“Pari passu” means that claims for payment and entitlement to security among the holders of debentures, on the one hand, and secured debt previously issued by GWG Life, on the other hand, will be treated equally and without preference. Although we have no present intention of causing GWG Life to issue additional secured debt in the future, any such debt issued on a pari passu basis in the future would also be treated equally and without preference in respect of the debentures. Thus, in the event of any default on the debentures (or any other debt securities pari passu with the debentures) resulting in claims for payment or collateral security, the holders of the debentures and all such other debt securities pari passu with the debentures would share in payment or collateral security in proportion to the amount of principal and interest owed on each such debt instrument. See “Description of the Debentures—Ranking” for further information.

Guarantee
The payment of principal and interest on the debentures is fully and unconditionally guaranteed by GWG Life. This guarantee (and accompanying grant of a security interest in all of the assets of GWG Life) makes the debentures pari passu, with respect to collateral, with the approximately $37.5 million in outstanding principal amount of Series I subsidiary secured notes previously issued by GWG Life.

Collateral Security
The debentures are secured by the assets of GWG Holdings, Inc. We will grant a security interest in all of our assets to the indenture trustee for the benefit of the debenture holders. Our assets consist primarily of our investments in our subsidiaries and any cash proceeds we receive from life insurance policy assets of our subsidiaries, and all other cash and investments we hold in various accounts.

The majority of our life insurance policy assets are held in our subsidiary DLP Funding II, LLC. The debentures’ security interest will be structurally subordinate to the security interest in favor of the lender under DLP Funding II’s revolving credit facility. The assets of GWG Life, including proceeds it receives as distributions from DLP Funding II and derived from the insurance policies owned by DLP Funding II, are collateral for GWG Life’s guarantee of the repayment of principal and interest on the debentures. This security interest will be pari passu to other debt issued and outstanding by GWG Life. The debentures are also secured by a pledge of a majority of our outstanding common stock from our largest stockholders, which pledge is pari passu with the pledge of the common stock to the holders of  Series I subsidiary secured notes earlier issued by GWG Life. For a description of the meaning of the term “pari passu,” please refer to the caption “Ranking” above.

Indenture Covenants	The indenture governing the debentures places restrictive covenants and affirmative obligations on us. For example:
	●	our debt coverage ratio may not exceed 90%; and
	●	our subordination ratio may not exceed 50% for the first four years after our initial sale of debentures.

The indenture defines the debt coverage ratio as a percentage calculated by the ratio of (A) obligations owing by us and our subsidiaries on all outstanding debt for borrowed money (including the debentures), over (B) the net present asset value of all life insurance policy assets we own, directly or indirectly, plus any cash held in our accounts. For this purpose, the net present asset value of our life insurance assets is equal to the present value of the cash flows derived from the face value of policy benefit assets we own, discounted at a rate equal to the weighted-average cost of capital for all our indebtedness for the prior month.

The indenture defines the subordination ratio as a percentage calculated as a ratio of (A) the principal amount owing by us or any of our subsidiaries that is either senior in rank to the debentures or secured by the life insurance policy assets owned by us or our subsidiaries, over (B) the net present asset value of all life insurance policy assets we own, directly or indirectly, plus any cash held in our accounts. For this purpose, the net present asset value of our life insurance assets is equal to the present value of the cash flows derived from the face value of policy benefit assets we own, discounted at a rate equal to the weighted-average cost of capital for all our indebtedness for the prior month.

We are required to notify the indenture trustee in the event that we violate one of these restrictive covenants. An “event of default” will exist under the indenture if a violation of these covenants persists for a period of 30 calendar days after our initial notice to the trustee.

The indenture also places limitations on our ability to engage in a merger or sale of all of our assets. See “Description of the Indentures—Events of Default” and “—Consolidation Mergers or Sales” for more information.

Use of Proceeds
If all the debentures are sold, we would expect to receive up to approximately $230 million of net proceeds from this offering after paying estimated offering and related expenses and after paying our estimated average selling commissions, dealer manager fees, accountable and non-accountable expense allowances, wholesale commissions and our offering expenses. If the maximum offering were sold and the maximum commissions, fees and allowances were paid, the proceeds to us would be approximately $228.5 million. There is no minimum amount of debentures that must be sold before we access investor funds. The exact amount of proceeds we receive may vary considerably depending on a variety of factors, including how long the debentures are offered.

We intend to use a substantial majority of the net proceeds from this offering to purchase life insurance policies in the secondary market. We intend to use the remaining balance of the net proceeds from this offering for certain other expenditures we anticipate incurring in connection with this offering and in connection with our business. See “Use of Proceeds” for additional information.

No Market for Debentures and Restrictions on Transfers
There is no existing market for the debentures and we do not anticipate that a secondary market for the debentures will develop. We do not intend to apply for listing of the debentures on any securities exchange or for quotation of the debentures in any automated dealer quotation system. You will be able to transfer or pledge the debentures only with our prior written consent. See “Description of the Debentures—Transfers.”

Book Entry
The debentures will generally be issued in book entry or uncertificated form only and will not be evidenced by certificates or negotiable instruments. Exceptions will be made for debentures purchased through, held in, or transferred to accounts at custodial firms, and for certain other circumstances. See “Description of the Debentures—Book Entry Registration and Exchange.

Risk Factors
An investment in the debentures involves significant risks, including the risk of losing your entire investment, and may be considered speculative. Importantly, our cash flows are restricted under our borrowing arrangement with our senior secured lender. In sum, and subject to certain exceptions, distributions from our operating subsidiaries are limited to an amount that would result in us realizing an 18% annualized rate of return on the equity funded amount attributable to our life insurance policy assets. These provisions will restrict cash flows available for payment of principal and interest on the debentures. For a summary of risks relating to this offering and our Company and business, please see “Risk Factors,” page 22.

RISK RELATING TO FORWARD-LOOKING STATEMENTS

Certain matters discussed in this prospectus are forward-looking statements.  We have based these forward-looking statements on our current expectations and projections about future events.  Nevertheless, these forward-looking statements are subject to risks, uncertainties and assumptions about our operations and the investments we make, including, among other things, factors discussed under the heading “Risk Factors” in this prospectus and the following:

●	changes in the secondary market for life insurance;

●	our limited operating history;

●	the valuation of assets reflected on our financial statements;

●	the reliability of assumptions underlying our actuarial models;

●	our reliance on continued access to debt financing;

●	the effect of an ongoing FINRA investigation into the selling practices of members of our selling group;

●	risks relating to the validity and enforceability of the life insurance policies we purchase;

●	our reliance on information provided and obtained by third parties;

●	federal and state regulatory matters;

●	additional expenses, not reflected in our operating history, related to being a public reporting company;

●	competition in the secondary life insurance market;

●	the relative illiquidity of life insurance policies;

●	life insurance company credit exposure;

●	economic outlook;

●	performance of our investments in life insurance policies;

●	financing requirements;

●	litigation risks; and

●	restrictive covenants contained in borrowing agreements.

Some of the statements in this prospectus that are not historical facts are “forward-looking” statements. Forward-looking statements can be identified by the use of words like “believes,” “could,” “possibly,” “probably,” “anticipates,” “estimates,” “projects,” “expects,” “may,” “will,” “should,” “seek,” “intend,” “plan,” “expect,” or “consider” or the negative of these expressions or other variations, or by discussions of strategy that involve risks and uncertainties. We base these forward-looking statements on current expectations and projections about future events and the information currently available to us. Although we believe that the assumptions for these forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Consequently, no representation or warranty can be given that the estimates, opinions, or assumptions made in or referenced by this prospectus will prove to be accurate. Some of the risks, uncertainties and assumptions are identified in the discussion entitled “Risk Factors” in this prospectus. We caution you that the forward-looking statements in this prospectus are only estimates and predictions. Actual results could differ materially from those anticipated in the forward-looking statements due to risks, uncertainties or actual events differing from the assumptions underlying these statements. These risks, uncertainties and assumptions include, but are not limited to, those discussed in this prospectus.

Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to certain issuers, including issuers that do not have their equity traded on a recognized national exchange or the Nasdaq Capital Market. Our common stock does not trade on any recognized national exchange or the Nasdaq Capital Market. As a result, we will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading.

RISK FACTORS

An investment in the debentures involves a high degree of risk. Before purchasing debentures, you should carefully consider the following risk factors in conjunction with the other information contained in this prospectus. The risks discussed in this prospectus can materially harm our operations, operating results, financial condition or future results. If any of these risks materialize or occur, the value of our debentures could decline and could cause you to lose part or all of your investment. You should review the risks of this investment with your legal and financial advisors prior to purchasing debentures.

Risks Related to Our Company and Our Industry

Material changes in the life insurance secondary market, a relatively new and evolving market, may adversely affect our operating results, business prospects and our ability to repay our obligations under the debentures.

Our sole business is the purchase and ownership of life insurance policies acquired in the secondary market, which is a relatively new and evolving market. The success of our business and our ability to repay the principal and interest on our obligations, including our debentures, materially depends on the continued development of the secondary market for life insurance, including the solvency of life insurance companies to pay the face value of the life insurance benefits, both of which will critically impact the performance of the life insurance policy assets we own. We expect that the development of the secondary market will primarily be impacted by a variety of factors such as the interpretation of existing laws and regulations (including laws relating to insurable interests), the passage of new legislation and regulations, mortality improvement rates, and actuarial understandings and methodologies. Importantly, all of the factors that we believe will most significantly affect the development of the life insurance secondary market are beyond our control. Any material and adverse development in the life insurance secondary market could adversely affect our operating results, our access to capital, our business prospects and viability, and our ability to repay our various obligations, including our debentures. Because of this, an investment in the debentures generally involves greater risk as compared to investments offered by companies with more diversified business operations in more established markets.

We have a relatively limited history of operations and our earnings and cash flows may be volatile, resulting in future losses and uncertainty about our ability to service and repay our debt when and as it comes due.

We are a company with a limited history, which makes it difficult to accurately forecast our earnings and cash flows. During the year ended December 31, 2012, we incurred a net loss of $(1,013,000), and in the year ended December 31, 2011, we incurred a net loss of $(2,827,000). Our net income for the three-month period ended March 31, 2013 was $67,134. Our common equity (deficit) as of December 31, 2012 and December 31, 2011 was $(1,262,000) and $949,000, respectively, and our common equity (deficit) as of March 31, 2013 was $(1,452,418). The carrying value of our Series A preferred stock as of December 31, 2012 and December 31, 2011 was $23,906,000 and $12,661,000, respectively.  The carrying value of our Series A preferred stock as of March 31, 2013 was $24,061,000.  Our lack of a significant history and the evolving nature of our market make it likely that there are risks inherent in our business and the performance characteristics for portfolios of life insurance policies that are as yet recognized by us or others, or not fully appreciated, and that could result in earning less on our life insurance policies than we anticipate or even suffering further losses. As a result of the foregoing, an investment in the debentures necessarily involves uncertainty about the stability of our earnings, cash flows and, ultimately, our ability to service and repay our debt.  Accordingly, there is a risk that you could lose your entire investment.

The valuation of our principal assets on our balance sheet requires us to make material assumptions that may ultimately prove to be incorrect. In such an event, we could suffer significant losses that could materially and adversely affect our results of operations and eventually cause us to be in default of restrictive covenants contained in our borrowing agreements.

Our principal asset is a portfolio of life insurance policies purchased in the secondary market, comprising approximately 80.1% of our total assets. Those assets are considered “Level 3” fair value measurements under ASC 820, Fair Value Measurements and Disclosures, as there is currently no active market where we are able to observe quoted prices for identical assets. As a result, our valuation of those assets incorporates significant inputs that are not observable. Fair value is defined as an exit price representing the amount that would be received if assets were sold or that would be paid to transfer a liability in an orderly transaction between market participants at the measurement date. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability.

A Level 3 fair value measurement is inherently uncertain and creates additional volatility in our financial statements that are not necessarily related to the performance of the underlying assets. As of December 31, 2012, we estimate the fair value discount rate for our portfolio to be 12.08%. If we determine in the future that a higher discount rate is required to ascribe fair value to a similarly situated portfolio of life insurance policies, we would experience significant losses materially affecting our results of operations. It is also possible that significant losses of this nature could at some point cause us to fall out of compliance with certain borrowing covenants contained in our revolving credit facility.

In an effort to present results of operations not subject to this volatility, we intend to provide additional non-GAAP financial disclosures, on a consistent basis, presenting the actuarial economic gain we expect to be occurring within the portfolio of life insurance policies at the expected internal rate of return against the costs we incur over the same period. We report these very same non-GAAP financial measures to the lender under our revolving credit facility pursuant to financial covenants in the related borrowing documents. Nevertheless, our reported GAAP earnings may in the future be volatile for reasons that do not bear an immediate relationship to the cash flows we experience.

For further disclosure relating to the risks associated with the valuation of our assets, see the risk factor below “If actuarial assumptions we obtain from third-party providers . . . .” on page 27.

Our expected results from our life insurance portfolio may not match actual results, which could adversely affect our ability to service and grow our portfolio for diversification, and to service our debt.

Our business model relies on achieving actual results that are in line with the results we expect to attain from our investments in life insurance policy assets. In this regard, we believe that the larger portfolio we own, the greater likelihood we will achieve our expected results. To our knowledge, rating agencies generally suggest that portfolios of life insurance policies be diversified enough to achieve actuarial stability in receiving expected cash flows from underlying mortality. For instance, in a study published in 2009, A.M. Best concluded that at least 300 lives are necessary to achieve actuarial stability, while Standard & Poor’s has indicated that stability is unlikely to be achieved with a pool of less than 1,000 lives. As of March 31, 2013, we own approximately $639.8 million in face value of life insurance policies covering 235 lives. Accordingly, while there is risk with any portfolio of policies that our actual yield may be less than expected, we believe that the risk we face is presently more significant given the relative lack of diversification in our current portfolio as compared to rating agency recommendations.

Although we plan to expand the number of life insurance policies we own using proceeds raised from the sale of debentures, we may be unable to meet this goal if we do not sell enough debentures and financing from other capital sources is available only on unfavorable or unacceptable terms. In this regard, we have become aware that FINRA is investigating the sales practices of members of our selling group, and this investigation may impede our ability to grow our portfolio as we have planned (see the risk factor immediately below, “We critically rely on debt financing . . . .,” for more information). Furthermore, even if our portfolio reaches the size we desire, we still may experience differences between the actuarial models we use and actual mortalities.

Differences between our expectations and actuarial models and actual mortality results could have a materially adverse effect on our operating results and cash flow. In such a case, we may face liquidity problems, including difficulties servicing our remaining portfolio of policies and servicing our outstanding debt obligations owed under our revolving credit facility, our Series I subsidiary secured notes, debentures and redemptions of Series A preferred stock. Continued or material failures to meet our expected results could decrease the attractiveness of our debentures or other securities in the eyes of potential investors, making it even more difficult to obtain capital needed to both service our portfolio, grow the portfolio to obtain desired diversification, and service our existing debt.

We critically rely on debt financing for our business. Any inability to borrow could adversely affect our business operations, our ability to satisfy our obligations under the debentures, and ultimately our viability.

To date, we have chosen to finance our business almost entirely through the issuance of debt, including debt incurred by our subsidiary DLP Funding II under a senior revolving credit facility provided by Autobahn/DZ Bank (which we refer to throughout this prospectus as our “revolving credit facility”). This revolving credit facility is secured by all of the assets of DLP Funding II, has a maximum amount of $100 million, and had an outstanding balance at March 31, 2013 of approximately $79 million. Obligations under the revolving credit facility have a scheduled maturity date of December 31, 2014. Our other important source of financing is presently this offering of debentures.  Together, our revolving credit facility and this debenture offering comprise our most important sources of financing on which we critically rely to grow and maintain our portfolio of life insurance policies.

Our business model expects that we will have continued access to financing in order to purchase a large and diversified portfolio of life insurance policies and pay the attendant premiums and costs of maintaining the portfolio, all while satisfying our current interest and principal repayment obligations under our revolving credit facility, our other indebtedness and the debentures. We expect to refinance our revolving credit facility, either through renewal or replacement, when it comes due December 31, 2014. Pending the due date or refinancing of our revolving credit facility, we expect that proceeds from our life insurance policies will first be used to satisfy our obligations under that facility, as required by the revolving loan agreement. Accordingly, until we achieve cash flows derived from the portfolio of life insurance policy benefits, we expect to rely on debt to satisfy our ongoing financing and liquidity needs, including the costs associated with the ongoing offer and sale of the debentures. Nevertheless, continued access to financing and liquidity under the revolving credit facility or otherwise is not guaranteed. For example, general economic conditions could limit our access to financing, as could regulatory or legal pressures exerted on us, our financiers or those involved in our general plan of financing such as brokers, dealers and registered investment advisors. Recently, there has been an increased regulatory focus on the sale of alternative-asset investment products offering investors the opportunity to earn higher yields than otherwise available in traditional stocks and bonds—i.e., securities such as our debentures.  In this regard, we have become aware that FINRA is investigating the sales practices of our selling group members.  At this time, we do not believe that any significant selling group members have committed material violations of FINRA rules in their efforts to sell our debentures.  Nevertheless, we are concerned about the manner in which FINRA has conducted its investigation and the possibility that the investigation could have a negative effect on our debenture offering by slowing sales of our debentures.  Any such negative effect will likely impede our ability to grow our portfolio and thereby obtain greater actuarial stability, and could impact our ability to finance our current interest and principal repayment obligations under our revolving credit facility, our other indebtedness and the debentures.

If we are unable to borrow under the revolving credit facility or otherwise (including, without limitation, obtaining financing from this offering) for any reason, or to renew or replace the revolving credit facility when it comes due in December 2014, our business would be adversely impacted as well as our ability to service and repay our obligations.

Our investments in life insurance policies have inherent risks, including fraud and legal challenges to the validity of the policies, which we will be unable to eliminate and which may adversely affect our results of operations.

When we purchase a life insurance policy, we underwrite the purchase of the policy to mitigate risks associated with insurance fraud and other legal challenges to the validity of the life insurance policy. To the extent that the insured is not aware of the existence of the policy, the insured him or herself does not exist, or the insurance company does not recognize the policy, the insurance company may cancel or rescind the policy thereby causing the loss of an investment in a policy. In addition, if medical records have been altered in such a way as to shorten a related life expectancy report, this may cause us to overpay for the related policy. Finally, we may experience legal challenges from insurance companies claiming that the insured failed to have an insurable interest at the time the policy was originally purchased or that the policy owner made fraudulent disclosures to the insurer at the time the policy was purchased (e.g., disclosures pertaining to the health status of the insured or the existence or sources of premium financing), or challenges from the beneficiaries of an insurance policy claiming the sale was invalid upon mortality of the insured.

To mitigate these risks, we require a current verification of coverage from the insurance company, complete thorough due diligence on the insured and accompanying medical records, review the life insurance policy application, require a policy to have been in force for at least two years before purchasing, and require a legal review of any premium financing associated with the life insurance policy to insure insurable interest existed. Nevertheless, we do not expect that these steps will eliminate the risk of fraud or legal challenges to the life insurance policies we purchase. Furthermore, changes in laws or regulations, or the interpretation of existing laws or regulations, may prove our current due-diligence and risk-mitigation efforts inadequate for us to have confidence that our portfolio of life insurance policies are unlikely to be successfully challenged or to purchase new policies with such confidence. If a significant face amount of policies were invalidated for reasons of fraud or any other reason, our results of operations would be adversely affected, perhaps materially.

Every acquisition of a life insurance policy necessarily requires us to materially rely on information provided or obtained by third parties.  Any misinformation or negligence in the course of obtaining material information could materially and adversely affect the value of the policies we own.

The acquisition of each life insurance policy is negotiated based on variables that are particular facts unique to the life insurance policy itself and the health of the insured. The facts we obtain about the policies and the insured at the time at which the policy was applied for and obtained are based on factual representations made to the insurance company by the insured, and the facts the insurance company independently obtains in the course of its own due-diligence examination, such as facts concerning the health of the insured and whether or not there is an insurable interest present at the inception of each policy was issued. Any misinformation or negligence in the course of obtaining or supplying material information relating to the insurance policy or the insured could ultimately materially and adversely impact the value of the life insurance policies we own.

Our business is subject to state regulation and changes in state laws and regulations governing our business, or changes in the interpretation of such laws and regulations, could negatively affect our business.

When we purchase a life insurance policy, we are subject to state insurance regulations. Over the past three years, we have seen a dramatic increase in the number of states that have adopted legislation and regulations from a model law promulgated by either the National Association of Insurance Commissioners (NAIC) or by the National Conference of Insurance Legislators (NCOIL). These laws are essentially consumer protection statutes responding to abuses that arose early in the development of our industry. Today, almost every state has adopted some version of either the NAIC or NCOIL model laws, which generally require the licensing of purchasers of and brokers for life insurance policies, the filing and approval of purchase agreements, and disclosure of transaction fees. These laws also require various periodic reporting requirements and prohibit certain business practices deemed to be abusive.

State statutes typically provide state regulatory agencies with significant powers to interpret, administer and enforce the laws relating to the purchase of life insurance policies. Under statutory authority, state regulators have broad discretionary power and may impose new licensing requirements, interpret or enforce existing regulatory requirements in different ways or issue new administrative rules, even if not contained in state statutes. State regulators may also impose rules that are generally adverse to our industry. Because the life insurance secondary market is relatively new and because of the history of certain abuses in the industry, we believe it is likely that state regulation will increase and grow more complex during the foreseeable future. We cannot, however, predict what any new regulation would specifically involve.

As discussed in “Business—Government Regulation,” in 2007, the Florida Department of Insurance issued an order for us to desist and refrain from further operating as a life settlement provider unless and until qualification had been made under the Florida law, or unless exempt. In April 2009, without admitting any wrongdoing, we settled the matter with the Florida Department of Insurance. Furthermore, in April 2011, without denying any wrongdoing, we entered into a settlement agreement with the Nevada Secretary of State, Securities Division, for alleged failures to register as a broker-dealer of life insurance settlement transactions and to file a notice of exempt offering for the sale of Series I subsidiary secured notes to residents of that state in 2009-2010.

Any adverse change in present laws or regulations, or their interpretation, in one or more states in which we operate (or an aggregation of states in which we conduct a significant amount of business) could result in our curtailment or termination of operations in such jurisdictions, or cause us to modify our operations in a way that adversely affects our profitability. Any such action could have a corresponding material and negative impact on our results of operations and financial condition, primarily through a material decrease in revenues, and could also negatively affect our general business prospects.

If federal or state regulators or courts conclude that the purchase of life insurance in the secondary market constitutes, in all cases, a transaction in securities, we could be in violation of existing covenants under our revolving credit facility, which could result in significantly diminished access to capital. We could also face increased operational expenses. The materialization of any of these risks could adversely affect our operating results and possibly threaten the viability of our business.

Some states and the SEC have, on occasion, attempted to regulate the purchase of non-variable universal life insurance policies as transactions in securities under federal or state securities laws. In July 2010, the SEC issued a Staff Report of its Life Settlement Task Force. In that report, the Staff recommended that certain types of purchased life insurance policies be classified as securities. The SEC has not taken any position on the Staff Report, and there is no indication if the SEC will take or advocate for any action to implement the recommendations of the Staff Report. In addition, there have been several federal court cases in which transactions involving the purchase and fractionalization of life insurance contracts have been held to be transactions in securities under the federal Securities Act of 1933. We believe that the matters discussed in the Staff Report, and existing case law, do not impact our current business model since our purchases of life settlements are distinguishable from those cases that have been held by courts, and advocated by the Staff Report, to be transactions in securities. For example, neither we nor any of our affiliates are involved in the fractionalization of any life insurance policies.

With respect to state securities laws, almost all states currently treat the sale of a life insurance policy as a securities transaction under state laws, although some states exclude from the definition of security the original sale from the insured or the policy owner to the life settlement provider. To date, due to the manner in which we conduct and structure our activities and the availability, in certain instances, of exceptions and exemptions under securities laws, such laws have not adversely impacted our business model.

As a practical matter, the application of federal securities laws to our purchases of life insurance policies, either through the expansion of the definition of what constitutes a security, the expansion of the types of transactions in life insurance policies that would constitute transactions in securities, or the elimination or limitation of available exemptions and exceptions (whether by statutory change, regulatory change, or administrative or court interpretation) could burden us and other companies operating in the life insurance secondary market through the imposition of additional processes in the purchase of life insurance policies or the imposition of additional corporate governance and operational requirements through the application of the federal Investment Company Act of 1940. Any such burdens could be material. Among the particular repercussions for us would be a violation of existing covenants under our revolving credit facility requiring us to not be an “investment company” under the Investment Company Act of 1940, which could in the short or long term affect our liquidity and increase our cost of capital and operational expenses, all of which would adversely affect our operating results. It is possible that such an outcome could threaten the viability of our business and our ability to satisfy our obligations as they come due, including obligations under our debentures.

Being a public company results in additional expenses and diverts management’s attention, and could also adversely affect our ability to attract and retain qualified directors.

We have been a public reporting company since January 31, 2012, which is the date on which our registration statement on Form S-1 (relating to the offer and sale of the debentures offered hereby) was declared effective by the SEC. As a public reporting company, we are subject to the reporting requirements of the Securities Exchange Act of 1934 pursuant to Section 15(d) of that Act. These requirements generate significant accounting, legal and financial compliance costs, and make some activities more difficult, time consuming or costly, and may place significant strain on our personnel and resources. The Securities Exchange Act of 1934 requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. In order to establish the requisite disclosure controls and procedures and internal control over financial reporting, significant resources and management oversight are required.

As a result, management’s attention may be diverted from other business concerns, which could have an adverse and even material effect on our business, financial condition and results of operations. These rules and regulations may also make it more difficult and expensive for us to obtain director and officer liability insurance. If we are unable to obtain appropriate director and officer insurance, our ability to recruit and retain qualified officers and directors, especially those directors who may be deemed independent, could be adversely impacted.

Our business and prospects may be adversely affected by changes, lack of growth or increased competition in the life insurance secondary market.

The growth of the life insurance policy secondary market and our expansion within the market may be negatively affected by a variety of factors beyond our ultimate control, including:

●	the inability to locate sufficient numbers of life insurance policy sellers and agents to source life sellers;

●	the inability to convince life insurance policy owners of the benefits of selling their life insurance policy;

●	competition from other companies in the life insurance secondary market;

●	negative publicity about the market based on actual or perceived abuses; and

●	the adoption of additional governmental regulation.

The relatively new and evolving nature of the market in which we operate makes these risks unique and difficult to quantify. Nevertheless, contractions in the secondary market for life insurance policies, whether resulting from general economic conditions, regulatory or legal pressures or otherwise, could make participation in that market generally less desirable.  This could, in turn, depress the prices at which life insurance policies on the secondary market are bought and sold.  As indicated elsewhere in this prospectus, decreases in the value of life insurance policies on the secondary market could negatively affect our results of operations and our financial condition since the value of our policy portfolio is marked to market on a quarterly basis.

Changes in general economic conditions could adversely impact our business.

Changes in general economic conditions, including, for example, interest rates, investor sentiment, changes specifically affecting insurance industry, competition, technological developments, political and diplomatic events, tax laws, and other factors not known to us today, can substantially and adversely affect our business and prospects. For example, changes in interest rates may increase our cost of capital and ability to raise capital, and have a corresponding adverse impact on our operating results. While we may engage in certain hedging activities to mitigate the impact of these changes, none of these conditions are or will be within our control.

If actuarial assumptions we obtain from third-party providers and rely on to model our expected returns on our investments in life insurance policies changes, our operating results and cash flow could be adversely affected, as well as the value of our collateral and our ability to service our debt obligations, including obligations owed to the holders of debentures.

The internal rate of return we expect to earn when purchasing a life insurance policy is based upon our estimate of how long the insured will live—an actuarial life expectancy. We obtain actuarial life expectancies from third-party medical actuarial underwriting companies. These actuarial life expectancies are subject to interpretation and change based on evolving medical technology, actuarial data and analytical techniques. Any change to the actuarial expectancies or the mortality assumptions accompanied therewith that extend the estimated life expectancies of insureds within our porfolio could have a materially adverse effect on our operating results and cash flow. Adverse impacts on the value of our life insurance policy portfolio or our cash flow could in turn impair the value of the collateral we have pledged to our creditors, including the holders of our debentures, and our ability to service our debt.

On January 22, 2013, 21st Services, an independent provider of life expectancy analysis and related services for the life settlement industry in general, announced advancements in its underwriting methodology, resulting in revised life expectancy mortality tables for life settlement transactions.  Based on information publicly released by 21st Services, the revised tables incorporate significantly more older‐age mortality data than earlier versions commonly used by the life insurance industry, resulting in a far greater ability to:

●	assess the magnitude of impact that hundreds of different types of health impairments have on senior mortality on a case-by-case basis;

●	apply credits and debits during the underwriting process in a manner that account for the different impacts of the same impairments for males and females; and

●
reflect the difference in mortality between insureds who have sold policies and the group of 90,000 insureds underwritten by 21st Services, most of whom did not ultimately sell their policies in the life settlement market (such difference is frequently referred to in the life-settlement industry as “anti-selection”).

21st Services reported that the revised mortality tables reflect an average 19% increase in the life expectancy of insureds. Nevertheless, 21st Services representatives have advised us that generalizations could not be gleaned from their report as the changes that were made were very granular and dependent upon the specific medical conditions of an insured, as well as other factors. 21st Services representatives have also advised us that (i) certain medial conditions have resulted in increased life expectancies (e.g., cardiovascular disease) and some conditions resulted in decreased life expectancies, and (ii) the revised tables also have greater impact on the life expectancies of insureds who are younger.

We have used 21st Services' life expectancy reports as one of two such reports we generally obtain prior to purchasing life insurance policies on the secondary market, and we average those reports for our life expectancy estimate.  The life expectancy of an insured has an inverse relationship to the expected internal rate of return to be generated from life insurance policies purchased in the secondary market. A reduced internal rate of return may reduce the value of a life insurance policy available for purchase on the secondary market, and the value of life insurance policies we have already purchased.

We expect that 21st Services’ revised mortality tables will have a negative impact on the expected internal rate of return of our portfolio.  Nevertheless, given the relative complexity of the mortality table revisions and the detailed data upon which those revisions were based, we will have to obtain updated information on each insured, and obtain new life expectancy reports for each of these policies, and thereupon make appropriate life expectancy adjustments to our life insurance portfolio over the course of 2013.  Although we are presently not able to precisely quantify the effect of the table revisions on our portfolio, we have increased all life expectancy reports provided by 21st Services by an average of 8.67% and will record final valuations and adjustments to life expectancies as new information is obtained.  This adjustment replaced our initial increase estimate of 7.00% as reported on February 6, 2013. The impact of this 8.67% adjustment upon the fair value of our portfolio at December 31, 2012 was a decrease of $12.4 million. The impact of this adjustment on our expected internal rate of return was a decrease from 14.27% to 12.84%.

In addition to actuarial life expectancies, we rely on pricing and premium forecasting software models developed by third-party actuarial companies for the valuation of policies we purchase, future mortality revenues, and the calculation of anticipated internal rates of return. These pricing models forecast the estimated future premiums due, as well as the future mortalities based on the survival probabilities of the insureds over their life expectancies. It is possible that the actuarial tables we presently use will again change in the future or that the mortality assumptions will fail substantially to meet actuarial estimates, and that any such failure could have a materially adverse effect on our business.

We rely on estimated rates of mortality for the actuarial assumptions we use when valuing life insurance policies and forecasting the performance of our portfolio, and we also rely on other estimates derived from statistical methodologies for projecting our future cash flows, among other things. If our estimates prove to be incorrect, it could materially and adversely affect our ability to satisfy our debt service and repayment obligations, including our obligations under the debentures.

If we assume we will receive cash inflows from policies sooner than we actually do, we may not be able to make payment on our debt obligations, including our debentures, in a timely manner, or at all. Moreover, a significant discovery that results in mortality improvements among seniors, above historically predicted rates by medical actuaries providing life expectancies, could have a material adverse effect on the life insurance policy investments.

For example, we use a modeling method for projecting cash flows known as the “probabilistic method.” This is an actuarial method that uses a mortality curve to project the likely flow of policy benefits to us, and attempts to reflect the probability that each premium must be paid. Using this method, we have in fact experienced fewer cash flows from policy benefits than projected in the early stages of ownership of our current life insurance policy portfolio. We had expected to receive approximately $35.2 million in cumulative policy benefits as of December 31, 2012, and have in fact received $12.0 million. This has resulted in greater than expected premium payments, increasing from an expected $38.2 million to $39.3 million. Barring significant mortality improvements (i.e., medical advancements relating to the medical conditions of insureds), however, the fact that actual results have differed from the expectations derived from the probabilistic method of projecting cash flows should ordinarily result in greater cash flows later in the portfolio’s servicing period.

We update and revise our projected future cash flows each month using the probabilistic method to reflect the actual experience within our life insurance policy portfolio to date. We use the current future cash flow projection to generate our expected internal rate of return on the life insurance policy portfolio we own. We would expect to change our method of calculating our future cash flows only if leading actuarial firms no longer believed such methodology was the most appropriate means of generating projected cash flows from a life insurance policy portfolio. Any change to the pricing model, methodology, premium forecasting assumptions, cash flow projections, or the mortality assumptions accompanied therewith that increase the projected cost of insurance premiums or decrease the probability of mortality could have a material and adverse impact on our results of operations and cash flows. Ultimately, this could adversely affect our ability to meet our debt service and repayment obligations, including our obligations under the debentures.

Risks Related to This Offering and Our Company

We may not be able to raise the capital that we are seeking in his offering, and may be unable to meet our overall business objectives of growing a larger, more statistically diverse portfolio of life insurance policies without the proceeds from the sale of debentures.

Arque Capital serves as our underwriter in this offering on a best-efforts basis. And, although Arque Capital has agreed to use its best efforts in the offer and sale of the debentures, there is no minimum aggregate principal amount of Renewable Secured Debentures that we must sell prior to accessing investor funds, and we may not be able to sell the debentures that we are seeking to sell in this offering. Consequently, the additional capital we are seeking may not ultimately be obtained.

While we plan to continue the offering of the debentures in support of our overall business objectives of growing a larger, more statistically diverse portfolio that is more likely to meet our actuarial cash flow projections, if we are unable to continue the offering for any reason we may be unable to meet that goal (for more information, see the risk factor above, “We critically rely on debt financing . . . .”). In addition, if holders of our Series I subsidiary secured notes were to fail to renew those notes with the frequency we have historically experienced, and actual cash flows from our portfolio of life insurance policies do not occur as our actuarial projections have forecasted, we could be forced to sell our investments in life insurance policies in order to service or satisfy our debt-related obligations. If we are forced to sell investments in life insurance policies, we may be unable to sell them at prices we believe are appropriate. In any such event, our business may be materially and adversely impacted.  Accordingly, there is a risk that you could lose your entire investment.

We depend upon cash distributions from our subsidiaries, and contractual restrictions on distributions to us or adverse events at one of our operating subsidiaries could materially and adversely affect our ability to pay our debts, including our obligations under the debentures, and to continue to operate our business.

GWG Holdings is a holding company. As a holding company, we conduct our operations through our operating subsidiaries, and our only significant assets are the capital stock of our subsidiaries. Accordingly, our ability to meet our cash obligations, including our obligations under the debentures, depends in material part upon the ability of our subsidiaries to make cash distributions to us. The ability of our subsidiaries to make distributions to us is, and will continue to be, restricted by certain negative covenants relating to our revolving credit facility. DLP Funding II is the borrower under our revolving credit facility. See note 6 to our consolidated financial statements. Substantially all of the insurance policies we own are subject to a collateral arrangement with the agent for our revolving credit lender, as described in note 2 to the consolidated financial statements. Under this arrangement, collection and escrow accounts are used to fund purchases and premiums of the insurance policies and to pay interest and other charges under its revolving credit facility. The lender and its agent must authorize all disbursements from these accounts, including any distributions to GWG Life. Distributions are limited to an amount that would result in the borrowers (us) realizing an annualized rate of return on the equity funded amount for such assets of not more than 18%, as determined by the agent. After such amount is reached, the credit agreement requires that excess funds be used to fund repayments or a reserve account in certain amount, before any additional distributions may be made.

If any of the above limitations were to materially impede the flow of cash to us, such fact would materially and adversely affect our ability to service and repay our debt, including obligations under the debentures. In addition, any adverse event at the subsidiary level, such as a declaration of bankruptcy, liquidation or reorganization or an event of default under our revolving credit facility, could materially and adversely affect the ability of our subsidiaries to make cash distributions to us. Just as with a material contractual impediment to cash flow, any such subsidiary corporate event would materially and adversely affect our ability to service and repay our debt, including obligations under the debentures and negatively impact our ability to continue operations.

Subordination provisions contained in the indenture will restrict the ability of the trustee or the debenture holders to enforce their rights against us under the indenture, including the right to payment on the debentures, if a default then exists under our senior revolving credit facility.

The debentures will be subordinate in right of payment to any claims of the senior lender under our revolving credit facility. In this regard, subordination provisions limiting the right of debenture holders to enforce their rights are contained in the indenture. These provisions include:

●	a prohibition on challenging any enforcement action taken by a senior lender or interfering with any legal action or suits undertaken by a senior lender against us and our affiliates;

●
a 180-day standstill period during which there may not be brought any action to enforce an event of default against us or our affiliates unless our revolving credit facility has been repaid in full, which period may be extended if the credit facility provider takes action during such standstill period; and

●	a prohibition on filing a bankruptcy or insolvency case against us or our affiliates for at least one year plus one day after the revolving credit facility lender has been paid in full.

Furthermore, in the event of a default, we will be prohibited from making any payment, direct or indirect (whether for interest, principal, as a result of any redemption or repayment at maturity, on default, or otherwise), on the debentures and any other indebtedness, and neither the holders of the debentures nor the trustee will have the right, directly or indirectly, to sue to enforce the indenture or the debentures, if a default or event of default under any senior credit facility has occurred and is continuing, or if any default or event of default under any senior credit facility would result from such payment. This payment restriction will generally remain in effect unless and until: (i) the default and event of default respecting the senior credit facility has been cured or waived or has ceased to exist; and (ii) the end of the period commencing on the date the indenture trustee receives written notice of default from a holder of such credit facility and ending on the earlier of the indenture trustee’s receipt of (1) a valid waiver of default from the holder of a credit facility, or (2) a written notice from the holder of a credit facility terminating the payment blockage period.

Other provisions of the indenture permit the trustee to take action to enforce the right of debenture holders to payment after 179 days have passed since the trustee’s receipt of notice of default from the senior lender, but in such case any funds paid as a result of any such suit or enforcement action shall be applied toward the senior credit facility until the facility is indefeasibly paid in full before being applied to the debentures. These subordination provisions present the risk that, upon any default by us on obligations owed under our senior debt, the holders of the debentures will be unable to enforce their right to payment.

If the 180-day standstill period noted above or any other limitation on the rights of the trustee or debenture holders to assert their rights to payment of principal or interest under the indenture or debentures is ultimately determined to conflict with provisions of the Trust Indenture Act of 1939 (most notably sections 316(b) and 317(a) of that Act), then the trustee, as well as any holder who shall not have earlier consented to such subordination provisions, shall (notwithstanding such provision contained in the indenture) be authorized to institute a lawsuit for the enforcement of any payment of principal or interest after their respective due dates.

The collateral granted as security for our obligations under the debentures and Series I subsidiary secured notes may be insufficient to repay the indebtedness upon an event of default.

Our debentures and Series I subsidiary secured notes are structurally subordinate to all obligations of our wholly owned subsidiary DLP Funding II. Importantly in this regard, DLP Funding II owns the most of our life insurance policies and is the borrower under the credit facility. This means that holders of the debentures and Series I subsidiary secured notes will have a junior position to the claims of our senior credit facility provider.

Thus, debentures and Series I subsidiary secured notes are subordinate to all senior secured debt we have or may incur, to the extent of the value of the assets securing that debt. Importantly, as the issuers of the debentures and Series I subsidiary secured notes which have granted a general security interest in its assets as collateral security for those obligations, GWG Holdings’ and GWG Life's most significant assets are cash and their investments in subsidiaries. GWG Holdings’ total assets at March 31, 2013 were approximately $109.1 million, of which approximately $80.3 million was its investment in subsidiaries. While the indenture governing the debentures limits the amount of debt we and our subsidiaries can incur (through the debt coverage ratio covenant contained in Section 6.1 of the indenture), the indenture permits us and our subsidiaries to incur secured debt (subject to the debt coverage ratio) that may be senior to the debentures. For more information relating to the debt coverage ratio, please refer to the risk factor below captioned “Because we intend to hold our life insurance policies to their maturity,” page 32.

As indicated above, as of March 31, 2013, we had approximately $79.0 million of outstanding secured indebtedness under our revolving credit facility that is senior to the debentures. For a description of the ranking of the debentures, see “Description of the Debentures – Ranking” in this prospectus.  In addition, the guarantee and associated grant of collateral security by GWG Life for our obligations under the debentures may offer security that is insufficient to fully satisfy obligations under the debentures. Like GWG Holdings, GWG Life’s most significant asset is its investment in its subsidiaries (in this case, DLP Funding II). GWG Life’s total assets at March 31, 2013 were approximately $120.0 million, of which approximately $113.5 million was its investment in subsidiaries.

Because of the foregoing, and because of the fact that 95% of our life insurance policies representing approximately 96% of the face value of our life insurance policy benefits as of March 31, 2013 are held in our DLP Funding II subsidiary (and all of those assets serve as collateral security for our obligations under the revolving credit facility), debenture holders risk the possibility that the collateral security we have granted for our obligations under the debentures may be insufficient to repay the debentures upon an event of default.

If a significant number of holders of our Series I subsidiary secured notes and debentures demand repayment of those instruments instead of renewing them, and at such time we have not raised sufficient capital in this offering (and do not otherwise have access to sufficient capital), we may be forced to liquidate some of our life insurance policy assets, which could have a material and adverse impact on our results of operations.

Our direct and wholly owned subsidiary, GWG Life, has issued and outstanding approximately $37.5 million in Series I subsidiary secured notes as of March 31, 2013. By virtue of GWG Life’s full and unconditional guarantee of obligations under the debentures, and other agreements contained in or made in connection with the indenture, the debentures are paripassu in right of payment and collateral with such Series I subsidiary secured notes. The indenture for the debentures, and the note issuance and security agreement for the Series I subsidiary secured notes, each provide for cross defaults upon an event of default under the provisions of the other agreement (i.e., an event of default under the note issuance and security agreement will constitute an event of default under the indenture for the debentures, and vice versa).

The Series I subsidiary secured notes have auto-renewal features. Since we first issued our Series I subsidiary secured notes, we have experienced $96,736,295 in maturities, of which $76,756,757 has renewed for an additional term as of March 31, 2013. This has provided us with an aggregate renewal rate of approximately 79% for investments in our subsidiary secured notes.  Future contractual maturities of Series I subsidiary secured notes payable at March 31, 2013 are as follows:

Years Ending December 31,
Nine months ending December 31, 2013	$15,316,000
2014	10,348,000
2015	5,692000
2016	1,273,000
2017	4,085,000
Thereafter	754,000
$37,468,000

The debentures also have auto-renewal features.  Since we first issued our debentures, we have experienced $3,641,560 in maturities, of which $3,151,560 has renewed for an additional term as of March 31, 2013.  This has provided us with an aggregate renewal rate of approximately 86.5% for investments in the debentures. Future contractual maturities of debentures at March 31, 2013 are as follows:

Years Ending December 31,
Nine months ending December 31, 2013	$12,001,000
2014	12,968,000
2015	25,045,000
2016	11,200,000
2017	6,001,000
Thereafter	13,185,000
$80,400,000

If investors holding existing indebtedness with short-term maturities do not elect to renew and we do not, at such time, have access to sufficient capital or have not raised sufficient capital in his offering, we may need to liquidate some of our investments in life insurance policies earlier than anticipated. In such an event, we may be unable to sell those life insurance policies at prices we believe are fair or otherwise appropriate and such sales could have a material and adverse impact on our results of operations.

Because we intend to hold our life insurance policies to their maturity, we therefore measure our debt coverage ratio against our current cost of financing, which may not reflect the sale price if we had to liquidate the policies.

We intend and expect to hold the life insurance policy investments until they are paid out at the mortality of the insured. As a result, we measure our debt coverage ratio based on the portfolio’s gross expected yield against the interest cost of our total debt obligations to finance the portfolio. The debt coverage ratio, expressed as a percentage, is defined as the ratio of (i) total amounts outstanding on any indebtedness for borrowed money, over (ii) the net present asset value of all life insurance assets we own, plus any cash held in our accounts. For this purpose, the net present asset value is calculated as the present value of the life insurance portfolio’s expected future cash flows discounted at the weighted average interest rate of the indebtedness for the previous month. Under the indenture for the debentures, the maximum amount of debentures we may issue at any time is limited to an amount such that our debt coverage ratio does not exceed 90%. This limitation is designed to provide some comfort to holders of our debt that the value of our assets exceeds our obligations to those holders. Nevertheless, the debt coverage ratio is not based on the fair value of our life insurance policy assets, which may be different—greater or less—than the amount we would receive if we were forced to sell those assets in the marketplace.

We have no obligation to redeem debentures prior to their maturity date except in narrowly limited circumstances.

We will have no obligation, and debenture holders will have no right to require us, to redeem any debenture prior to its maturity date. The only exceptions exist for situations in which an individual natural person investor suffers a total permanent disability, a bankruptcy or dies.  In any such event, we will be required to redeem the debenture of such person so long as certain procedural requirements are met. Outside these narrow exceptions, we may nonetheless agree, in our sole and absolute discretion, to accommodate requests to redeem a debenture prior to its maturity in other cases. If we do agree to redeem a debenture, we will assess a 6% redemption fee for such transaction. For more information, see “Description of the Debentures—Call and Redemption Prior to Stated Maturity.” As a result, any investment in a debenture should be considered illiquid and unable to be redeemed until its stated maturity.

Fraudulent transfer statutes may limit your rights under the guarantee of the debentures.

Our obligations under the debentures will be fully and unconditionally guaranteed by our direct wholly owned subsidiary, GWG Life. The guarantee may be subject to review under various laws for the protection of creditors. It is possible that other creditors of GWG Life may challenge the guarantee as a fraudulent transfer under relevant federal and state laws. Under certain circumstances, including a finding that GWG Life was insolvent at the time its guarantee was issued, a court could hold that the obligations of GWG under the guarantee may be voided or are subordinate to other obligations of GWG Life, or that the amount for which GWG Life is liable under its guarantee of the debentures may be limited. Different jurisdictions define “insolvency” differently, and we cannot assure you as to what standard a court would apply to determine whether GWG was insolvent. If a court were to determine that GWG Life was insolvent on the date on which it guaranteed the debentures, or that the guarantee constituted a fraudulent transfer on other legal grounds, the claims of creditors of GWG Life would effectively have priority with respect to GWG Life’s assets and earnings over the claims of the holders of the debentures.

Our controlling stockholders and principal executives are involved in a litigation “clawback” claim made by a bankruptcy trustee to an affiliate, and it is possible that the trustee may assert claims against our company.

Our Chief Executive Officer, Jon R. Sabes and Chief Operating Officer, Steven F. Sabes, who together beneficially own approximately 86.1% of our common stock, are subject to litigation relating to claims by a bankruptcy trustee for loan payments made to an affiliate, Opportunity Finance, LLC. Such payments may ultimately be deemed to be avoidable transfers under preference or other legal theories. Case No. 08-45257 (U.S. Bankruptcy Court District of Minnesota). In addition, GWG Holdings invested $1 million in Opportunity Finance, LLC in 2006 and was repaid and received $176,948 of interest income from that investment in 2007. To date, no claim has been made against GWG Holdings.

While we believe there are numerous meritorious defenses to the claims made by the bankruptcy trustee, and we are advised that the defendants in that action will vigorously defend against the trustee’s claims, such defendants may not prevail in the litigation with the bankruptcy trustee. If the bankruptcy trustee sought to sell or transfer the equity interests of Jon R. Sabes or Steven F. Sabes as a result of the litigation, there could be a change in control of the Company and our business together with all of our investors, including investors in our debentures, could be materially and adversely impacted. Such adverse results would likely arise in connection with negative change-in-control covenants contained in our revolving credit facility agreements, the breach of those covenants and an ensuing event of default under such facility. In addition, if the bankruptcy trustee sought to sell or transfer the equity interests of Jon R. Sabes or Steven F. Sabes as a result of the litigation, such transfers would adversely affect debenture holders by reducing the number of shares of common stock of GWG Holdings that have been pledged as collateral security for our obligations under the debentures. Finally, regardless of the outcome of this litigation, these matters are likely to distract management and reduce the time and attention that they are able to devote to our business.

We have no obligation to contribute to a sinking fund to retire the debentures, nor are the debentures guaranteed by any governmental agency.

We have no obligation to contribute funds to a sinking fund to repay principal or interest on the debentures upon maturity or default. The debentures are not certificates of deposit or similar obligations of, or guaranteed by, any depository institution. Further, no governmental entity insures or guarantees payment on the debentures if we do not have enough funds to make principal or interest payments.

The loss of the services of our current executives or other key employees, or the failure to attract additional key individuals, would materially adversely affect our business operations and prospects.

Our financial success is dependent to a significant degree upon the efforts of our current executive officers and other key employees.

In addition, our revolving credit facility requires Messrs. Jon R. Sabes and Steven F. Sabes to generally remain active within the business. We have entered into employment agreements with Messrs. Jon R. Sabes, Steven F. Sabes, Paul A. Siegert and Jon Gangelhoff. Nevertheless, there can be no assurance that these individuals will continue to provide services to us. A voluntary or involuntary termination of employment could have an adverse effect on our business operations if we were not able to attract qualified replacements in a timely manner. At present, we do not maintain key-man life insurance policies for any of these individuals. In addition, our success and viability is also dependent to a significant extent upon our ability to attract and retain qualified personnel in all areas of our business, especially our sales, policy acquisition, and financial management team. If we were to lose the members of our respective service teams, we would need to replace them with qualified individuals in a timely manner or our business operations and prospects could be adversely impacted.

We have the discretion to purchase assets, including life insurance policies, through different subsidiaries, and to transfer assets among our subsidiaries. Any decision to purchase or hold title to assets in one subsidiary, as opposed to a different subsidiary, may affect the value of collateral security for our obligation under the debentures.

We may at our discretion direct the purchase of policies by, and the sale of policies and other assets amongst, different subsidiaries of GWG Holdings as a method of asset and liability management and to attempt to maintain diversification and certain ratios in our investment portfolio. Purchases of assets in, or movements of assets amongst, different subsidiaries could affect the value of the collateral security for obligations under the debentures. For example, purchases through, or transfers of life insurance policies to, DLP Funding II would cause the policies acquired by DLP Funding II to become collateral for our revolving credit facility, whereas purchases through, or transfers of life insurance policies to, GWG Life would cause the policies acquired by GWG Life to become collateral for the debentures. Accordingly, purchases of assets such as life insurance policies through, or transfers of such assets to, different subsidiaries may affect the value of collateral security for different classes of holders of our debt, including the debentures.  In the case of a liquidation, any of these discretionary decisions may affect the value of and amount you may ultimately be entitled to receive with respect to your debentures.

We are an “emerging growth company” and our election to delay adoption of new or revised accounting standards applicable to public companies may result in our financial statements not being comparable to those of some other public companies. As a result of this and other reduced disclosure requirements applicable to emerging growth companies, our securities may be less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and we intend to take advantage of exemptions from certain reporting requirements available to “emerging growth companies” under that Act, including but not limited to not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002 (relating to the effectiveness of our internal control over financial reporting), reduced disclosure obligations regarding executive compensation in our periodic reports and any proxy statements we may be required to file, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.  In addition, Section 107 of the JOBS Act provides that an “emerging growth company” can delay the adoption of certain accounting standards until those standards would apply to private companies.

We have elected to delay such adoption of new or revised accounting standards and, as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for other public companies that are not “emerging growth companies.” Consequently, our consolidated financial statements may not be comparable to the financial statements of other public companies.  We may take advantage of these reporting exemptions until we are no longer an “emerging growth company.”  In this regard, we will remain an “emerging growth company” for up to five years after the first sale of our common equity securities under an effective registration statement, although if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any June 30 before that time, we would cease to be an “emerging growth company” as of the next following December 31.

We cannot predict if investors will find our securities less attractive due to our reliance on these exemptions.  If investors were to find our securities less attractive as a result of our election, we may have difficulty raising all of the proceeds we seek in this offering.

We do not expect a market to exist that will enable you to sell your debentures.

Although we are a public reporting company that files information with the SEC, the debentures will not be readily resalable or transferable. No public market for the debentures exists and none is expected to develop. As a result, the transferability of the debentures will be limited. Accordingly, the purchase of debentures is not suitable for investors desiring liquidity at any time prior to the maturity of the debentures.

We cannot know the tax implications of an investment in the debentures for the debenture holder.

The section of this prospectus entitled “Material Federal Income Tax Considerations” sets forth a summary of federal income tax consequences to the purchasers of the debentures. No information is provided concerning tax consequences under any other federal, state, local or foreign laws that may apply to the purchasers of the debentures. Prospective investors or their representatives should read that section very carefully in order to properly evaluate the federal income tax risks of an investment in the debentures. Each prospective investor should consult his personal counsel, accountant and other business advisors as to the federal, state, local and foreign tax consequences of an investment in the debentures. Debenture holders will receive an IRS Form 1099-INT in connection with their receipt of interest payments.

The protection provided by the federal securities laws relating to forward-looking statements does not apply to us. The lack of this protection could harm us in the event of an adverse outcome in a legal proceeding relating to forward-looking statements made by us.

Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to certain issuers, including issuers that do not have their equity traded on a recognized national securities exchange. Our common stock does not trade on any recognized national securities exchange. As a result, we will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading. The lack of this protection in a contested proceeding could harm our financial condition.

Advances previously made to members of our executive management and outstanding at the time that we initially filed the registration statement of which this prospectus is a part may be deemed violations of Section 402 of the Sarbanes-Oxley Act of 2002. That law prohibits public reporting companies from extending or maintaining credit to directors or executive officers in the form of a personal loan. Any such violations could have material and adverse effect upon our reputation and business.

Prior to our conversion from a limited liability company to a corporation and the filing of the registration statement of which this prospectus is a part, we made certain advances to our executive management personnel, Messrs. Jon R. Sabes, Steven F. Sabes and Paul A. Siegert, that were to be repaid by such individuals upon or in connection with operating distributions to be paid by us when the Company had cash flow sufficient to make distributions on account of their ownership interests in the Company. For further information, please refer to the “Executive Compensation” section of this prospectus the “—Summary Compensation Table,” “—Employment Agreements and Change-in-Control Provisions,” and “—Related-Party Transactions” captions thereunder.

Each of Messrs. Jon R. Sabes, Steven F. Sabes and Paul A. Siegert have repaid all outstanding advances, including all interest accrued thereon. However, because such loan advances remained outstanding at the time that we initially filed such registration statement with the SEC, we may be deemed to have inadvertently violated Section 402 of the Sarbanes-Oxley Act of 2002, which prohibits “issuers” from extending or maintaining credit to directors or executive officers in the form of a personal loan. As defined under the Sarbanes-Oxley Act of 2002, the term “issuer” includes, in addition to public companies, a company that has filed a registration statement that has not yet become effective under the Securities Act of 1933 and that has not been withdrawn. Although we believe that the loan advances constitute business loans, as opposed to personal loans, regulatory authorities may not agree with this assessment if the matter is investigated and claims alleging a violation are pursued. On July 27, 2011, Messrs. Jon R. Sabes, Steven F. Sabes and Paul A. Siegert repaid their loan balances.

Violations of the Sarbanes-Oxley Act of 2002 could result in significant penalties, including censure, cease and desist orders, revocation of registration and fines. It is also possible that the criminal penalties could exist, although criminal penalties require a related violation to have been willful, and not the result of an innocent mistake, negligence or inadvertence. In the end, it is possible that we could face any of these potential penalties or results, and any action by administrative authorities, whether or not ultimately successful, could have a material and adverse effect upon our reputation and business.

USE OF PROCEEDS

If all of the debentures are sold, we expect to receive up to approximately $230.375 million of net proceeds from this offering after paying estimated offering and related expenses and after paying our estimated average selling and wholesale commissions, dealer manager fees, accountable and non-accountable expense allowances. The estimated commissions, dealer manager fees, accountable and non-accountable expense allowances and wholesale commissions of our selling group members aggregate to approximately $18.125 million based on expected average selling commissions of $10.625 million (4.25%), dealer manager fees of $2.0 million (0.80%), accountable and non-accountable expenses of $4.25 million (1.70%), and wholesale commissions of $1.25 million (0.50%), assuming the sale of all of the debentures. In addition, we expect that our offering expenses, consisting of legal, accounting, printing, mailing, registration, qualification and associated securities offering filing costs and expenses, will aggregate to approximately $1,500,000.

As explained elsewhere in this prospectus, the maximum amount of commissions, fees and allowances payable to FINRA selling members is 8.00% of the aggregate principal amount of debentures sold. Therefore, if all of the debentures were sold and the maximum commissions, fees and allowances were paid, we estimate that the net proceeds to us, after paying our own estimated offering and related expenses, would be approximately $228.5 million. However, because we do not know the total principal amount of debentures that will be ultimately sold, we are unable to accurately forecast the total net proceeds that will be generated by this offering. For more information about dealer manager fees, selling commissions, non-accountable expense allowances and accountable due diligence expenses payable to our selling group in connection with the sale of debentures, as well as our own offering and related expenses, please see “Plan of Distribution.”

There is no minimum amount of debentures that must be sold before we access investor funds. The exact amount of proceeds we receive may vary considerably depending on a variety of factors, including how long the debentures are offered.

Our goal is to use a majority of the net proceeds from the sale of debentures to purchase additional life insurance policies in the secondary market. The amount of proceeds we apply towards purchasing additional life insurance policies will depend, among other things, on how long the debentures are offered, the amount of net proceeds that we receive from the sale of debentures being offered, the existence and timing of opportunities to expand our portfolio of insurance policy assets, our cash needs for certain other expenditures (summarized below) we anticipate incurring in connection with this offering and in connection with our business, and the availability of other sources of cash (e.g., our revolving credit facility). These certain other expenditures, listed in order of priority, include:

●	paying premiums on life insurance policy assets we own;

●
paying principal at maturity, interest and fees to our lenders, including under our revolving credit facility, the Series I subsidiary secured notes, and the debentures; and paying fees and expenses of the trustees of certain trusts associated with our Series I subsidiary secured notes and the debentures; and

●	providing funds for portfolio operations and working capital purposes.

Funds for portfolio operations and working capital include, but are not limited to, expenditures such as obtaining life expectancy reports, mortality tracking and legal and collections expenses; and general working capital purposes, including, without limitation, sales and marketing expenses, as well as tax liabilities and interest rate caps, swaps or hedging instruments for our life insurance policy portfolio or our indebtedness.

The extent to which we will use proceeds from this offering for these other purposes, and the amounts and timing of such expenditures will depend on, among other things, how long the debentures are offered, the amount of net proceeds that we receive from the sale of debentures being offered, the existence and timing of opportunities to expand our portfolio of insurance policy assets, the availability of funds from other sources, including borrowings from our revolving credit facility and cash generated from our operations, and certain other factors. We currently expect to allocate net offering proceeds (assuming the maximum amount of commissions, fees and allowances of 8.00% of the aggregate principal amount of debentures sold) as follows, based upon various assumed amounts of gross proceeds that we receive from the sale of debentures:

	Gross Offering Proceeds
	$250,000,000		$125,000,000		$62,500,000		$25,000,000
Net Offering Proceeds	228,500,000	100%	113,500,000	100%	56,000,000	100%	21,500,000	100%
Purchase Policies	178,230,000	78%	81,720,000	72%	38,080,000	68%	10,320,000	48%
Payment of Premiums	18,280,000	8%	11,350,000	10%	7,840,000	14%	4,085,000	19%
Payment of Principal and Interest	15,995,000	7%	11,350,000	10%	5,600,000	10%	4,085,000	19%
Other Expenditures	15,995,000	7%	9,080,000	8%	4,480,000	8%	3,010,000	14%

Net offering proceeds not immediately applied to the uses summarized above will be invested in short-term investments such as money market funds, commercial paper, U.S. Treasury Bills and similar securities investments pending their use.  We may also purchase interest rate hedges to lock in our cost of capital, or longevity hedges to lock in our expected return from our portfolio.

The actual use of proceeds from the sale of debentures from January 31, 2012 to March 31, 2013 is as follows:

Gross Offering Proceeds	$82,526,000
Net Offering Proceeds	77,361,000
Held in Short-Term Investments	25,884,000

Of the $51,477,000 in net offering proceeds from the sale of debentures during the referenced time period that were deployed as of March 31, 2013, a total of approximately $28,735,000 (or approximately 56% of such net offering proceeds) was used to purchase life insurance policies, a total of approximately $7,900,000 (or approximately 15% of such net offering proceeds) was used for the payment of premiums, a total of approximately $10,538,000 (or approximately 21% of such net offering proceeds) was used to pay principal and interest on our debt, and a total of approximately $4,304,000 (or approximately 4% of such net offering proceeds) was used for other expenditures.

As indicated above, we may use some of the net proceeds from this offering to pay premiums on life insurance policy assets we own. Our aggregate premium obligations over the next five years for life insurance policy assets that we currently own are set forth in the table below. These premium obligations do not take into account the expectation of mortality over the periods presented.

Year	Premiums
Nine months ending December 31, 2013	15,781,000
2014	21,166,000
2015	22,903,000
2016	25,054,000
2017	27,452,000
Total	$112,356,000

Also as indicated above, we may use some of the net proceeds from this offering to pay principal amounts owing under our subsidiary secured notes when such amounts become due and payable. The amount of such notes that we would repay with proceeds of this offering will depend on whether the holders of such notes elect repayment rather than renewal of such notes, as well as whether we elect to use other sources of repayment such as available borrowings under our line of credit. We believe it is most likely that such payments, if any, would relate to subsidiary secured notes that mature within the first three years after the initial effective date of the registration statement of which this prospectus is a part (i.e., the maximum period of time during which we may offer securities under the registration statement). Of the Series I subsidiary secured notes presently scheduled to mature on or prior to December 31, 2017, such notes have an aggregate outstanding principal amount of approximately $37.5 million and a weighted-average interest rate of 8.25%. We do not intend to use any net proceeds from this offering to repurchase subsidiary secured notes prior to their maturity.

Some of the outstanding subsidiary secured notes due to mature within the next year may have been issued within the prior year (i.e., less than one year ago). In such a case, we used the proceeds of such debt to purchase life insurance policies or finance the servicing of such policies.

CAPITALIZATION

The following table sets forth, as of March 31, 2013, our consolidated debt and stockholders’ equity on an actual basis and as adjusted to give effect to the sale of the maximum amount of debentures offered hereby. You should read this table in conjunction with our consolidated financial statements and the notes thereto which are incorporated herein by this reference.

	At March 31, 2013
	Actual	As Adjusted
	(Dollars in thousands, except per-share amounts) (Unaudited)
Debt:
Debentures offered hereby	$77,759	$250,000
Series I subsidiary secured notes (1)	36,674	36,674
Revolving credit line (2)	79,000	79,000
Total debt	$193,433	$365,674
Preferred stock:
Series A Convertible Preferred (par value $0.001; shares authorized 40,000,000; shares issued and outstanding 3,348,143 and 3,361,076; liquidation preference of $25,111,000 and $25,208,000 on March 31, 2013 and December 31, 2012, respectively)) (3)	$24,061	$24,061
Stockholders’ equity:
Common stock (par value $0.001 per share; shares authorized 210,000,000; shares issued 9,989,000) (4)	$10	$10
Additional paid-in capital	6,714	6,714
Retained earnings	(8,176)	(8,176)
Total stockholders’ equity	$(1,452)	$(1,452)
Total debt, preferred stock and common stockholders’ equity	$216,042	$388,283

(1)
The total outstanding face amount of Series I subsidiary secured notes outstanding at March 31, 2013 was $37,468,000, less unamortized selling costs of $824,000. The weighted-average interest rate of our outstanding Series I subsidiary secured notes at March 31, 2013 was approximately 8.25%, and the weighted-average maturity was approximately 1.39 years.

(2)
The interest rate of our revolving credit line floats in conjunction with advances made thereunder. The weighted-average interest rate payable under our revolving credit line at March 31, 2013 was approximately 6.26%. Amounts owing under our revolving credit line come due on December 31, 2014.

(3)
As of March 31, 2013, the Company had issued 3,348,143 preferred shares resulting in gross consideration of $25,166,000 (including cash proceeds, conversion of Series I subsidiary secured notes and accrued interest on Series I notes, and conversion of preferred dividends payable).  We incurred Series A preferred stock issuance costs of $2,838,000, of which $1,836,000 was amortized to additional paid in capital as of March 31, 2013, resulting in a carrying amount of $24,061,000.

(4)
On August 9, 2011, we effected a two-for-one forward stock split of our issued and outstanding common stock. The outstanding share figure contained in the table reflects the total number of outstanding common shares after giving effect to the forward stock split. Unless otherwise noted, all share figures contained in this prospectus are post-split share figures determined giving after giving effect to the forward stock split.

For more discussion and information relating to the retirement of Series I subsidiary secured notes, please refer to the “Use of Proceeds” section of this prospectus.

SUMMARY FINANCIAL INFORMATION

The following tables set forth our summary consolidated financial information. The summary statement of operations data for fiscal years 2012 and 2011 and the selected balance sheet data as of December 31, 2012 and 2011 are derived from our audited consolidated financial statements contained elsewhere in this prospectus. The summary statement of operations data for the three-month period ended March 31, 2013 and the selected balance sheet data as of March 31, 2013 are derived from our unaudited condensed consolidated financial statements contained elsewhere in this prospectus. This selected consolidated financial information should be read in conjunction with, and is qualified by reference to, our consolidated financial statements and related notes contained herein and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of this prospectus.

BALANCE SHEET DATA:

	March 31, 2013	December 31, 2012	December 31, 2011
Total Assets	$228,972,516	$197,948,035	$129,389,275
Investment in Portfolio	185,020,047	164,317,183	122,168,524
Cash and Cash Equivalents	34,551,582	27,497,044	1,878,349
Restricted Cash	6,624,200	2,093,092	4,794,302
Total Liabilities	206,364,260	175,303,946	115,779,430
Revolving Credit Facility	79,000,000	71,000,000	60,000,000
Series I Subsidiary Secured Notes (1)	36,673,327	37,844,711	48,179,271
Renewable Secured Debentures (2)	77,759,488	55,718,950	-
Stockholder Preferred and Common Equity	22,608, 256	22,644,089	13,609,845

(1)	The total outstanding face amount of Series I subsidiary secured notes outstanding at March 31, 2013 was $37,468,000 less unamortized selling costs of $824,000 plus $30,000 of redemptions in process.
(2)	The total outstanding face amount of Renewable Secured Debentures outstanding at March 31, 2013 was $80,400,000 less unamortized selling costs of $3,656,000.

INCOME STATEMENT DATA:

	Three Months Ended	Year Ended
	March 31, 2013	December 31, 2012	December 31, 2011
Total Revenue	$8,508,026	$17,525,798	$17,864,880
Gain on Life Insurance Contracts	8,340,356	17,436,743	17,804,199
Interest Expense	4,467,215	10,878,627	7,860,479
Net Income (Loss)	67,134	(1,012,899)	(2,826,656)

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATION

You should read the following discussion in conjunction with the consolidated and combined financial statements and accompanying notes and the information contained in other sections of this prospectus, particularly under the headings “Risk Factors,” and “Business.” This discussion and analysis is based on the beliefs of our management, as well as assumptions made by, and information currently available to, our management. The statements in this discussion and analysis concerning expectations regarding our future performance, liquidity and capital resources, as well as other non-historical statements in this discussion and analysis, are forward-looking statements. See “Risk Relating to Forward-Looking Statements” above.  These forward-looking statements are subject to numerous risks and uncertainties, including those described under “Risk Factors.” Our actual results could differ materially from those suggested or implied by any forward-looking statements.

Overview

We are engaged in the emerging secondary market for life insurance policies. We acquire life insurance policies in the secondary market from policy owners desiring to sell their policies at a discount to the face value of the insurance benefit. Once we purchase a policy, we continue paying the policy premiums in order to ultimately collect the face value of the insurance benefit. We seek to hold the individual policies to maturity, in order to ultimately collect the policy’s benefit upon the insured’s mortality. Our strategy is to build a profitable (purchased at discounts sufficient to provide a positive return on investment) and large portfolio of policies (greater than 300 policies) that is well diversified in terms of insurance carriers and the mortality profiles of insureds. We believe that diversification among insurers, mortality profiles, and medical conditions will lower our overall risk exposure, and that a larger number of individual policies (diversification in overall number) will provide our portfolio with greater actuarial stability.  See “Business—Our Portfolio and Operations” below for additional information.

In 2012, we received $7,350,000 in policy benefits and recognized $6,283,000 of revenue therefrom. In addition, we recognized revenue of $11,154,000 from the change in fair value of our life insurance policies, net of premiums and carrying costs. Interest expense, including amortization of the deferred financing costs, was $10,879,000 for the 12 months ended December 31, 2012, and selling, general and administrative expenses for the 12 months ended December 31, 2012 were $6,467,000.  Income tax expense for the 12 months ended December 31, 2012 was $1,193,000. Our net loss in 2012 was $1,013,000.

In the first three months of 2013, we recognized $2,510,000 of revenue from the receipt of $4,000,000 in policy benefits.  In addition, we recognized revenue from the change in fair value of our life insurance policies, net of premiums and carrying costs, of $5,830,000.  Interest expense, including amortization of the deferred financing costs and preferred stock dividends, was $4,467,000 for the three months ended March 31, 2013, and selling, general and administrative expenses for the three months ended March 31, 2013 were $3,407,000.  Income tax expense for the three months ended March 31, 2013 was $566,000.  Our net income for the three months ended March 31, 2013 was $67,134.

Critical Accounting Policies

Critical Accounting Estimates

The preparation of our consolidated financial statements requires us to make judgments, estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. We base our judgments, estimates and assumptions on historical experience and on various other factors that are believed to be reasonable under the circumstances. Actual results could differ materially from these estimates under different assumptions and conditions. We evaluate our judgments, estimates and assumptions on a regular basis and make changes accordingly. We believe that the judgments, estimates and assumptions involved in the accounting for the valuation of investments in life insurance policies have the greatest potential impact on our consolidated financial statements and accordingly believe these to be our critical accounting estimates. Below we discuss the critical accounting policies associated with these estimates as well as certain other critical accounting policies.

Ownership of Life Insurance Policies—Fair Value Option

Our primary business involves the purchasing and financing of life insurance policies. As such, we account for the purchase of life insurance policies in accordance with ASC 325-30, Investments in Insurance Contracts, which requires us to use either the investment method or the fair value method. The election is made on an instrument-by-instrument basis and is irrevocable. We have elected to account for these life insurance policies as investments using the fair value method.

We initially record our purchase of life insurance policies at the transaction price, which is the amount paid for the policy, inclusive of all fees and costs associated with the acquisition. The fair value of the investment in insurance policies is evaluated at the end of each reporting period. Changes in the fair value of the life insurance policies are based on periodic evaluations and are recorded as changes in fair value of life insurance policies in our consolidated and combined statement of operations. The fair value is determined as the net present value of the life insurance portfolio’s future expected cash flows that incorporates current life expectancy and discount rate assumptions.

In addition to reporting our results of operations and financial condition based on the fair value of our life insurance policies as required by GAAP, management also makes calculations based on the weighted average expected internal rate of return of the policies. See “Non-GAAP Financial Measures” below.

Valuation of Insurance Policies

Our valuation of insurance policies involves critical accounting estimates. We currently use a probabilistic method of valuing life insurance policies, which we believe to be the preferred and most prevalent valuation method in the industry. In this regard, the most significant assumptions we make relating to our life insurance policies are (i) the life expectancy of each insured and (ii) the discount rate we apply to the portfolio as a whole.

In determining the life expectancy estimate, we generally use actuarial medical reviews from independent medical underwriters. These medical underwriters summarize the health of the insured by reviewing historical and current medical records. The medical underwriters evaluate the health condition of the insured in order to produce an estimate of the insured’s mortality—a life expectancy report. In the case of a small face policy ($500,000 face value or less), we may use one life expectancy report or estimate life expectancy based on a modified methodology. The life expectancy report represents a range of probabilities for the insured’s mortality against a group of cohorts with the same age, sex and smoking status. These mortality probabilities represent a mathematical curve known as a mortality curve, which is then used to generate a series of expected cash flows from the life insurance policy over the expected lifespan of the insured. A discount rate is used to calculate the net present value of the expected cash flows. The discount rate represents the internal rate of return we expect to earn on investments in a policy or in the portfolio as a whole. The discount rate used to calculate fair value of our portfolio incorporates the guidance provided by ASC 820, Fair Value Measurements and Disclosures.

The table below provides the discount rate used to estimate the fair value of the life insurance policies for the period ending:

March 31, 2013	December 31, 2012	December 31, 2011

12.12%	12.08%	13.41%

The change in the discount rate incorporates current information about market interest rates, the credit exposure to the issuing insurance companies and our estimate of the risk premium an investor would require to receive the future cash flows derived from our portfolio of life insurance policies.

We engaged a third party, Model Actuarial Pricing Systems, or MAPS, to prepare a third-party valuation of our life settlement portfolio. MAPS owns and maintains the portfolio pricing software we use. MAPS processed policy data, future premium data, life expectancy data, and other actuarial information supplied by us to calculate a net present value for our portfolio using the specified discount rate. MAPS independently calculated the net present value of our portfolio at December 31, 2012 to be $164,317,000 and at March 31, 2013 to be $185,020,000, which are the same fair value estimates we used on the balance sheet as of those dates, and furnished us with letters documenting its calculations. Copies of those letters are filed as exhibits to the registration statement of which this prospectus is a part.

JOBS Act

On April 5, 2012, the Jumpstart Our Business Startups Act of 2012, or JOBS Act, was enacted. Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933 for complying with new or revised accounting standards. This means that an “emerging growth company” can make an election to delay the adoption of certain accounting standards until those standards would apply to private companies. We have elected to delay such adoption of new or revised accounting standards and, as a result, we may not comply with new or revised accounting standards at the same time as other public reporting companies that are not “emerging growth companies.” This exemption will apply for a period of five years following our first sale of common equity securities under an effective registration statement or until we no longer qualify as an “emerging growth company” as defined under the JOBS Act, whichever is earlier.

Deferred Income Taxes

FASB ASC 740, Income Taxes, requires us to recognize deferred tax assets and liabilities for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. A valuation allowance is established for any portion of deferred tax assets that is not considered more likely than not to be realized.

A valuation allowance is required to be recognized to reduce deferred tax assets to an amount that is more likely than not to be realized.  Realization of deferred tax assets depends upon having sufficient past or future taxable income in periods to which the deductible temporary differences are expected to be recovered or within any applicable carryback or carryforward periods. We believe that it is more likely than not that we will be able to realize all deferred tax assets other than that which is expected to result in a capital loss.

We have provided a valuation allowance against the deferred tax asset related to a note receivable because we believes that, when realized for tax purposes, it will result in a capital loss that will not be utilized because we have no expectation of generating a capital gain within the applicable carry-forward period. Therefore, we do not believe that it is more likely than not that the deferred tax asset will be realized.

Deferred Financing and Issuance Costs

Financing costs incurred to obtain financing under the revolving credit facility have been capitalized and are amortized using the straight-line method over the term of the revolving credit facility.  The Series I subsidiary secured note obligations are reported net of issuance costs, sales commissions and other direct expenses, which are amortized using the interest method over the term of each respective borrowing.  The Renewable Secured Debentures are reported net of issuance costs, sales commissions and other direct expenses, which are amortized using the interest method over the term of each respective borrowing.  The Series A preferred stock is reported net of issuance costs, sales commissions, including the fair value of warrants issued, and other direct expenses, which are amortized using the interest method as interest expense over the three year redemption period.

Principal Revenue and Expense Items

We earn revenues from three primary sources as described below.

●
Policy Benefits Realized.  We recognize the difference between the death benefits and carrying values of the policy when an insured event has occurred and we determine that settlement and ultimate collection of the death benefits is realizable and reasonably assured. Revenue from a transaction must meet both criteria in order to be recognized.  We generally collect the face value of the life insurance policy from the insurance company within 45 days of the insured’s mortality.

●
Sale of a Life Insurance Policy or a Portfolio of Life Insurance Policies.  In the event of a sale of a policy, we recognize gain or loss as the difference between the sale price and the carrying value of the policy on the date of the receipt of payment on such sale.

●
Change in Fair Value of Life Insurance Policies.  We have elected to carry our investments in life insurance policies at fair value in accordance with ASC 325-30, Investments in Life Insurance Contracts. Accordingly, we value our investments in life insurance policies each reporting period in accordance with the fair value principles discussed herein, which includes the expected payment of premiums for future periods.

Our main components of expense are summarized below.

●
Selling, General and Administrative Expenses.  We recognize and record expenses incurred in the operations of the purchasing and servicing of life insurance policies.  These expenses include professional fees, salaries, and sales and marketing expenditures.

●
Interest Expense.  We recognize and record interest expenses associated with the costs of financing our life insurance portfolio for the current period.  These expenses include interest paid to our senior lender under our revolving credit facility, as well as all interest paid on our debentures and other outstanding indebtedness such as our subsidiary secured notes and dividends on convertible, redeemable preferred stock.  When we issue long-term indebtedness, we amortize the issuance costs associated with such indebtedness over the outstanding term of the financing, and classify it as interest expense.

Results of Operations — 2012 Compared to 2011

The following is our analysis of the results of operations for the periods indicated below.  This analysis should be read in conjunction with our consolidated financial statements and related notes.

Revenue. Revenue recognized from the receipt of policy benefits was $6,283,000 in 2012. Revenue recognized from the receipt of policy benefits was $2,810,000 in 2011.  Revenue recognized from the change in fair value of our life insurance policies, net of premiums and carrying costs, was $11,154,000 in 2012 and $14,994,000 in 2011. The change in fair value related to new policies acquired during 2012 and 2011 was $12,242,000 and $10,843,000 respectively.  In each case, the increases in fair value were due to changes in the discount rates we use to calculate the net present value of cash flows expected from our portfolio of life insurance policies, change in fair value of policies acquired during the period, and aging of the policies. Decreases in fair value were due to changes in life expectancy estimates. The discount rate incorporates current information about market interest rates, the credit exposure to the insurance companies that issued the life insurance policies in our portfolio and our estimate of the risk premium an investor would require to receive the future cash flows from our portfolio of life insurance policies. The discount rate used to estimate the fair value of the life insurance policies we own was 12.08% as of December 31, 2012, compared to 13.41% for the same date in 2011. The decrease in discount rate was due to an increase in the size and diversity of policies held in our portfolio of life insurance policies that resulted in lower risk premium to a potential buyer. The carrying value of policies acquired during each quarterly reporting period are adjusted to their current fair value using the fair value discount rate applied to the portfolio as of that reporting date.

Expenses. Interest expense, including amortization of the deferred financing costs as well as preferred stock dividends, was $10,879,000 during 2012 compared to $7,860,000 during 2011, an increase of $3,019,000. The increase was due to increased average debt outstanding, increased Series A preferred stock, and increased issuance cost paid being amortized during 2012.  Selling, general, and administrative expenses were $6,467,000, and $8,523,000 for 2012 and 2011, respectively, representing a decrease of $2,056,000.  This decrease is mostly due to a $3,595,000 one-time investment banking fee paid in the third quarter of 2011 offset by increase in compensation, printing, travel and marketing costs during 2012.

Income Tax Expense. The Company was a pass-through entity for federal income tax purposes through June 10, 2011. As a result, no income tax provision has been included in these consolidated financial statements through June 10, 2011, as the related income or loss of the Company was required to be reported by the respective members on their income tax returns. The Company, as permitted under Delaware state law, changed its legal structure from a limited liability company to a corporation effective June 10, 2011. Since the conversion, the Company reports its income or loss on its own tax returns and is responsible for any related taxes.

Income tax expense was $1,193,000 in 2012. The effective tax rate for the 12 months ended December 31, 2012, was 696.6%, compared to a statutory rate of 40.5%. In 2012, there is a significant permanent difference between income before income taxes and taxable income. This permanent difference results from the inclusion of convertible redeemable preferred stock dividends as an interest expense, however the dividends are not deductible for income tax reporting purposes. The dividends charged to interest expense were $2,227,000 and $335,000 in 2012 and 2011, respectively. Excluding the impact of the dividends and other permanent differences, the effective tax rate for the 12 months ended December 31, 2012 would have been 40.5%.

The most significant temporary differences between GAAP net income and tax net income are the treatment of interest costs, premium payments and revenue recognition on the portfolio of life insurance policies.

Results of Operations — Three Months Ended March 31, 2013 Compared to the Same Period in 2012

The following is our analysis of the results of operations for the periods indicated below.  This analysis should be read in conjunction with our consolidated financial statements and related notes.

Revenue.  Revenue recognized from the receipt of policy benefits was $2,510,000 and $0 during the three months ended March 31, 2013 and 2012, respectively.  Revenue recognized from the change in fair value of our life insurance policies, net of premiums and carrying costs, was $5,830,000 and $602,000 for the three months ended March 31, 2013 and 2012, respectively.  During the three-month period ended March 31, 2013, we purchased a higher volume of life insurance policies than we did during the same period in 2012.  The change in fair value related to new policies acquired during the three months ended March 31, 2013 and 2012 was $6,057,000 and $329,000, respectively.  In each case, the increases in fair value were due to changes in the discount rates we use to calculate the net present value of cash flows expected from our portfolio of life insurance policies, change in fair value of policies acquired during the period, and the aging of the policies.  Decreases in fair value were due to changes in life expectancy estimates.  The discount rate incorporates current information about market interest rates, the credit exposure to the insurance companies that issued the life insurance policies in our portfolio and our estimate of the risk premium an investor would require to receive the future cash flows from our portfolio of life insurance policies.  The discount rate used to estimate the fair value of the life insurance policies we own was 12.12% as of March 31, 2013, compared to 13.45% for the same date in 2012.  The decrease in discount rate was due to an increase in the size and diversity of policies held in our portfolio of life insurance policies, resulting in a lower risk premium to a potential buyer of the entire portfolio.  The carrying value of policies acquired during each quarterly reporting period are adjusted to their current fair value using the fair value discount rate applied to the portfolio as of that reporting date.

Expenses.  Interest expense, including amortization of deferred financing costs and preferred stock dividends, was $4,467,000 during the three months ended March 31, 2013 compared to $2,438,000 during the same period of 2012, an increase of $2,029,000.  This increase was due to increased average debt outstanding, increased Series A preferred stock, and a higher interest rate associated with the revolving line of credit.  Selling, general and administrative expenses were $3,407,000 and $1,457,000 during the three-month periods ending March 31, 2013 and 2012, respectively, an increase of $1,951,000.  The increase is mostly due to employee expenses and benefits as well as higher sales and marketing costs associated with our debenture offering.

Income Tax Expense.  For the three months ended March 31, 2013, we recorded income tax expense of $566,000, or 89.4% of income before taxes, compared to the recognition of an income tax benefit of $1,139,000, or 34.6%, for the three months ended March 31, 2012.  The differences between our March 31, 2013 effective tax rate and the statutory federal rate primarily result from the accrual of preferred stock dividend expense, state taxes, and other non-deductible expenses.  Excluding the impact of the dividends and other permanent differences, the effective tax rate for the three months ended March 31, 2013 would have been 40.5%.

The most significant temporary differences between GAAP net income and taxable net income are the treatment of interest costs with respect to the acquisition of the life insurance policies and revenue recognition with respect to the mark-to-market of life insurance portfolio.

Liquidity and Capital Resources

We finance our business through a combination of policy benefit revenues, origination fees, equity offerings, debt offerings, and a credit facility. We have used our debt offerings and credit facility primarily for policy acquisition, policy servicing and portfolio related financing expenditures. We charge an intercompany origination fee in the amount of one to four percent of the face value of a life insurance policy’s benefit when we acquire the related life insurance policy.  The origination fee we charge is included in the total purchase price we pay for a life insurance policy for our purposes and of our valuation and expected internal rate of return calculations, but is not netted against the purchase price we pay to a seller of an insurance policy. We generated cash flows of $1,278,000 and $148,200 from origination fees during the three months ended March 31, 2013 and 2012 respectively.  The higher amount in 2013 was due to a higher volume of purchases of life insurance policies compared to that in the same period of 2012.  Profit from intra-company origination fees for life insurance policies retained by the Company are eliminated from our consolidated statements of operations. As such, the origination fees collected under our life insurance policy financing arrangements are reflected in our consolidated statements of cash flows as cash flows from financing activities as they are paid in the form of borrowings used to finance the acquisition. Our revolving bank line allows GWG DLP Funding II to borrow the funds necessary to pay origination fees to GWG Life Settlements, LLC.  Our borrowing agreements allow us to use net proceeds of the renewable secured debentures for policy acquisition, which includes origination fees. If the policy acquisition is not financed, no fees are included in the consolidated cash flows.  See “—Cash Flows” below for further information. We determine the purchase price of life insurance policies in accordance with ASC 325-30, Investments in Insurance Contracts, using the fair value method. Under the fair value method, the initial investment is recorded at the transaction price.  Since the origination fees are paid from a wholly owned subsidiary to the parent company, these fees are not included in the transaction price for our consolidated financial statements. For further discussion on our accounting policies for life settlements, please refer to note 1 to our consolidated financial statements.

As of March 31, 2013, we had approximately $35.0 million in combined available cash and available borrowing base surplus capacity under our revolving credit facility for the purpose of purchasing additional life insurance policies, paying premiums on existing policies, paying portfolio servicing expenses, and paying principal and interest on our outstanding financing obligations.

In September 2012, we concluded a Series A preferred stock offering, receiving an aggregate $24.6 million in subscriptions for our Series A preferred stock. These subscriptions consisted of $14.0 million in conversions of outstanding Series I subsidiary secured notes and $10.6 million of new investments. We have used the proceeds from the sale of our Series A preferred stock, together with the origination fees we received to purchase and finance life insurance policies to fund our operational expenditures.

In June 2011, we registered a $250.0 million debt offering of our Renewable Secured Debentures with the SEC, which registration became effective on January 31, 2012. As of March 31, 2013, we had received $81.4 million in subscriptions for our Renewable Secured Debentures.

Additionally, our wholly owned subsidiary, GWG Life Settlements, LLC, or GWG Life, issued Series I Secured notes beginning in November 2009 on a private placement basis to accredited investors only. As of March 31, 2013, we had approximately $37.5 million in principal amount of Series I Secured notes outstanding.  This offering was closed in November 2011.

The weighted-average interest rate of our outstanding Series I Secured notes as of March 31, 2013 was 8.25% and the weighted-average maturity at that date was 1.39 years.  The Series I Secured notes have renewal features.  Since we first issued our Series I Secured notes, we have experienced $93,333,000 in maturities, of which $73,845,000 has renewed for an additional term as of March 31, 2013. This has provided us with an aggregate renewal rate of approximately 79% for investments in our subsidiary secured notes. Future contractual maturities of Series I Secured notes payable at March 31, 2013 are as follows:

Years Ending December 31,
Nine months ending December 31, 2013	$15,316,000
2014	10,348,000
2015	5,692,000
2016	1,273,000
2017	4,085,000
Thereafter	754,000
$37,468,000

The weighted-average interest rate of our outstanding Renewable Secured Debentures as of March 31, 2013 was 7.60% and the weighted-average maturity at that date was 2.82 years.  Our Renewable Secured Debentures have renewal features.  Since we first issued our Renewable Secured Debentures, we have experienced $3,960,000 in maturities, of which $3,004,000 has renewed for an additional term as of March 31, 2013.  This has provided us with an aggregate renewal rate of approximately 76% for investments in our Renewable Secured Debentures. Future contractual maturities of Renewable Secured Debentures at March 31, 2013 are as follows:

Years Ending December 31,
Nine months ending December 31, 2013	$12,001,000
2014	12,968,000
2015	25,045,000
2016	11,200,000
2017	6,001,000
Thereafter	13,185,000
$80,400,000

The Renewable Secured Debentures and Series I Secured notes are secured by all our assets, and are subordinate to our revolving credit facility with Autobahn/DZ Bank.  The Renewable Secured Debentures and Series I Secured notes are pari passu with respect to our assets pursuant to an inter-creditor agreement (see notes 7 and 8 to our consolidated financial statements).

We maintain a $100 million revolving credit facility with Autobahn/DZ Bank through our wholly owned subsidiary GWG DLP Funding II, or DLP Funding II. As of March 31, 2013, we had $79.0 million outstanding under the revolving credit facility and maintained an available borrowing base surplus of $0.4 million (see note 6 to our condensed consolidated financial statements).

We expect to meet our ongoing operational capital needs through a combination of policy benefit revenues, origination fees, and proceeds from financing transactions. We expect to meet our policy acquisition, servicing, and financing capital needs principally from the receipt of policy benefit revenues from our portfolio of life insurance policies, net proceeds from our offering of Renewable Secured Debentures, and from our revolving credit facility. Because we only receive origination fees when we purchase a policy, our receipt of those fees is contingent upon our consummation of policy purchases, which is, in turn, contingent upon our receipt of external funding. Despite recent adverse capital market conditions, including a prolonged credit crisis, we demonstrate continued access to credit and financing markets.  Furthermore, we expect to begin receiving insurance benefit payments on our portfolio of life insurance policies as the average age of the insureds increase and mortality events occur over time—which we expect to begin more significantly in 2015 and steadily increasing until 2018. As a result of the foregoing, we estimate that our liquidity and capital resources are sufficient for our current and projected financial needs. Nevertheless, if we are unable to continue our offering of Renewable Secured Debentures for any reason, and we are unable to obtain capital from other sources, we expect that our business would be materially and adversely affected. In addition, our business would be materially and adversely affected if we did not receive the policy benefits we forecast and if holders of our Renewable Secured Debentures or Series I Secured notes failed to renew with the frequency we have historically experienced. In such a case, we could be forced to sell our investments in life insurance policies, in order to service or satisfy our debt-related obligations and continue to pay policy premiums.

Capital expenditures have historically not been material and we do not anticipate making material capital expenditures in 2013 or beyond.

Debt Financings Summary

We had the following outstanding debt balances as of March 31, 2013:

Issuer/Borrower	Principal Amount Outstanding	Weighted Average Interest Rate
GWG Holdings, Inc. - Renewable Secured Debentures	$80,400,000	7.60%
GWG Life Settlements, LLC -Series I Notes, secured	37,468,000	8.25%
GWG DLP Funding II, LLC - Revolving credit facility	79,000,000	6.26%
Total	$196,868,000	7.19%

Our total credit facility and other indebtedness balance as of March 31, 2013 was $196,868,000. The total outstanding face amount under our Series I Secured notes outstanding at March 31, 2013 was $37,468,000, less unamortized selling costs of $824,000, plus $30,000 of redemptions in process, resulting in a carrying amount of $36,674,000.  The total outstanding face amount of Renewable Secured Debentures outstanding at March 31, 2013 was $80,400,000 plus $1,015,000 of subscriptions in process, less unamortized selling costs of $3,656,000, resulting in a carrying amount of $77,759,000.  The fair value of our investments in life insurance policies of $185,020,000 plus our cash balance of $34,552,000 and our restricted cash balance of $6,624,000, totaled $226,196,000, representing an excess of portfolio assets over secured indebtedness of $29,328,000 at March 31, 2013. The Renewable Secured Debentures and Series I Secured notes are secured by all our assets and are subordinate to our revolving credit facility with Autobahn/DZ Bank.  The Renewable Secured Debentures and Series I Secured notes are pari passu with respect to shared collateral pursuant to an inter-creditor agreement.

On January 29, 2013, GWG Holdings entered into an Amended and Restated Credit and Security Agreement with Autobahn Funding Company LLC, as the conduit lender, and DZ Bank AG Deutsche Zentral-Genossenschaftsbank, as the committed lender and as the agent on behalf of secured parties under such agreement.  The Amended and Restated Credit and Security Agreement extends the maturity date of borrowings made by the Company’s subsidiary, GWG DLP Funding II, LLC, to December 31, 2014, and removes certain GWG-related parties to the original Credit and Security Agreement dated June 15, 2008.  In connection with the Amended and Restated Credit and Security Agreement, GWG Holdings and its subsidiaries entered into certain other agreements and amendments and restatement of earlier agreements entered into in connection with the original Credit and Security Agreement.  Included among these other agreements was a Reaffirmation and Modification Agreement that reaffirms the performance guaranty that GWG Holdings earlier provided in connection with the original Credit and Security Agreement to DZ Bank AG Deutsche Zentral-Genossenschaftsbank, as agent.

Cash Flows

The payment of premiums and servicing costs to maintain life insurance policies represents our most significant requirement for cash disbursement. When a policy is purchased, we are able to calculate the minimum premium payments required to maintain the policy in-force. Over time as the insured ages, premium payments will increase; however, the probability of actually needing to pay the premiums decreases since mortality becomes more likely. These scheduled premiums and associated probabilities are factored into our expected internal rate of return and cash-flow modeling. Beyond premiums, we incur policy servicing costs, including annual trustee and tracking costs, and debt servicing costs, including principal and interest payments. Until we receive a stable amount of proceeds from the policy benefits, we intend to pay these costs from our credit facility and through the issuance of debt securities. We presently expect that by 2015, the cash inflows from the receipt of policy benefits will exceed the premium obligations on the remaining life insurance policies held within the portfolio.

We expect to begin servicing and paying down our outstanding indebtedness from these cash flows when we receive payments from the policy benefits.  See “Business—Portfolio Management.”

The amount of payments that we will be required to make over the next five years to cover the payment of premiums and servicing costs to maintain the current portfolio of life insurance policies is set forth in the table below.

Year	Premiums and Servicing
Nine months ending December 31, 2013	$15,781,000
2014	21,166,000
2015	22,903,000
2016	25,054,000
2017	27,452,000
Total	$112,356,000

Most of the insurance policies owned by our wholly owned subsidiary, GWG DLP Funding II, are subject to a collateral arrangement with the agent to our revolving credit lender, as described in note 6 to the consolidated financial statements. Under this arrangement, collection and escrow accounts are used to fund purchases and premiums of the insurance policies and to pay interest and other charges under our revolving credit facility. The lender and its agent must authorize all disbursements from these accounts, including any distributions to GWG Life or Holdings. Distributions are limited to an amount that would result in the borrowers (GWG DLP Funding II, LLC, GWG Life Settlements, LLC, and GWG Holdings, Inc.) realizing an annualized rate of return on the equity funded amount for such assets of not more than 18%, as determined by the agent. After such amount is reached, the credit agreement requires that excess funds be used to fund repayments or a reserve account in a certain amount before any additional distributions may be made. In the future, these arrangements may restrict the cash flows available for payment of principal and interest on our debt obligations.

Inflation

Changes in inflation do not necessarily correlate with changes in interest rates. We presently do not foresee any material impact of inflation on our results of operations in the periods presented in our consolidated financial statements.

Off-Balance Sheet Arrangements

Operating Lease - The Company entered into an office lease with U.S. Bank National Association as the landlord. The lease was effective April 22, 2012 with a term through August 31, 2015. The lease is for 8,881 square feet of office space located at 220 South Sixth Street, Minneapolis, Minnesota. The Company is obligated to pay base rent plus common area maintenance and a share of the building operating costs. Minimum lease payments under the lease are as follows:

Nine months ending December 31, 2013	$74,000
2014	$104,000
2015	$70,000
Total	$248,000

Credit Risk

We review the credit risk associated with our portfolio of life insurance policies when estimating its fair value. In evaluating the policies’ credit risk we consider insurance company solvency, credit risk indicators, economic conditions, ongoing credit evaluations, and company positions. We attempt to manage our credit risk related to life insurance policies typically by purchasing policies issued only from companies with an investment grade credit rating by either Standard & Poor’s, Moody’s, or A.M. Best Company.  As of March 31, 2013, 99.03% of our life insurance policies, by face value benefits, were issued by companies that maintained an investment grade rating (BBB- or better) by Standard & Poor’s.

Interest Rate Risk

Our credit facility is floating-rate financing. In addition, our ability to offer interest rates that attract capital (including in the offer and sale of Renewable Secured Debentures) is generally impacted by prevailing interest rates. Furthermore, while our other indebtedness provides us with fixed-rate financing, our debt coverage ratio is calculated in relation to our total cost of financing. Therefore, fluctuations in interest rates impact our business by increasing our borrowing costs, and reducing availability under our debt financing arrangements. Furthermore, we calculate our portfolio earnings based upon the spread generated between the return on our life insurance portfolio and the cost of our financing. As a result, increases in interest rates will reduce the earnings we expect to achieve from our investments in life insurance policies.

Non-GAAP Financial Measures

We use non-GAAP financial measures when evaluating our financial results, for planning and forecasting purposes, and for maintaining compliance with covenants contained in our borrowing agreements. Non-GAAP financial measures disclosed by management are provided as additional information to investors in order to provide them with an alternative method for assessing our financial condition and operating results. These non-GAAP financial measures are not in accordance with GAAP and may be different from non-GAAP measures used by other companies, including other companies within our industry.  This presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for comparable amounts prepared in accordance with GAAP. See the notes to our consolidated financial statements and our audited financial statements contained herein.

We have elected to carry our investments in life insurance policies at fair value in accordance with ASC 325-30, Investments in Life Insurance Contracts. Accordingly, we value our investments in life insurance policies at the conclusion of each reporting period in accordance with GAAP fair value accounting principles.  In addition to GAAP, we are required to report non-GAAP financial measures to Autobahn/DZ Bank under certain financial covenants made to that lender under our revolving credit facility. As indicated above, we also use non-GAAP financial reporting to manage and evaluate the financial performance of our business.

GAAP-based fair value requires us to mark-to-market our investments in life insurance policies, which by its nature, is based upon Level 3 measurements that are unobservable.  As a result, this accounting treatment imports financial market volatility and subjective inputs into our financial reporting. We believe this type of accounting reporting is at odds with one of the key attractions for purchasing life insurance policies: The non-correlated nature of the returns to be derived from such policies. Therefore, in contrast to a GAAP-based fair valuation, we seek to measure the accrual of the actuarial gain occurring within life insurance policies at their expected internal rate of return based on statistical mortality probabilities for an insured (using primarily the insured’s age, sex and smoking status). The expected internal rate of return tracks actuarial gain occurring within the policies according to a mortality table as the insureds’ age increases.  By comparing the actuarial gain accruing within our life insurance policies against our costs during the same period, we can estimate, manage and evaluate the overall financial profitability of our business without regard to mark-to-market volatility. We use this information to balance our life insurance policy purchasing and manage our capital structure, including the issuance of debt and utilization of our other sources of capital, and to monitor our compliance with borrowing covenants. We believe that these non-GAAP financial measures provide information that is useful for investors to understand period-over-period operating results separate and apart from fair value items that may, or could, have a disproportionately positive or negative impact on results in any particular period.

Our credit facility requires us to maintain a “positive net income” and “tangible net worth” each of which are calculated on an adjusted non-GAAP basis on the method described above, without regard to GAAP-based fair value measures.  In addition, our revolving credit facility requires us to maintain an “excess spread,” which is the difference between (i) the weighted average of our expected internal rate of return of our portfolio of life insurance policies and (ii) the weighted average of our credit facility’s interest rate.  These calculations are made using non-GAAP measures in the method described below, without regard to GAAP-based fair value measures.

In addition, our Renewable Secured Debentures and Series I subsidiary secured notes require us to maintain a “debt coverage ratio” designed to ensure that the expected cash flows from our portfolio of life insurance policies is able to adequately service our total outstanding indebtedness. In addition, our Renewable Secured Debentures requires us to maintain a “subordination ratio” which limits the total amount of indebtedness that can be issued senior in rank to the Renewable Secured Debentures and Series I subsidiary secured notes.  These ratios are calculated using non-GAAP measures in the method described below, without regard to GAAP-based fair value measures.

Adjusted Non-GAAP Net Income.  Our credit facility requires us to maintain a positive net income calculated on an adjusted non-GAAP basis. We calculate the adjusted net income by recognizing the actuarial gain accruing within our life insurance policies at the expected internal rate of return of the policies we own without regard to fair value.  We net this actuarial gain against our costs during the same period to calculate our net income on a non-GAAP basis.

Three months ended March 31,	2013	2012
GAAP net income (loss)	$67,000	$(2,153,000)
Unrealized fair value gain (1)	(11,495,000)	(602,000)
Adjusted cost basis increase (2)	10,256,000	1,581,000
Accrual of unrealized actuarial gain (3)	5,033,000	4,056,000
Total adjusted non-GAAP income (4)	$3,861,000	$2,882,000

(1)	Reversal of unrealized fair value gain of life insurance policies for current period.
(2)	Adjusted cost basis is increased to include those acquisition and servicing expenses which are not capitalized by GAAP.
(3)	Accrual of actuarial gain at expected internal rate of return based on investment cost basis for the period.
(4)	We must maintain an annual positive consolidated net income, calculated on a non-GAAP basis, to maintain compliance with our revolving credit facility with DZ Bank/Autobahn.

Below is a full non-GAAP statement of operations in the form that we prepare and use internally to assess our performance, and that we provide to Autobahn/DZ Bank in satisfaction of certain covenants under our revolving credit facility.

Non-GAAP statement of operations:

Three months ended March 31,	2013	2012
Income
Investments in life settlement contracts (Unrealized)	$5,033,000	$4,055,000
Investments in life settlement contracts (Realized)	2,510,000	-
Origination fees and other income	1,446,000	150,000
Total Income	8,989,000	4,205,000

Expenses
Operations	4,042,000	1,951,000
Facility, Series I secured notes and renewable secured debentures marketing and deferred financing costs	520,000	509,000
Total Expenses	4,562,000	2,461,000
Net income before tax	4,427,000	1,744,000

Income tax expense (benefit)	566,000	(1,139,000)

Net Income	$3,861,000	$2,882,000

Income per share
Basic and diluted	$0.39	$0.29
Fully diluted assuming conversion of preferred stock	$0.26	$0.22

Weighted average shares outstanding
Basic and diluted	9,989,000	9,989,000
Fully diluted assuming conversion of preferred stock	15,014,881	13,260,188

Adjusted Non-GAAP Tangible Net Worth.  Our revolving credit facility requires us to maintain a tangible net worth in excess of $15 million calculated on an adjusted non-GAAP basis.  We calculate the adjusted tangible net worth by recognizing the actuarial gain accruing within our life insurance policies at the expected internal rate of return of the policies we own without regard to fair value.  We net this actuarial gain against our costs during the same period to calculate our tangible net worth on a non-GAAP basis.

	As of March 31, 2013	As of December 31, 2012
GAAP net worth (1)	$22,608,000	$22,644,000
Less intangible assets	(5,902,000)	(3,650,000)
GAAP tangible net worth	16,706,000	18,994,000
Unrealized fair value gain (2)	(86,901,000)	(75,406,000)
Adjusted cost basis increase (3)	77,279,000	67,123,000
Accrual of unrealized actuarial gain (4)	32,877,000	27,845,000
Total adjusted non-GAAP tangible net worth (5)	$39,961,000	$38,556,000

(1)	Includes termination of redeemable member’s interest prior to corporate conversion and preferred stock classified as temporary equity.
(2)	Reversal of cumulative unrealized fair value gain or loss of life insurance policies.
(3)	Adjusted cost basis is increased by acquisition and servicing expenses which are not capitalized under GAAP.
(4)	Accrual of cumulative actuarial gain at expected internal rate of return based on investment cost basis.
(5)	We must maintain a total adjusted non-GAAP tangible net worth of $5 million to maintain compliance with our revolving credit facility with DZ Bank/Autobahn.

Excess Spread. Our revolving credit facility requires us to maintain a 2.00% “excess spread” between our weighted-average expected internal rate of return of our portfolio of life insurance policies and the credit facility’s interest rate. A presentation of our excess spread and our total excess spread is set forth below. Management uses the “total excess spread” to gauge expected profitability of our investments, and uses the “excess spread” to monitor compliance with our borrowing

	As of March 31, 2013	As of December 31, 2012
Weighted-average expected IRR (1)	12.92%	12.84%
Weighted-average revolving credit facility interest rate (2)	6.26%	2.02%
Excess spread (3)	6.66%	10.82%
Total weighted-average interest rate on indebtedness for borrowed money (4)	7.19%	5.39%
Total excess spread	5.73%	7.45%

(1)
This represents the weighted-average expected internal rate of return of the life insurance policies as of the measurement date based upon our investment cost basis of the insurance policies and the expected cash flows from the life insurance portfolio. The expected internal rate of return as of December 31, 2012 includes an adjustment to increase, by an average of 8.67%, any life expectancy provided by 21st Services.  As a result of this adjustment, our expected internal rate of return at December 31, 2012 decreased from 14.27% to 12.84%. Our investment cost basis is calculated as our cash investment in the life insurance policies, without regard to GAAP-based fair value measurements, and is set forth below:

Investment Cost Basis	As of March 31, 2013	As of December 31, 2012
GAAP fair value	$185,020,000	$164,317,000
Unrealized fair value gain (A)	(86,901,000)	(75,406,000)
Adjusted cost basis increase (B)	77,279,000	67,123,000
Investment cost basis (C)	$175,398,000	$156,034,000

(A)	This represents the reversal of cumulative unrealized GAAP fair value gain of life insurance policies.
(B)	Adjusted cost basis is increased to include those acquisition and servicing expenses that are not capitalized by GAAP.
(C)	This is the full cash investment cost basis in life insurance policies from which our expected internal rate of return is calculated.

(2)	This is the weighted-average revolving credit relating to our revolving credit facility interest rate as of the measurement date.
(3)	We must maintain an excess spread of 2.00% relating to our revolving credit facility to maintain compliance under such facility.

(4)	Represents the weighted-average interest rate paid on all outstanding indebtedness as of the measurement date, determined as follows:

Outstanding Indebtedness	As of March 31, 2013	As of December 31, 2012
Revolving credit facility	$79,000,000	$71,000,000
Series I Subsidiary secured notes	37,468,000	38,570,000
Renewable Secured Debentures	80,400,000	57,609,000
Total	$196,868,000	$167,179,000

Interest Rates on Indebtedness
Revolving credit facility	6.26%	2.02%
Series I subsidiary secured notes	8.25%	8.22%
Renewable Secured Debentures	7.60%	7.65%
Weighted-average interest rates on indebtedness	7.19%	5.39%

Debt Coverage Ratio and Subordination Ratio. Our Renewable Secured Debentures and Series I subsidiary secured notes requires us to maintain a “debt coverage ratio” of less than 90%.  The “debt coverage ratio” is calculated by dividing the sum of our total indebtedness by the sum of our cash and cash equivalents and the net present value of the life insurance portfolio. The “subordination ratio” for our Renewable Secured Debentures is calculated by dividing the total indebtedness that is senior to Renewable Secured Debentures and Series I subsidiary secured notes by the sum of the company’s cash and cash equivalents and the net present value of the life insurance portfolio.  The “subordination ratio” must be less than 50%.  For purposes of both ratio calculations, the net present value of the life insurance portfolio is calculated using a discount rate equal to the weighted average interest rate of all indebtedness.

	As of March 31, 2013	As of December 31, 2012
Life insurance portfolio policy benefits	$639,755,000	$572,246,000
Discount rate of future cash flows	7.19%	5.39%
Net present value of Life insurance portfolio policy benefits	$247,776,000	$248,702,000
Cash and cash equivalents	41,176,000	29,590,000
Total Coverage	288,952,000	278,292,000

Revolving credit facility	79,000,000	71,000,000
Series I Subsidiary secured notes	37,468,000	38,570,000
Renewable Secured Debentures	80,400,000	57,609,000
Total Indebtedness	$196,868,000	$167,179,000

Debt Coverage Ratio	68.13%	60.07%
Subordination Ratio	27.34%	25.51%

As of March 31, 2013, we were in compliance with both the debt coverage ratio and the subordination ratio as required under our related financing agreements for Renewable Secured Debentures and Series I subsidiary secured notes.

BUSINESS

Overview

We are engaged in the emerging secondary market for life insurance policies. We acquire life insurance policies in the secondary market from policy owners desiring to sell their policies at a discount to the face value of the insurance benefit. Once we purchase a policy, we continue paying the policy premiums in order to ultimately collect the face value of the insurance benefit. We seek hold the individual policies to maturity, in order to ultimately collect the policy’s benefit upon the insured’s mortality. Our strategy is to build a profitable (purchased at discounts sufficient to provide a positive return on investment) and large portfolio of policies (greater than 300 policies) that are well diversified in terms of insurance carriers and the mortality profiles of insureds. We believe that diversification among insurers, mortality profiles, and medical conditions will lower our overall risk exposure, and that a larger number of individual policies (diversification in overall number) will provide our portfolio with greater actuarial stability.  See “—Our Portfolio and Operations” below for additional information.

As of December 31, 2012, we owned approximately $572 million in face value of life insurance policy benefits with an aggregate cost basis of approximately $156 million.  As of March 31, 2013, we owned approximately $640 million in face value of life insurance policy benefits with an aggregate cost basis of approximately $175 million. Aggregate cost basis includes our acquisition costs and ongoing maintenance and carrying costs. We have acquired this portfolio through a combination of the sale of secured notes by a subsidiary and our revolving credit facility. Our objective is to earn returns from the life insurance policies we purchase in the secondary market which are greater than the costs necessary to purchase and finance those policies to their maturity. We expect to accomplish our objective by:

●	purchasing life insurance policies with expected internal rates of returns in excess of our cost of capital;

●	paying the premiums and costs associated with the life insurance policy until the insured’s mortality;

●	obtaining a large and diverse portfolio to mitigate actuarial risk;

●	maintaining diversified funding sources to reduce our overall cost of financing;

●	engaging in hedging strategies that reduce potential volatility to our cost of financing; and

●	maintaining rigorous portfolio monitoring and servicing practices.

We intend to apply the proceeds of this offering, along with approximately $100 million potentially available to DLP Funding II under the revolving credit facility with Autobahn/DZ Bank, of which $21 million is currently available (subject to borrowing base limitations), to expand the portfolio of insurance policies we own, and finance those policies until their maturity.

Market

Life insurance companies earn substantial revenue windfalls due to the lapse and surrender of many insurance policies. These revenue windfalls have enabled life insurance companies to issue policies with reduced premiums. These two business practices create a profit opportunity for the life insurance secondary market. The profit opportunity is the difference, or “spread,” between (i) the cost of purchasing and maintaining a life insurance policy over the insured’s lifetime, and (ii) the policy’s benefit that will paid upon the insured’s mortality. The secondary market for life insurance policies has also been driven by the creation of life insurance policy pricing tools and actuarial modeling techniques developed by investors.

According to the American Council of Life Insurers Fact Book 2011 (ACLI), individuals owned over $10.48 trillion of face value of life insurance policies in the United States in 2010. This figure includes all types of policies, including term and permanent insurance known as whole life, universal life, variable life, and variable universal life. The secondary market for life insurance has developed around individuals aged 65 years or older owning either permanent insurance or term insurance convertible into permanent insurance. According to the ACLI, the average annual lapse rate and surrender rate of life insurance policies for the ten years ending 2010 was 7.2%, or over $712 billion in face value of policy benefits in 2010 alone.  These figures do not include group-owned life insurance, such as employer-provided life insurance, the market for which totaled over $7.83 trillion of face value of life insurance policies in the United States in 2010, and the policies of which exhibit similar lapse and surrender rates according to the ACLI.

Owners of life insurance policies generally allow them to lapse or surrender the policies for a variety of reasons, including: (i) unrealistic original earnings assumptions made when the policy was purchased, combined with higher premium payments later in the term of the policy than initially forecasted; (ii) increasing premium payment obligations as the insured ages; (iii) changes in financial status or outlook which cause the insured to no longer require life insurance; (iv) other financial needs that make the insurance unaffordable; or (v) a desire to maximize the policy’s investment value. Rather than allowing a policy to lapse as worthless, or surrendering a life insurance policy at a fraction of its inherent value, the sale of a life insurance policy in the secondary market can bring significant value to the policy owner.  The life insurance secondary market often pays policy sellers amounts ranging from two to ten times the surrender value that would otherwise be offered by the insurance carrier.

The market opportunity for selling and purchasing life insurance policies in the secondary market is relatively new. According to Conning Research & Consulting (Conning), the secondary market for life insurance policies grew from $2 billion in face value of life insurance policy benefits purchased in 2002 to over $12 billion in face value of life insurance policy benefits purchased in 2008. Since the credit crisis of 2008, capital has been slow to regain momentum and the market for policies sold in the secondary market is estimated to have returned to $2 billion in face value in 2011, states Conning.  Meanwhile, Conning reports that the fundamental appeal of the secondary market for life insurances remains that policy holders are offered value-added benefits and investors are offered assets with low correlation to equity markets and competitive returns.  Conning concludes that, given the current economic condition and investor sentiment, demand for life settlements may increase, and the market’s largest growth will likely come from companies which attract capital for those assets.

The rapidly aging population of individuals aged 65 years and older in United States supports our market opportunity. According to the United States Census Bureau (Bureau) the population age 65 and older is expected to more than double between 2012 and 2060, from 43.1 million to 92.0 million. With the increase in the number of the “oldest old” being even more dramatic — those 85 and older are projected to more than triple from 5.9 million to 18.2 million, reaching 4.3 percent of the total population states the Bureau.  Research published by Natixis Global Asset Management (NGAM) reports that retirees will be required to finance a larger portion of their retirement as the government’s ability to support them fades. Recently, legislation in two states has been proposed or adopted requiring the sale of one’s life insurance policy before becoming Medicaid eligible. Moreover, NGAM states that the economic downturn has taken a major toll on retirement savings, that a $6.6 trillion retirement savings deficit exists, and that a majority of individuals are on a path that will leave them financially unprepared for retirement.

To participate in the market opportunity, we have spent and intend to continue to spend significant resources: (i) developing a robust operational platform and systems for purchasing and servicing life insurance policies; (ii) obtaining requisite licensure to purchase life insurance in the secondary market; (iii) developing financing resources for purchasing and servicing life insurance policies; (iv) recruiting and developing a professional management team; (v) establishing origination relationships for purchasing life insurance policies in the secondary market; and (vi) developing a financing strategy to participate in this business sector.  We believe that the recent implementation of our financing strategy, Renewable Secured Debentures (sometimes simply referred to in this prospectus as our “debentures”), offers us a unique opportunity to attract capital and lead the future development of the life insurance secondary market.

As the life insurance secondary market has grown, a regulatory framework has been established to oversee the sale of life insurance policies in the secondary market. Since 2007, there has been a dramatic increase in the number of states that have adopted legislation and regulations. Today, almost every state has adopted some version of model laws prohibiting business practices deemed to be abusive and generally requiring the licensing of life insurance purchasers and brokers, the filing and approval of purchase agreements, disclosure of transaction fees and periodic reporting requirements. The widespread adoption of this regulatory framework by states has brought about standardized practices and procedures for purchasing life insurance policies in the secondary market. In addition, several states have modified their laws to adopt notice requirements for the benefit of life insurance owners, alerting them to the existence of the secondary market before they surrender their life insurance policy or allow it to lapse.

We believe the strengthened regulatory framework, along with the emergence of best practices adopted within the life insurance secondary market, has led to a growing awareness of the secondary market among life insurance agents and financial advisors. We expect this growing awareness, along with the demographic factors described above, will lead to continued growth in the secondary market for life insurance policies.

The secondary market for life insurance policies has also attracted global investor interest because investments in these policies can provide non-correlated investment diversification. The ability for investors to invest in the life insurance asset class comes as a result of the development of life insurance policy pricing tools and actuarial modeling techniques for valuing portfolios of life insurance policies. Standardized life insurance pricing tools and actuarial modeling software, including life expectancies, have provided foundational support for the development of the life insurance secondary market. The appeal for investors to achieve non-correlated diversification appears strong, particularly after the global recession of 2008. The appeal of non-correlation is that the underlying investment return is independent of the factors contributing to economic downturns such as real estate values, commodity prices, and stock market indices. In addition, many life insurance policies represent payment obligations from highly rated life insurance companies. As a result, investors can evaluate the expected risk premium they receive for investing in the asset class as compared to the credit profile of the underlying insurance company. The risk premium offered by the asset class, along with the non-correlated return profile has attracted a large number of investors seeking investment opportunities in the life insurance secondary market. As innovation and investor awareness of the secondary market for life insurance increases, we expect continued investor interest in the asset class.

Company History

After we were founded in 2006, we developed a platform to evaluate, purchase, service, and track life insurance policies purchased in the secondary market. Our original model was to operate as a joint venture with WestLB, AG, a German commercial bank, with the goal of having the bank securitize and sell the life insurance policies we purchased. During 2006 and 2007, we built an institutional platform to underwrite, purchase, service, and track life insurance policies purchased in the secondary market in conjunction with a $250 million revolving credit facility we obtained from WestLB. In 2008, however, WestLB informed us that they were abandoning their effort to securitize and sell our life insurance portfolio in light of the global economic and financial crisis. This resulted in a material change to our business plan, as we had earlier purchased the portfolio of life insurance policies in DLP Funding per WestLB’s mandate with the expectation these policies would be sold through a securitization. Subsequently, in 2010 we sold the original portfolio owned by DLP Funding.

Since 2008, we have focused on establishing diversified funding sources whose investment expectation is based on the purchase and finance of life insurance policies to their maturity—a buy-and-hold strategy—as opposed to the securitized sale of those assets prior to maturity. In July 2008, our wholly owned subsidiary GWG DLP Funding II, LLC, or “DLP Funding II,” established a $100 million credit facility with Autobahn Funding Company, LLC, a bank-sponsored commercial paper conduit administered by DZ Bank AG Deutsche Zentral-Genossenschaftsbank, or “DZ Bank.”  This credit facility was amended and restated in January 2013. In addition, our subsidiary GWG Life Settlements, LLC, or “GWG Life,” began selling Series I subsidiary secured notes to further finance the business.

Our Business Model

We generally purchase life insurance policies through secondary market transactions directly from the policy owner who originally purchased the life insurance in the primary market. Historically, we have purchased policies in the secondary market through a network of life insurance agents, life insurance brokers, and licensed providers who assist policy owners in accessing the secondary market.

Before we purchase a life insurance policy, we conduct an underwriting review that includes obtaining life expectancy estimates on each insured from third-party medical actuarial firms. We base our life expectancy estimates on the average of those two estimates. In the case of small face policies, which we define as life insurance policies with less than $250,000 in face value of policy benefits, we may choose not to obtain life expectancies from third-party medical actuarial firms, but rather use standard mortality tables to develop our own life expectancy of an insured. The policies we purchase are universal life insurance policies issued by rated life insurance companies. Universal life insurance is a type of permanent life insurance in which premium payments above the cost of insurance are credited to the “cash value” of the policy. The cash value is credited each month with interest based on the terms of the insurance policy agreement. If a universal life insurance policy were to lapse, the insured or other owner of the policy would nonetheless have a right to receive the cash value of the policy. Universal life insurance is different from “term” life insurance in that “term” life insurance does not have a cash value associated with it. We seek to purchase life insurance policies issued by rated life insurance companies with investment grade credit ratings by Standard & Poor’s (AAA through BBB), Moody’s (Aaa through Baa3), or A.M. Best Company (aaa through bbb). As of March 31, 2013, over 89.8% of life insurance policies in our portfolio were issued by companies rated “A” or better under the Standard & Poor’s rating system.

The price we are willing to pay for the policy in the secondary market is primarily a function of: (i) the policy’s face value; (ii) the life expectancy of the individual insured by the policy; (iii) the premiums expected to be paid over the life of the insured; (iv) market competition from other purchasers; and (v) the particular underwriting characteristics of the policy, relative to the characteristics of our portfolio of life insurance policies.

We seek to earn profits by purchasing policies at discounts to the face value of the insurance benefit. We purchase policies at discounts that are expected to exceed the costs necessary to pay premiums and financing and servicing costs through the date of the insured’s mortality. We rely on the actuarial life expectancy assumptions to estimate the expected mortality of the insureds within our portfolio. We seek to finance our life insurance policy purchases and payment of premiums and financing costs, until we receive policy benefits, through the sale of the debentures and the use of our revolving line of credit. In the past, we have also relied on the sale of our Series A preferred stock and Series I subsidiary secured notes.

We believe the socio-economic and demographic trends strongly support the long-term development of our market opportunity and that our business model provides significant advantages to both owners of life insurance policies and investors. For owners of life insurance, selling in the secondary market often provides significant value over that offered by the insurance carrier.  For investors, our earnings from life insurance policies are not correlated to traditional markets such as real estate, equity markets, fixed income markets, currency or commodities. We believe that by acquiring a large portfolio of well diversified life insurance policies, we will offer value to both owners of life insurance and investors seeking returns derived from non-correlated assets.

We have built our business with what we believe to be the following competitive strengths:

●
Industry Experience: We have actively participated in the development of the secondary market of life insurance as a principal purchaser and financier since 2006. Our position within the marketplace has allowed us to evaluate over 30,000 life insurance policies for possible purchase, thereby gaining a deep understanding of the variety of issues involved when purchasing life insurance policies in the secondary market. We have participated in the leadership of various industry associations and forums, including the Life Insurance Settlement Association and the Insurance Studies Institute. Our experience gives us confidence in building a portfolio of life insurance policies that will perform to our expectations.

●
Operational Platform: We have built an operational platform and systems for efficiently tracking, processing, and servicing life insurance policies that we believe provide competitive advantages when purchasing policies in the secondary marketplace, and servicing the policies once acquired.

●
Origination and Underwriting Practices: We seek to purchase life insurance policies that meet published guidelines on what policies would be accepted in a rated securitization. We purchase only permanent life insurance policies we consider to be non-contestable and that meet stringent underwriting criteria and reviews. We consider a life insurance policy to be “non-contestable” once applicable state law prohibits the insurer from challenging the validity of the policy due to fraud. In this regard, state non-contestability laws generally require a period of one to two years to elapse after the initial issuance of the policy before that policy is considered non-contestable under state law. Non-contestability laws do not, however, prevent an insurer from challenging the validity of a policy procured by fraud for lack of an insurable interest (such as is the case with stranger-originated life insurance policies).

●
Origination Relationships: We have established origination relationships with over 300 life insurance policy brokers and insurance agents who submit policies for our purchase or financing. Our referral base knows our underwriting standards for purchasing life insurance policies in the secondary market, which provides confidence in our bidding and closing process and streamlines our own due-diligence process.

●
Life Expectancy Methodology: We generally rely on at least two life expectancy reports from independent third-party medical actuary underwriting firms such as 21st Services, AVS Underwriting, Fasano Associates, and ISC Services to develop our life expectancy estimate.

●
Pricing Software and Methodology: We use actuarial pricing methodologies and software tools that are built and supported by leading independent actuarial service firms such as (“MAPS”) for calculating our expected returns.

●
Diversified Funding: We have actively developed diversified sources for accessing capital markets in support of our buy and hold strategy for our portfolio of life insurance policies, ranging from institutional bank financing and global capital markets, to a network of broker-dealers registered with FINRA, many of whom have participated in our Series I subsidiary secured notes financing or Series A preferred stock financing.

On the other hand, our business involves a number of challenges and risks described in more detail elsewhere in this prospectus, including the following:

●
Relatively New Market: The purchase and ownership of life insurance policies acquired in the secondary market is a relatively new and evolving market. Our ability to source and purchase life insurance policies at attractive discounts materially depends on the continued development of the secondary market for life insurance.  This includes the solvency of life insurance companies to pay the face value of the life insurance benefits, the accuracy of mortality assumptions, and other factors beyond our control.

●
Assumptions About Valuation of Our Assets: The valuation of our portfolio of life insurance policies, which is the principal asset on our balance sheet, requires us to make material assumptions that may ultimately prove to be incorrect. These assumptions include appropriate discount rates, cash flow projections, and actuarial life expectancies, any of which may ultimately prove to be inaccurate.

●
Ability to Expand Our Portfolio: Our business model relies on achieving actual results that are in line with the results we expect to attain from our investments in life insurance policy assets. In this regard, we believe that the larger portfolio of life insurance policies we own, the greater likelihood we will achieve actuarial results that match our expected results. Although we plan to expand the number of life insurance policies we own using proceeds raised from the sale of our Renewable Secured Debentures, we may be unable to meet this goal.  And, even if we attain the goal, we may not achieve the actuarial results we expect.

●
Reliance on Financing: We have chosen to finance our business almost entirely through the issuance of debt, including the sale of Renewable Secured Debentures, Series I subsidiary secured notes, and a senior revolving credit facility. Our business model expects that we will have continued access to financing in order to purchase a large and diversified portfolio of life insurance policies, and thereafter pay the attendant premiums and servicing costs of maintaining the portfolio. Our strategy is to build a profitable and larger portfolio of policies that is diversified in terms of insurance carriers and the medical conditions of insureds. We believe that diversification among insurers and medical conditions will lower our overall exposure risk, and that a larger number of policies (diversification in overall number) will provide our portfolio with greater actuarial stability.  We will be required to rely on our access to financing until such time as we experience a significant amount of mortality within our portfolio and begin receiving revenues from the receipt of insurance policy benefits.

●
Risk of Investment in Life Insurance Policies: Our investments in life insurance policies have inherent risks, including fraud and legal challenges to the validity of the policies, as well as the possibility of misleading information provided by the seller of the policy.

●
Effects of Regulation: Our business is subject to state regulation.  Changes in state laws and regulations governing our business, or changes in the interpretation of such laws and regulations, could negatively affect our business.

Our business also involves certain other challenges and risks described in the “Risk Factors” section of this prospectus.

Our Portfolio

Our portfolio of life insurance policies as of March 31, 2013, is summarized and set forth below:

Life Insurance Portfolio Summary
Total portfolio face value of policy benefits	$639,755,000
Average face value per policy	$2,722,000
Average face value per insured life	$2,990,000
Average age of insured (yrs.) *	81.5
Average life expectancy estimate (yrs.) *	7.62
Total number of policies	235
Demographics	66% Males; 34% Females
Number of smokers	No insureds are smokers
Largest policy as % of total portfolio	1.56%
Average policy as % of total portfolio	0.43%
Average Annual Premium as % of face value	3.26%

*  Averages presented in the table are weighted averages.

Our portfolio of life insurance policies as of March 31, 2013, organized by the insured’s current age and the associated policy benefits, is summarized below:

Distribution of Policy Benefits by Current Age of Insured

Min Age	Max Age	Policy Benefits	Distribution
65	69	$2,656,000	0.42%
70	74	47,817,000	7.47%
75	79	179,861,000	28.11%
80	84	228,635,000	35.74%
85	89	173,715,000	27.15%
90	95	7,071,000	1.11%
Total		$639,755,000	100.00%

Our portfolio of life insurance policies as of March 31, 2013, organized by the insured’s current age and number of policies owned, is summarized below:

Distribution of Policies by Current Age of Insured

Min Age	Max Age	Policies	Distribution
65	69	4	1.70%
70	74	17	7.23%
75	79	62	26.38%
80	84	87	37.03%
85	89	61	25.96%
90	95	4	1.70%
Total		235	100.00%

Our portfolio of life insurance policies as of March 31, 2013, organized by the insured’s estimated life expectancy and associated policy benefits, is summarized below:

Distribution of Policies by Current Life Expectancies of Insured

Min LE (Months)	Max LE (Months)	Policy Benefits	Distribution
144	168	$25,450,000	3.98%
120	143	72,797,000	11.38%
96	119	191,409,000	29.92%
72	95	162,702,000	25.43%
48	71	157,083,000	24.55%
24	47	30,314,000	4.74%
Total		$639,755,000	100.00%

We track concentrations of pre-existing medical conditions among insured individuals within our portfolio based on information contained in life expectancy reports. We track these medical conditions with ten primary disease categories: (1) cardiovascular, (2) cerebrovascular, (3) dementia, (4) cancer, (5) diabetes, (6) respiratory disease, (7) neurological disorders, (8) other, no disease, or multiple. Our primary disease categories are summary generalizations based on the ICD-9 codes we track on each insured individuals within our portfolio.  ICD-9 codes, published by the World Health Organization, are used worldwide for medical diagnoses and treatment systems, as well as morbidity and mortality statistics.

Our portfolio of life insurance policies as of March 31, 2013, organized by the primary disease categories of the insured and associated policy benefits, is summarized below:

Distribution of Policy Benefits by Primary Disease Category

Primary Disease Category	Policy Benefits	Distribution
Cancer	$37,400,000	5.85%
Cardiovascular	135,338,000	21.16%
Cerebrovascular	37,485,000	5.86%
Dementia	26,885,000	4.20%
Diabetes	35,967,000	5.62%
Multiple	154,510,000	24.15%
Neurological Disorders	14,600,000	2.28%
No Disease	66,486,000	10.39%
Other	87,384,000	13.66%
Respiratory Diseases	43,700,000	6.83%
Total Policy Benefits	$639,755,000	100.00%

The primary disease category represents a general category of impairment. Within the primary disease category, there are a multitude of sub-categorizations defined more specifically by ICD-9 codes. For example, a primary disease category of cardiovascular includes subcategorizations such as atrial fibrillation, heart valve replacement, coronary atherosclerosis, etc. In addition, individuals may have more than one ICD-9 code describing multiple medical conditions within one or more primary disease categories. Where an individual’s ICD-9 codes indicate medical conditions in more than one primary disease categories, we categorize the individual as having multiple primary disease categories. We expect to continue to develop and refine our identification and tracking on the insured individuals medical conditions as we manage our portfolio of life insurance policies.

The complete detail of the portfolio of all life insurance policies as of March 31, 2013, organized by the current age of the insured and the associated policy benefits, sex, estimated life expectancy (in months), issuing insurance carrier, and the credit rating of the issuing insurance carrier is set forth below:

Life Insurance Portfolio Detail
(as of March 31, 2013)

Policy Benefits	Sex	Age (1)	LE (2)	Carrier	S&P Rating
$156,538	F	65	138.6	New York Life Insurance Company	AA+
$500,000	M	68	115.5	Transamerica Life Insurance Company	AA-
$500,000	M	68	115.5	North American Company for Life And Health Insurance	A+
$1,500,000	M	69	121.9	Metropolitan Life Insurance Company	AA-
$1,167,000	M	70	51.8	Transamerica Life Insurance Company	AA-
$2,500,000	M	70	132.5	American General Life Insurance Company	A+
$500,000	M	71	85.1	Midland National Life Insurance Company	A+
$1,000,000	M	71	116.0	United of Omaha Life Insurance Company	A+
$3,000,000	M	71	118.7	AXA Equitable Life Insurance Company	A+
$2,000,000	M	71	148.5	American General Life Insurance Company	A+
$2,000,000	M	72	117.9	U.S. Financial Life Insurance Company	A+
$200,000	M	72	126.2	ING Life Insurance and Annuity Company	A-
$3,000,000	F	72	138.4	General American Life Insurance Company	AA-
$5,000,000	M	73	59.5	Lincoln Benefit Life Company	A+
$850,000	M	73	90.9	New York Life Insurance Company	AA+
$8,000,000	M	73	129.1	Metropolitan Life Insurance Company	AA-
$5,000,000	M	73	178.8	Prudential Life Insurance Company	AA-
$5,000,000	M	74	95.5	West Coast Life Insurance Company	AA-
$600,000	M	74	108.9	Protective Life Insurance Company	AA-
$1,000,000	M	74	119.0	Pacific Life Insurance Company	A+
$7,000,000	F	74	164.5	Pacific Life Insurance Company	A+
$2,000,000	F	75	63.5	Transamerica Life Insurance Company	AA-
$500,000	M	75	80.2	John Hancock Life Insurance Company (U.S.A)	AA-
$1,750,000	M	75	85.7	John Hancock Life Insurance Company (U.S.A)	AA-
$5,000,000	M	75	110.9	Jefferson-Pilot Life Insurance Company	AA-
$500,000	F	75	117.3	Columbus Life Insurance Company	AA+
$5,000,000	M	75	119.6	Transamerica Life Insurance Company	AA-
$2,840,000	M	75	126.0	Transamerica Life Insurance Company	AA-
$1,000,000	M	75	126.5	Metropolitan Life Insurance Company	AA-
$750,000	M	75	138.2	U.S. Financial Life Insurance Company	A+
$1,009,467	M	76	60.9	John Hancock Life Insurance Company (U.S.A)	AA-
$2,250,000	M	76	82.5	Massachusetts Mutual Life Insurance Company	AA+
$3,750,000	M	76	83.4	AXA Equitable Life Insurance Company	A+
$5,000,000	M	76	85.7	John Hancock Life Insurance Company (U.S.A)	AA-
$1,000,000	M	76	92.7	Sun Life Assurance Company of Canada (U.S.)	BBB
$4,000,000	M	76	93.7	MetLife Investors USA Insurance Company	AA-
$5,000,000	M	76	98.4	John Hancock Life Insurance Company (U.S.A)	AA-

$2,500,000	M	76	109.4	Massachusetts Mutual Life Insurance Company	AA+
$2,500,000	M	76	109.4	Massachusetts Mutual Life Insurance Company	AA+
$1,000,000	M	76	112.0	Metropolitan Life Insurance Company	AA-
$5,000,000	M	76	116.4	John Hancock Life Insurance Company (U.S.A)	AA-
$3,000,000	M	76	116.6	Principal Life Insurance Company	A+
$5,000,000	F	76	152.8	ING Life Insurance and Annuity Company	A-
$3,000,000	M	77	67.8	Pacific Life Insurance Company	A+
$3,000,000	M	77	67.8	Minnesota Life Insurance Company	A+
$3,000,000	M	77	67.8	Prudential Life Insurance Company	AA-
$130,000	M	77	70.4	Genworth Life Insurance Company	A-
$750,000	M	77	86.1	Lincoln National Life Insurance Company	AA-
$500,000	M	77	92.0	Transamerica Life Insurance Company	AA-
$5,000,000	M	77	96.7	John Hancock Life Insurance Company (U.S.A)	AA-
$3,601,500	M	77	98.6	Transamerica Life Insurance Company	AA-
$7,000,000	M	77	108.1	Lincoln Benefit Life Company	A+
$4,000,000	M	77	110.3	Jefferson-Pilot Life Insurance Company	AA-
$5,000,000	M	77	114.7	Principal Life Insurance Company	A+
$4,300,000	F	77	128.5	American National Insurance Company	A
$1,000,000	M	77	145.4	Empire General Life Assurance Corporation	AA-
$1,000,000	M	78	62.8	AXA Equitable Life Insurance Company	A+
$250,000	M	78	85.3	American General Life Insurance Company	A+
$5,000,000	M	78	98.2	AXA Equitable Life Insurance Company	A+
$5,000,000	M	78	98.2	AXA Equitable Life Insurance Company	A+
$8,000,000	M	78	105.0	AXA Equitable Life Insurance Company	A+
$1,750,000	M	78	107.8	AXA Equitable Life Insurance Company	A+
$2,000,000	F	78	110.9	Pacific Life Insurance Company	A+
$3,000,000	M	78	114.6	John Hancock Life Insurance Company (U.S.A)	AA-
$2,000,000	F	78	133.2	Transamerica Life Insurance Company	AA-
$3,000,000	M	78	135.3	Principal Life Insurance Company	A+
$5,000,000	M	79	63.6	AXA Equitable Life Insurance Company	A+
$3,000,000	M	79	88.6	Protective Life Insurance Company	AA-
$1,500,000	M	79	88.6	American General Life Insurance Company	A+
$1,680,000	F	79	91.5	AXA Equitable Life Insurance Company	A+
$1,250,000	F	79	96.2	Principal Life Insurance Company	A+
$2,000,000	M	79	98.8	Jefferson-Pilot Life Insurance Company	AA-
$2,000,000	M	79	99.0	Ohio National Life Assurance Corporation	AA
$1,000,000	M	79	99.0	Ohio National Life Assurance Corporation	AA
$7,000,000	M	79	113.8	Genworth Life Insurance Company	A-
$10,000,000	M	79	115.0	John Hancock Life Insurance Company (U.S.A)	AA-
$1,000,000	M	79	118.4	AXA Equitable Life Insurance Company	A+
$3,000,000	F	79	118.4	West Coast Life Insurance Company	AA-
$1,000,000	F	79	119.8	Jefferson-Pilot Life Insurance Company	AA-
$5,000,000	M	79	124.0	AXA Equitable Life Insurance Company	A+

$2,000,000	F	79	126.1	Transamerica Life Insurance Company	AA-
$550,000	M	79	137.0	Genworth Life Insurance Company	A-
$1,250,000	M	79	147.2	Metropolitan Life Insurance Company	AA-
$250,000	M	80	50.7	Jackson National Life Insurance Company	AA
$500,000	M	80	60.5	New York Life Insurance Company	AA+
$500,000	M	80	60.5	New York Life Insurance Company	AA+
$1,900,000	M	80	66.0	American National Insurance Company	A
$750,000	M	80	71.3	John Hancock Life Insurance Company (U.S.A)	AA-
$350,000	M	80	74.2	Reassure America Life Insurance Company	AA
$3,000,000	M	80	74.3	U.S. Financial Life Insurance Company	A+
$1,500,000	M	80	74.7	Pacific Life Insurance Company	A+
$5,000,000	M	80	83.4	Transamerica Life Insurance Company	AA-
$1,000,000	M	80	88.1	Lincoln National Life Insurance Company	AA-
$1,995,000	F	80	92.6	Transamerica Life Insurance Company	AA-
$4,000,000	M	80	92.8	Jefferson-Pilot Life Insurance Company	AA-
$5,000,000	F	80	94.5	Sun Life Assurance Company of Canada (U.S.)	BBB
$2,500,000	F	80	95.4	ING Life Insurance and Annuity Company	A-
$1,250,000	F	80	96.2	Columbus Life Insurance Company	AA+
$5,000,000	M	80	98.2	Jefferson-Pilot Life Insurance Company	AA-
$3,500,000	F	80	113.0	Jefferson-Pilot Life Insurance Company	AA-
$6,217,200	F	80	114.8	Phoenix Life Insurance Company	BB-
$5,000,000	M	80	130.4	American General Life Insurance Company	A+
$2,000,000	M	81	58.6	National Life Insurance Company	A
$500,000	M	81	60.3	West Coast Life Insurance Company	AA-
$5,000,000	M	81	75.1	Jefferson-Pilot Life Insurance Company	AA-
$10,000,000	F	81	76.2	American National Insurance Company	A
$5,000,000	M	81	77.7	AXA Equitable Life Insurance Company	A+
$4,500,000	M	81	79.3	AXA Equitable Life Insurance Company	A+
$2,000,000	M	81	85.9	Pacific Life Insurance Company	A+
$3,500,000	M	81	90.9	AXA Equitable Life Insurance Company	A+
$5,000,000	M	81	96.2	AXA Equitable Life Insurance Company	A+
$3,500,000	F	81	98.1	AXA Equitable Life Insurance Company	A+
$2,000,000	F	81	109.8	Jefferson-Pilot Life Insurance Company	AA-
$2,275,000	M	81	112.9	ING Life Insurance and Annuity Company	A-
$750,000	M	81	114.8	West Coast Life Insurance Company	AA-
$500,000	F	81	119.1	AXA Equitable Life Insurance Company	A+
$500,000	M	81	119.9	Metropolitan Life Insurance Company	AA-
$1,500,000	M	81	125.8	Jefferson-Pilot Life Insurance Company	AA-
$4,200,000	F	81	150.2	Transamerica Life Insurance Company	AA-
$829,022	F	82	36.0	Hartford Life and Annuity Insurance Company	BBB+
$4,000,000	M	82	56.1	John Hancock Life Insurance Company (U.S.A)	AA-
$500,000	M	82	60.7	Genworth Life Insurance Company	A-
$3,000,000	F	82	61.6	AXA Equitable Life Insurance Company	A+

$4,000,000	F	82	63.3	ING Life Insurance and Annuity Company	A-
$1,500,000	M	82	65.9	Transamerica Life Insurance Company	AA-
$2,700,000	M	82	71.1	John Hancock Life Insurance Company (U.S.A)	AA-
$1,000,000	M	82	74.1	Hartford Life and Annuity Insurance Company	BBB+
$1,500,000	M	82	76.2	AXA Equitable Life Insurance Company	A+
$1,703,959	M	82	81.4	Jefferson-Pilot Life Insurance Company	AA-
$2,500,000	F	82	83.0	American General Life Insurance Company	A+
$1,000,000	M	82	88.6	ING Life Insurance and Annuity Company	A-
$1,000,000	M	82	89.3	John Hancock Life Insurance Company (U.S.A)	AA-
$5,000,000	M	82	92.1	ING Life Insurance and Annuity Company	A-
$1,000,000	F	82	100.0	John Hancock Life Insurance Company (U.S.A)	AA-
$3,500,000	F	82	116.5	Lincoln Benefit Life Company	A+
$5,000,000	F	82	117.8	AXA Equitable Life Insurance Company	A+
$1,500,000	F	82	118.4	Lincoln Benefit Life Company	A+
$7,600,000	F	82	119.0	Transamerica Life Insurance Company	AA-
$6,000,000	F	82	119.8	American General Life Insurance Company	A+
$2,000,000	F	82	133.1	Lincoln Benefit Life Company	A+
$750,000	M	83	37.4	ING Life Insurance and Annuity Company	A-
$750,000	M	83	37.4	ING Life Insurance and Annuity Company	A-
$2,000,000	M	83	47.8	Transamerica Life Insurance Company	AA-
$1,000,000	M	83	49.9	John Hancock Life Insurance Company (U.S.A)	AA-
$2,000,000	M	83	54.4	Jefferson-Pilot Life Insurance Company	AA-
$1,800,000	M	83	58.1	John Hancock Variable Life Insurance Company	AA-
$1,000,000	M	83	64.5	John Hancock Life Insurance Company (U.S.A)	AA-
$1,500,000	M	83	72.0	ING Life Insurance and Annuity Company	A-
$1,500,000	M	83	72.0	ING Life Insurance and Annuity Company	A-
$2,000,000	M	83	81.5	AXA Equitable Life Insurance Company	A+
$1,750,000	M	83	81.5	AXA Equitable Life Insurance Company	A+
$2,000,000	M	83	84.8	Transamerica Life Insurance Company	AA-
$3,750,000	M	83	96.8	AXA Equitable Life Insurance Company	A+
$3,000,000	F	83	98.0	Sun Life Assurance Company of Canada (U.S.)	BBB
$2,000,000	F	83	103.6	AXA Equitable Life Insurance Company	A+
$1,365,000	F	83	111.5	Transamerica Life Insurance Company	AA-
$3,000,000	F	83	116.5	Transamerica Life Insurance Company	AA-
$5,000,000	F	83	129.0	American General Life Insurance Company	A+
$1,000,000	M	84	55.8	American General Life Insurance Company	A+
$5,000,000	M	84	65.0	Jefferson-Pilot Life Insurance Company	AA-
$1,000,000	M	84	73.8	John Hancock Life Insurance Company (U.S.A)	AA-
$2,000,000	M	84	73.8	John Hancock Life Insurance Company (U.S.A)	AA-
$5,000,000	M	84	83.2	Lincoln National Life Insurance Company	AA-
$8,500,000	M	84	84.9	Massachusetts Mutual Life Insurance Company	AA+
$1,200,000	M	84	93.6	Transamerica Life Insurance Company	AA-
$3,000,000	M	84	106.1	AXA Equitable Life Insurance Company	A+

$1,000,000	F	84	110.0	ING Life Insurance and Annuity Company	A-
$2,000,000	M	84	118.4	ING Life Insurance and Annuity Company	A-
$2,000,000	M	84	118.4	ING Life Insurance and Annuity Company	A-
$2,000,000	M	84	118.4	ING Life Insurance and Annuity Company	A-
$1,600,000	F	85	44.2	ING Life Insurance and Annuity Company	A-
$7,500,000	M	85	52.6	Jefferson-Pilot Life Insurance Company	AA-
$5,000,000	F	85	53.5	Transamerica Life Insurance Company	AA-
$2,000,000	M	85	58.7	John Hancock Life Insurance Company (U.S.A)	AA-
$1,000,000	F	85	60.3	West Coast Life Insurance Company	AA-
$2,000,000	F	85	60.3	West Coast Life Insurance Company	AA-
$500,000	F	85	61.9	Sun Life Assurance Company of Canada (U.S.)	BBB
$3,000,000	M	85	62.2	Transamerica Life Insurance Company	AA-
$200,000	M	85	62.9	Lincoln Benefit Life Company	A+
$5,570,000	F	85	68.0	ING Life Insurance and Annuity Company	A-
$5,570,000	F	85	68.0	ING Life Insurance and Annuity Company	A-
$2,500,000	M	85	70.0	Transamerica Life Insurance Company	AA-
$5,000,000	F	85	70.1	Penn Mutual Life Insurance Company	AA-
$4,445,467	M	85	70.4	Penn Mutual Life Insurance Company	AA-
$800,000	M	85	73.1	National Western Life Insurance Company	A
$1,000,000	F	85	75.8	New York Life Insurance Company	AA+
$1,000,000	M	85	78.1	AXA Equitable Life Insurance Company	A+
$250,000	M	85	81.9	Metropolitan Life Insurance Company	AA-
$1,682,773	M	85	87.1	Hartford Life and Annuity Insurance Company	BBB+
$4,000,000	F	85	90.6	Transamerica Life Insurance Company	AA-
$3,600,000	F	85	93.1	AXA Equitable Life Insurance Company	A+
$2,000,000	F	85	101.3	U.S. Financial Life Insurance Company	A+
$10,000,000	F	85	120.3	West Coast Life Insurance Company	AA-
$100,000	M	86	41.2	Protective Life Insurance Company	AA-
$100,000	M	86	41.2	Protective Life Insurance Company	AA-
$100,000	M	86	41.2	Protective Life Insurance Company	AA-
$8,985,000	M	86	47.3	Massachusetts Mutual Life Insurance Company	AA+
$1,500,000	M	86	52.4	Union Central Life Insurance Company	A+
$5,000,000	F	86	55.4	Massachusetts Mutual Life Insurance Company	AA+
$1,500,000	M	86	56.9	John Hancock Life Insurance Company (U.S.A)	AA-
$1,500,000	M	86	56.9	John Hancock Life Insurance Company (U.S.A)	AA-
$3,000,000	M	86	57.4	American General Life Insurance Company	A+
$4,785,380	F	86	58.6	John Hancock Life Insurance Company (U.S.A)	AA-
$2,500,000	M	86	59.2	Pacific Life Insurance Company	A+
$5,000,000	M	86	60.6	John Hancock Life Insurance Company (U.S.A)	AA-
$2,500,000	F	86	68.7	American General Life Insurance Company	A+
$1,803,455	F	86	69.6	Metropolitan Life Insurance Company	AA-
$1,529,270	F	86	69.6	Metropolitan Life Insurance Company	AA-
$3,500,000	F	86	70.7	Lincoln National Life Insurance Company	AA-

$500,000	M	86	72.1	Lincoln National Life Insurance Company	AA-
$5,000,000	M	86	85.1	AXA Equitable Life Insurance Company	A+
$2,225,000	F	86	92.4	Transamerica Life Insurance Company	AA-
$3,000,000	F	86	96.4	Massachusetts Mutual Life Insurance Company	AA+
$2,000,000	F	87	42.1	American General Life Insurance Company	A+
$5,000,000	F	87	45.1	Lincoln National Life Insurance Company	AA-
$3,000,000	F	87	53.5	Jefferson-Pilot Life Insurance Company	AA-
$1,203,520	M	87	58.4	Columbus Life Insurance Company	AA+
$3,500,000	F	87	69.1	John Hancock Life Insurance Company (U.S.A)	AA-
$1,500,000	F	87	71.1	Jefferson-Pilot Life Insurance Company	AA-
$600,000	F	87	71.9	Columbus Life Insurance Company	AA+
$5,000,000	F	87	73.0	ING Life Insurance and Annuity Company	A-
$2,500,000	F	87	73.9	AXA Equitable Life Insurance Company	A+
$2,500,000	F	87	73.9	AXA Equitable Life Insurance Company	A+
$1,350,000	F	87	76.4	Jefferson-Pilot Life Insurance Company	AA-
$715,000	F	87	82.6	Jefferson-Pilot Life Insurance Company	AA-
$5,000,000	F	88	41.9	John Hancock Life Insurance Company (U.S.A)	AA-
$5,000,000	M	88	51.6	John Hancock Life Insurance Company (U.S.A)	AA-
$1,000,000	F	89	30.5	Protective Life Insurance Company	AA-
$2,000,000	F	89	37.3	Pruco Life Insurance Company	AA-
$2,500,000	M	89	54.5	Columbus Life Insurance Company	AA+
$5,000,000	F	89	75.8	American General Life Insurance Company	A+
$1,000,000	F	90	27.8	American General Life Insurance Company	A+
$3,200,000	M	91	78.9	West Coast Life Insurance Company	AA-
$1,100,000	M	92	39.4	ING Life Insurance and Annuity Company	A-
$1,770,726	F	92	48.6	Aviva Life Insurance Company	A-
$639,755,000

(1)	The insured’s age is current as of the measurement date.
(2)
The insured’s life expectancy estimate, other than for a small face value insurance policy benefit, is the average of two life expectancy estimates provided by independent third-party medical actuarial underwriting firms at the time of purchase, actuarially adjusted through the measurement date. This listing includes an adjustment increase of an average of 8.67% to life expectancies provided by 21st Services. Numbers in this coloumn represent months. For more information, see disclosure below under the caption “Pricing Life Insurance Policies.”

Obtaining Life Insurance Policies

We seek to purchase life insurance policies nationwide. In general, we work directly with consumers to purchase their policies in states where we hold proper licensure, and in states where we are not licensed we work through other licensed providers. Policy sourcing typically begins with life insurance agents that identify policy owners who should consider selling a life insurance policy. The agents typically work with professional life insurance policy brokers specializing in packaging the policies for presentation to potential purchasers. Their packaging includes obtaining medical records on the insured, life expectancy estimates from medical actuarial firms, current insurance policy illustrations, and other information needed to enable potential purchasers to properly evaluate the policy. The purchasers may work directly in the market or through “providers” who represent investors. Once potential purchasers have evaluated the policy, the policy is typically sold through an auction process whereby brokers facilitate competing bids from purchasers, concurrently negotiating fees. The highest bidder typically wins the auction, but not always. Brokers and agents also consider the track record of the purchaser and will sometimes award the policy to the purchaser most likely to get the sale of the policy closed. This has been one of our advantages, as we have developed a network of brokers throughout the United States who have advised us that they recognize that our purchase criteria and bids are reliable. This enables the brokers to focus on policy referrals, thus filtering out policies they know we will not consider, and maximizing their return on effort to close the sale of a policy.  Recently we began reviewing the opportunity to purchase individual policies for sale in the tertiary market.  In the future, we expect to develop new channels for obtaining life insurance policies by soliciting owners of policies directly, which may eliminate fees we pay brokers and competition we experience when a policy is auctioned by a broker.  While these new channels are unproven, we believe that consumer awareness of the life insurance secondary market is relatively low and as a result, provides a significant growth opportunity for our business.

We maintain membership affiliations and representation within key industry groups, such as the Life Insurance Settlement Association. Our Chairman, Paul Siegert, currently serves as Vice Chairman of the Life Insurance Settlement Association.  We typically sponsor events and/or maintain a trade booth at events where we are able to maintain contacts with existing life settlement brokers and meet new brokers to submit policies for purchase.

Life Insurance Policy Underwriting and Purchasing Process

The process used to value and underwrite life insurance policies is relatively new and continues to be refined. We underwrite and service all the life insurance policies that we purchase. When we identify a suitable client owning a life insurance policy that meets our purchasing criteria, we seek to purchase the policy at a discount sufficient to provide us with an expected internal rate of return that meets our internal guidelines. Once our offer to purchase a policy is accepted, we enter into a policy purchase agreement with the seller. This agreement gives us the right to, among other things, pay premiums, collect policy benefits, file collateral assignments, change the ownership, and obtain medical records. The terms of the agreement are standardized and regulated by most states.

We maintain an underwriting department with experience in underwriting life insurance policies for purchase in the secondary market. The underwriting due diligence process consists of a careful review and analysis of available materials related to a life insurance policy and the covered individual. The goal of the underwriting process is to make an informed purchasing decision with respect to the life insurance policy. While we believe that our underwriting policies and practices are consistent with industry best practices, it is possible that the processes may change or may not accurately reflect actual mortality experience or catch fraud or deception by sellers. To the extent the underwriting is not accurate or we are subject to fraud or deception by sellers, the performance of policies may be different from the expected results, which could adversely affect profitability.

Life Insurance Policy Characteristics

We purchase universal life insurance policies whose insureds are 65 years or older and whose actuarial life expectancies are less than 168 months. In some cases, however, we purchase term life insurance policies that are convertible into universal life insurance policies, depending on the analysis of the life insurance policy and the insured’s life expectancy. The life expectancy is the number of months the insured is expected to live based upon 50% mortality (meaning roughly half of the individuals with similar age, sex, smoking and medical statuses will have died within that number of months), which is in turn based upon actuarial studies. We purchase life insurance policies with the goal that the average life expectancy in the portfolio generally will not exceed 144 months. The requirements as to which life insurance policies we will purchase are set forth in the indenture. We reserve the right to disqualify some life insurance companies or categories of life insurance policies for purchasing in our sole discretion.

We purchase life insurance policies that have been in force for more than two years from the policy issuance date and meet our other underwriting guidelines. Our underwriting and business development departments use pricing and credit criteria that are similar to those used by other institutions that finance similar assets. We use two life expectancy reports for assessing the value of the life insurance policies, unless the life insurance policy is a small face (defined as a policy with $250,000 in face value benefits or less) in which case we may estimate the life expectancy using actuarial mortality table assumptions. In addition, we review the relevant historical, projected and actual premium streams to assess the accuracy of the pricing expectations and identify any variance from projected premium levels, as well as the cause of such variance. This includes a periodic review of the policy’s premium payment history and ongoing confirmations of account values with life insurance companies.

Pricing Life Insurance Policies

Pricing involves an analysis of both the policy and the insured. An analysis of the insurance policy starts with an illustration obtained from the insurance company providing a schedule of level premium payments until the insured reaches age 125. Then, utilizing pricing software now owned by Modeling Actuarial Pricing Systems, Inc. (“MAPS”), we reverse engineer the premium schedule of the policy to determine a premium schedule that provides for the minimum payments required to keep the policy in effect. An analysis of the insured involves an actuarial evaluation of the insured’s probable mortality at different points in the future—the mortality curve. This analysis covers the insured’s entire projected lifespan using estimates generated by third-party medical actuarial underwriting firms (“life expectancy reports”).

In determining the life expectancy estimate, we require at least two life expectancy reports from independent medical actuarial underwriting firms, unless the life insurance policy is a small face (defined as a policy with $250,000 in face value benefits or less) in which case we may estimate the life expectancy using actuarial mortality table assumptions.   The health of the insured is summarized by the underwriters in a written health assessment based on the review of the insured’s historical and current medical records. Underwriting assesses the characteristics and health risks of the insured in order to quantify the health into a mortality rating that represents their life expectancy. We average the life expectancy estimates provided by two independent medical actuarial underwriting firms to form our life expectancy estimate.

By combining the optimized premiums and the insured’s life expectancy estimate within the MAPS software, we generate detailed information, including the expected mortality curve over the insured’s total projected lifespan; the expected premiums and related costs over the insured’s total projected lifespan; the expected policy benefit paid over the insured’s total projected lifespan; the account values within the policy; and the expected internal rate of return we will achieve at various purchase prices. From this information set, we are able to calculate the present value of the life insurance policy by discounting the anticipated cash flows at the sought for internal rate of return using the probabilistic pricing methodology employed by the MAPS program. The price of the policy, or its value, is the present value of the policy’s cash flows discounted at our expected internal rate of return. We expect that we will realize an operating profit as long as we are able to acquire and service life insurance policies that generate yields in excess of our borrowing and operating costs.

On January 22, 2013, one of the independent medical actuarial underwriting firms we utilize, 21st Services, announced advancements in its underwriting methodology, resulting in revised estimated life expectancy mortality tables for life settlement transactions.  We have been advised by 21st Services that the changes are very granular and relate to both specific medical conditions and lifestyles of insureds.  These changes are the result of the application of additional medical information that has been gathered by 21st Services over a period of time, and which has now been applied to the inputs and methodologies used to develop actuarial life expectancies.   While we do not believe these revised methodologies indicate the previous estimated life expectancies were inaccurate, we believe the revised methodologies provide additional information that should be considered in updating our life expectancy estimates of the insureds within our portfolio as of December 31, 2012. Based upon our evaluation and analysis of data made available by 21st Services, as well as information regarding the insureds within our portfolio, we have estimated the impact of the changes in 21st Services’ methodologies for determining life expectancies on a policy-by-policy basis within our portfolio as of December 31, 2012 and applied such changes to the life expectancy inputs used to estimate fair value.  We have adjusted the original life expectancies provided by 21st Services based on four factors, the impact of each analyzed individually for each insured in the GWG portfolio.  The four factors are gender, anti-selection, age, and primary impairment.  While the analysis and adjustments were applied on an individual policy basis, the result was an average overall increase in the original life expectancy estimates of 8.67%.  We have a standard practice of obtaining two third-party life expectancy estimates for each policy in our portfolio.  As a result, the effective change in life expectancy on the portfolio was an average of approximately 4.33%, which resulted in an aggregate decrease in the fair value of our life settlements portfolio of $12.4 million.  Life expectancy reports by their very nature are estimates.  Due to the estimating changes made by 21st Services, and because refinement in estimating methods is ongoing, we plan to obtain new life expectancy reports for all policies purchased where we used a life expectancy report from 21st Services.  As part of our ongoing process to maintain current information regarding the insureds included in our portfolio, we are updating the life expectancy estimates as new information becomes available.

Portfolio Administration

We have developed a comprehensive administration and servicing platform to manage the life insurance policies we own. This allows us to safeguard our life insurance policy assets and to process and report on the assets in our portfolio. We regularly contact each insurance company on every policy we own to verify policy account values, confirm the correct application of premium payments made, and the resulting account values inside the life insurance policy after application of the premium payment and the deduction of the cost of insurance. We typically maintain little account value inside the policy and seek to make only minimum premium payments necessary to keep the life insurance policy in force until the next scheduled premium payment.

In addition to policy servicing, we monitor insureds by periodically contacting them directly, or their appointed representatives, to confirm their location and health status. We monitor the social security database for mortalities as well as online obituary databases. When we are notified of an insured’s mortality, we are required to obtain a copy of the death certificate and present it to the life insurance company for payment of the face value of the policy benefit.

Portfolio Management

We realize profits by earning a spread between the cost of purchasing and maintaining a life insurance portfolio over its duration and face value of the policy benefits that will be paid upon the insured’s mortality. We believe that building and managing a profitable portfolio of life insurance policies is complex, requires considerable technical knowledge and resources, and is subject to numerous regulations. We have developed extensive experience and disciplines to work toward a stable and profitable portfolio. We update our actuarial projections each month for the portfolio based on the life expectancies, premium payments made, and mortalities experienced. These data points combine to provide us with future forecasted cash flows with respect to our portfolio of life insurance assets. These forecasted future cash flows, along with our current financial position, are combined in a comprehensive model that includes detailed assumptions as to interest rates, financing costs, policy acquisitions, and capital markets activities. This comprehensive financial model enables us to closely monitor and manage our necessary capital reserves and future profitability.

While we believe our portfolio represents a balanced and stable portfolio of life insurance policies, we seek to grow the size of the portfolio in order to further mitigate risk and improve our profitability. In order to assess the stability of our portfolio, we analyze longevity risk, which is the risk of the insured living longer than his/her life expectancy estimate. Longevity risk is the single largest variable affecting the returns on an investment in life insurance policy assets and the ability to predict the portfolio’s value over time. Research by A.M. Best and others indicates that, as the number of insured lives increase within a portfolio of life insurance policies, there is a decrease in the standard deviation of the value of the portfolio—i.e., the stability of longevity risk increases with an increase in the number of insured lives.

While Standard & Poor’s has indicated that statistical credibility is unlikely to be achieved with a pool of less than 1,000 lives, a study published in 2009 by A.M. Best concluded that at least 300 lives are necessary to narrow the band of expected cash flow volatility using the Monte Carlo simulations, which is the same methodology we use to evaluate our portfolios. Our internal analysis of our portfolio, which consists of 235 lives at March 31, 2013, resulted in a standard deviation that is comparable with the A.M. Best measurement for a portfolio of 200 lives. We believe this result is due to the specific portfolio make up of our portfolio relative to the variation in underlying life expectancy estimates. Further, A.M. Best suggests that no one life should comprise more than 3.33% of the face value of an entire portfolio or collateral pool. As of March 31, 2013, the largest face value policy on one life in our portfolio represented approximately 1.56% of the total portfolio. We intend to maintain a well-diversified portfolio as we continue to expand our purchases of life insurance policies.

We also believe our portfolio represents a profitable portfolio. In order to assess the profitability, we analyze the future cash flows expected from our portfolio of life insurance policies. The standard practice within the insurance industry is to analyze the timing of uncertain future cash flows through stochastic modeling, or Monte Carlo simulations. We continue to analyze the expected internal rates of return and spread against borrowing costs represented by our portfolio. As of December 31, 2012, the expected internal rate of return on our portfolio was 12.84% and our weighted-average borrowing cost to finance our portfolio was 5.39%. As of March 31, 2013, the expected internal rate of return on our portfolio was 12.92% and our weighted-average borrowing cost to finance our portfolio was 7.19%.

Portfolio Credit Risk Management

The life insurance policies that we acquire represent obligations of third-party life insurance companies to pay the benefits under the relevant policy. Because we finance life insurance policies, we rely on the payments from the face value of policy benefits from life insurance companies for revenue collections. We rely on the face value of the life insurance policy benefit at maturity as the exclusive form of payment.

The possible insolvency or loss by a life insurance company is a significant risk to our business. To manage this risk, we seek to purchase policies that are issued by insurance companies with investment-grade ratings from either A.M. Best, Moody’s or Standard & Poor’s. To further mitigate risk, we seek to limit the face value of policy benefits issued by any one life insurance company within the total portfolio to 20%. State guaranty funds generally guaranty policy benefits up to $200,000. In addition, to assure diversity and stability in our portfolio, we regularly review the various metrics of our portfolio relating to credit risk. We track industry rating agency reports and industry journals and articles in order to gain insight into possible financial problems of life insurance companies. Recently, some of the credit ratings on insurance companies were downgraded and we will no longer consider purchasing policies issued by these insurance companies. Finally, we will only purchase those life insurance policies that meet the underwriting standards established in the indenture.

As of March 31, 2013, 99.03% of insurance companies in our portfolio hold an investment-grade rating by Standard & Poor’s (BBB- or better), and the face value of policy benefits issued by one life insurance company with in the portfolio was 15.44%.  Of the 40 insurance companies that insure the policies we own, ten companies insure approximately 75.92% of total face value of insurance benefits and the remaining 30 insurance companies insure the remaining approximately 24.08% of total face value of insurance benefits. The concentration risk of our ten largest insurance company holdings as of December 31, 2012 is set forth in the table below.

Rank	Policy Benefits	Percentage of Policy Benefit Amt.	Insurance Company	Ins. Co. S&P Rating
1	$98,780,000	15.44%	AXA Equitable Life Insurance Company	A+
2	$78,995,000	12.35%	John Hancock Life Insurance Company (U.S.A)	AA-
3	$66,193,000	10.35%	Transamerica Life Insurance Company	AA-
4	$55,769,000	8.72%	Jefferson-Pilot Life Insurance Company	AA-
5	$50,315,000	7.86%	ING Life Insurance and Annuity Company	A-
6	$39,250,000	6.14%	American General Life Insurance Company	A+
7	$32,735,000	5.12%	Massachusetts Mutual Life Insurance Company	AA+
8	$25,450,000	3.98%	West Coast Life Insurance Company	AA-
9	$19,200,000	3.00%	Lincoln Benefit Life Company	A+
10	$19,000,000	2.97%	Pacific Life Insurance Company	A+

Servicing Agents

We have contracted with Wells Fargo Bank to provide servicing, collateral agent, and trustee services with respect to certain life insurance policies owned by our wholly owned subsidiary, DLP Funding II. In addition, we have contracted with Bank of Utah to provide servicing, collateral agent, and trustee services with respect to all other life insurance policies we own. Wells Fargo Bank and Bank of Utah provide services for certain life insurance policies in connection with ownership and tracking of life insurance policies we own, including paying premiums, posting of payments (receipts) of the life insurance policies, certain monitoring, enforcement of rights and payer notifications, and related services. We reserve the right to service and provide collateral agent services for certain life insurance policies directly, or appoint additional third-party servicers in the future.

Competition

We encounter significant competition in the life insurance purchasing and financing business from numerous companies, including hedge funds, investment banks, secured lenders, specialty life insurance finance companies and life insurance companies themselves. Many of these competitors have greater financial and other resources than we do and may have significantly lower cost of funds because they have greater access to insured deposits or the capital markets. Moreover, some of these competitors have significant cash reserves and can better fund shortfalls in collections that might have a more pronounced impact on companies such as ours. They also have greater market share. In the event that the life insurance companies make a significant effort to compete against the business, we would experience significant challenges with our business model.

Competition can take many forms, including the pricing of the financing, transaction structuring, timeliness and responsiveness in processing a seller’s application and customer service. Some of the competitors may outperform us in these areas. Some competitors target the same type of life insurance clients as we do and generally have operated in the markets we service for a longer period of time. Increased competition may result in increased costs of purchasing policies, or it may affect the availability and quality of policies that are available for our purchase. These factors could adversely affect our profitability by reducing our return on investment or increasing our risk.

Government Regulation

The life insurance sector is highly regulated at both the federal and state levels. We are subject to federal and state regulation and supervision in the life insurance purchasing and finance business. There are significant regulations in many states that require us to obtain specific licenses or approvals to be able to purchase life insurance policies in those states. We continually research and monitor regulations and apply for the appropriate licenses in the required states.

Governments at both the federal and state levels have continued to review the impact of the business on the life insurance industry. Moreover, recent federal government actions with respect to insurance companies have increased the federal government’s role in regulating the insurance industry. Recently we have seen legislative efforts by state governments to mandate the sale or liquidation of a life insurance policy as part of the Patient Protection and Affordable Care Act in order to increase the number of Americans covered by health insurance and decrease the cost of health care.  The legislative effort is designed to monetize all assets of the insured prior to eligibility under the health care provided under the Patient Protection and Affordable Care Act.  These efforts may affect the number of life insurance policies available for purchase and their attractiveness.

State statutes typically provide state regulatory agencies with significant powers to interpret, administer and enforce the laws relating to the purchase of life insurance policies in those states. Under statutory authority, state regulators have broad discretionary power and may impose new licensing requirements, interpret or enforce existing regulatory requirements in different ways or issue new administrative rules, even if not contained in state statutes. State regulators may also impose rules that are generally adverse to our industry. Because the life insurance secondary market is relatively new and because of the history of certain abuses in the industry, we believe it is likely that state regulation will increase and grow more complex in the foreseeable future. We cannot, however, predict what any new regulation would specifically involve.

Any adverse change in present laws or regulations, or their interpretation, in one or more states in which we operate (or an aggregation of states in which we conduct a significant amount of business) could result in our curtailment or termination of operations in such jurisdictions, or cause us to modify our operations in a way that adversely affects our ultimate profitability. Any such action could have a corresponding material and negative impact on our results of operations and financial condition, primarily through a material decrease in revenues, and could also negatively affect our general business prospects.

Some states and the SEC have, on occasion, attempted to regulate the purchase of non-variable life insurance policies as transactions in securities under federal or state securities laws. In July 2010, the SEC issued a Staff Report of its Life Settlement Task Force. In that report, the Staff recommended that certain types of purchased life insurance policies be classified as securities. The SEC has not taken any position on the Staff Report, and there is no indication if the SEC will take or advocate for any action to implement the recommendations of the Staff Report. In addition, there have been several federal court cases in which transactions involving the purchase and fractionalization of life insurance contracts have been held to be transactions in securities under the federal Securities Act of 1933. We believe that the matters discussed in the Staff Report, and existing case law, do not impact our current business model since our purchases of life settlements are distinguishable from those cases that have been held by courts, and advocated by the Staff Report, to be transactions in securities. For example, we are not involved in fractionalization of any life insurance policies, and we do not purchase variable life insurance policies.

If federal law were to change, whether by action of the Congress or through the courts, with the result that purchases of non-fractionalized and non-variable life insurance policies would be considered transactions in securities, we would be in violation of existing covenants under our revolving credit facility requiring us to not be an “investment company” under the Investment Company Act of 1940. This could in the short-term or long-term affect our liquidity and increase our cost of capital and operational expenses, all of which would adversely affect our operating results. It is possible that such an outcome could threaten the viability of our business and our ability to satisfy our obligations as they come due.

With respect to state securities laws, almost all states currently treat the sale of a life insurance policy as a securities transaction under state laws, although some states exclude from the definition of a security the original sale from the insured or the policy owner to the life settlement provider. To date, due to the manner in which we conduct and structure our activities and the availability, in certain instances, of exceptions and exemptions under securities laws, such laws have not adversely impacted our business model.

State Life Settlement License Requirements

State laws differ as to the extent to which purchasers of life insurance policies are required to be licensed by a state regulatory agency. We may elect to conduct life insurance policy purchasing only in those states in which we are licensed or where no licensure is required.  The licensing requirements differ from state to state, but where they exist, they typically require the payment of licensing fees, periodic reporting, and submission to audit by state regulators. We do not intend to purchase any life insurance policies in any states that require a license or similar qualification without first obtaining such license or qualification or purchasing through a licensed provider in that state.

The table below identifies all states (and the District of Columbia) in which we can conduct business directly with the seller of a life insurance policy or through a licensed provider. An asterisk (*) indicates that the state does not require licensing. In those states identified in the right-hand column, we can purchase policies through our provider relationships with Magna Administrative Services, Inc. and Lotus Life, LLC. If our relationships with either Magna Administrative Services or Lotus Life were to end, for any reason, we believe we would be able to replace that relationship quickly.

States Where We Conduct Business Directly	States Where We Conduct Business Through Other Licensed Providers
Alabama*	California
Arizona*	Colorado
Arkansas	Georgia
Connecticut	Illinois
Delaware	Kentucky
District of Columbia*	Minnesota
Florida	Nevada
Indiana	New Jersey
Iowa	New York
Kansas	Ohio
Louisiana	Utah
Maine	Wisconsin
Maryland
Massachusetts*
Michigan*
Mississippi
Missouri*
Nebraska
New Mexico*
North Carolina
Oklahoma
Pennsylvania
Rhode Island
South Carolina*
South Dakota*
Tennessee
Texas
Virginia
Wyoming*

We are not presently able to conduct business in the following states due to the fact that we neither have a license to operate in that state nor do we have a relationship with another licensed provider in that state: Alaska, Hawaii, Idaho, Montana, New Hampshire, North Dakota, Oregon, Vermont, Washington and West Virginia.

Health Insurance Portability and Accountability Act

HIPAA requires that holders of medical records maintain such records and implement procedures in ways designed to assure the privacy of patient records. HIPAA has precipitated widespread changes in record keeping, including patient consent forms and access restrictions in data processing software. In order to carry out the business, we receive medical records and obtain a release to share such records with a defined group of persons. We are entitled to have access to patient information, take on the responsibility for preserving the privacy of that information, and use the information only for purposes related to the life insurance policies.

Regulatory Matters

In 2007, the Florida Department of Insurance issued the Company an order to desist and refrain from further operating as a life settlement provider unless and until qualification had been made under the Florida law, or unless exempt. In April 2009, without admitting any wrongdoing, we settled the matter with the Florida Department of Insurance. In March 2013, we were issued a life settlement provider license from the Florida Department of Insurance. Furthermore, in April 2011, without denying any wrongdoing, we entered into a settlement agreement with the Nevada Secretary of State, Securities Division, for alleged failures to register as a broker-dealer of life insurance settlement transactions and to file a notice of exempt offering for the sale of subsidiary secured notes to residents of that state in 2009-2010.  We believe that we are in compliance with all applicable laws in Florida, Nevada, and elsewhere, and that neither the Company nor this offering is adversely impacted by the Florida or Nevada settlements.

Employees

We employ approximately 35 employees.

Properties

Our principal executive offices are located at 220 South Sixth Street, Suite 1200, Minneapolis, Minnesota 55402. We lease 11,695 square feet of space for a lease term expiring in August 2015. We believe that the existing facilities are adequate for our current needs and that suitable additional space will be available as needed.

Legal Proceedings

Our Chief Executive Officer, Jon R. Sabes and Chief Operating Officer, Steven F. Sabes, who together beneficially own approximately 86.1% of our common stock, are subject to litigation relating to claims by a bankruptcy trustee for loan payments made to an affiliate, Opportunity Finance, LLC. Such payments may ultimately be deemed to be avoidable transfers under preference or other legal theories. Case No. 08-45257 (U.S. Bankruptcy Court District of Minnesota). In addition, GWG Holdings invested $1 million in Opportunity Finance, LLC in 2006 and was repaid and received $176,948 of interest income from that investment in 2007. To date, no claim has been made against us.

While we believe there are numerous meritorious defenses to the claims made by the bankruptcy trustee, and we are advised that the defendants in that action will vigorously defend against the trustee’s claims, such defendants may not prevail in the litigation with the bankruptcy trustee. If the bankruptcy trustee sought to sell or transfer the equity interests of Jon R. Sabes or Steven F. Sabes as a result of the litigation, there could be a change in control of the Company and our business together with all of our investors, including investors in our debentures, could be materially and adversely impacted. Such adverse results would likely arise in connection with negative change-in-control covenants contained in our revolving credit facility agreements, the breach of those covenants and an ensuing event of default under such facility. In addition, if the bankruptcy trustee sought to sell or transfer the equity interests of Jon R. Sabes or Steven F. Sabes as a result of the litigation, such transfers would adversely affect debentures holders by reducing the number of shares of common stock of GWG Holdings that have been pledged as collateral security for our obligations under the debentures. Finally, regardless of the outcome of this litigation, these matters are likely to distract management and reduce the time and attention that they are able to devote to our business.

MANAGEMENT

Directors and Executive Officers

The name, age and positions of our current executive officers and directors are as follows:

Name	Age	Positions
Jon R. Sabes	46	Chief Executive Officer and Director
Paul A. Siegert	74	President and Director (Chairman of the Board)
Steven F. Sabes	44	Chief Operating Officer, Secretary and Director
Jon Gangelhoff	55	Chief Financial Officer
Brian Tyrell	51	Director
Laurence Zipkin	73	Director
Kenneth Fink	51	Director

Jon R. Sabes, co-founder and Chief Executive Officer of our company, is a financial professional with over 20 years of experience in the fields of finance, venture capital, business development, managerial operations, and federal taxation. Since 1999, Mr. Sabes has served as Chief Executive Officer of Opportunity Finance, LLC, a family investment company specializing in structured finance. Over his career, Mr. Sabes has been active in receivable financing, life insurance financing, and casualty insurance financing, structuring over $900 million in financing commitments for his related businesses. Mr. Sabes’ experience includes co-founding and leading the development of two leading insurance-related finance companies: GWG Life, a company in the life insurance finance industry founded in 2006, and MedFinance, an innovator in casualty insurance and healthcare finance founded in 2005. Through these companies, Mr. Sabes has developed and applied financial structuring techniques, underwriting algorithms, and business modeling aspects to the insurance industry. Mr. Sabes’ education includes a Juris Doctor degree cum laude from the University of Minnesota Law School; and a Bachelor of Arts degree in Economics, from the University of Colorado. Over his career, Mr. Sabes has held several licenses and professional association memberships including FINRA Series 7, Series 63, Minnesota State Bar Association, and American Bar Association. In addition to being an active father of three, Mr. Sabes serves on the boards of Saving Children and Building Families, and the Insurance Studies Institute. Mr. Sabes is the brother of Steven F. Sabes. Mr. Sabes has served as our Chief Executive Officer, and a director, since 2006.

Steven F. Sabes, co-founder and Chief Operating Officer and Secretary of our company, is responsible for various managerial aspects of our business, with a specific focus on treasury and financial operations, life insurance policy purchasing, and specialty finance operations.  Since 1998, Mr. Sabes has served as a Managing Director of Opportunity Finance, LLC, a family investment company specializing in structured finance. Mr. Sabes holds a Master of Science and Doctor of Philosophy in organic chemistry from the University of Minnesota, as well as a Bachelor of Arts degree from The Colorado College. Mr. Sabes is the brother of Jon Sabes. Mr. Sabes has served as our Chief Operating Officer and Secretary, and a director, since 2006.

Paul A. Siegert, co-founder of our company, has over 50 years of experience in national and international business with focus on general business, financial and investment strategies, management practices, fiscal controls, profit incentives, systems and corporate structuring and governance. Over his career, Mr. Siegert has consulted to Fortune 500 corporations, regional firms, emerging businesses, government and education, and has served as director, general partner and advisor to partnerships and corporations, including restructuring of economically troubled businesses. Mr. Siegert has provided written testimony to the Senate Finance Committee regarding SEC practices and created two companies registered under the Investment Advisors Act of 1940. Mr. Siegert was an active participant in the formation and direction of the Colorado Institute for Artificial Intelligence at the University of Colorado. Mr. Siegert’s education includes studies toward a Master of Business Administration, University of Chicago; and Bachelor of Science and Industrial Management, Purdue University. His insurance-related experiences include the creation of one of the nation’s first employer self-funded life, medical and disability insurance programs; designing medical, life insurance and social security opt-out programs for educational institutions; incorporation of financial analysis disciplines in life insurance and estate planning; and strategizing of key-man insurance plans and life insurance in business continuation planning for corporations and senior executives. From 1979 to 1986, Mr. Siegert was nationally recognized as a tax and estate planning expert. In 1999 Mr. Siegert retired from active business to engage in various personal financial and investment endeavors. In 2004, he founded Great West Growth, LLC, a Nevada limited liability company and a predecessor to GWG Life, to purchase life insurance policies. In his capacities with GWG Life, he created an insurance policy valuation and pricing model, created life insurance policy purchase documentation, undertook state licensing and compliance and developed operating and marketing systems. Mr. Siegert currently serves as the President and Chief Executive Officer of the Insurance Studies Institute, which he founded in 2007. Mr. Siegert currently serves as President, Director and Chairman of the Board of GWG Holdings, Inc. He has been active in a variety of charities and foundations, including Rotary International.

Jon Gangelhoff has served rapidly growing businesses in several industries as chief financial officer with a strong focus on business operations since 1986. Prior to joining our company in March 2009, he served as chief financial officer for Northern Metal Recycling, a metal recycling firm the sales of which exceeded $500 million annually, from 2006 to 2008. Mr. Gangelhoff’s responsibilities at Northern Metal Recycling included acquisition and related integration operations focused on finance, information systems, and human resources functions. Prior to that, from 2003 to 2006, Mr. Gangelhoff served as the chief financial officer of Kuhlman Company, formerly a public reporting company, where he established corporate infrastructure, developed financial reporting and internal control systems, and managed the SEC reporting process. During his 25-year career, Mr. Gangelhoff has used an integrated hands-on and financial management approach to improve the performance of the companies he served in a variety of industries. Mr. Gangelhoff holds a bachelor of Bachelor of Arts degree from Mankato State University.

Brian Tyrell is a principal of Athena Securities Ltd. based in Dublin, Ireland where he has worked in the financial services industry specializing in structured investments and fund creation for over the past 19 years. Mr. Tyrell has held directorships in a number of financial service companies with a particular focus on the life insurance finance industry for the past several years. Mr. Tyrell is a Business Studies (Finance) graduate of Dublin City University. He completed postgraduate studies with the Society of Investment Analysts of Ireland and the Institute of Investment Management and Research UK. He is a member of the CFA Institute and a fellow of the Chartered Institute of Securities and Investment. Mr. Tyrell joined our Board of Directors in June 2011.

Laurence Zipkin is nationally recognized for his expertise in the gaming industry, restaurants, and emerging small growth companies. From 1996 to 2006, Mr. Zipkin owned Oakridge Securities, Inc. where, as an investment banker, he successfully raised capital for various early growth-stage companies and advising clients with regard to private placements, initial public offerings, mergers, debt offerings, bridge and bank financings, developing business plans and evaluating cash needs and resources. He has extensive experience in the merger and acquisition field and has represented companies on both the buy and sell side. Since 2006, Mr. Zipkin has been self-employed, engaging in various consulting activities, owning and operating two restaurant properties, and purchasing distressed real estate. Mr. Zipkin is a licensed insurance agent for both life and health insurance. Mr. Zipkin attended the University of Pennsylvania Wharton School of Finance. Mr. Zipkin joined our Board of Directors in June 2011. In October 2006, Mr. Zipkin consented to a $20,000 fine and a four-month suspension from associating with any NASD member (in a principal capacity) in connection with alleged violations of SEC Rules 10b-9, 15c3-3 and 15c2-4, and NASD Rules 2110 and 2120. In March 1998, Mr. Zipkin was censured and fined $2,500 in connection with an alleged May 1995 violation of rules of fair practice for the distribution of a “hot issue” securities issue to “restricted persons.” In April 1997, Mr. Zipkin was the subject of a $126,000 judgment for the negligent sale of customer securities in 1994.

Kenneth Fink is President and Chief Executive Officer of Tamar-Fink, Inc. and Family Wealth Counselors, LLC, representing family offices for estate and wealth counseling services. Since 1999, Mr. Fink has led Tamar-Fink, Inc. to become a leading life insurance agency, transacting over $1 billion of insurance sales transactions. Mr. Fink is a lifetime and qualifying member of the Million Dollar Round Table, the nation’s leading life insurance sales organization. He is a member of the prestigious International Forum and Top of the Table organizations, which are limited to approximately 500 of the leading insurance agents in the world. Mr. Fink is also a member of the Planned Giving Counsel, Minnesota Life Underwriters, National Association of Insurance and Financial Advisors, and the Association for Advanced Life Underwriting. Mr. Fink is a member of the National Association of Family Wealth Counselors and was named the 1998 Family Wealth Counselor of the Year after creating and implementing plans that would generate more than $700 million dollars for charities. Recently, Mr. Fink designed a plan that resulted in a $42 million dollar gift to the United Hospitals in Cleveland, the largest gift in their history. Mr. Fink is the recipient of the 2006 Preston Hotchkis Distinguished Achievement Award for his generous charitable and business contributions to the community. Mr. Fink has published numerous articles on tax, estate and charitable giving in leading national and regional publications. Mr. Fink is a co-contributor to the book Getting to the Heart of the Matter, which has received critical acclaim nationwide. Mr. Fink has been featured in Forbes magazine and quoted in many of the nation’s newspapers as an expert in the field of insurance and charitable planned giving. Mr. Fink holds a Series 6 license, and is presently a registered representative of Arque Capital, Ltd., the entity that serves as the managing broker-dealer for the Company’s debenture offering. Prior to his affiliation with Arque Capital in June 2011, Mr. Fink was a registered representative of NFP Securities, Inc. Mr. Fink graduated Cum Laude from the University of Pennsylvania and received advanced certification as a Family Wealth Counselor in 1997. Mr. Fink joined our Board of Directors in June 2011.

Director Qualifications, Independence and Board Committees

When considering whether directors have the experience, qualifications, attributes and skills to enable the Board of Directors to satisfy its oversight responsibilities effectively in light of the Company’s business and structure, the Board of Directors focuses primarily on the information discussed in each of the directors’ individual biographies set forth above. With regard to Mr. Jon R. Sabes, the board considered his significant experience, expertise and background with regard to financial matters, and his demonstrated experience and skills in managing the Company’s business. With regard to Mr. Steven F. Sabes, the board considered his background and experience with the Company and its business. With respect to Mr. Siegert, the board considered his significant experience in securities and finance, and his background in secondary life insurance market. With regard to Mr. Tyrell, the board considered his experience in global capital markets and his knowledge and experience with the secondary life insurance market. In the case of Mr. Zipkin, the board considered his knowledge, experience and skills in the finance, public securities and investment banking fields. With regard to Mr. Fink, the board considered his extensive background and knowledge of the insurance industry.

The Board of Directors periodically reviews relationships that directors have with the Company to determine whether the directors are independent. Directors are considered “independent” as long as they do not accept any consulting, advisory or other compensatory fee (other than director fees) from the Corporation, are not an affiliated person of the Company or its subsidiaries (e.g., an officer or a greater-than-ten-percent stockholder) and are independent within the meaning of applicable laws, regulations and the Nasdaq listing rules. In this latter regard, the Board of Directors uses the Nasdaq listing rules (specifically, Section 5605(a)(2) of such rules) as a benchmark for determining which, if any, of its directors are independent, solely in order to comply with applicable SEC disclosure rules. However, this is for disclosure purposes only. It should be understood that, as a corporation whose shares are not listed for trading on any securities exchange or listing service, the Company is not required to have any independent directors at all on its Board of Directors, or any independent directors serving on any particular committees of the Board of Directors.

The Board of Directors has determined that, of its current directors, Messrs. Zipkin and Fink are independent within the meaning of the Nasdaq listing rule cited above. In the case of Mr. Siegert, his position as an executive officer of the Company precludes him from being considered independent. In the case of both Messrs. Jon R. and Steven F. Sabes, their positions as executive officers of the Company, together with their beneficial ownership of more than ten percent of the common stock of the Company, similarly precludes them from being considered independent within the meaning of the cited Nasdaq listing rule. In the case of Mr. Tyrell, the Board of Directors has determined that his position as executive officer of Athena Securities Group, Ltd. and his beneficial ownership of the common stock of the Company precludes him from being considered independent within the meaning of the cited Nasdaq listing rule.

In November 2011, the Board of Directors created an Audit Committee and a Compensation Committee. The Audit Committee is comprised of Messrs. Zipkin (Chair) and Fink. The Compensation Committee is comprised of Messrs. Zipkin (Chair), Siegert and Fink.

If the Company had its shares listed for trading on the Nasdaq Stock Market, the composition of its Board of Directors would not presently meet the Nasdaq requirement that a majority of its directors be independent, and would not have met such requirement at any time during fiscal 2012. Similarly, the composition of the committees of our Board of Directors would not meet the Nasdaq requirements for either independence or minimum number of directors.

Indemnification of Directors and Executive Officers

Section 145 of the Delaware General Corporation Law provides for, under certain circumstances, the indemnification of our officers, directors, employees and agents against liabilities that they may incur in such capacities. A summary of the circumstances in which such indemnification provided for is contained herein, but that description is qualified in its entirety by reference to the relevant Section of the Delaware General Corporation Law.

In general, the statute provides that any director, officer, employee or agent of a corporation may be indemnified against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred in a proceeding (including any civil, criminal, administrative or investigative proceeding) to which the individual was a party by reason of such status. Such indemnity may be provided if the indemnified person’s actions resulting in the liabilities: (i) were taken in good faith; (ii) were reasonably believed to have been in or not opposed to our best interest; and (iii) with respect to any criminal action, such person had no reasonable cause to believe the actions were unlawful. Unless ordered by a court, indemnification generally may be awarded only after a determination of independent members of the Board of Directors or a committee thereof, by independent legal counsel or by vote of the stockholders that the applicable standard of conduct was met by the individual to be indemnified.

The statutory provisions further provide that to the extent a director, officer, employee or agent is wholly successful on the merits or otherwise in defense of any proceeding to which he was a party, he is entitled to receive indemnification against expenses, including attorneys’ fees, actually and reasonably incurred in connection with the proceeding.

Indemnification in connection with a proceeding by or in the right of GWG Holdings, Inc. in which the director, officer, employee or agent is successful is permitted only with respect to expenses, including attorneys’ fees actually and reasonably incurred in connection with the defense. In such actions, the person to be indemnified must have acted in good faith, in a manner believed to have been in our best interest and must not have been adjudged liable to us unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expense which the Court of Chancery or such other court shall deem proper. Indemnification is otherwise prohibited in connection with a proceeding brought on behalf of GWG Holdings, Inc. in which a director is adjudged liable to us, or in connection with any proceeding charging improper personal benefit to the director in which the director is adjudged liable for receipt of an improper personal benefit.

Delaware law authorizes us to reimburse or pay reasonable expenses incurred by a director, officer, employee or agent in connection with a proceeding in advance of a final disposition of the matter. Such advances of expenses are permitted if the person furnishes to us a written agreement to repay such advances if it is determined that he is not entitled to be indemnified by us.

The statutory section cited above further specifies that any provisions for indemnification of or advances for expenses does not exclude other rights under our Certificate of Incorporation, corporate bylaws, resolutions of our stockholders or disinterested directors, or otherwise. These indemnification provisions continue for a person who has ceased to be a director, officer, employee or agent of the corporation and inure to the benefit of the heirs, executors and administrators of such persons.

The statutory provision cited above also grants the power to GWG Holdings, Inc. to purchase and maintain insurance policies that protect any director, officer, employee or agent against any liability asserted against or incurred by him in such capacity arising out of his status as such. Such policies may provide for indemnification whether or not the corporation would otherwise have the power to provide for it.

Article 6 of our corporate bylaws provides that we shall indemnify our directors, officers, employees and agents to the fullest extent permitted by the Delaware General Corporation Law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling GWG Holdings, Inc. pursuant to the foregoing provisions, we understand that in the opinion of the SEC such indemnification is against public policy as expressed in that Act and is therefore unenforceable.

We have purchased directors’ and officers’ liability insurance through in order to limit the exposure to liability for indemnification of directors and officers, including liabilities under the Securities Act of 1933.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the cash and non-cash compensation awarded to or earned by: (i) each individual who served as the principal executive officer and principal financial officer of GWG Holdings during the year ended December 31, 2012; and (ii) each other individual that served as an executive officer of either GWG Holdings or GWG Life at the conclusion of the year ended December 31, 2012 and who received more than $100,000 in the form of salary and bonus during such fiscal year. For purposes of this document, these individuals are collectively the “named executives” of the Company.

Name and Principal Position		Salary		Bonus	Total

Jon R. Sabes	2012	$452,203		$60,979	$513,182
Chief Executive Officer	2011	$286,131	(1)	—	$286,131	(1)

Jon Gangelhoff	2012	$120,433		$27,811	$148,244
Chief Financial Officer	2011	$120,000		$50,000	$170,000

Paul A. Siegert	2012	$152,832		$111,135	$263,967
President	2011	$150,823	(2)	—	$150,823	(2)

Steven F. Sabes	2012	$159,456		$26,135	$185,591
COO and Secretary	2011	$162,675	(3)	—	$162,675	(3)

(1)
Of the amount set forth in the table, $212,641 was paid as salary pursuant to our employment agreement with Mr. Jon R. Sabes, dated June 14, 2011 (which agreement is described in the narrative below); and $73,490 was paid by us prior to June 14, 2011 (while the Company was a limited liability company).

(2)
Of the amount set forth in the table, $85,385 was paid as salary pursuant to our employment agreement with Mr. Paul A. Siegert, dated June 14, 2011 (which agreement is described in the narrative below); and $65,438 was paid by us prior to June 14, 2011 (while the Company was a limited liability company).

(3)
Of the amount set forth in the table, $90,831 was paid as salary pursuant to our employment agreement with Mr. Steven F. Sabes, dated June 14, 2011 (which agreement is described in the narrative below); and $71,844 was paid by us prior to June 14, 2011 (while the Company was a limited liability company).

Employment Agreements and Change-in-Control Provisions

In June 2011, we entered into employment agreements with each of Messrs. Jon R. Sabes, Steven F. Sabes, Paul A. Siegert and Jon Gangelhoff. Mr. Jon R. Sabes is our Chief Executive Officer; Mr. Steven F. Sabes is our Chief Operating Officer and Secretary; Mr. Siegert is our President (and also our Chairman of the Board); and Mr. Gangelhoff is our Chief Financial Officer. These employment agreements establish key employment terms (including reporting responsibilities, base salary, discretionary and bonus opportunity and other benefits), provide for severance benefits in certain situations, and contain non-competition, non-solicitation and confidentiality covenants.

Under their respective employment agreements, Mr. Jon R. Sabes receives an annual base salary of $350,000, Messrs. Steven F. Sabes and Paul A. Siegert receive an annual base salary of $150,000, and Mr. Gangelhoff receives an annual base salary of $120,000. The employment agreements contain customary provisions prohibiting the executives from soliciting our employees for one year after any termination of employment, and from competing with the Company for either two years (if the executive is terminated for good cause or if he resigns without good reason) or one year (if we terminate the executive’s employment without good cause or if he resigns with good reason). If an executive’s employment is terminated by us without “good cause” or if the executive voluntarily resigns with “good reason,” then the executive will be entitled to (i) severance pay for a period of 12 months and (ii) reimbursement for health insurance premiums for his family if he elects continued coverage under COBRA.

The employment agreements for Messrs. Jon R. Sabes, Steve F. Sabes and Paul A. Siegert also provide that we will reimburse them for any legal costs they incur in enforcing their rights under the employment agreement and, to the fullest extent permitted by applicable law, indemnify them for claims, costs and expenses arising in connection with their employment, regardless of the outcome of any such legal contest, as well as interest at the prime rate on any payments under the employment agreements that are determined to be past due, unless prohibited by law.

All of the executive employment agreements include a provision allowing us to reduce their severance payments and any other payments to which the executive becomes entitled as a result of our change in control to the extent needed for the executive to avoid paying an excise tax under Code Section 280G, unless, the named executive officer is better off, on an after-tax basis, receiving the full amount of such payments and paying the excise taxes due.

Prior to January 1, 2011, Messrs. Jon R. Sabes, Paul A. Siegert and Steven F. Sabes received loan advances that accrued interest at rates ranging from 4.2% to 5.0% per annum. Under this arrangement, made during the time when GWG Holdings was a limited liability company, these advance amounts were to be repaid upon or in connection with operating distributions made by us. Under the prior arrangements and through June 13, 2011, advances aggregating approximately $981,167 were made to Jon R. Sabes with cumulative interest owed of $114,496, $287,500 to Paul A. Siegert with cumulative interest owed of $22,708, and $861,976 to Steven F. Sabes with cumulative interest owed of $94,438. On July 27, 2011, Messrs. Jon R. Sabes, Steven F. Sabes and Paul A. Siegert repaid their loan balances.

Outstanding Equity Awards at Fiscal Year End

We had no outstanding equity awards as of December 31, 2012 for any named executives.

Compensation of Directors

The following table sets forth the cash and non-cash compensation awarded to or earned by each individual who served as member of the Board of Directors of GWG Holdings during the year ended December 31, 2012.

Director’s Name		Fees Earned or Paid in Cash	Total

Paul A. Siegert Chairman	2012	$25,000	$25,000

Jon R. Sabes Director	2012	$25,000	$25,000

Steven F. Sabes Director	2012	$25,000	$25,000

Brian Tyrell Director	2012	$25,000	$25,000

Laurence Zipkin Director	2012	$25,000	$25,000

Kenneth Fink Director	2012	$25,000	$25,000

Related-Party Transactions

As explained above under “—Employment Agreements and Change-in-Control Provisions,” we were party to an arrangement with each of Jon R. Sabes, Paul A. Siegert and Steven F. Sabes whereby those individuals received loan advances that accrued interest at rates ranging from 4.2% to 5.0% per annum. Under this arrangement, made during the time when GWG Holdings was a limited liability company, these advance amounts were to be repaid upon or in connection with operating distributions made by us. From inception through June 13, 2011, advances aggregating approximately $981,167 were made to Jon R. Sabes with cumulative interest owed of $114,496, $287,500 to Paul A. Siegert with cumulative interest owed of $22,708, and $861,976 were made to Steven F. Sabes with cumulative interest owed of $94,438. On July 27, 2011, Messrs. Jon R. Sabes, Steven F. Sabes and Paul A. Siegert repaid their loan balances.

In May 2008, our affiliate, Insurance Strategies Fund, LLC, a Delaware limited liability company beneficially owned by Mr. Jon R. Sabes, our Chief Executive Officer, agreed to make discretionary unsecured general working capital loans to GWG Holdings for short-term working capital needs.  As of December 31, 2011 and 2012, we owed no amounts to Insurance Strategies Fund. Nevertheless, an Amended and Restated Investment Agreement with Insurance Strategies Fund, dated as of September 3, 2009, remains in place. That agreement permits Insurance Strategies Fund to make additional discretionary unsecured short-term work capital loans in the future.

Effective July 14, 2008, we entered into an Addendum No. 1 to Sub-Sublease Agreement with Opportunity Finance, LLC, a limited liability company of which Jon R. Sabes, our Chief Executive Officer, also serves as Chief Executive Officer. Pursuant to the Addendum, Opportunity Finance, LLC assigned to us, and we assumed, all of Opportunity Finance’s rights and obligations under a Sub-Sublease Agreement between Opportunity Finance and an unrelated third party. The Sub-Sublease Agreement relates to the facilities in which we conduct our business operations. Under the Sub-Sublease Agreement, as assigned, we assumed the obligation to make monthly payments of base rent that range from $7,310 (from the commencement date through July 31, 2009) to $8,770 (for the period from August 1, 2011 through the April 20, 2012 expiration of the Sub-Sublease Agreement). In addition, the Sub-Sublease Agreement, as assigned, requires that we pay additional monthly amounts in respect of operating costs as additional rent. We made aggregate payments under the Sub-Sublease Agreement of $50,000 and $147,000 for the calendar years ended December 31, 2012 and 2011, respectively.

On July 11, 2011, we entered into and consummated certain transactions contemplated by a Purchase and Sale Agreement with Athena Securities Group Ltd. Pursuant to that agreement, we sold 989,000 shares of common stock (after giving effect to the August 9, 2011 two-for-one forward stock split) to Athena Securities Group, and purchased 5,940 ordinary shares of Athena Structured Funds PLC. As a result of these transactions, we own approximately 9.9% of Athena Structured Funds, and Athena Securities Group owns approximately 9.9% of our common stock. The larger purpose of the transaction was to facilitate cooperation among the Company and the Athena entities in future financing efforts that may permit Athena to raise capital from global markets outside of the United States for the purpose of financing the acquisition of life insurance policies in the secondary market.

Our director, Mr. Kenneth Michael Fink, is a registered representative of Arque Capital, Ltd., the managing broker-dealer (underwriter) in this offering of debentures. We, however, have not paid Mr. Fink any compensation in this regard and have been advised by Arque Capital that it has not paid Mr. Fink any compensation in respect of this offering of debentures.

Related-Party Transaction Policy and Related Matters

In all cases, we abide by applicable state corporate law when approving all transactions, including transactions involving officers, directors or affiliates. More particularly, our policy is to have any related-party transactions (i.e., transactions involving a director, an officer or an affiliate of the Company) be approved solely by a majority of the disinterested and independent directors serving on the board. Presently, we have two independent directors serving on the board, and intends to maintain a board consisting of at least two independent directors.

We do not anticipate making any future loans or advances for non-business purposes to directors, officers, affiliates or other persons who might be considered “promoters” under state laws. Any such loans or advances would be violative of Section 402 of the federal Sarbanes-Oxley Act of 2002. We may in the future engage in transactions with Insurance Strategies Fund, LLC, pursuant to the Amended and Restated Investment Agreement described above under the “Related Party Transactions” caption. A copy of that agreement is filed as an exhibit to the registration statement of which this prospectus is a part. In addition, we may in the future engage in transactions with Athena Structured Funds as described above under the “Related Party Transactions” caption. Any such transactions with Insurance Strategies Fund or Athena Structured Funds will be effected on terms no less favorable to the Company than those that can be obtained from unaffiliated third parties. We and our legal counsel have determined that there is a reasonable basis for these representations and disclosures, and may in the future determine to incorporate into board committee charters or other written governance policies or documents some or all of the policies described herein.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of the close of business on May 10, 2013, we had outstanding two classes of voting securities—common stock, of which there were 9,989,000 shares issued and outstanding; and Series A Convertible Preferred Stock, of which there were 3,348,143 shares issued and outstanding. Each share of capital stock is currently entitled to one vote on all matters put to a vote of our stockholders. The following table sets forth the number and percentage of outstanding common shares beneficially owned as of the date set forth above, by:

●	each person known by us to be the beneficial owner of more than five percent of our outstanding common stock

●	each of our current directors

●	each our current executive officers and any other persons identified as a “named executive” in the Summary Compensation Table above, and

●	all current executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC, and includes general voting power and/or investment power with respect to securities. Shares of common stock issuable upon exercise of options or warrants that are currently exercisable or exercisable within 60 days of the record rate, and shares of common stock issuable upon conversion of other securities currently convertible or convertible within 60 days, are deemed outstanding for computing the beneficial ownership percentage of the person holding such securities but are not deemed outstanding for computing the beneficial ownership percentage of any other person. Under the applicable SEC rules, each person’s beneficial ownership is calculated by dividing the total number of shares with respect to which they possess beneficial ownership by the total number of outstanding shares of the Company. In any case where an individual has beneficial ownership over securities that are not outstanding, but are issuable upon the exercise of options or warrants or similar rights within the next 60 days, that same number of shares is added to the denominator in the calculation described above. Because the calculation of each person’s beneficial ownership set forth in the “Percentage of Common Shares” column of the table may include shares that are not presently outstanding, the sum total of the percentages set forth in such column may exceed 100%.  Unless otherwise indicated, the address of each of the following persons is 220 South Sixth Street, Suite 1200, Minneapolis, Minnesota 55402, and each such person has sole voting and investment power with respect to the shares set forth opposite his, her or its name.

Name and Address	Shares	Percentage of Common Shares

Jon R. Sabes (1)	4,854,788	48.6%
Steven S. Sabes (2)	4,722,494	47.2%
Paul A. Siegert (3)	400,890	4.0
Jon Gangelhoff (4)	-	*
Brian Tyrell (5)	-	*
Laurence Zipkin (6)	-	*
Kenneth Fink (7)	-	*
All current directors and officers as a group (8)	9,000,000	90.1%
Athena Securities Group Ltd. 44 Upper Mount Street Dublin 2, Ireland	989,000	9.9%

*	less than one percent.

(1)
Mr. Sabes is our Chief Executive Officer and a director of the Company. Shares reflected in the table include 400,890 shares held individually, 3,475,726 shares held by Mokeson, LLC, a Minnesota limited liability company of which Mr. Sabes is a manager and member, and 978,172 shares held by Opportunity Finance, LLC, a Minnesota limited liability company of which Mr. Sabes is a manager and member.

(2)
Mr. Sabes is our Chief Operating Officer, Secretary and a director of the Company. Shares reflected in the table include 1,599,558 shares held individually, 978,172 shares held by Opportunity Finance, LLC, a Minnesota limited liability company of which Mr. Sabes is a manager and member, 1,042,316 shares held by SFS Trust 1982, a trust of which Mr. Sabes is the beneficiary, 701,558 shares held by SFS Trust 1992 Esther, a trust of which Mr. Sabes is a beneficiary, and 400,890 shares held by SFS Trust 1976, a trust of which Mr. Sabes is a beneficiary. The trustees of each of the trusts are Robert W. Sabes, Jon R. Sabes and Ross A. Sabes.

(3)	Mr. Siegert is our President and a director of the Company.

(4)	Mr. Gangelhoff is our Chief Financial Officer.

(5)	Mr. Tyrell is a director of the Company.

(6)	Mr. Zipkin is a director of the Company.

(7)	Mr. Fink is a director of the Company.

(8)	Includes the beneficial ownership of Messrs. Jon R. Sabes, Steven F. Sabes, Siegert, Gangelhoff, Tyrell, Zipkin and Fink.

DESCRIPTION OF THE DEBENTURES
General

The debentures will be secured obligations of GWG Holdings. The debentures will be issued under an indenture between us and Bank of Utah as the indenture trustee. The terms and conditions of the debentures include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939. The following is a summary of the material provisions of the indenture. For a complete understanding of the debentures, you should review the definitive terms and conditions contained in the indenture, which include definitions of certain terms used below. A copy of the indenture has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part, and is available from us at no charge upon request.

The following is a summary of the material terms associated with the debentures:

●
The debentures are general secured obligations of GWG Holdings, Inc. The obligations are secured by a grant of a security interest in all of the assets of GWG Holdings, which assets will serve as collateral for our obligations under the debentures. This grant of a security interest is effected pursuant to a pledge and security agreement attached to the indenture.

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The debentures are fully and unconditionally guaranteed by our wholly owned direct subsidiary, GWG Life, but otherwise are not guaranteed by any other person or entity. The guarantee is backed by a grant of a security interest in all of the assets of GWG Life, which assets will serve as additional collateral for our obligations under the debentures. Chief among these assets is GWG Life’s ownership interest in DLP Funding II. This guarantee is effected pursuant to a subsidiary guarantee agreement included in the indenture.

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The debentures are also secured by a pledge of the equity ownership interests in GWG Holdings, Inc. by its principal stockholders—Jon R. Sabes and Steven F. Sabes—which pledge will be effected pursuant to a pledge and security agreement attached to the indenture.

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The collateral granted for our obligations under the debentures (i.e., the security interest in all of the assets of GWG Holdings, and the guarantee by GWG Life and corresponding security interest in all of its assets including a pledge of the equity ownership interests in DLP Funding II), together with (i) certain covenants contained in the documents relating to our earlier issued Series I of subsidiary secured notes (of which approximately $37.5 million was outstanding as of March 31, 2013), and (ii) an intercreditor agreement between the trustee (on behalf of the debenture holders) and Lord Securities Corporation (the collateral trustee for our subsidiary secured notes), make the debentures pari passu with the subsidiary secured notes with respect to payment, security and collateral. The intercreditor agreement is attached to the indenture. As of March 31, 2013, the collateral security granted by GWG Holdings and GWG Life for our debentures (i.e., all of the assets of such entities) was valued at $109,054,244 and $119,991,240, respectively.

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The debentures will be junior to the $100 million revolving credit facility of DLP Funding II with Autobahn/DZ Bank, which currently has an outstanding balance of approximately $79 million. The debentures will also be junior to any later senior lending facility we may obtain.

●	The debentures are not savings accounts, certificates of deposit (CDs) or other forms of “deposits,” and are not insured by the FDIC or any other governmental agency.

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The debentures are not directly secured by any life insurance policy assets that are not owned by GWG Life. Nearly all of our life insurance policy assets (95% of our policies, representing approximately 96% of the face value of policy benefits as of December 31, 2012) are held by our DLP Funding II subsidiary. Although GWG Life’s equity ownership interests in DLP Funding II is an asset in which GWG Life has pursuant to its guarantee granted a security interest to serve as collateral for obligations under the debentures, the payment on such equity interests will be subordinate to the interests of creditors of DLP Funding II, including our senior creditor Autobahn/DZ Bank.

●	The debentures do not have the benefit of a “sinking fund” for the retirement of principal.

●	The debentures are not convertible into our capital stock or other securities.

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We have the option to call and redeem the entire (but not less than the entire) outstanding principal balance and accrued but unpaid interest of the debentures at any time without premium or penalty. If we elect to call and redeem your debentures, the redeemed debentures will cease to accrue interest after the redemption date under the terms and subject to the conditions of the indenture.

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Except in limited circumstances (death, bankruptcy or total disability), debenture holders will have no right to require us to redeem any debenture prior to its maturity date.  Any early redemption will be for the total outstanding principal balance and accrued but unpaid interest.  If we in our sole discretion nonetheless elect to accommodate a redemption request, we will redeem the entire (but not less than the entire) outstanding principal balance and accrued but unpaid interest of the debentures and impose a redemption fee of 6% against the outstanding principal balance of the debenture redeemed.  This fee will be subtracted from the amount paid to you.

The debentures will be denominated in U.S. dollars and we intend to sell the debentures at 100% of their principal face amount. The minimum investment amount in the debentures will be $25,000. Above that minimum amount, debentures may be purchased in $1,000 increments. Subject to the minimum investment amount, you may select the principal amount and term of the debentures (ranging from six months to seven years) you would like to purchase when you subscribe. The interest rate of your debenture will remain fixed until maturity. Depending our capital requirements, we may not, however, always offer debentures with the particular terms you seek. See “Description of the Debentures—Interest Rate and Maturity” below.

Upon acceptance of your subscription, we will create an account in a book-entry registration and transfer system for you, and credit the principal amount of your subscription to your account. We will send you a purchase confirmation that will indicate our acceptance of your subscription. You will have five business days from the postmark date of your purchase confirmation to rescind your subscription. If your subscription is rejected, or if you rescind your subscription during the rescission period, all funds deposited will be promptly returned to you without any interest. See “—Book-Entry Registration and Exchange” and “—Limited Rescission Right” below.

Investors whose subscriptions for debentures have been accepted and anyone who subsequently acquires debentures in a qualified transfer are referred to as “holders” or “registered holders” in this prospectus. We may modify or supplement the terms of the debentures described in this prospectus from time to time in a supplement to the indenture and a supplement to this prospectus. Except as set forth under “—Amendment, Supplement and Waiver” below, any modification or amendment will not affect debentures outstanding at the time of such modification or amendment.

The debentures are not assignable without our prior consent. The debentures may be transferred or exchanged for other debentures of the same series and class of a like aggregate principal amount subject to limitations contained in the indenture. We will not charge a fee for any registration, transfer or exchange of debentures. However, we may require the holder to pay any tax, assessment fee, or other governmental charge required in connection with any registration, transfer or exchange of debentures. The registered holder of a debenture will be treated as its owner for all purposes.

Denomination

You may purchase debentures in the minimum principal amount of $25,000, and in whole increments of $1,000 above $25,000. You will determine the original principal amount of each debenture you purchase when you subscribe. You may not cumulate purchases of multiple debentures with principal amounts less than $25,000 to satisfy the minimum requirement.  In our discretion, we may waive the $25,000 minimum purchase requirement for any investor.

Term

We may offer debentures with the following terms to maturity:

●	six months	●	four years
●	one year	●	five years
●	two years	●	seven years
●	three years

You will select the term of each debenture you purchase when you subscribe. You may purchase multiple debentures with different terms by filling in investment amounts for more than one term on your Subscription Agreement. However, during this offering we may not always offer debentures with each of the terms outlined above.

The actual maturity date will be on the last day of the month in which the debenture matures (i.e., the month in which the debenture’s term ends). For example, if you select a one-year term and your debenture becomes effective on January 15, 2014, the actual maturity date will be January 31, 2015. After actual maturity, we will pay all outstanding principal and accrued but unpaid interest on the debenture on or prior to the 15th day of the calendar month next following its maturity (or the first business day following the 15th day of such month). So, in the case of a debenture with a maturity date of January 31, 2015, actual payment will be made on or prior to February 15, 2015 (unless such date is not a business day, in which case actual payment will be made on the next business day).

Should the original debenture holder (x) no longer be the holder of the debenture or (y) be unavailable, or a change in payee be necessary, such as in the case of a surviving estate, we may require a copy of the executed assignment agreement between the original debenture holder and any transferee along with our consent to such transfer, or an order from a court or probate commission, as the case may be, in order that we know the principal is returned to the rightful party.

Interest Rate

The rate of interest we will offer to pay on debentures at any particular time will vary based upon market conditions, and will be determined by the term to maturity of the debentures, our capital requirements and other factors described below. The interest rate on a particular debenture will be determined at the time of subscription or renewal and then remain fixed for the original or renewal term of the debenture. We will establish and may change the interest rates payable for debentures of various terms and at various investment levels in an interest rate supplement to this prospectus.

We may offer debentures that earn incrementally higher interest rates when, at the time they are purchased or renewed, the aggregate principal amount of the debenture portfolio of the holder increases. If applicable, the interest rates payable at each level of investment will be set forth in an interest rate supplement to this prospectus. We may change the interest rate for any or all maturities to reflect market conditions at any time by supplementing this prospectus. If we change the interest rates, the interest rate on debentures issued before the date of the change will not be affected.

Payments on the Debentures; Paying Agent and Registrar

Investors will have the opportunity to select whether interest on their debentures will be paid monthly or annually. This selection opportunity will be presented in the Subscription Agreement.

Interest will accrue on the debentures at the stated rate from and including the effective date of the debenture until maturity. The effective date of a debenture will be: (a) if the debenture is paid for via wire transfer directly to us, the business day on which we receive the wire; (b) if the debenture is paid for by bank draft, the business day after we receive the draft; and (c) if by personal check, five business days after we receive the check. For purposes of the foregoing, the date we receive the bank draft or personal check means the date on which GWG Holdings actually receives such draft or check either directly from an investor or from a broker-dealer. We will receive all Subscription Agreements, bank drafts and personal checks, and will deposit the drafts and checks, together with information specifying the effective date, provided that no debentures will be issued or dated prior to our receipt and acceptance of a completed and executed related Subscription Agreement. The debentures generally do not earn interest after the maturity date or any date set for prepayment.

Interest payments on debentures will be paid on the 15th day immediately following the last day of the month. Interest will be paid without any compounding. The first payment of interest will include interest for the partial month in which the purchase occurred. The indenture provides that all interest will be calculated based on a year with twelve 30-day months.

We will pay the principal of, and interest on, debentures by direct deposit to the account you specify in your Subscription Agreement. We will not accept subscriptions from investors who are not willing to receive their interest payments via direct deposit. If the foregoing payment method is not available, principal and interest payments on the debentures will be payable at our principal executive office or at such other place as we may designate for payment purposes.

We will withhold 28% of any interest payable to any investor who has not provided us with a social security number, employer identification number, or other satisfactory equivalent in the Subscription Agreement (or another document) or where the IRS has notified us that backup withholding is otherwise required. Please see “Material Federal Income Tax Considerations—Backup Withholding and Information Reporting.”

Book-Entry Registration and Exchange

The debentures will generally be issued in book-entry form, which means that no physical debenture is created. Evidence of your ownership is provided by written confirmation. Except under limited circumstances described below, holders will not receive or be entitled to receive any physical delivery of a certificated security or negotiable instrument that evidences their debentures. The issuance and transfer of debentures will be accomplished exclusively through the crediting and debiting of the appropriate accounts in our book-entry registration and transfer system.

The holders of the accounts established upon the purchase or transfer of debentures will be deemed to be the owners of the debentures under the indenture. The holder of the debentures must rely upon the procedures established by the trustee to exercise any rights of a holder of debentures under the indenture. We will regularly provide the trustee with information regarding the establishment of new accounts and the transfer of existing accounts.

On or prior to any interest payment date or upon redemption, we will also provide the trustee with information regarding the total amount of any principal and interest due to holders of debentures. On each interest payment date, we will credit interest due on each account and direct payments to the holders. We will determine the interest payments to be made to the book-entry accounts and maintain, supervise and review any records relating to book-entry beneficial interests in the debentures.

Book-entry notations in the accounts evidencing ownership of the debentures are exchangeable for certificated debentures in principal denominations of $1,000 and any amount in excess of $25,000 and fully registered in those names as we direct only if: (i) the debenture is purchased through, held in, or transferred to a custodial account; (ii) we, at our option, advise the trustee in writing of our election to terminate the book-entry system; or (iii) after the occurrence of an event of default under the indenture, holders of more than 50% of the aggregate outstanding principal amount of the debentures advise the trustee in writing that the continuation of a book-entry system is no longer in the best interests of the holders of debentures and the trustee notifies all registered holders of the occurrence of any such event and the availability of certificated securities that evidence the debentures. Subject to these limited exceptions, the book-entry interests in these securities will not be exchangeable for fully registered certificated debentures.

Limited Rescission Right

If your Subscription Agreement is accepted at a time when we have determined that a post-effective amendment to the registration statement of which this prospectus is a part must be filed with the SEC, but such post-effective amendment has not yet been declared effective, we will send to you at your registered address a notice and a copy of the related prospectus once it has been declared effective. You will thereupon have the right to rescind your investment upon written request within five business days from the postmark date of the notice we send to you that the post-effective amendment has been declared effective (and containing the related prospectus). We will promptly return any funds sent with a Subscription Agreement that is properly rescinded without penalty, although any interest previously paid on a rescinded debenture will be deducted from the funds returned to you upon rescission. A written request for rescission, except in the case of a mailed rescission, must be postmarked on or before the fifth business day after our notice to (described above). If you notify us other than by mail, we must actually receive your rescission request on or before the fifth business day after our notice to you.

Renewal or Repayment on Maturity

At least 30 days prior to the maturity of your debenture, we will provide you with a notice indicating that your debenture is about to mature and whether we will allow automatic renewal of your debenture. If we allow you to renew your debenture, we will also provide to you the then-current form of prospectus, which will include an interest rate or prospectus supplement and any other updates to the information contained in this prospectus. The interest rate or prospectus supplement will set forth the interest rates then in effect. The notice will recommend that you review the then-current prospectus, including any interest rate or prospectus supplement, prior to exercising one of the below options. If we do not provide you a new prospectus because the prospectus has not changed since the delivery of this prospectus in connection with your original subscription or any prior renewal, we will nonetheless send you a new copy of the prospectus upon your request. Unless the election period is extended as described below, you will have until 15 days prior to the maturity date to exercise one of the following options:

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You can do nothing, in which case (subject to applicable law) your debenture will automatically renew for a new term equal to the original term but at the interest rate in effect at the time of renewal.  Interest on renewed debentures will be paid on the same schedule (i.e., monthly or annually) as the original debenture.  If applicable, a new certificate will be issued.

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You can elect repayment of your debenture, in which case the principal amount will be repaid in full along with any accrued but unpaid interest. If you choose this option, your debenture will not earn interest on or after the maturity date.

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You can elect repayment of your debenture and use all or part of the proceeds to purchase a new debenture with a different term or principal amount. To exercise this option, you will need to complete a new Subscription Agreement for the new debenture and mail it along with your request. The issue date of the new debenture will be the maturity date of the old debenture. Any proceeds from the old debenture that are not applied to the new debenture will be sent to you.

The foregoing options will be available to holders unless and until terminated under the indenture. Interest will accrue from the first day of each renewed term. Each renewed debenture will retain all its original provisions, including provisions relating to payment, except that the interest rate payable during any renewal term will be the interest rate that is being offered at that time to other holders with similar aggregate debenture portfolios for debentures of the same term as set forth in the interest rate supplement delivered with the maturity notice. If similar debentures are not then being offered, the interest rate upon renewal will be the rate specified by us on or before the maturity date, or the rate of the existing debenture if no such rate is specified.

If we notify the holder of our intention to repay a debenture at maturity, or if the holder timely requests repayment, we will pay the principal and all accrued but unpaid interest on the debenture on or prior to the 15th day of the calendar month after the maturity date (or the first business day following the 15th day of such month). Thus, in the case of a debenture with a maturity date of January 31, 2015, actual payment will be made on or prior to February 15, 2015 (unless such date is not a business day, in which case actual payment will be made on the next business day). No interest will accrue after the maturity date. You should be aware that because payment is made by ACH transfer, funds may not be received in the holder’s account for two to three business days.

We will be required from time to time to file post-effective amendments to the registration statement of which this prospectus is a part to update the information it contains. If you would otherwise be required to elect to have your debentures renewed or repaid following their stated maturity at a time when we have determined that a post-effective amendment must be filed with the SEC, but such post-effective amendment has not yet been declared effective, the period during which you can elect renewal or repayment will be automatically extended until ten days following the postmark date of our notice to you that the post-effective amendment has been declared effective, which notice shall contain a copy of the related prospectus. All other provisions relating to the renewal or redemption of debentures upon their stated maturity described above shall remain unchanged.

For any debentures offered hereby that mature on or after January 31, 2014, we expect that the renewal of such debentures will require us to file a new registration statement. In such a case, the new registration statement must be declared effective before we can renew your debenture. In this event, if the new registration statement has not yet been filed or become effective, we will extend your election period until ten days following the date of our notice to you that the new registration statement has become effective, which notice will include a new prospectus. In addition, we will be required to renew or extend our applications for effectiveness in one or more states from time to time.

Call and Redemption Prior to Stated Maturity

We may call and redeem the entire (but not less than the entire) principal amount and accrued but unpaid interest on any debentures prior to their stated maturity only as set forth in the indenture and described below. The holder has no right to put or otherwise require us to redeem any debenture prior to its maturity date (as originally stated or as it may be extended), except as indicated in the indenture and described below.

Our Voluntary Redemption

We have the right to redeem any debenture, in whole but not in part, at any time prior to its stated maturity upon 30 days written notice to the holder of the debenture. The holder of the debenture being redeemed will be paid a redemption price equal to the outstanding principal amount thereof plus accrued but unpaid interest up to but not including the date of redemption without any penalty or premium. We may use any criteria we choose to determine which debentures we will redeem if we choose to do so. We are not required to redeem debentures on a pro rata basis.

Holder’s Put Election Upon Death, Bankruptcy or Total Permanent Disability

Debentures may be redeemed prior to maturity at the election of a holder who is a natural person (including debentures held in an individual retirement account), by giving us written notice within 45 days following the holder’s total permanent disability or bankruptcy, as established to our satisfaction, or at the election of the holder’s estate, by giving written notice within 45 days following the death of the holder. Subject to the limitations described below, we will redeem the debentures on the 15th day of the month next following the month in which we establish to our satisfaction the holder’s death, bankruptcy or total permanent disability. In the event that the 15th day of the month next following the month in which we so establish such facts is not a business day, we will redeem the debentures on the next business day. The redemption price, in the event of such a death, bankruptcy or total permanent disability, will be the entire principal amount of the debentures, plus interest accrued but unpaid interest thereon up to and through the last day of the calendar month preceding the redemption date.

If spouses are joint registered holders of a debenture, the right to elect to have us redeem debentures will apply when either registered holder dies, files bankruptcy or suffers a total permanent disability. If the debenture is held jointly by two or more persons who are not legally married, none of these persons will have the right to request that we redeem the debentures unless all joint holders have either died, filed bankruptcy or suffered a total permanent disability. If the debenture is held by a trust, partnership, corporation or other similar entity, the right to request redemption upon death or total permanent disability does not apply.

Redemption at Request of Holder

We have no obligation to redeem any debentures other than upon maturity, or upon the death, bankruptcy or total permanent disability of a natural person holder. Nevertheless, at our sole discretion we may agree from time to time, at the written request of a holder, to redeem a debenture, subject, however, to a redemption fee of 6.0% of the principal amount of such debenture. If we so redeem any debenture prior to maturity, we will redeem the entire principal amount of such debenture together with accrued but unpaid interest thereon,  The redemption fee will be subtracted from the amount paid to you.

Transfers

The debentures are not negotiable debt instruments and, subject to certain exceptions (see “—Book-Entry Registration and Exchange” above), will generally be issued only in book-entry form. The purchase confirmation issued upon our acceptance of a subscription is not a certificated security or negotiable instrument, and no rights of record ownership can be transferred without our prior written consent. Ownership of debentures may be transferred on the debenture register only as follows:

●	The holder must deliver us written notice requesting a transfer signed by the holder(s) or such holder’s duly authorized representative on a form to be supplied by us.

●	We must provide our written consent to the proposed transfer.

●	We may require a legal opinion from counsel satisfactory to us that the proposed transfer will not violate any applicable federal or state securities laws.

●	We may require a signature guarantee in connection with such transfer.

Upon transfer of a debenture, we will provide the new holder of the debenture with a purchase confirmation that will evidence the transfer of the account on our records. If applicable (e.g., if transferred to a custodial account), a new certificate will be issued.  We may charge a reasonable service charge in connection with the transfer of any debenture.

Quarterly Statements

We will provide holders of the debentures with quarterly statements, which will indicate, among other things, the account balance at the end of the quarter, interest credited, redemptions made, if any, and the interest rate paid during the quarter. These statements will be sent electronically on or prior to the 32nd day after the end of each calendar quarter. If a holder is unwilling or unable to receive quarterly statements electronically, we will mail the statements to the address of record on or prior to the 32nd day after the end of each calendar quarter. In such a case, we may charge such holders a reasonable fee to cover our expenses incurred in mailing the statements.

Ranking

The debentures will constitute secured debt of GWG Holdings. The payment of principal and interest on the debentures will be:

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pari passu with the approximately $37.5 million in principal amount of Series I subsidiary secured notes previously issued by our subsidiary GWG Life as of March 31, 2013 (see the caption “—Collateral Security” below);

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structurally junior to the present and future obligations owed by our subsidiary DLP Funding II under the revolving credit facility with Autobahn/DZ Bank (including the approximately $79 million outstanding under such facility as of March 31, 2013); and

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structurally junior to the present and future claims of creditors of our subsidiaries, other than GWG Life, including trade creditors. The indenture will permit us to issue other forms of debt, including secured and senior debt, in the future.

“Pari passu” means that claims for payment and entitlement to security among the holders of debentures, on the one hand, and secured debt previously issued by GWG Life, on the other hand, will be treated equally and without preference.  Although we have no present intention of causing GWG Life to issue additional secured debt in the future, any such debt issued on a pari passu basis in the future would also be treated equally and without preference in respect of the debentures.  Thus, in the event of any default on the debentures (or any other debt securities pari passu with the debentures) resulting in claims for payment or collateral security, the holders of the debentures and all such other debt securities pari passu with the debentures would share in payment or collateral security in proportion to the amount of principal and interest owed on each such debt instrument.

Guarantee by GWG Life Subsidiary

The payment of principal and interest on the debentures is fully and unconditionally guaranteed by GWG Life. This guarantee, together with (i) the accompanying grant of a security interest in all of the assets of GWG Life, including GWG Life’s entire ownership interest in DLP Funding II, (ii) the pledge of ownership interests in GWG Holdings, Inc. by our principal stockholders, and (iii) an intercreditor agreement between the trustee and Lord Securities Corporation (collateral trustee for our Series I subsidiary secured notes), makes the debentures pari passu with respect to payment and the collateral securing the Series I subsidiary secured notes previously issued by GWG Life. For an explanation of the term “pari passu,” see “—Ranking” above.  There was approximately $37.5 million in principal amount of Series I subsidiary secured notes outstanding as of March 31, 2013.

Collateral Security

The debentures are secured by the assets of GWG Holdings, Inc. We will grant a security interest in all of the assets of GWG Holdings to the indenture trustee for the benefit of the debenture holders. The assets of GWG Holdings consist, and are expected to consist, primarily of (i) any cash proceeds received from its subsidiaries as distributions derived from life insurance policy assets of subsidiaries, (ii) all other cash and investments held in various accounts, (iii) the equity ownership interests in subsidiaries of GWG Holdings, including the equity ownership interest in GWG Life, together with (iv) all proceeds from the foregoing. This collateral security granted by us is referred to as the “GWG Holdings Assets Collateral.”

As indicated above, our direct and wholly owned subsidiary, GWG Life, will fully and unconditionally guarantee our obligations under the debentures. This guarantee will be supported by GWG Life’s grant of a security interest in all of its assets. The assets of GWG Life consist, and are expected to consist, primarily of (i) certain life insurance policy assets, (ii) any cash proceeds received from life insurance policy assets owned by GWG Life or received from its direct subsidiary DLP Funding II as distributions derived from life insurance policies owned by that subsidiary, (iii) all other cash and investments held by GWG Life in its various accounts, (iv) GWG Life’s equity ownership interest in its direct subsidiary DLP Funding II, together with (v) all proceeds from the foregoing. The collateral security granted by GWG Life pursuant to its guarantee of our obligations under the debentures is referred to as the “GWG Life Assets Collateral.”

In addition, Messrs. Jon R. Sabes and Steven F. Sabes, our principal stockholders beneficially holding approximately 86.1% of the outstanding shares of our common stock, have pledged all of the shares they beneficially own in GWG Holdings to further secure our obligations under the debentures. This collateral security granted by Messrs. Jon R. Sabes and Steven F. Sabes is referred to as the “GWG Holdings Equity Collateral.”

Together, the GWG Holdings Assets Collateral, GWG Life Assets Collateral and GWG Holdings Equity Collateral comprise all of the collateral security for our obligations under the debentures. To the extent that we subsequently establish one or more wholly owned subsidiaries of GWG Holdings or GWG Life, the debentures will have a security interest in the equity ownership interests of those subsidiaries if and to the extent owned by GWG Holdings or GWG Life.

The guarantee by GWG Life is contained in the indenture, and the grant of security interests in the GWG Holdings Assets Collateral, GWG Life Assets Collateral and GWG Holdings Equity Collateral is effected through a “Pledge and Security Agreement” that is an exhibit to the indenture. The grant of collateral security comprising the GWG Life Assets Collateral and GWG Holdings Equity Collateral is designed to afford the holders of debentures with rights to the same payment and collateral as that granted to holders of our Series I subsidiary secured notes on a pari passu basis. To effect this arrangement, the trustee under the indenture, Bank of Utah (to whom the security grant is made under the Pledge and Security Agreement), has entered into an “Intercreditor Agreement” with GWG Holdings, GWG Life, and Lord Securities Corporation, the trustee for our Series I subsidiary secured notes. This Intercreditor Agreement is an exhibit to the indenture.

Nearly all of our life insurance policy assets (95% of our policies, representing approximately 96% of the face value of policy benefits as of December 31, 2012) are held in our subsidiary GWG DLP Funding II, LLC, which we refer to throughout this prospectus as “DLP Funding II.” The debentures will not be directly secured by any security interest in the assets of DLP Funding II.  Instead, the debentures will be secured by a pledge of the equity ownership interests in DLP Funding II owned by GWG Life by virtue of the guarantee provisions in the indenture and the Pledge and Security Agreement referenced above. An equity ownership interest is, by its very nature, subordinate to the interests of creditors. Therefore, although investors in the debentures will have a security interest in the ownership of DLP Funding II, any claim they may have to the assets owned by such entity will be subordinate to the interests of creditors of that entity, including (i) Autobahn/DZ Bank which is the lender to DLP Funding II under our revolving credit facility, and (ii) all other creditors of DLP Funding II, including trade creditors.  In addition, there is the risk that the collateral security granted for our obligations under the debentures may be insufficient to repay the debentures upon an event of default.  See “Risk Factors,” page 30 ("The collateral granted as security...").

Subordination; Other Indebtedness

Our obligations under the debentures will be subordinate to all our senior debt.  For this purpose, “our senior debt” presently includes all indebtedness of our subsidiaries with respect to which the debentures are not pari passu with respect to payment and collateral (i.e., other than our Series I subsidiary secured notes). In this regard, our subsidiary DLP Funding II has, as of March 31, 2013, approximately $79 million of debt outstanding under our revolving credit facility. With respect to pari passu indebtedness, as of March 31, 2013 our subsidiary GWG Life has approximately $37.5 million of debt outstanding under our Series I subsidiary secured notes.

The maximum amount of debt, including the debentures, we may issue is limited by the indenture.  In particular, the indenture prohibits us from issuing debt in an amount such that our “debt coverage ratio” would exceed 90%. The indenture defines the debt coverage ratio as a percentage calculated by the ratio of (A) obligations owing by us and our subsidiaries on all outstanding debt for borrowed money (including the debentures), over (B) the net present asset value of all life insurance policy assets we own, directly or indirectly, plus any cash held in our accounts. For this purpose, the net present asset value of our life insurance assets is equal to the present value of the cash flows derived from the face value of policy benefit assets we own, discounted at a rate equal to the weighted average cost of capital for all our indebtedness for the prior month.

The indenture provides that for the first four years after our initial sale of debentures, our subordination ratio may not exceed 50%. The indenture defines the subordination ratio as a percentage calculated as a ratio of (A) the principal amount owing by us or any of our subsidiaries that is either senior in rank to the debentures or secured by the life insurance policy assets owned by us or our subsidiaries, over (B) the net present asset value of all life insurance policy assets we own, directly or indirectly, plus any cash held in our accounts. For this purpose, the net present asset value of our life insurance assets is equal to the present value of the cash flows derived from the face value of policy benefit assets we own, discounted at a rate equal to the weighted-average cost of capital for all our indebtedness for the prior month.

We are required to notify the indenture trustee in the event that we violate one of these restrictive covenants. An “event of default” will exist under the indenture if a violation persists for a period of 30 consecutive calendar days after our initial notice to the trustee.

The debentures are guaranteed by GWG Life but otherwise are not guaranteed by any of our subsidiaries, affiliates or control persons. The indenture does not prevent holders of debt issued by our subsidiaries from disposing of, or exercising any other rights with respect to, any or all of the collateral securing that debt. Accordingly, in the event of a liquidation or dissolution of one of our subsidiaries (other than GWG Life), creditors of that subsidiary that are senior in rank will be paid in full, or provision for such payment will be made, from the assets of that subsidiary prior to distributing any remaining assets to us as an equity owner of that subsidiary.

The indenture also contains specific subordination provisions, benefitting lenders under senior credit facilities to our operating subsidiaries, restricting the right of debenture holders to enforce certain of their rights in certain circumstances, including:

●	a prohibition on challenging any enforcement action taken by a senior lender or interfering with any legal action or suits undertaken by the senior lender against us and our affiliates;

●
a 180-day standstill period during which there may not be brought any action to enforce an event of default against us or our affiliates unless our revolving credit facility has been repaid in full, which period may be extended if the credit facility provider takes action during such standstill period; and

●	a prohibition on filing a bankruptcy or insolvency case against us or our affiliates for at least one year plus one day after the revolving credit facility lender has been paid in full.

We will not make any payment, direct or indirect (whether for interest, principal, as a result of any redemption or repayment at maturity, on default, or otherwise), on the debentures and any other indebtedness, and neither the holders of the debentures nor the trustee will have the right, directly or indirectly, to sue to enforce the indenture or the debentures, if a default or event of default under any senior credit facility has occurred and is continuing, or if any default or event of default under any senior credit facility would result from such payment, in each case unless and until:

●	the default and event of default has been cured or waived or has ceased to exist; and

●
the end of the period commencing on the date the indenture trustee receives written notice of default from a holder of such credit facility and ending on the earlier of the indenture trustee’s receipt of (i) a valid waiver of default from the holder of a credit facility, or (ii) a written notice from the holder of a credit facility terminating the payment blockage period.

Notwithstanding the foregoing, if any of the blockage events described above have occurred and 179 days have passed since the indenture trustee’s receipt of the notice of default without the occurrence of the cure, waiver, termination, or extension of all blockage periods described above, the trustee may thereafter sue on and enforce the indenture and our obligations thereunder and under the debentures as long as any funds paid as a result of any such suit or enforcement action shall be paid toward the senior credit facility until it is indefeasibly paid in full before being applied to the debentures. The indenture contains provisions whereby each investor in the debentures consents to the subordination provisions contained in the indenture and related agreements governing collateral security.

If the 180-day standstill period noted above or any other limitation on the rights of the trustee or debenture holders to assert their rights to payment of principal or interest under the indenture or debentures is ultimately determined to conflict with provisions of the Trust Indenture Act of 1939 (most notably sections 316(b) and 317(a) of that Act), then the trustee, as well as any holder who shall not have earlier consented to such subordination provisions, shall (notwithstanding such provision contained in the indenture) be authorized to institute a lawsuit for the enforcement of any payment of principal or interest after their respective due dates.

No Sinking Fund

The debentures are not associated with any sinking fund. A sinking fund is generally any account to which contributions will be made, from which payments of principal or interest owed on the debentures will be made. See “Risk Factors,” page 33.

Restrictive Covenants

The indenture contains covenants that restrict us from certain actions as described below. In particular, the indenture provides that:

●
we will not declare or pay any dividends or other payments of cash or other property solely in respect of our capital stock to our stockholders (other than a dividend paid in shares of our capital stock on a pro rata basis to all our stockholders) unless no default and no event of default with respect to the debentures exists or would exist immediately following the declaration or payment of the dividend or other payment;

●	to the extent legally permissible, we will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or the performance of the indenture;

●
our Board of Directors will not adopt a plan of liquidation that provides for, contemplates or the effectuation of which is preceded by (a) the sale, lease, conveyance or other disposition of all or substantially all of our assets, otherwise than (i) substantially as an entirety, or (ii) in a qualified sales and financing transaction, and (b) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition and of our remaining assets to the holders of our capital stock, unless, prior to making any liquidating distribution pursuant to such plan, we make provision  for the satisfaction  of our obligations under the renewable unsecured subordinated notes;

●	our debt coverage ratio may not exceed 90%; and

●	for the first four years after our initial sale of debentures, our subordination ratio may not exceed 50%.

The indenture defines the debt coverage ratio as a percentage calculated by the ratio of (A) obligations owing on all outstanding debt for borrowed money (including the debentures), over (B) the net present asset value of all life insurance policy assets we own, plus any cash held in our accounts. For this purpose, the net present asset value of our life insurance assets is equal to the present value of the face value of policy benefit assets we own, discounted at a rate equal to the weighted average cost of capital for all our indebtedness for the prior month. The indenture defines the subordination ratio as a percentage calculated as a ratio of (1) the principal amount owing by us or any of our subsidiaries that is either senior in rank to the debentures or secured by the life insurance policy assets owned by us or our subsidiaries, over (2) the principal amount of outstanding debentures and Series I subsidiary secured notes.

Importantly, we are not restricted from entering into qualified sale and financing transactions or incurring additional indebtedness, including additional senior debt.

Consolidation, Mergers or Sales

The indenture generally permits a consolidation or merger between us and another entity. It also permits the sale or transfer by us of all or substantially all of our property and assets. These transactions are permitted if:

●
the resulting or acquiring entity, if other than us, is a United States corporation, limited liability company or limited partnership and assumes all of our responsibilities and liabilities under the indenture, including the payment of all amounts due on the notes and performance of the covenants in the indenture; and

●	immediately after the transaction, and after giving effect to the transaction, no event of default shall exist under the indenture.

If we consolidate or merge with or into any other entity or sell or lease all or substantially all of our assets, according to the terms and conditions of the indenture, the resulting or acquiring entity will be substituted for us in the indenture with the same effect as if it had been an original party to the indenture. As a result, the successor entity may exercise our rights and powers under the indenture in our name, and we (as an entity) will be released from all our liabilities and obligations under the indenture and under the debentures. Nevertheless, no such transaction will by itself eliminate or modify the collateral that we have provided as security for our obligations under the indenture.

Events of Default and Remedies

The indenture provides that each of the following constitutes an event of default:

●	the failure to pay interest or principal on any debenture for a period of 30 days after it becomes due and payable;

●	a failure to observe or perform any material covenant, condition or agreement in the indenture, but only after notice of failure to the indenture trustee and such failure is not cured within 60 days;

●	our debt coverage ratio exceeds 90% for a period of 30 consecutive calendar days;

●	the subordination ratio exceeds 50% for a period of 30 consecutive calendar days during the four-year period after the commencement of the offering of the debentures;

●	certain events of bankruptcy, insolvency or reorganization with respect to us; or

●	the cessation of our business.

In addition, the indenture provides that for so long as any Series I subsidiary secured notes remain outstanding, an event of default under the borrowing agreements relating to the Series I subsidiary secured notes (as the same may from time to time be amended) will constitute an event of default under the indenture. In this regard, a default under the subsidiary secured note borrowing agreements includes a default under our revolving credit facility. As explained in other parts of this prospectus, our revolving credit facility is currently provided by Autobahn Funding Company, LLC, as lender, and DZ Bank AG Deutsche Zentral-Genossenschaftsbank, as agent, pursuant to a Credit and Security Agreement dated July 15, 2008, which was amended and restated effective as of January 29, 2013.  DLP Funding II is the borrower under the line of credit, and GWG Holdings is a party to the facility as performance guarantor (primarily for the obligations of GWG Life, as the servicer of policy assets).

The maximum line of credit is $100 million subject to a borrowing base, which permits us to borrow up to 70% of the amount of eligible policies purchased and held in our portfolio. As of March 31, 2013, approximately $79 million was outstanding under the line of credit. Proceeds of the line of credit may be used to purchase policies and loans. The credit facility matures in December 2014. Advances under the line of credit bear interest based either at the commercial paper rates available to the lender at the time of funding or at the lender's cost of borrowing plus an applicable margin.

The line of credit is secured by a pledge of substantially all of each borrower’s assets and requires GWG Holdings to provide certain indemnities to the lender. In addition, the borrowers are required to maintain a reserve account for the benefit of the lenders. If at any time the ratio of outstanding borrowings under the line of credit, together with accrued and unpaid interest and fees, exceeds 50% of the borrower’s net eligible receivables balance (as defined in the loan agreement), collections from the maturity of life insurance policies are required to be deposited in the reserve account.

The line of credit is subject to customary affirmative and negative covenants. In addition, we must maintain certain financial covenants, including a positive consolidated net income measured annually and, at all times, a tangible net worth in excess of $5,000,000 (calculated on a prescribed non-GAAP basis). In addition, the line of credit requires us to maintain a reserve for certain projected expenditures (including anticipated premium payments required to service our life insurance portfolio) that increases, from an initial amount equal to six months of such expenditures, to an amount equal to 12 months of such expenditures beginning as of September 1, 2013.

Finally, the line of credit is subject to certain customary events of default (e.g., payment defaults, covenant defaults, cross-defaults, material adverse change, changes in control and changes in management) and certain events of default specifically relating to our business, including but not limited to (i) portfolio defaults in excess of 10% on an annualized basis, (ii) failure to obtain an unqualified opinion on our annual consolidated financial statements, (iii) failure to maintain certain hedge transactions or replace hedge counterparties under any certain hedging transactions required under the credit agreement, (iv) any governmental authority directs that the purchase and/or servicing of loans be terminated or any law, rule or regulation makes it unlawful to originate, purchase and/or service loans, (v) the performance guaranty of GWG Holdings shall cease to be in full force and effect (vi) a deficiency in the borrowing base, as calculated under the credit agreement, or (vii) any default in the payment when due of other indebtedness in excess of $100,000.

The indenture requires that we give immediate notice to the indenture trustee upon the occurrence of an event of default, unless it has been cured or waived. The indenture trustee may then provide notice to the debenture holders or withhold the notice if the indenture trustee determines in good faith that withholding the notice is in your best interest, unless the default is a failure to pay principal or interest on any debenture.

If an event of default occurs, the indenture trustee or the holders of at least 25% in principal amount of the outstanding debentures, may by written notice to us declare the unpaid principal and all accrued but unpaid interest on the debentures to be immediately due and payable. Notwithstanding the foregoing, the indenture limits the ability of the debenture holders to enforce certain rights under the indenture in certain circumstances. These limitations are required subordination provisions under our revolving credit facility and are summarized above under “—Subordination; Other Indebtedness.”  The Pledge and Security Agreement permits the trustee to exercise on behalf of the holders of debentures all rights and remedies as are available to a secured creditor under applicable law, subject to any limitations in the indenture, that agreement or the Intercreditor Agreement.  In this regard, the trustee is not authorized under the Pledge and Security Agreement to distribute in kind any collateral in its possession to the holders of debentures.

Amendment, Supplement and Waiver

Except as provided in this prospectus or the indenture, the terms of the indenture or the debentures then outstanding may be amended, supplemented or waived with the consent of the holders of at least a majority in principal amount of the debentures then outstanding (which consent will be presumed if a holder does not object within 30 days of a request for consent), and any existing default or compliance with any provision of the indenture or the debentures may be waived with the affirmative consent of the holders of a majority in principal amount of the then outstanding debentures.

Notwithstanding the foregoing, an amendment or waiver will not be effective with respect to the debentures held by a holder who him, her or itself has not consented if such amendment or waiver:

●
reduces the principal of or changes the fixed maturity of any debenture or alters the redemption provisions or the price at which we may redeem the debenture (other than as permitted under the indenture and described in the following paragraph);

●	reduces the rate of or changes the time for payment of interest, including default interest, on any debenture;

●
waives a default or event of default in the payment of principal or interest on the debentures, except for a rescission or withdrawal of acceleration of the debentures made by the holders of at least a majority in aggregate principal amount of the then-outstanding debentures and a waiver of the payment default that resulted from such acceleration;

●	makes any debenture payable in money other than that stated in this prospectus;

●	makes any change in the provisions of the indenture relating to waivers of past defaults or the rights of holders of debentures to receive payments of principal of or interest on the debentures; or

●	makes any change to the subordination provisions of the indenture that has a material adverse effect on holders of debentures.

Notwithstanding the foregoing, the following kinds of amendments or supplements to the indenture may be effected by us and the trustee without any consent of any holder of the debentures:

●	to cure any ambiguity, defect or inconsistency;

●	to provide for assumption of our obligations to holders of the debentures in the case of a merger, consolidation or sale of all or substantially all of our assets;

●	to provide for additional uncertificated or certificated debentures;

●
to make any change that does not materially and adversely affect the legal rights under the indenture of any holder of debentures, including but not limited to an increase in the aggregate dollar amount of debentures which may be outstanding under the indenture;

●
to modify or eliminate our policy regarding redemptions elected by a holder of debentures prior to maturity, including our obligation to redeem debentures upon the death, bankruptcy or total permanent disability of any holder of the debentures, but only so long as such modifications do not materially and adversely affect any then-outstanding debentures; or

●
to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, or to comply with other applicable federal or state laws or regulations.

Rights of Debenture Holders

As a debenture holder, you have limited rights to vote on our actions as they are limited by the indenture. In general, you will have the right to vote on whether or not to approve some amendments to the indenture. For a description of these rights, see “—Amendment, Supplement and Waiver” above. You will also have the right to direct some actions that the trustee takes if there is an event of default with respect to the debentures. For a description of these rights, see above under the caption “—Events of Default.” For a complete description of your rights as a debenture holder, we encourage you to read a copy of the indenture, which is filed as an exhibit to the registration statement of which this prospectus is a part. We will also provide you with a copy of the indenture upon your request.

The trustee and the debenture holders will have the right to direct the time, method and place of conducting any proceeding for some of the remedies available, except as otherwise provided in the indenture. The trustee may require reasonable indemnity, satisfactory to the trustee, from debenture holders before acting at their direction. You will not have any right to pursue any remedy with respect to the indenture or the debentures unless you satisfy the conditions contained in the indenture.

The Indenture Trustee

General

Bank of Utah has agreed to be the trustee under the indenture. The indenture contains certain limitations on the rights of the trustee, should it become one of our creditors, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any claim as security or otherwise. The trustee will be permitted to engage in other transactions with us.

Subject to certain exceptions, the holders of a majority in principal amount of the then-outstanding debentures will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee. The indenture provides that if an event of default specified in the indenture shall occur and not be cured, the trustee will be required, in the exercise of its power, to use the degree of care of a reasonable person in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of debentures, unless the holder shall have offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

Resignation or Removal of the Trustee

The trustee may resign at any time, or may be removed by the holders of a majority of the aggregate principal amount of the outstanding debentures.  In addition, we may remove the trustee for certain failures in its duties, including the insolvency of the trustee or the trustee’s ineligibility to serve as trustee under the Trust Indenture Act of 1939. However, no resignation or removal of the trustee may become effective until a successor trustee has accepted the appointment as provided in the indenture.

Reports to Trustee

We will provide the trustee with (i) a calculation date report by the 15th day of each month containing a calculation of the debt coverage ratio that includes a summary of all cash, life insurance policy investments serving as collateral, as well as our total outstanding indebtedness including outstanding principal balances, interest credited and paid, transfers made, any redemption or repayment and interest rate paid; (ii) copies of our audited annual financials, no earlier than when the same become a matter of public record; and (iii) any additional information reasonably requested by the trustee.

Certain Charges

We and our servicing agents, if any, may assess service charges for changing the registration of any debenture to reflect a change in name of the holder, multiple changes in interest payment dates or transfers (whether by operation of law or otherwise) of a debenture by the holder to another person. The indenture permits us to set off, against amounts otherwise payable to you under the debentures, the amount of these charges.

Variations in Terms and Conditions

We may from time to time vary the terms and conditions of the debentures offered, including but not limited to minimum initial principal investment amount requirements, maximum aggregate principal amount limits, interest rates, minimum denominations, service and other fees and charges, and redemption provisions. Terms and conditions may be varied by state, locality, principal amount, type of investor (for example, new or current investor) or as otherwise permitted under the indenture governing the securities offered by this prospectus. No change in terms, however, will apply to any debentures already issued and outstanding at the time of such change.

Satisfaction and Discharge of Indenture

The indenture shall cease to be of further effect upon the payment in full of all of the outstanding debentures and the delivery of an officer’s certificate to the trustee stating that we do not intend to issue additional debentures under the indenture or, with certain limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the outstanding debentures.

Reports

We will publish annual reports containing financial statements and quarterly reports containing financial information for the first three quarters of each fiscal year. We will send copies of these reports, at no charge, to any holder of debentures who sends us a written request.

PLAN OF DISTRIBUTION

We are offering up to $250,000,000 in principal amount of debentures on a continuous basis. The debentures will be sold at their face value and in amounts of $25,000 or more in principal. There is no minimum amount of debentures that must be sold before we access and use the proceeds. The proceeds of new sales of debentures will be paid directly to us promptly following each sale and will not be placed in an escrow account. Even if we sell less than the entire $250,000,000 in debentures being offered, the debentures that we sell will be issued, and the proceeds of those debenture sales will be invested, as described in this prospectus.

The debentures will be offered and sold on a best efforts basis by Arque Capital, Ltd. (our “dealer manager”) and any participating broker-dealers it engages for this purpose (together the “selling group”). Arque Capital will be an underwriter of the debentures for purposes of the Securities Act of 1933. We may also directly offer and sell debentures apart from the selling group. We and the selling group will offer the debentures to the public on the terms set forth in this prospectus and any prospectus supplements we may file from time to time. Both we and the selling group plan to market the debentures directly to the public primarily through presentations, the Internet, and personal contacts made by us and through the selling group. We may also sell debentures to registered investment advisors. Neither our dealer manager nor any other broker-dealer participating in our selling group will have any obligation to take or purchase any debentures. Our dealer manager and each broker-dealer member of our selling group is expected to assist in the offering by: (1) conducting informational meetings for subscribers and other qualified potential purchasers; (2) keeping records of all subscriptions; and (3) training and educating employees regarding the mechanics and regulatory requirements of the offering process.

Members of the selling group will receive sales commissions of up to 5.00% of the gross offering proceeds depending upon the maturity of the debenture sold. In addition, members of our selling group may receive up to 3.00% of the gross offering proceeds as additional underwriting compensation consisting of (i) an accountable and non-accountable expense allowance, (ii) a dealer manager fee (payable only to Arque Capital) for managing and coordinating the offering, and (iii) a wholesaling fee (payable only to wholesaling dealers), in each case depending upon the maturity of the debenture sold. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the debentures.

Our dealer manager will enter into participating dealer agreements with certain other broker-dealers that are members of FINRA, referred to as selling group members, to authorize such broker-dealers to sell our debentures. Upon the sale of debentures by such broker-dealers, the broker-dealer effecting the sale will receive selling commissions and additional underwriting compensation in connection therewith.

As part of the accountable expense allowance, the dealer manager and members of the selling group are expected to be reimbursed for accountable due diligence expenses incurred by them. Expenses eligible for reimbursement may include travel, lodging, meals and other reasonable out-of-pocket expenses incurred by participating broker-dealers and their personnel when visiting our office to verify information relating to us and this offering, and reimbursement of actual costs of third-party professionals retained to provide due diligence services to our dealer manager and selling group members. In no event will the total selling commissions, additional underwriting compensation and accountable due diligence expenses exceed 8.00% of the aggregate principal amount of debentures sold.

Our debentures will also be distributed through registered investment advisors who are generally compensated on a fee-for-service basis by the investor. In the event of the sale of debentures in our primary offering through an investment advisor compensated on a fee-for-service basis by the investor, our selling group member will waive its right to a commission.

In addition to the sales commissions, fees, allowances and expenses described above, we expect to pay approximately $1,500,000 in offering and related costs and expenses in connection with this offering. These kinds of expenses include all expenses to be paid by us in connection with the offering (other than sales commissions, additional underwriting compensation, and expense allowances and reimbursement to our selling group members), including but not limited to legal, accounting, printing and mailing expenses, registration, qualification and associated securities filing fees and other costs and expenses.

The table below sets forth the maximum amount of sales commissions and additional underwriting compensation (consisting of accountable and non-accountable expense allowances, a dealer manager fee (payable only to Arque Capital), and a wholesaling fee (payable only to wholesaling dealers), and more fully described in fn. 1 to the table below) we may pay in connection with this offering.

Debenture Term	Sales Commission	Additional Underwriting Compensation (1)	Total
6 Month	.50%	2.00%	2.50%
One Year	1.00%	3.00%	4.00%
Two Year	3.25%	3.00%	6.25%
Three Year	4.25%	3.00%	7.25%
Four Year	4.75%	3.00%	7.75%
Five Year	4.90%	3.00%	7.90%
Seven Year	5.00%	3.00%	8.00%

(1)
As described above, additional underwriting compensation includes (i) a non-accountable allowance expense of 0.50% of gross offering proceeds for a debenture with a term of six months and 1.00% for all other debenture maturities; (ii) an accountable allowance expense of up to 0.70% of gross offering proceeds for all debenture maturities; (iii) a dealer manager fee of 0.50% of gross offering proceeds for all debenture maturities; and (iv) if applicable, a wholesaling fee of up to 0.80% of gross offering proceeds for all debenture maturities.

The line items reflected in the table below are our current estimates of average sales commissions and additional underwriting compensation (including accountable due diligence expenses) that we will pay. Specifically, we estimate that the average sales commission will be 4.25%, or $10,625,000 based on $250,000,000 in principal amount of debentures sold, and the average additional underwriting compensation will be 3.00%, or $7,500,000 based on $250,000,000 in principal amount of debentures sold.  The components of “additional underwriting compensation” are detailed in fn. 1 to the table below. Actual costs may differ from the percentages and amounts shown in the table below, subject, however, to the limitations noted above.

Debentures Sold	Sales Commission	Additional Underwriting Compensation (1)	Total
$75,000,000	$3,187,500	$2,225,000	7.25%
125,000,000	5,312,500	3,750,000	7.25%
250,000,000	10,625,000	7,500,000	7.25%

(1)
Additional underwriting compensation consists of all selling compensation (other than sales commissions) paid in the form of an accountable and non-accountable expense allowance, a dealer manager fee, and wholesale commissions. We have assumed the maximum accountable and non-accountable allowance expense of 1.70% or $4,250,000 of gross offering proceeds (assuming $250,000,000 in principal amount of debentures sold), dealer manager fees of 0.50% or $1,250,000 of gross offering proceeds (assuming $250,000,000 in principal amount of debentures sold), and wholesale commissions of 0.80% or $200,000,000 of gross offering proceeds (assuming $250,000,000 in principal amount of debentures sold) will be paid by us in connection with the offering.

Our dealer manager holds the FINRA licenses for wholesalers employed by us, who attend local, regional and national conferences of the participating broker-dealers and who contact participating broker-dealers and their registered representatives to make presentations concerning us and this offering and to encourage them to sell our debentures. The wholesalers receive base salaries and bonuses as compensation for their efforts. We host training and education meetings for broker-dealers and their representatives. The costs of the training and education meetings will be borne by us.

In accordance with FINRA rules, in no event will our total underwriting compensation to FINRA members, including but not limited to sales commissions, the dealer manager fee and accountable and non-accountable expense reimbursements to our dealer manager and selling group broker-dealers, exceed 8.00% of our gross offering proceeds, in the aggregate.

We will indemnify the participating broker-dealers and our dealer manager against some civil liabilities, including certain liabilities under the Securities Act of 1933 and liabilities arising from breaches of our representations and warranties contained in the Third Amended and Restated Managing Broker-Dealer Agreement, as amended. If we are unable to provide this indemnification, we may contribute to payments the indemnified parties may be required to make in respect of those liabilities.

The foregoing is a summary of the material terms relating to the plan of distribution of the debentures contained in the Third Amended and Restated Managing Broker-Dealer Agreement, as amended. Any amendment to the Third Amended and Restated Managing Broker-Dealer Agreement will be filed as an exhibit to an amendment to the registration statement of which this prospectus is a part.

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

The following is a general discussion of the material United States (“U.S.”) federal income tax considerations relating to the initial purchase, ownership and disposition of the debentures by U.S. and non-U.S. holders. This discussion is a summary only and is not a complete analysis of all the potential tax considerations relating to the purchase, ownership and disposition of the debentures. We have based this summary on current provisions of the Code of 1986, as amended (the “Code”), applicable U.S. Treasury Regulations promulgated thereunder, judicial opinions, and published rulings of the Internal Revenue Service (the “IRS”), all as in effect on the date of this prospectus. However, these laws and other guidance are subject to differing interpretations or change, possibly with retroactive effect. In addition, we have not sought, and will not seek, a ruling from the U.S. Internal Revenue Service (“IRS”) or an opinion of counsel with respect to any tax consequences of purchasing, owning or disposing of debentures. Thus, the IRS could challenge one or more of the tax consequences or matters described in this prospectus; and there can be no assurance that any position taken by the IRS would not be sustained.

This discussion is limited to purchasers of debentures who acquire the debentures from us in this offering and hold the debentures as capital assets for federal income tax purposes. This discussion does not address all possible tax consequences that may be applicable to you in light of your specific circumstances. For instance, this discussion does not address the alternative minimum tax provisions of the Code, or special rules applicable to some categories of investors such as financial institutions, insurance companies, tax-exempt organizations, dealers in securities, real estate investment trusts, regulated investment companies, or persons who hold debentures as part of a hedge, conversion or constructive sale transaction, straddle or other risk reduction transaction that may be subject to special rules. This discussion also does not address the tax consequences arising under the laws of any foreign, state or local jurisdiction; or any U.S. estate or gift tax laws.

If you are considering the purchase of a debenture, you should consult your own tax advisors as to the particular tax consequences to you of acquiring, holding or otherwise disposing of the debentures, including the effect and applicability of state, local or foreign tax laws, or any U.S. estate and gift tax laws.

As used in this discussion, the term “U.S. holder” means a holder of a debenture that is:

(i)	for United States federal income tax purposes, a citizen or resident of the United States;

(ii)
a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof or other entity characterized as a corporation or partnership for federal income tax purposes;

(iii)	an estate, the income of which is subject to United States federal income taxation regardless of its source; or

(iv)
a trust, the administration of which is subject to the primary supervision of a court within the United States and which has one or more United States persons with authority to control all substantial decisions, or if the trust was in existence on August 20, 1996, and has elected to continue to be treated as a United States trust.

For the purposes of this discussion, a “non-U.S. holder” means any holder of debentures other than a U.S. holder. Any debenture purchaser who is not a U.S. citizen will be required to furnish documentation, on IRS Form W-8BEN, that clearly states whether it is subject to U.S. withholding taxes, in accordance with applicable requirements of the United States taxing authority.

Characterization of the Debentures

The federal income tax consequences of owning debentures depend on characterization of the debentures as debt for federal income tax purposes, rather than as equity interests or a partnership among the holders of the debentures. We believe that the debentures have been structured in a manner that will allow the debentures to be characterized as debt for federal income tax purposes. However, this is only our belief; and no ruling from the IRS or an opinion of counsel has been sought in this regard. Thus, the IRS could successfully challenge this characterization.

If the debentures were treated as equity interests, there could be adverse effects on some holders. For example, payments on the debentures could (1) if paid to non-U.S. holders, be subject to federal income tax withholding; (2) constitute unrelated business taxable income to some tax-exempt entities, including pension funds and some retirement accounts (if the relationship were characterized as a partnership for tax purposes); and (3) cause the timing and amount of income that accrues to holders of debentures to be different from that described below.

Because of these potential adverse effects, you are urged to consult your own tax advisors as to the tax consequences that may apply to your particular situation in the event the debentures are re-characterized as equity interests; and as to the likelihood that the debentures could be so re-characterized. The remainder of this discussion assumes that the debentures are characterized as debt.

Taxation of U.S. Holders

Stated Interest

Under general federal income tax principles, you must include stated interest in income in accordance with the method of accounting you use for federal income tax purposes. Accordingly, if you are using the accrual method of tax accounting, you must include stated interest in income as it accrues. If you are using the cash method of tax accounting, you must include stated interest in income as it is actually or constructively received. Payments of interest to taxable holders of debentures will constitute portfolio income, and not passive activity income, for the purposes of the passive loss limitations of the Code. Accordingly, income arising from payments on the debentures will not be subject to reduction by losses from passive activities of a holder.

Income attributable to interest payments on the debentures may be offset by investment expense deductions, subject to the limitation that individual investors may only deduct miscellaneous itemized deductions, including investment expenses other than interest, to the extent these deductions exceed 2% of the investor’s adjusted gross income.

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds debentures, the tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. If you are a partner in a partnership purchasing debentures, we urge you to consult your tax advisor.

Disposition of Debentures

In general, a U.S. holder will recognize gain or loss upon the sale, exchange or other taxable disposition of a debenture measured by the difference between (1) the sum of the cash and the fair market value of all other property received on such disposition, excluding any portion of the payment that is attributable to accrued interest on the debentures; and (2) your adjusted tax basis in the debenture. A U.S. holder’s adjusted tax basis in a debenture generally will be equal to the price the U.S. holder paid for the debenture. Any of this gain or loss generally will be long-term capital gain or loss if, at the time of any such taxable disposition, the debenture was a capital asset in the hands of the holder and was held for more than one year. Under current law, net long-term capital gain recognized by individual U.S. holders in tax years beginning before January 1, 2013, is eligible for a reduced rate of taxation. The deductibility of capital losses is subject to annual limitations.

The terms of the debentures may be modified upon the consent of a specified percentage of holders and, in some cases, without consent of the holders. In addition, the debentures may be assumed upon the occurrence of specific transactions. The modification or assumption of a debenture could, in some instances, give rise to a deemed exchange of a debenture for a new debt instrument for federal income tax purposes. If an exchange is deemed to occur by reason of a modification or assumption, you could realize gain or loss without receiving any cash.

Additional Tax on Net Investment Income

For taxable years beginning after December 31, 2012, if you are a U.S. holder other than a corporation, you generally will be subject to a 3.8% additional tax (the “Medicare tax”) on the lesser of (1) your “net investment income” for the taxable year, and (2) the excess of your modified adjusted gross income for the taxable year over a certain threshold. Your net investment income generally will include any income or gain recognized by you with respect to our debentures, unless such income or gain is derived in the ordinary course of the conduct of your trade or business (other than a trade or business that consists of certain passive or trading activities).

Considerations for Tax-Exempt Holders of Debentures

Tax-exempt entities, including charitable corporations, pension plans, profit sharing or stock bonus plans, individual retirement accounts and some other employee benefit plans are subject to federal income tax on unrelated business taxable income. For example, net income derived from the conduct of a trade or business regularly carried on by a tax-exempt entity or by a partnership in which it is a partner is treated as unrelated business taxable income.

A $1,000 special deduction is allowed in determining the amount of unrelated business taxable income subject to tax.  Tax-exempt entities taxed on their unrelated business taxable income are also subject to the alternative minimum tax for items of tax preference which enter into the computation of unrelated business taxable income.

In general, interest income does not constitute unrelated business taxable income. However, under the debt-financed property rules, if tax-exempt holders of debentures finance the acquisition or holding of debentures with debt, interest on the debentures will be taxable as unrelated business taxable income. The debentures will be treated as debt-financed property if the debt was incurred to acquire the debentures or was incurred after the acquisition of the debentures, so long as the debt would not have been incurred but for the acquisition and, at the time of the acquisition, the incurrence of the debt has already occurred or was foreseeable.

Non-U.S. Holders

The following discussion is a summary of the principal U.S. federal income consequences resulting from the ownership of the debentures by non-U.S. holders. However, application of the U.S. federal income tax rules associated with non-U.S. holders is complex and factually sensitive. Thus, if you could be considered to be a non-U.S. holder, you are urged to consult your own tax advisors with respect to the application of the federal income tax rules for your particular situation.

Payments of Interest to Non-U.S. Holders

Subject to the discussion below under “Backup Withholding and Information Reporting,” payments of interest received by a non-U.S. holder generally will not be subject to U.S. federal withholding tax, provided (1) that (a) the non-U.S. holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote; (b) the non-U.S. holder is not a controlled foreign corporation, actually or constructively, through stock ownership; and (c) the beneficial owner of the debenture complies with the certification requirements, including delivery of a statement, signed by the holder under penalties of perjury, certifying that the holder is a foreign person and provides its name and address; or (2) that the non-U.S. holder is entitled to the benefits of an income tax treaty under which the interest is exempt from U.S. withholding tax and the non-U.S. holder complies with the reporting requirements. If a debenture is held through a securities clearing organization or other specified financial institutions (an “Intermediary”), the Intermediary may provide the relevant signed statement and, unless the Intermediary is a “qualified” intermediary as defined under the Code, the signed statement provided by the Intermediary must be accompanied by a copy of a valid Form W-8BEN provided by the non-U.S. beneficial holder of the debenture.

Payments of interest not exempt from United States federal withholding tax as described above will be subject to a withholding tax at the rate of 30%, subject to reduction under an applicable income tax treaty. Payments of interest on a debenture to a non-U.S. holder generally will not be subject to U.S. federal income tax, as opposed to withholding tax, unless the income is effectively connected with the conduct by the non-U.S. holder of a trade or business in the United States. To claim the benefit of a lower treaty withholding rate, a non-U.S. holder must provide a properly executed IRS Form W-8BEN to us or our paying agent before the payment of stated interest; and may be required to obtain a U.S. taxpayer identification number and provide documentary evidence issued by foreign governmental authorities to prove residence in the foreign country. You should consult your own tax advisor to determine the effects of the application of the U.S. federal withholding tax to your particular situation.

Disposition of the Debentures by Non-U.S. Holders

Subject to the discussion below under “Backup Withholding and Information Reporting,” a non-U.S. holder generally will not be subject to United States federal income tax, and generally no tax will be withheld with respect to gains realized on the disposition of a debenture, unless (a) the gain is effectively connected with a United States trade or business conducted by the non-U.S. holder or (b) the non-U.S. holder is an individual who is present in the United States for 183 or more days during the taxable year of the disposition and other requirements are satisfied.

Non-U.S. Holders Subject to U.S. Income Taxation

If interest and other payments received by a non-U.S. holder with respect to the debentures, including proceeds from the disposition of the debentures, are effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States, or the non-U.S. holder is otherwise subject to United States federal income taxation on a net basis with respect to the holder’s ownership of the debentures, or are individuals that have by operation of law become residents in the United States for federal income tax purposes, the non-U.S. holder generally will be subject to the rules described above applicable to U.S. holders of debentures, subject to any modification provided under an applicable income tax treaty. If any of these non-U.S. holders is a corporation, it may also be subject to a U.S. “branch profits tax” at a 30% rate.

Backup Withholding and Information Reporting

Non-corporate U.S. holders may be subject to backup withholding at a rate of 31% on payments of principal, premium, and interest on, and the proceeds of the disposition of, the debentures. In general, backup withholding will be imposed only if the U.S. holder (1) fails to furnish its taxpayer identification number (“TIN”), which for an individual would be his or her Social Security number; (2) furnishes an incorrect TIN; (3) is notified by the IRS that it has failed to report payments of interest or dividends; or (4) under some circumstances, fails to certify under penalty of perjury that it has furnished a correct TIN and has been notified by the IRS that it is subject to backup withholding tax for failure to report interest or dividend payments. In addition, the payments of principal and interest to U.S. holders generally will be subject to information reporting. You should consult your tax advisors regarding your qualification for exemption from backup withholding and the procedure for obtaining an exemption, if applicable.

Backup withholding generally will not apply to payments made to a non-U.S. holder of a debenture who provides the certification that it is a non-U.S. holder, and the payor does not have actual knowledge that a certificate is false, or otherwise establishes an exemption from backup withholding. Payments by United States office of a broker of the proceeds of a disposition of the debentures generally will be subject to backup withholding at a rate of 31% unless the non-U.S. holder certifies it is a non-U.S. holder under penalties of perjury or otherwise establishes an exemption. In addition, if a foreign office of a foreign custodian, foreign nominee or other foreign agent of the beneficial owner, or if a foreign office of a foreign “broker” pays the proceeds of the sale of a debenture to the seller, backup withholding and information reporting will not apply; provided that the nominee, custodian, agent or broker is not a “United States related person,” or a person which derives more than 50% of its gross income for some periods from the conduct of a trade or business in the United States or is a controlled foreign corporation. The payment by a foreign office of a broker that is a United States person or a United States related person of the proceeds of the sale of debentures will not be subject to backup withholding, but will be subject to information reporting unless the broker has documentary evidence in its records that the beneficial owner is not a United States person for purposes of the backup withholding and information reporting requirements and other conditions are met, or the beneficial owner otherwise establishes an exemption.

The amount of any backup withholding imposed on a payment to a holder of a debenture will be allowed as a credit against the holder’s United States federal income tax liability and may entitle the holder to a refund; provided that the required information is furnished to the IRS.

STATE, LOCAL AND FOREIGN TAXES

We make no representations regarding the tax consequences of the purchase, ownership or disposition of the debentures under the tax laws of any state, locality or foreign country. You should consult your own tax advisors regarding these state and foreign tax consequences.

ERISA CONSIDERATIONS

General

Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Code impose restrictions on employee benefit plans that are subject to ERISA, or plans or arrangements that are subject to Code Section 4975, and on persons who are parties in interest or disqualified persons with respect to those plans or arrangements. Some employee benefit plans, like governmental plans and church plans (if no election has been made under Section 410(d) of the Code), are not subject to the restrictions of Title I of ERISA or Code Section 4975, and assets of these plans may be invested in the debentures without regard to the ERISA considerations described below, subject to the Code and other applicable federal and state laws affecting tax-exempt organizations generally. Any plan fiduciary that proposes to cause a plan to acquire any of the debentures should consult with its counsel with respect to the potential consequences under ERISA and the Code of the plan’s acquisition and ownership of the debentures. Investments by plans are also subject to ERISA’s and the Code’s general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a plan’s investments be made in accordance with the documents governing the plan.

Prohibited Transactions

General

Section 406 of ERISA and Section 4975 of the Code prohibits certain “parties in interest” and “disqualified persons” with respect to a plan from engaging in select transactions involving a plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes excise taxes, or in some cases a civil penalty may be assessed under Section 502(i) of ERISA, on parties in interest that engage in non-exempt “prohibited transactions.” Section 502(i) of ERISA requires the Secretary of the U.S. Department of Labor (“Labor”) to assess a civil penalty against a fiduciary who breaches any fiduciary responsibility under, or commits any other violation of, part 4 of Title I of ERISA, or any other person who knowingly participates in a breach or violation.

Plan Asset Regulations

Labor has issued regulations concerning the definition of what constitutes the assets of a plan for purposes of ERISA and the prohibited transaction provisions of the Code. The plan asset regulations describe the circumstances where the assets of an entity in which a plan invests will be considered to be “plan assets,” so that any person who exercises control over the assets would be subject to ERISA’s fiduciary standards. Generally, under the plan asset regulation, when a plan invests in another entity, the plan’s assets do not include, solely by reason of the investment, any of the underlying assets of the entity. However, the plain asset regulation provides that, if a plan acquires an “equity interest” in an entity that is neither a “publicly-offered security” nor a security issued by an investment company registered under the Investment Company Act of 1940 the assets of the entity will be treated as assets of the plan investor unless exceptions apply.

Under the plan asset regulations the term “equity interest” is defined as any interest in an entity other than an instrument that is treated as indebtedness under “applicable local law” and that has no “substantial equity features.” Although the plan asset regulation is silent with respect to the question of which law constitutes “applicable local law” for this purpose, Labor has stated that these determinations should be made under the state law governing interpretation of the instrument in question. In the preamble to the plan asset regulation, Labor declined to provide a precise definition of what features are equity features or the circumstances under which the features would be considered “substantial,” noting that the question of whether a plan’s interest has substantial equity features is an inherently factual one, but that in making that determination it would be appropriate to take into account whether the equity features are such that a plan’s investment would be a practical vehicle for the indirect provision of investment management services. We believe that the debentures will be classified as indebtedness without substantial equity features for ERISA purposes.

Under the plan asset regulations the term “publicly-offered security” is defined as a security that is (i) freely transferable, (ii) part of a class of securities that is widely held, and (iii) either (A) part of a class of securities registered under section 12(b) or 12(g) of the Securities Exchange Act of 1934 or (B) sold to the plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act of 1933 and the class of securities of which such security is a part is registered under the Securities Exchange Act of 1934 within 120 days after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred.  For purposes of the above, a class of securities is considered to be “widely held” if it is owned by 100 or more investors independent of the issuer and of one another.  In the case of this offering, while the offer and sale of the debentures have been registered under the Securities Act of 1933, the debentures themselves have not been registered under the Securities Exchange Act of 1934.  For this reason, we believe that the debentures will not likely meet the definition for “publicly-offered security” under the plan asset regulations.

In light of the foregoing, if the debentures were deemed to be equity interests for this purpose and no statutory, regulatory, or administrative exception applies, we could be considered to hold plan assets by reason of a plan’s investment in the debentures. These plan assets would include an undivided interest in all of our assets. In this case, we may be considered a fiduciary with respect to the investing plans. We would be subject to the fiduciary responsibility provisions of Title I of ERISA, including the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code, and to Section 4975 of the Code with respect to transactions involving any of our assets. The ERISA fiduciary standards could affect the way we conduct the business, which would have consequences for all investors, not just those that are employee benefit plans.

Depending on the relevant facts and circumstances, prohibited transaction exemptions may apply to the purchase or holding of the debentures. See, for example, Prohibited Transaction Class Exemption (“PTE”) 96-23, which exempts some transactions effected on behalf of a plan or by an “in-house asset manager;” PTE 95-60, which exempts some transactions between insurance company general accounts and parties in interest; PTE 91-38, which exempts some transactions between bank collective investment funds and parties in interest; PTE 90-1, which exempts some transactions between insurance company pooled separate accounts and parties in interest; or PTE 84-14, which exempts some transactions effected on behalf of a plan by a “qualified professional asset manager.” However, there can be no assurance that any of these exemptions will apply with respect to any plan’s investment in the debentures, or that the exemption, if it did apply, would apply to all prohibited transactions that may occur in connection with the investment.

Any plan fiduciary considering whether to purchase debentures on behalf of a plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code. Before purchasing any debentures, a fiduciary of a plan should make its own determination as to (1) whether GWG Holdings, as issuer of and borrower under the debentures, is a “party in interest” under ERISA or a “disqualified person” under the Code with respect to the plan; (2) the availability of the relief provided in the plan asset regulation and (3) the availability of any other prohibited transaction exemptions. In addition, purchasers that are insurance companies should consult their own ERISA counsel with respect to their fiduciary responsibilities associated with their purchase and ownership of the debentures, including any responsibility under the Supreme Court case John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank.

LEGAL MATTERS

Certain legal matters in connection with the debentures will be passed upon for us by Maslon Edelman Borman & Brand, LLP, of Minneapolis, Minnesota.

EXPERTS

The consolidated financial statements of GWG Holdings, Inc. and its subsidiaries as of and for the years ended December 31, 2011 and 2012, included in this prospectus and in the related registration statement, have been audited by Mayer Hoffman McCann P.C., an independent registered public accounting firm. As indicated in their report with respect thereto, these consolidated financial statements are included in this prospectus in reliance upon the authority of such firm as experts in auditing and accounting, with respect to such report.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the debentures to be offered and sold pursuant to the prospectus which is a part of that registration statement. This prospectus does not contain all the information contained in the registration statement. For further information with respect to us and the debentures to be sold in this offering, we refer you to the registration statement, including the agreements, other documents and schedules filed as exhibits to the registration statement.

We file annual, quarterly and current reports, and other information with the SEC. We intend to make these filings available on our website at www.gwglife.com. Information on our website is not incorporated by reference in this prospectus. We maintain an office at 220 South Sixth Street, Suite 1200, Minneapolis, MN 55402 where all records concerning the debentures are to be retained. Debenture holders and their representatives can request information regarding the debentures by contacting our office by mail at our address or by telephone at (612) 746-1944 or by fax at (612) 746-0445. Upon request, we will provide copies of our filings with the SEC free of charge to our investors. Our SEC filings, including the registration statement of which this prospectus is a part, will also be available on the SEC’s Internet site at http://www.sec.gov. You may read and copy all or any portion of the registration statement or any reports, statements or other information we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. In addition, you may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. You may receive copies of these documents upon payment of a duplicating fee by writing to the SEC.

GWG HOLDINGS, INC.

Condensed Consolidated Balance Sheets as of March 31, 2013 and December 31, 2012	F-28
Condensed Consolidated Statements of Operations for the three months ended March 31, 2013 and 2012	F-29
Condensed Consolidated Statements of Cash Flows for the three months ended March 31, 2013 and 2012	F-30
Notes to Condensed Consolidated Financial Statements	F-32

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

GWG HOLDINGS, INC. AND SUBSIDIARIES

We have audited the accompanying consolidated balance sheets of GWG Holdings, Inc. and Subsidiaries (Company) as of December 31, 2012 and 2011, and the related consolidated statements of operations, changes in equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of GWG Holdings, Inc. and Subsidiaries as of December 31, 2012 and 2011, and the results of their operations and their cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.

/s/ Mayer Hoffman McCann P.C.
Minneapolis, Minnesota
March 30, 2013

GWG HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	December 31, 2012	December 31, 2011
A S S E T S
Cash and cash equivalents	$27,497,044	$1,878,349
Restricted cash	2,093,092	4,794,302
Due from related parties	8,613	2,265
Investment in life settlements, at fair value	164,317,183	122,168,524
Deferred financing costs, net	97,040	329,937
Death benefits receivable	2,850,000	-
Other assets	1,085,063	215,898
TOTAL ASSETS	$197,948,035	$129,389,275

L I A B I L I T I E S & E Q U I T Y (DEFICIT)
LIABILITIES
Revolving credit facility	$71,000,000	$60,000,000
Series I Secured notes payable	37,844,711	48,179,271
Renewable secured debentures	55,718,950	-
Accounts payable	470,059	435,768
Interest payable	3,477,320	1,887,835
Other accrued expenses	1,291,499	968,339
Deferred taxes, net	5,501,407	4,308,217
TOTAL LIABILITIES	175,303,946	115,779,430

COMMITMENTS AND CONTINGENCIES (NOTES 12 AND 13)

CONVERTIBLE, REDEEMABLE PREFERRED STOCK
(par value $0.001; shares authorized 40,000,000; shares issued and outstanding 3,361,076 and 1,881,329; liquidation preference of $25,208,000 and $14,110,000 on December 31, 2012 and 2011, respectively)	23,905,878	12,661,276

EQUITY (DEFICIT)
Common stock (par value $0.001: shares authorized 210,000,000; shares issued and outstanding 9,989,000 on December 31, 2012 and 2011)	9,989	9,989
Additional paid-in capital	6,971,844	8,169,303
Accumulated deficit	(8,243,622)	(7,230,723)
TOTAL EQUITY (DEFICIT)	(1,261,789)	948,569

TOTAL LIABILITIES & EQUITY (DEFICIT)	$197,948,035	$129,389,275

The accompanying notes are an integral part of these Consolidated Financial Statements.

GWG HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended
	December 31, 2012	December 31, 2011
REVENUE
Gain on life settlements, net	$17,436,743	$17,804,199
Interest and other income	89,055	60,681
TOTAL REVENUE	17,525,798	17,864,880

EXPENSES
Interest expense	10,878,627	7,860,479
Employee compensation and benefits	2,903,373	2,081,545
Legal and professional fees	1,076,694	1,200,137
Investment banking services	-	3,595,027
Other expenses	2,486,813	1,646,131
TOTAL EXPENSES	17,345,507	16,383,319

INCOME BEFORE INCOME TAXES	180,291	1,481,561
INCOME TAX EXPENSE	1,193,190	4,308,217

NET LOSS	(1,012,899)	(2,826,656)
Accretion of preferred stock to liquidation value	(1,578,405)	-
LOSS ATTRIBUTABE TO COMMON SHAREHOLDERS	$(2,591,304)	$(2,826,656)

NET LOSS PER COMMON SHARE (BASIC AND DILUTED)
Net loss	$(0.10)	$(0.30)
Accretion of preferred stock to liquidation value	$(0.16)	$-
Net loss per share attributable to common shareholders	$(0.26)	$(0.30)

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic and diluted	9,989,000	9,468,759

The accompanying notes are an integral part of these Consolidated Financial Statements.

GWG HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

PROFORMA INCOME AND EARNINGS PER SHARE INFORMATION AS IF THE COMPANY HAD BEEN A CORPORATION DURING THE:	Year Ended
December 31, 2011

INCOME BEFORE INCOME TAXES	$1,481,561
INCOME TAX EXPENSE	582,253
NET INCOME	$899,308

PROFORMA EARNINGS PER SHARE
Basic	$0.09
Diluted	$0.09

PROFORMA WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	9,468,759
Diluted	9,909,129

The accompanying notes are an integral part of these Consolidated Financial Statements.

GWG HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

	Members' Capital		Common	Common Stock	Additional Paid-in	Accumulated	Notes Receivable From Related
	Units	Dollars	Shares	(par)	Capital	Deficit	Parties	Total Equity

Balance, December 31, 2010	2,144	$2,976,541	-	$-	$-	$-	$(2,306,068)	$670,473

Net income through June 10	-	4,404,069	-	-	-	-	-	4,404,069

Restructuring of redeemable member's interest	100	(509,126)	-	-	-	-	-	(509,126)

Conversion from LLC to corporation (see note 1)	(2,244)	(6,871,484)	9,000,000	9,000	6,862,484	-	-	-

Net loss June 11 through December 31	-	-	-	-	-	(7,230,723)	-	(7,230,723)

Payment of notes receivable by related parties	-	-	-	-	-	-	2,306,068	2,306,068

Common stock dividends	-	-	-	-	(2,306,068)	-	-	(2,306,068)

Issuance of warrants to purchase common stock	-	-	-	-	13,876	-	-	13.876

Issuance of common stock	-	-	989,000	989	3,599,011	-	-	3,600,000

Balance, December 31, 2011	-	-	9,989,000	9,989	8,169,303	(7,230,723)	-	948,569

Net loss	-	-	-	-	-	(1,012,899)	-	(1,012,899)

Issuance of warrants to purchase common stock	-	-	-	-	380,946	-	-	380,946

Accretion of preferred stock to liquidation value	-	-	-	-	(1,578,405)	-	-	(1,578,405)

Balance, December 31, 2012	-	$-	9,989,000	$9,989	$6,971,844	$(8,243,622)	$-	$(1,261,789)

The accompanying notes are an integral part of these Consolidated Financial Statements.

GWG HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CASH FLOWS

	Year Ended
	December 31, 2012	December 31, 2011
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(1,012,899)	$(2,826,656)
Adjustments to reconcile net loss to net
cash flows used in operating activities:
Gain on life settlements	(27,856,374)	(29,325,019)
Amortization of deferred financing and issuance costs	1,908,930	2,002,512
Investment banking services	-	3,595,027
Deferred income taxes	1,193,190	4,308,217
Convertible, redeemable preferred stock issued in lieu of cash dividends	567,478	16,689
Convertible, redeemable preferred stock dividends payable	338,695	290,454
(Increase) decrease in operating assets:
Due from related parties	(6,348)	-
Death benefits receivable	(2,850,000)	400,000
Other assets	(869,165)	188,686
Increase (decrease) in operating liabilities:
Due to related party	-	150
Accounts payable	(257,708)	(274,779)
Interest payable	1,744,599	1,219,971
Other accrued expenses	(69,292)	143,267

NET CASH FLOWS USED IN OPERATING ACTIVITIES	(27,168,894)	(20,261,481)

CASH FLOWS FROM INVESTING ACTIVITIES
Investment in life settlements	(15,067,495)	(11,929,395)
Proceeds from settlement of life settlements	1,067,210	1,803,452
NET CASH FLOWS USED IN INVESTING ACTIVITIES	(14,000,285)	(10,125,943)

CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from revolving credit facility	11,000,000	22,914,548
Proceeds from issuance of Series I Secured notes payable	-	11,991,331
Payments for redemption of Series I Secured notes payable	(7,477,197)	(7,810,398)
Proceeds from issuance of renewable secured debentures	58,553,280	-
Payment of deferred issuance costs for renewable secured debentures	(3,024,545)	-
Payments for redemption of renewable secured debentures	(112,500)	-
Proceeds from restricted cash	2,701,210	424,707
Issuance of common stock	-	4,973
Issuance of convertible, redeemable preferred stock	6,414,273	4,213,862
Payments of issuance cost for convertible, redeemable preferred stock	(1,266,647)	(1,231,480)
Proceeds from notes receivable from related parties	-	2,306,068
Common stock dividends	-	(2,306,068)
NET CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	66,787,874	30,507,543

NET INCREASE IN CASH AND CASH EQUIVALENTS	25,618,695	120,119

CASH AND CASH EQUIVALENTS
BEGINNING OF PERIOD	1,878,349	1,758,230
END OF PERIOD	$27,497,044	$1,878,349

The accompanying notes are an integral part of these Consolidated Financial Statements.

GWG HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CASH FLOWS – CONTINUED

	Year Ended
	December 31, 2012	December 31, 2011
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Interest and preferred dividends paid	$6,280,000	$5,846,000

NON-CASH INVESTING AND FINANCING ACTIVITIES
Convertible, redeemable preferred stock:
Non-cash conversion of Series I secured notes	$4,220,000	$9,570,000
Non-cash conversion of accrued interest payable on Series I secured notes	$6,000	$308,000
Warrants issued to purchase common stock	$381,000	$14,000
Accrued interest payable on Series I secured notes added to principal	$142,000	$130,000
Accrued interest payable on renewable secured debentures added to principal	$13,000	$-
Unsettled life settlements included in accounts payable	$292,000	$-

The accompanying notes are an integral part of these Consolidated Financial Statements.

GWG HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1)   Nature of business and summary of significant accounting policies

Nature of business - GWG Holdings, Inc. (Holdings) (previously GWG Holdings, LLC) and Subsidiaries, located in Minneapolis, Minnesota, facilitates the purchase of life insurance policies for its own investment portfolio through its wholly owned subsidiary, GWG Life Settlements, LLC (GWG Life), and its subsidiaries, GWG Trust, LLC (Trust), GWG DLP Funding II, LLC (DLP II) and its wholly owned subsidiary, GWG DLP Master Trust II (the Trust II). Holdings converted from a limited liability company into a corporation effective June 10, 2011 and as a result of this change all member units were converted into common stock.  Holdings finances the acquisition of life insurance policies, and pays policy premiums through funds available on its line of credit and the issuance of other debt and equity securities. GWG Member, LLC a wholly owned subsidiary formed November 2010 to facilitate the acquisition of policies, has not commenced operations as of December 31, 2012.  The entities were legally organized in Delaware and are collectively referred herein to as GWG, or the Company.

On July 11, 2011 the Company entered into a Purchase and Sale Agreement with Athena Securities Group, LTD and Athena Structured Funds PLC.  Under this agreement, Holdings issued to Athena Securities Group, LTD (Athena) 989,000 shares of common stock, which was equal to 9.9% of the outstanding shares in the Company in exchange for shares equal to 9.9% of the outstanding shares in Athena Structured Funds, PLC (Athena Funds) and cash of $5,000.  In accordance with Accounting Standards Codification (ASC) 505-50, the Company recorded the share-based payment transaction with Athena at the fair value of the Company’s 989,000 shares of common stock issued as it was the most reliable and measurable form of consideration in this exchange (see note 4 for fair value definition and assumptions).  In exchange, Athena will endeavor to issue securities outside the United States through Athena Funds, which will be operated with the intent of raising funds to invest in debt or equity of the Company which may then be used for the acquisition of life insurance policies.  The total value ascribed to the common stock issued to Athena was $3.6 million, of which approximately $3,595,000 has been included in the Consolidated Statement of Operations under the caption “investment banking services.”  The $5,000 cash paid by Athena, which represents the fair value of the shares of Athena Funds, is included in financing activities of the Consolidated Statement of Cash Flows. To date, Athena Funds has not raised any funds or made any investment in the Company.

Principles of consolidation - The accompanying consolidated financial statements include the accounts of Holdings and its subsidiaries.  The Company operates in a single segment.  All significant intercompany balances have been eliminated in consolidation.

Use of estimates - The preparation of consolidated financial statements in conformity with U.S. Generally Accepted Accounting Principles (GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions. The Company bases its estimates and assumptions on current facts, historical experience, and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected. The most significant estimates with regard to these consolidated financial statements relates to (1)  the determination of the assumptions used in estimating the fair value of the investment in life insurance policies, (2) the fair value of the Company’s stock issued in connection with the Athena transaction, and (3) the value of deferred tax assets upon conversion to a corporation.

Operating agreement – Prior to the conversion to a corporation in 2011, the Amended and Restated Operating Agreement (Operating Agreement) dated September 29, 2009, specified the members' obligations and rights relating to contributions, income, gains, losses, deductions, credits and distributions. The Company had issued 2,044 Class A units and 200 Class B units to members. The Operating Agreement provided for the allocation of income, losses and distribution to unit holders on a pro rata basis for all Class A and Class B members.

One Class B member held a put right to cause the Company to purchase the member's 100 units at fair value. This put option was exercisable five years from the date of the Operating Agreement (March 19, 2013) or at any time at which voting control over the remaining unit holders is relinquished.  The Operating Agreement also gave the Company the right to purchase, at fair value, the 100 units held by the Class B member aforementioned. This call right became exercisable on February 10, 2011.  The redemption value of the Class B units subject to the put and call provisions have been excluded from member’s equity through March 2011 in accordance with the guidance in Accounting Standards Codification 480 “Distinguishing Liabilities from Equity”.

The Company’s Operating Agreement, with the consent of its unit holders, was amended effective March 31, 2011 to eliminate the put and call option held by the Class B unit holder and the Company, respectively. As a result, the accumulated loss attributable to the Class B units of $509,126 was reclassified as a component of equity.

GWG HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Effective June 10, 2011 the Company filed a certificate of conversion from a limited liability company into a corporation, registered in the state of Delaware.  With this registration, the Company is authorized to issue 210,000,000 shares of common stock, par value $.001, and 40,000,000 shares of preferred stock, par value $.001.  In connection with the conversion, the outstanding member units were converted to 4,500,000 shares of common stock (prior to giving effect to the August 9, 2011 two-for-one forward stock split discussed below).  Common stock dividends distributed subsequent to the conversion will be recorded as a reduction of paid in capital until the Company reflects accumulated positive earnings.

On July 31, 2011 the Company issued a Private Placement Memorandum for the sale of up to 3,333,333 shares of Series A 10% convertible, redeemable preferred stock (Series A preferred stock) at an offering price of $7.50 per share (see note 9).

On August 9, 2011 the Company filed an amendment to its certificate of incorporation to affect a two-for-one forward stock split of its common stock.  Unless otherwise noted, all share amounts contained in these consolidated financial statements are post-split share amounts determined after giving effect to the forward stock split.

Cash and cash equivalents - The Company considers cash in demand deposit accounts and temporary investments purchased with an original maturity of three months or less to be cash equivalents. The Company maintains its cash and cash equivalents with highly rated financial institutions. From time to time, the Company’s balances in its bank accounts exceed Federal Deposit Insurance Corporation limits.  The Company periodically evaluates the risk of exceeding insured levels and may transfer funds as it deems appropriate.  The Company has not experienced any losses with regards to balances in excess of insured limits or as a result of other concentrations of credit risk.

Life settlements - ASC 325-30, Investments in Insurance Contracts allows a reporting entity the election to account for its investments in life settlements using either the investment method or the fair value method. The election shall be made on an instrument-by-instrument basis and is irrevocable. Under the investment method, an investor shall recognize the initial investment at the purchase price plus all initial direct costs. Continuing costs (policy premiums and direct external costs, if any) to keep the policy in force shall be capitalized. Under the fair value method, an investor shall recognize the initial investment at the purchase price. In subsequent periods, the investor shall re-measure the investment at fair value in its entirety at each reporting period and shall recognize the change in fair value in current period income net of premiums paid. The Company uses the fair value method to account for all life settlements.

The Company recognizes realized gains (revenue) from life settlement contracts upon one of the two following events:

1)           Receipt of death notice or verified obituary of insured
2)           Sale of policy and filing of change of ownership forms and receipt of payment

The Company recognizes the difference between the death benefits and carrying values of the policy when an insured event has occurred and the Company determines that settlement and ultimate collection of the death benefits is realizable and reasonably assured. Revenue from a transaction must meet both criteria in order to be recognized.  In an event of a sale of a policy the Company recognizes gain or loss as the difference between the sale price and the carrying value of the policy on the date of the receipt of payment on such sale.

Deposits and initial direct costs advanced on unsettled policy acquisitions are recorded as other assets until policy ownership has been transferred to the Company.  Such deposits and direct cost advances were $785,000 and $0 at December 31, 2012 and 2011 respectively.

Deferred financing and issuance costs – Financing costs incurred to obtain financing under the revolving credit facility, as described in note 6, have been capitalized and are amortized using the straight-line method over the term of the revolving credit facility.  Amortization of deferred financing costs was $233,000 for each of the years ended December 31, 2012 and 2011.  The future amortization is expected to be $412,000 and $315,000 for the years ending December 31, 2013 and 2014, respectively.  The Series I Secured notes payable, as described in note 7, are reported net of issuance costs, sales commissions and other direct expenses, which are amortized using the interest method over the term of each respective borrowing.  The Renewable Secured debentures, as described in note 8, are reported net of issuance costs, sales commissions and other direct expenses, which are amortized using the interest method over the term of each respective borrowing.  The Series A preferred stock, as described in note 9, is reported net of issuance costs, sales commissions, including the fair value of warrants issued, and other direct expenses, which are amortized using the interest method as interest expense over the three year redemption period.

Other comprehensive income – The Company has no items of other comprehensive income.

Income taxes - The Company was a pass through entity for federal income tax purposes through June 10, 2011.  No income tax provision has been included through that date in these consolidated financial statements as income or loss of the Company was required to be reported by the respective members on their income tax returns.

GWG HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As a result of the Company’s change in legal structure from a limited liability company (filing tax returns as a pass through entity) to a corporation effective June 10, 2011, the Company files and pays taxes based on its reported income.  Subsequent to the Company’s conversion to a corporation it files a combined return with the subsidiaries.

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss carryforwards and deferred tax liabilities are recognized for taxable temporary differences.  Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date enacted.

The Company reviews and assesses its tax positions taken or expected to be taken in tax returns, including its previous status as a tax-exempt entity. Based on this assessment the Company determines whether it is more likely than not that the position would be sustained upon examination by tax authorities. The Company’s assessment has not identified any significant positions that it believes would not be sustained under examination.  The Company recognizes interest and penalties on any unrecognized tax benefits as a component of income tax expense.

The Company files tax returns in the United States (U.S.) federal jurisdiction and in various state jurisdictions. Uncertain tax positions include those related to tax years that remain subject to examination. U.S. tax returns for fiscal years ended December 31, 2008 through 2011 remain subject to examination by federal tax authorities. Tax returns for state and local jurisdictions for fiscal years ended December 31, 2008 through 2011 remain subject to examination by state and local tax authorities.

Earnings (loss) per share – The earnings (loss) attributable to common shareholders has been restated to reflect the equivalent common stock per share amounts as of the earliest period reported.  Basic per share earnings (loss) attributable to non-redeemable interests is calculated using the weighted average number of shares outstanding during the period.  Diluted earnings per share is calculated based on the potential dilutive impact, if any, of the Company’s convertible, redeemable preferred stock and outstanding warrants.

Subsequent events - Subsequent events are events or transactions that occur after the balance sheet date but before consolidated financial statements are issued. The Company recognizes in the consolidated financial statements the effects of all subsequent events that provide additional evidence about conditions that existed at the date of the balance sheet, including the estimates inherent in the process of preparing the consolidated financial statements. The Company’s consolidated financial statements do not recognize subsequent events that provide evidence about conditions that did not exist at the date of the balance sheet but arose after the balance sheet date and before the consolidated financial statements are available to be issued.  The Company evaluates subsequent events and transactions that occur after the balance sheet date up to the date that the consolidated financial statements are filed for potential recognition or disclosure.

Recently adopted pronouncements - In May 2011, the FASB issued ASU No. 2011-04, “Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRS”, which amends disclosure requirements related to categorization within the fair value hierarchy. This update results in common principles and requirements for measuring fair value and disclosing information about fair value measurements in accordance with GAAP and International Financial Reporting Standards. The guidance became effective for the annual period beginning January 1, 2012. The adoption of this guidance did not have a material impact on the Company’s consolidated financial statements.

Other pronouncements issued by the FASB or other authoritative accounting standards groups with future effective dates are either not applicable or are not expected to be significant to the Company.

(2)       Restrictions on cash

The Company is required by its lenders to maintain collection and escrow accounts. These accounts are used to fund the acquisition, pay annual premiums of insurance policies, pay interest and other charges under the revolving credit facility, and collect policy benefits. DZ Bank AG, as agent for Autobahn Funding Company, LLC, the lender for the revolving credit facility as described in note 6, authorizes the disbursements from these accounts. At December 31, 2012 and December 31, 2011 there was a balance of $2,093,000, and $4,794,000, respectively, maintained in these restricted cash accounts.

GWG HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(3)      Investment in life insurance policies

The life insurance policies (Level 3 fair value measurements) are valued based on unobservable inputs that are significant to the overall fair value measurement. Changes in the fair value of these instruments are recorded in gain or loss on life insurance policies in the consolidated statements of operations (net of the cash premiums paid on the policies). The fair value is determined on a discounted cash flow basis that incorporates life expectancy assumptions.  Life expectancy reports have been obtained from widely accepted life expectancy providers. The discount rate incorporates current information about market interest rates, the credit exposure to the insurance company that issued the life insurance policy and our estimate of the risk premium an investor in the policy would require. As a result of management’s analysis, discount rates of 12.08% and 13.41% were applied to the portfolio as of December 31, 2012 and December 31, 2011, respectively.

A summary of the Company’s life insurance policies accounted for under the fair value method and their estimated maturity dates, based on remaining life expectancy is as follows:

	As of December 31, 2012
Years Ending December 31,	Number of Contracts	Estimated Fair Value	Face Value
2013	-	$-	$-
2014	-	-	-
2015	2	1,163,000	2,000,000
2016	13	11,608,000	22,229,000
2017	17	21,155,000	53,439,000
2018	31	28,252,000	75,668,000
2019	35	26,947,000	84,579,000
Thereafter	113	75,192,000	334,331,000
Totals	211	$164,317,000	$572,246,000

The Company recognized death benefits of $7,350,000 and $4,203,000 during 2012 and 2011, respectively, related to policies with a carrying value of $1,067,000 and $1,393,000, respectively.  The company recorded realized gains of $6,283,000 and $2,810,000 on such policies. Subsequent to December 31, 2012, two policies with a combined death benefit of $4,000,000 have matured. The Company collected the death benefit on one of those policies in the amount of $3,000,000 which resulted in the realized gain of $1,709,000.

Reconciliation of gain on life settlements:

	2012	2011
Change in fair value	$27,856,000	$29,325,000
Premiums and other annual fees	(16,702,000)	(14,331,000)
Policy maturities	6,283,000	2,810,000
Gain on life settlements, net	$17,437,000	$17,804,000

The estimated expected premium payments to maintain the above life insurance policies in force for the next five years, assuming no mortalities, are as follows:

Years Ending December 31,
2013	$18,739,000
2014	19,862,000
2015	21,289,000
2016	23,097,000
2017	25,140,000
$108,127,000

Management anticipates funding the estimated premium payments as noted above with proceeds from the DZ Bank revolving credit facility and through additional debt and equity financing as well as from cash proceeds from maturities of life insurance policies. The proceeds of these capital sources are also intended to be used for the purchase, financing, and maintenance of additional life insurance policies.

 GWG HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(4)       Fair value definition and hierarchy

ASC 820 establishes a hierarchal disclosure framework which prioritizes and ranks the level of market price observability used in measuring assets and liabilities at fair value. Market price observability is affected by a number of factors, including the type of investment, the characteristics specific to the investment and the state of the marketplace including the existence and transparency of transactions between market participants. Assets and liabilities with readily available active quoted prices or for which fair value can be measured from actively quoted prices in an orderly market generally will have a higher degree of market price observability and a lesser degree of judgment used in measuring fair value. ASC 820 establishes a three-level valuation hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in pricing the asset or liability developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (i.e., the “exit price”) in an orderly transaction between market participants at the measurement date.

The hierarchy is broken down into three levels based on the observability of inputs as follows:

●
Level 1 - Valuations based on quoted prices in active markets for identical assets or liabilities that the Company has the ability to access.  Since valuations are based on quoted prices that are readily and regularly available in an active market, valuation of these products does not entail a significant degree of judgment.

●	Level 2 - Valuations based on one or more quoted prices in markets that are not active or for which all significant inputs are observable, either directly or indirectly.

●	Level 3 - Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

The availability of observable inputs can vary by types of assets and liabilities and is affected by a wide variety of factors, including, for example, whether instrument is established in the marketplace, the liquidity of markets and other characteristics particular to the transaction. To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. Accordingly, the degree of judgment exercised by management in determining fair value is greatest for assets and liabilities categorized in Level 3.

Level 3 Valuation Process

The estimated fair value of the Company’s life settlements are determined on a quarterly basis by the Company’s portfolio management committee, taking into consideration changes in discount rate assumptions, estimated premium payments and life expectancy assumptions, as well as any changes in economic and other relevant conditions.  These inputs are then used to estimate the discounted cash flows using the MAPS probabilistic portfolio pricing model, which estimates the cash flows using various different probabilities and scenarios.  The valuation process includes a review by senior management as of each valuation date.  Management will also engage a third party expert to independently test the accuracy of the valuations using the inputs provided by management.

Life insurance policies represent financial instruments recorded at fair value on a recurring basis. The following table reconciles the beginning and ending fair value of the Company’s Level 3 investments in life insurance policies for the years ending December 31, as follows:

	2012	2011
Beginning balance	$122,169,000	$82,718,000
Purchases	15,359,000	11,929,000
Maturities (cost basis)	(1,067,000)	(1,803,000)
Gross unrealized gains	28,055,000	29,558,000
Gross unrealized losses	(199,000)	(233,000)
Ending balance	$164,317,000	$122,169,000

The fair value of a portfolio of life insurance policies is based on information available to the Company at the reporting date. Fair value is based upon a discounted cash flow model that incorporates life expectancy assumptions.  Life expectancy reports are obtained from independent, third-party widely accepted life expectancy providers at policy acquisition. The life expectancy values of each policy holder, as determined at policy acquisition, are rolled down monthly for the passage of time by the MAPS actuarial software the Company uses for ongoing valuation of its portfolio of life insurance policies.  The discount rate incorporates current information about market interest rates, the credit exposure to the insurance company that issued the life insurance policy and management’s estimate of the risk premium an investor in the portfolio of life insurance policies would require.

GWG HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On January 22, 2013, one of the independent medical actuarial underwriting firms we utilize, 21st Services, announced advancements in its underwriting methodology, resulting in revised estimated life expectancy mortality tables for life settlement transactions.  We have been advised by 21st Services that the changes are very granular and relate to both specific medical conditions and lifestyles of insureds.  These changes are the result of the application of additional medical information that has been gathered by 21st Services over a period of time, and which has now been applied to the inputs and methodologies used to develop the actuarial life expectancies.   While we do not believe these revised methodologies indicate the previous estimated life expectancies were inaccurate, we believe the revised methodologies provide additional information that should be considered in updating our estimate of the life expectancies of the insureds within our portfolio of life settlement contracts as of December 31, 2012.    Based upon our evaluation and analysis of data made available by 21st Services, as well as information regarding the insureds within our portfolio, we have estimated the impact of the changes in 21st Services’ methodologies for determining life expectancies on a policy-by-policy basis within our portfolio as of December 31, 2012 and applied such changes to the life expectancy inputs used to estimate fair value.  We have adjusted the original life expectancies provided by 21st Services based on four factors, the impact of each analyzed individually for each insured in the GWG portfolio.  The four factors are gender, anti-selection, age, and primary impairment.  While the analysis and adjustments were applied on an individual policy basis, the result was an average overall increase in the original life expectancy estimates of 8.67%.  We have a standard practice of obtaining two third-party life expectancy estimates for each policy in our portfolio.  As a result, the effective change in life expectancy on the portfolio was an average of approximately 4.33%, which resulted in an aggregate decrease in the fair value of our life settlements portfolio of $12.4 million.  Life expectancy reports by their very nature are estimates.  Due to the estimating changes made by 21st Services, and because refinement in estimating methods is on-going, we plan to obtain new life expectancy reports for all policies purchased where we used a life expectancy report from 21st Services.  As part of our on-going process to maintain current information regarding the insureds included in our portfolio, we are updating the life expectancy estimates as new information becomes available.

The fair value of life insurance policies is estimated using present value calculations of estimated cash flows based on the data specific to each individual life insurance policy. Estimated future policy premium payments are calculated based on the terms of the policy and the premium payment history. The following summarizes the unobservable inputs utilized in estimating the fair value of the portfolio of life insurance policies:

	As of December 31,	As of December 31,
	2012	2011
Weighted average age of insured	81.3	80.9
Weighted average life expectancy, months*	91.6	93.6
Average face amount per policy	$2,712,064	$2,722,315
Discount rate	12.08%	13.41%
* Standard life expectancy as adjusted for insured’s specific circumstances.

These assumptions are, by their nature, inherently uncertain and the effect of changes in estimates may be significant. The techniques used in estimating the present value of estimated cash flows are derived from valuation techniques generally used in the industry that include inputs for the asset that are not based on observable market data. The extent to which the fair value could reasonable vary in the near term has been quantified by evaluating the effect of changes in significant underlying assumptions used to estimate the fair value. If the life expectancies were increased or decreased by 4 and 8 months on each outstanding policy and the discount factors were increased or decreased by 1% and 2%, while all other variables are held constant, the fair value of the investment in life insurance policies would increase or (decrease) by the  amounts summarized below:

	Change in life expectancy
	plus 8 months	minus 8 months	plus 4 months	minus 4 months
Investment in life policies
December 31, 2012	$(24,072,000)	$25,268,000	$(12,185,000)	$12,484,000

December 31, 2011	$(19,035,000)	$20,200,000	$(9,660,000)	$9,951,000

	Change in discount rate
	plus 2%	minus 2%	plus 1%	minus 1%
Investment in life policies
December 31, 2012	$(16,811,000)	$19,978,000	$(8,759,000)	$9,547,000

December 31, 2011	$(12,801,000)	$15,164,000	$(6,665,000)	$7,254,000

Carrying value of receivables, prepaid expenses, accounts payable and accrued expenses approximate fair value due to their short term maturities and low credit risk. The estimated fair value of the Company’s Series I Secured notes payable is approximately $39,018,000 based on a weighted average market interest rate of 7.43% based on an income approach. The Company began issuing Renewable Secured Debentures in the first quarter of 2012. The current interest rates on the Renewable Secured Debentures approximate market rates. The carrying value of the Renewable Secured Debentures approximates fair value. The carrying value of the revolving credit facility reflects interest charged at the commercial paper rate plus an applicable margin. The margin represents our credit risk, and the strength of the portfolio of life insurance policies collateralizing the debt. Management believes this margin has not changed over time.  The overall rate reflects market, and the carrying value of the revolver approximates fair value. All of the financial instruments are level 3 fair value measurements.

 GWG HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company has issued warrants to purchase common stock in connection with the issuance of its convertible, redeemable preferred stock. The fair value measurements associated with the warrants, measured at issuance represent level 3 instruments.

Month issued	Warrants issued	Fair value per share	Risk free rate	Volatility	Term
December 2011	137,874	$0.11	0.42%	25.25%	3 years
March 2012	76,260	$0.26	0.38%	36.20%	3 years
June 2012	323,681	$0.58	0.41%	47.36%	3 years
July 2012	289,093	$0.58	0.41%	47.36%	3 years
September 2012	5,000	$0.36	0.31%	40.49%	3 years
	831,908

Volatility is based upon the weekly percentage change in the stock price of selected comparable insurance companies. In June 2012, we evaluated the comparable companies used, and made certain changes to those used.  The percentage change is calculated on the average price of those selected stocks at the weekly close of business for the year preceding the balance sheet date.  We compare annual volatility based on this weekly information.

(5)       Notes receivable from related parties

Notes receivable from related parties consisted of various unsecured notes receivable. These notes were due from shareholders of the Company, with interest rates ranging from 4.2% to 5%, payable annually and were paid in full July 27, 2011. Interest income from related parties totaled $24,000 during the year ended December 31, 2011. As a part of the Company’s compensation plan effective January 1, 2011, interest income earned on these notes were treated as guaranteed payments to the members and are included in employee compensation and benefits in the statement of operations for the year ended December 31, 2011. On July 27, 2011, the Company paid dividends to the shareholders in the amount of their respective note receivable balances. They immediately repaid their balance due on each note and the related accrued interest in full.

As of December 31, 2012 and 2011, the Company had receivables totaling $5,000,000 due from an affiliate, Opportunity Finance, LLC, which were fully reserved. Opportunity Finance ceased operations in 2008.

(6)       Credit facilities

Revolving credit facility – Autobahn Funding Company LLC

On July 15, 2008, DLP II and United Lending entered into a revolving credit facility pursuant to a Credit and Security Agreement (Agreement) with Autobahn Funding Company LLC (Autobahn), providing the Company with a maximum borrowing amount of $100,000,000. Autobahn is a commercial paper conduit that issues commercial paper to investors in order to provide funding to DLP II and United Lending.  DZ Bank AG acts as the agent for Autobahn. The original Agreement was to expire on July 15, 2013.  On January 29, 2013, Holdings, together with GWG Life and DLPII, entered into an Amended and Restated Credit and Security Agreement with Autobahn Funding Company LLC, extending the facility expiration date to December 31, 2014, and removing United Lending as a party to the renewed Credit and Security Agreement.

The amount outstanding under this facility as of December 31, 2012 and December 31, 2011, was $71,000,000 and $60,000,000, respectively.

The Agreement requires DLP II to pay, on a monthly basis, interest at the commercial paper rate plus an applicable margin, as defined in the Agreement. The effective rate was 2.02% and 2.25% at December 31, 2012 and December 31, 2011, respectively.  The weighted average effective interest rate (excluding the unused line fee) was 2.14% and 2.17% for the years ended December 31, 2012 and 2011, respectively.  The Agreement also requires payment of an unused line fee on the unfunded amount under the revolving credit facility. The note is secured by substantially all of DLP II assets which consist primarily of life settlement policies.

GWG HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Agreement has certain financial and nonfinancial covenants. The Company was in compliance with these covenants at December 31, 2012 and 2011. The Agreement generally prohibits the Company from:

●	changing its corporate name, offices, and jurisdiction of incorporation
●	changing any deposit accounts or payment instructions to insurers;
●	changing any operating policies and practices such that it would be reasonably likely to adversely affect the collectability of any asset in any material respect;
●	merging or consolidating with, or selling all or substantially all of its assets to, any third party;
●	selling any collateral or creating or permitting to exist any adverse claim upon any collateral;
●	engaging in any other business or activity than that contemplated by the Agreement;
●	incurring or guaranteeing any debt for borrowed money;
●
amending the Company’s certificate of incorporation or bylaws, making any loans or advances to, investments in, or paying any dividends to, any person unless both before and after any such loan, advance, investment or dividend there exists no actual event of default, potential event of default or termination event;

●	removing an independent director on the board of directors except for cause or with the consent of the lender; or
●
making payment on or issuing any subsidiary secured notes or debentures, or amending any agreements respecting such notes or debentures, if an event of default, potential event of default or termination event exists or would arise from any such action.

In addition, the Company has agreed to maintain (i) a positive consolidated net income (as defined and calculated under the Agreement) for each complete fiscal year and (ii) a tangible net worth (again, as defined and calculated under the Agreement) of not less than $5 million, and (iii) maintain a borrowing base surplus or cash cushion sufficient to pay three to twelve months (increasing throughout 2013) of premiums and facility fees.

Consolidated net income and tangible net worth as of and for the year ended December 31, 2012, as calculated under the agreement, was $1,861,000 and $38,556,000 respectively.

Advances under the Agreement are subject to a borrowing base formula, which limits the availability of advances on the borrowing base calculation based on attributes of policies pledged to the facility. Over-concentration of policies by insurance carrier, over-concentration of policies by insurance carriers with ratings below a AA- rating, and the premiums and facility fees reserve are the three primary factors with the potential of limiting availability of funds on the facility. Total funds available for additional borrowings under the borrowing base formula criteria at December 31, 2012 and 2011, were $15,043,000 and $7,691,000 respectively.

Holdings was previously not obligated under this credit facility to guarantee loan or interest payments to Autobahn: however, Holdings was obligated under a performance guaranty to provide servicing for policies held by DLP II.  The amended agreement effective January 29, 2013 obligates Holdings to guarantee loan and interest payments to Autobahn.

(7)       Series I Secured notes payable

Series I Secured notes payable have been issued in conjunction with the GWG Series I Secured notes private placement memorandum dated August 25, 2009 (last revised November 15, 2010). On June 14, 2011 the Company closed the offering to additional investors, however, existing investors may elect to continue advancing amounts outstanding upon maturity subject to the Company’s option. Series I Secured notes have maturity dates ranging from six months to seven years with fixed interest rates varying from 5.65% to 9.55% depending on the term of the note. Interest is payable monthly, quarterly, annually or at maturity depending on the terms of the note. At December 31, 2012 and 2011 the weighted average interest rates of Series I Secured notes were 8.22%, and 8.04% respectively. The notes are secured by assets of GWG Life. The principal amount outstanding under these Series I Secured notes was $38,570,000 and $49,332,000 at December 31, 2012, and December 31, 2011, respectively.  The difference between the amount outstanding on the Series I Secured notes and the carrying amount on the consolidated balance sheet is due to netting of unamortized deferred issuance costs. Overall, interest expense includes amortization of deferred financing and issuance costs of $1,170,000 and $1,770,000 in 2012 and 2011, respectively.  Future expected amortization of deferred financing costs is $725,000.

On November 15, 2010, the owners pledged their ownership interests in the Company to the Series I Trust as security for advances under the Series I Trust arrangement.

GWG HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The use of proceeds from the issuances of Series I Secured notes was limited to the following: (1) payment of commissions of Series I Secured note sales, (2) purchase life insurance policies, (3) pay premiums of life insurance policies, (4) pay principal and interest to Senior Liquidity Provider (DZ Bank), (5) pay portfolio or note operating fees or costs, (6) pay trustee (Wells Fargo Bank, N.A.), (7) pay servicer and collateral fees, (8) pay principal and interest on Series I Secured notes, (9) make distributions to equity holders for tax liability related to portfolio, (10) purchase interest rate caps, swaps, or hedging instruments, (11) pay GWG Series I Trustee fees, and (12) pay offering expenses.

On November 1, 2011, GWG entered into a Third Amended and Restated Note Issuance and Security Agreement with Lord Securities Corporation after receiving majority approval from the holders of Series I secured notes. Among other things, the amended and restated agreement modified the use of proceeds and certain provisions relating to the distribution of collections and subordination of cash flow. Under the amended and restated agreement, GWG is no longer restricted as to its use of proceeds or subject to restrictions on certain distributions of collections and subordination of cash flows.

Future contractual maturities of Series I Secured notes payable at December 31, 2012 are as follows:

Years Ending December 31,
2013	$19,603,000
2014	8,462,000
2015	4,520,000
2016	1,145,000
2017	4,085,000
Thereafter	755,000
$38,570,000

(8)       Renewable secured debentures

The Company has registered with the Securities and Exchange Commission, effective January 2012, the offer and sale of $250,000,000 of secured debentures. Renewable Secured Debentures have maturity dates ranging from six months to seven years with fixed interest rates varying from 4.75% to 9.50% depending on the term of the note. Interest is payable monthly, annually or at maturity depending on the terms of the debenture. At December 31, 2012, the weighted average interest rate of Renewable Secured Debentures was 7.65%. The debentures are secured by assets of GWG Life and GWG Holdings. The amount outstanding under these Renewable Secured Debentures was $57,609,000 at December 31, 2012. The difference between the amount outstanding on the Renewable Secured Debentures and the carrying amount on the consolidated balance sheet is due to netting of unamortized deferred issuance costs and cash receipts for new issuances in process at December 31, 2012. Amortization of deferred issuance costs was $506,000 in 2012.  Future expected amortization of deferred financing costs is $2,735,000. Subsequent to December 31, 2012, the Company has issued approximately an additional $23,023,000 in principal amount of these Renewable Secured Debentures.

The use of proceeds from the issuances of Renewable Secured Debentures is limited to the following: (1) payment of commissions on sales of Renewable Secured Debentures, (2) payment of offering expenses, (3) purchase of life insurance policies, (4) Payment of premiums on life insurance policies, (5) payment of principal and interest on Renewable Secured Debentures, (6) payment of portfolio operations expenses, and (7) for general working capital.

Future contractual maturities of Renewable Secured Debentures at December 31, 2012 are as follows:

Years Ending December 31,
2013	$10,831,000
2014	10,071,000
2015	19,060,000
2016	3,756,000
2017	4,522,000
Thereafter	9,369,000
$57,609,000

The Company entered into an Indenture effective October 19, 2011 with Holdings as obligor, GWG Life as guarantor, and Bank of Utah as trustee for the benefit of the debenture holders.  The Indenture has certain financial and nonfinancial covenants.  The Company was in compliance with these covenants at December 31, 2012 and 2011.

GWG HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(9)     Convertible, redeemable preferred stock

The Company began offering 3,333,333 shares of convertible redeemable preferred stock (Series A preferred stock) for sale to accredited investors in a private placement on July 31, 2011. The offering of Series A preferred stock concluded on September 2, 2012 and resulted in 3,278,000 shares being issued for gross consideration of $24,582,000. As of December 31, 2012, 83,000 shares have been issued as a result of conversion of $584,000 in dividends into shares of Series A preferred stock.  The Series A preferred stock was sold at an offering price of $7.50 per share. Series A preferred stock has a preferred yield of 10% per annum, and each share has the right to convert into 1.5 shares of the Company’s common stock. The Company may elect to automatically convert the Series A preferred stock to common stock as described below. Series A preferred shareholders also received three-year warrants to purchase, at an exercise price per share of $6.25, one share of common stock for every 20 shares of Series A preferred stock purchased.  The warrants are exercisable immediately. In the Certificate of Designations for the Series A preferred stock dated July 31, 2011, the Company has agreed to permit preferred shareholders to sell their shares back to the Company for the stated value of $7.50 per share, plus accrued dividends, according to the following schedule:

●	Up to 33% of the holder’s unredeemed shares one year after issuance:
●	Up to 66% of the holder’s unredeemed shares two years after issuance; and
●	Up to 100% of the holder’s unredeemed shares three years after issuance.

The Company’s obligation to redeem Series A preferred shares will terminate upon the Company completing a registration of its common stock with the SEC. The Company may redeem the Series A preferred shares at a price equal to 110% of their liquidation preference ($7.50 per share) at any time after December 15, 2012.  There were no shareholder redemptions of Series A preferred shares during the year ended December 31, 2012.

At the election of the Company, the Series A preferred shares may be automatically converted into the common stock of the Company in the event of either (1) a registered offering of the Company’s common stock with the SEC aggregating gross proceeds of at least $5.0 million at a price equal to or greater than $5.50 per share of common stock, or (2) the consent of shareholders holding at least a majority of the then-outstanding shares of Series A preferred stock. As of December 31, 2012, the Company had issued 3,361,000 preferred shares resulting in gross consideration of $25,166,000 (including cash proceeds, conversion of Series I Secured notes and accrued interest on Series I notes, and conversion of preferred dividends payable). The Company incurred Series A preferred stock issuance costs of $2,838,000, of which $1,578,000 was amortized to additional paid in capital as of December 31, 2012, resulting in a carrying amount of $23,906,000.

The Company determined that the grant date fair value of the outstanding warrants attached to the Series A preferred stock was $395,000 for warrants issued through December 31, 2012. The Company may redeem outstanding warrants prior to their expiration, at a price of $0.01 per share upon 30 days written notice to the investors at any time after (i) the Company has completed a registration of its common stock with the SEC and (ii) the volume of weighted average sale price per share of common stock equals or exceeds $7.00 per share for ten consecutive trading days ending on the third business day prior to proper notice of such redemption. Total warrants outstanding as of December 31, 2012, were 831,909 with a weighted average remaining life of 2.34 years. Total warrants outstanding at December 31, 2011, were 139,417 with a weighted average remaining life of 2.76 years.

Dividends on the Series A preferred stock may be paid in either cash or additional shares of Series A preferred stock at the election of the holder and approval of the Company. The dividends are reported as an expense and included in the caption interest expense in the consolidated statements of operations.

The Company declared and accrued dividends of $2,227,000 and $349,000 during the years ended December 31, 2012 and 2011, respectively, pursuant to a board resolution declaring the dividend.  81,000 and 2,000 shares of Series A preferred stock were issued in lieu of cash dividends in 2012 and 2011, respectively. The shares issued in lieu of cash dividends were issued at $7.00 per share.  As of December 31, 2012, Holdings has $629,000 of accrued preferred dividends which were paid or converted to shares of Series A preferred stock on January 15, 2013.

(10)       Income taxes

The Company was a pass through entity for federal income tax purposes through June 10, 2011.  No income tax provision has been included in these consolidated financial statements through June 10, 2011, as the related income or loss of the Company was required to be reported by the respective members on their income tax returns.  The Company, as provided by Delaware state regulations, changed its legal structure from a limited liability company to a corporation effective June 10, 2011.  Subsequent to the conversion, the Company reports its income or loss on its own tax returns and is responsible for any related taxes.

GWG HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Deferred tax assets and liabilities and the related tax expense were recorded effective the date of the Company’s change in tax status, thereby reflecting the income tax effect of temporary differences between the tax bases and financial reporting bases of assets and liabilities.  The Company’s tax provision for the year ended December 31, 2011, includes income tax expense related to both the entity’s conversion on the date of conversion and operations for the period June 11, 2011 to December 31, 2011.  The Company’s tax provision for the year ended December 31, 2012 includes income tax expense related to operations.

The Company did not have any current income taxes for the years ended December 31, 2011 or 2012.  The components of deferred income tax expense for the years ended December 31, 2012 and 2011, respectively, consisted of the following:

Income tax provision:	2012	2011
Deferred:
Federal	$1,002,000	$3,620,000
State	191,000	688,000
Total income tax expense (benefit)	$1,193,000	$4,308,000

Actual income tax expense differs from the statutory federal income tax expense primarily due to the conversion of the Company from a pass through entity to a taxable corporation during the year ended December 31, 2011.  Upon conversion, FASB ASC 740, Income Taxes, required the Company to recognize, through current period income tax expense, an amount equal to the amount of deferred income taxes required to be recorded on the consolidated balance sheet at the date of conversion.  On June 11, 2011, the Company recorded deferred tax liabilities of $5,488,000 and deferred tax assets of $2,028,000 as a result of the conversion.  The difference between income tax expense at the statutory federal tax rate and actual income tax expense in 2012 is primarily due to preferred stock dividends that are not deductible for tax purposes.

The following table provides a reconciliation of our income tax expense at the statutory federal tax rate to our actual income tax expense:

	2012		2011
Statutory federal income tax	$58,000	34.0%	$504,000	34.0%
State income taxes, net of federal benefit	164,000	95.7%	96,000	6.0%
Non-taxable earnings prior to tax conversion on June 10, 2011	-	-	(1,788,000)	(120.7)%
Effect of conversion to corporation	-	-	5,483,000	370.1%
Series A preferred stock dividends	757,000	442.2%	-	-
Other permanent differences	214,000	124.7%	13,000	0.9%
Total income tax expense	1,193,000	696.6%	$4,308,000	290.3%

The most significant temporary differences between net income and taxable net income are the treatment of interest costs and revenue recognition on the portfolio of life insurance policies.

The tax effects of temporary differences that give rise to deferred income taxes were as follows:

	2012	2011
Deferred tax assets :

Athena Securities Group, LTD, advisory services	$1,455,000	$1,455,000
Note receivable from related party	2,023,000	2,023,000
Net operating loss carryforwards	1,671,000	946,000
Other assets	20,000	4,000
Subtotal	5,169,000	4,428,000
Valuation allowance	(2,023,000)	(2,023,000)
Net deferred tax asset	3,146,000	2,405,000

Deferred tax liabilities:
Investment in life settlements	(8,647,000)	(6,713,000)
Net deferred tax assets	$(5,501,000)	$(4,308,000)

At December 31, 2012 and 2011, the Company had federal net operating loss (NOL) carryforwards of $4,129,000 and $2,337,000, respectively, which will begin to expire in 2031. Future utilization of NOL carryforwards is subject to limitation under Section 382 of the Internal Revenue Code.  This section generally relates to a more than 50 percent change in ownership over a three-year period.  We currently do not believe that any issuance of common stock has resulted in an ownership change under Section 382.

GWG HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company provides for a valuation allowance when it is not considered more likely than not that our deferred tax assets will be realized.  At December 31, 2012 and 2011, based upon all available evidence, the Company has provided a valuation allowance of $2,023,000, and 2,023,000, respectively, against deferred tax assets related to the likelihood of recovering the tax benefit of a capital loss on a note receivable from a related entity.  Management believes all other deferred tax assets are recoverable.

ASC 740, Income Taxes, requires the reporting of certain tax positions which do not meet a threshold of "more-likely-than-not" to be recorded as uncertain tax benefits.  It is management's responsibility to determine whether it is "more-likely-than-not" that a tax position will be sustained upon examination, including resolution of any related appeals or litigation, based upon the technical merits of the position.  Management has reviewed all income tax positions taken or expected to be taken for all open years and determined that the income tax positions are appropriately stated and supported.  The Company does not anticipate that the total unrecognized tax benefits will significantly change prior to December 31, 2013.

Under the Company’s accounting policies, interest and penalties on unrecognized tax benefits, as well as interest received from favorable tax settlements are recognized as components of income tax expense.  At December 31, 2012 and 2011, the Company has recorded no accrued interest or penalties related to uncertain tax positions.

The Company’s income tax returns for tax years ended December, 31 2012 and 2011 remain open to examination by the Internal Revenue Service and various state taxing jurisdictions.

(11)     Earnings per share and proforma information

The Company began issuing Series A preferred stock September, 1, 2011, as described in note 9.  The Series A preferred stock is anti-dilutive to the earnings per share calculation at December 31, 2012 and 2011.  The Company has also issued warrants to purchase common stock in conjunction with the sale of convertible preferred stock, as discussed in note 9.  The warrants are also anti-dilutive at December 31, 2012 and 2011 and have not been included in the fully diluted earnings per share calculation.

	December 31, 2012	December 31, 2011
NET LOSS	(1,012,899)	(2,826,656)
Accretion of preferred stock to liquidation value	(1,578,405)	-
LOSS ATTRIBUTABE TO COMMON SHAREHOLDERS	$(2,591,304)	$(2,826,656)

Basic and diluted weighted average shares outstanding	9,989,000	9,468,759
NET LOSS PER COMMON SHARE (BASIC AND DILUTED)
Net loss	$(0.10)	$(0.30)
Accretion of value to preferred stock	$(0.16)	$-
Net loss attributable to common shareholders	$(0.26)	$(0.30)

(12)     Commitments

The Company entered into an office lease with U.S. Bank National Association as the landlord. The lease was effective April 22, 2012 with a term through August 31, 2015. The lease is for 8,881 square feet of office space located at 220 South Sixth Street, Minneapolis, Minnesota. The Company is obligated to pay base rent plus common area maintenance and a share of the building operating costs. Rent expenses under this and previous agreements were $162,000 and $170,000 in years ended December 31, 2012 and 2011, respectively.  Minimum lease payments under the lease agreement effective April 22, 2012 are as follows:

2013	$99,000
2014	104,000
2015	70,000
Total	$273,000

GWG HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(13)    Contingencies

Litigation - In the normal course of business, the Company is involved in various legal proceedings. In the opinion of management, any liability resulting from such proceedings would not have a material adverse effect on the Company’s financial position, results of operations or cash flows.

Opportunity Finance, LLC, owned by Jon Sabes and Steven Sabes, is subject to litigation clawback claims by the bankruptcy trustee for third-party matters for payments that may have been deemed preference payments. In addition, Jon Sabes and Steven Sabes are subject to litigation clawback claims by the bankruptcy trustee for third-party matters for payments received from Opportunity Finance that may have been deemed preference payments. If the parties are unsuccessful in defending against these claims, their equity ownership in the Company may be sold or transferred to other parties to satisfy such claims. In addition, the Company loaned $1,000,000 to Opportunity Finance, LLC, and was repaid in full plus interest of $177,000. This investment amount may also be subject to clawback claims by the bankruptcy court. These matters may also distract management and reduce the time and attention that they are able to devote to the Company’s operations.

(14)    Guarantees of secured debentures

Holdings has registered with the Securities and Exchange Commission the offer and sale $250,000,000 of secured debentures as described in note 8. The secured debentures are secured by the assets of Holdings as described in note 8 and a pledge of all the common stock by the largest shareholders. Obligations under the debentures are guaranteed by Holding’s subsidiary GWG Life. This guarantee involves the grant of a security interest in all the assets of GWG Life. GWG Life is a wholly owned subsidiary of Holdings and the payment of principal and interest on the secured debentures is fully and unconditionally guaranteed by GWG Life. The majority of the Company’s life insurance policies are held by DLP II, a wholly owned subsidiary of GWG Life, however, the policies held by DLP II are not collateral for the debenture obligations as such policies are collateral for the credit facility.

The consolidating financial statements are presented in lieu of separate financial statements and other related disclosures of the subsidiary guarantors and issuer because management does not believe that separate financial statements and related disclosures would be material to investors. There are currently no significant restrictions on the ability of Holdings or GWG Life, the guarantor subsidiary, to obtain funds from its subsidiaries by dividend or loan, except as follows. DLP II is a borrower under a credit agreement with Autobahn, with DZ Bank AG as agent, as described in note 6. The significant majority of insurance policies owned by the Company are subject to a collateral arrangement with DZ Bank AG described in notes 3 and 6. Under this arrangement, collection and escrow accounts are used to fund purchases and premiums of the insurance policies and to pay interest and other charges under its revolving credit facility. DZ Bank AG and Autobahn must authorize all disbursements from these accounts, including any distributions to GWG Life. Distributions are limited to an amount that would result in the borrowers (GWG DLP Funding II, LLC, GWG Life Settlements, LLC, and GWG Holdings, Inc.) realizing an annualized rate of return on the equity funded amount for such assets of not more than 18%, as determined by DZ Bank AG. After such amount is reached, the credit agreement requires that excess funds be used for repayments of borrowings before any additional distributions may be made.

 The following represents consolidating financial information as of December 31, 2012 and December 31, 2011, with respect to the financial position, and for the twelve months ended December 30, 2012 and 2011 with respect to results of operations and cash flows of Holdings and its subsidiaries. The parent column presents the financial information of Holdings, the primary obligor of the secured debentures. The guarantor subsidiary column presents the financial information of GWG Life, the guarantor subsidiary of the secured debentures, presenting its investment in DLP II and Trust under the equity method. The non-guarantor subsidiaries column presents the financial information of all non-guarantor subsidiaries including DLP II and Trust.

GWG HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Consolidating Balance Sheets

December 31, 2012	Parent	Guarantor Sub	Non-Guarantor Sub	Eliminations	Consolidated

A S S E T S

Cash and cash equivalents	$25,035,579	$2,461,465	$-	$-	$27,497,044
Restricted cash	-	1,748,700	344,392	-	2,093,092
Due from related parties	-	8,613	-	-	8,613
Investment in life settlements, at fair value	-	-	164,317,183	-	164,317,183
Deferred financing costs, net	-	-	97,040	-	97,040
Death benefits receivable	-	-	2,850,000	-	2,850,000
Other assets	96,994	202,979	785,090	-	1,085,063
Investment in subsidiaries	60,608,585	96,914,613	-	(157,523,198)	-

TOTAL ASSETS	$85,741,158	$101,336,370	$168,393,705	$(157,523,198)	$197,948,035

L I A B I L I T I E S & O W N E R S' E Q U I T Y (DEFICIT)

LIABILITIES
Revolving credit facility	$-	$-	$71,000,000	$-	$71,000,000
Series I Secured notes payable	-	37,844,711	-	-	37,844,711
Secured renewable debentures	55,718,950	-	-	-	55,718,950
Accounts payable	73,084	104,975	292,000	-	470,059
Interest payable	905,017	2,444,097	128,206	-	3,477,320
Other accrued expenses	898,611	382,522	10,366	-	1,291,499
Deferred taxes	5,501,407		-	-	5,501,407
TOTAL LIABILITIES	63,097,069	40,776,305	71,430,572	-	175,303,946

CONVERTIBLE, REDEEMABLE PREFERRED STOCK	23,905,878	-	-	-	23,905,878

EQUITY (DEFICIT)
Member capital	-	60,560,065	96,963,133	(157,523,198)	-
Common stock	9,989	-	-	-	9.989
Additional paid-in capital	6,971,844	-	-	-	6,971,844
Accumulated deficit	(8,243,622)	-	-	-	(8,243,622)
TOTAL EQUITY (DEFICIT)	(1,261,789)	60,560,065	96,963,133	(157,523,198)	(1,261,789)

TOTAL LIABILITIES AND EQUITY (DEFICIT)	$85,741,158	$101,336,370	$168,393,705	$(157,523,198)	$197,948,035

GWG HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Consolidating Balance Sheets (continued)

December 31, 2011	Parent	Guarantor Sub	Non-Guarantor Sub	Eliminations	Consolidated

A S S E T S

Cash and cash equivalents	$1,746,456	$131,893	$-	$-	$1,878,349
Restricted cash	-	822,227	3,972,075	-	4,794,302
Due from related parties	-	2,265	-	-	2,265
Investment in life settlements, at fair value	-	4,876,389	117,292,135	-	122,168,524
Deferred financing costs, net	-	-	329,937	-	329,937
Other assets	34,817	168,081	13,000	-	215,898
Investment in subsidiaries	17,026,465	61,326,724	-	(78,353,189)	-

TOTAL ASSETS	$18,807,738	$67,327,579	$121,607,147	$(78,353,189)	$129,389,275

L I A B I L I T I E S & O W N E R S' E Q U I T Y

LIABILITIES
Revolving credit facility	$-	$-	$60,000,000	$-	$60,000,000
Series I Secured notes payable	-	48,179,271	-	-	48,179,271
Accounts payable	379,457	56,311	-	-	435,768
Interest payable	-	1,779,796	108,039	-	1,887,835
Other accrued expenses	510,219	450,704	7,416	-	968,339
Deferred taxes	4,308,217	-	-	-	4,308,217
TOTAL LIABILITIES	5,197,893	50,466,082	60,115,455	-	115,779,430

CONVERTIBLE, REDEEMABLE PREFERRED STOCK	12,661,276	-	-	-	12,661,276

EQUITY
Member capital	-	16,861,497	61,491,692	(78,353,189)	-
Common stock	9,989	-	-	-	9,989
Additional paid-in capital	8,169,303	-	-	-	8,169,303
Accumulated deficit	(7,230,723)	-	-	-	(7,230,723)
TOTAL EQUITY	948,569	16,861,497	61,491,692	(78,353,189)	948,569

TOTAL LIABILITIES AND EQUITY	$18,807,738	$67,327,579	$121,607,147	$(78,353,189)	$129,389,275

GWG HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Consolidating Statements of Operations

For the year ended December 31, 2012	Parent	Guarantor Subsidiary	Non-Guarantor Subsidiaries	Eliminations	Consolidated
REVENUE
Contract servicing fees	$-	$2,539,437	$-	$(2,539,437)	$-
Gain on life settlements, net	-	-	17,436,743	-	17,436,743
Interest and other income	42,668	223,311	42,747	(219,671)	89,055
TOTAL REVENUE	42,668	2,762,748	17,479,490	(2,759,108)	17,525,798

EXPENSES
Origination and servicing fees	-	-	2,539,437	(2,539,437)	-
Interest expense	4,311,719	4,833,058	1,953,521	(219,671)	10,878,627
Employee compensation and benefits	-	2,903,373	-	-	2,903,373
Legal and professional fees	899,588	162,323	14,783	-	1,076,694
Other expenses	937,562	1,496,752	52,499	-	2,486,813
TOTAL EXPENSES	6,148,869	9,395,506	4,560,240	(2,759,108)	17,345,507

INCOME (LOSS) BEFORE EQUITY IN INCOME
OF SUBSIDIARIES	(6,106,201)	(6,632,758)	12,919,250	-	180,291

EQUITY IN INCOME OF SUBSIDIARY	6,286,492	13,035,698	-	(19,322,190)	-

NET INCOME BEFORE INCOME TAXES	180,291	6,402,940	12,919,250	(19,322,190)	180,291

INCOME TAX EXPENSE	1,193,190	-	-	-	1,193,190
NET INCOME (LOSS)	(1,012,899)	6,402,940	12,919,250	(19,322,190)	(1,012,899)
Accretion of preferred stock to liquidation value	(1,578,405)	-	-	-	(1,578,405)
LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(2,591,304)	$-	$-	$-	$(2,591,304)

For the year ended December 31, 2011	Parent	Guarantor Subsidiary	Non-Guarantor Subsidiaries	Eliminations	Consolidated
REVENUE
Contract servicing fees	$-	$2,429,870	$-	$(2,429,870)	$-
Gain on life settlements, net	-	574,983	17,229,216	-	17,804,199
Interest and other income	3,489	34,806	22,386	-	60,681
TOTAL REVENUE	3,489	3,039,659	17,251,602	(2,429,870)	17,864,880

EXPENSES
Origination and servicing fees	-	112,500	2,317,370	(2,429,870)	-
Interest expense	4,700	6,431,691	1,424,088	-	7,860,479
Employee compensation and benefits	-	2,081,545	-	-	2,081,545
Legal and professional fees	790,277	363,477	46,383	-	1,200,137
Investment banking services	3,595,027	-	-	-	3,595,027
Other expenses	589,188	1,003,943	53,000	-	1,646,131
TOTAL EXPENSES	4,979,192	9,993,156	3,840,841	(2,429,870)	16,383,319

INCOME (LOSS) BEFORE EQUITY IN INCOME
OF SUBSIDIARIES	(4,975,703)	(6,953,497)	13,410,761	-	1,481,561

EQUITY IN INCOME OF SUBSIDIARY	6,457,264	13,527,209	-	(19,984,473)	-

NET INCOME BEFORE INCOME TAXES	1,481,561	6,573,712	13,410,761	(19,984,473)	1,481,561

INCOME TAX EXPENSE	4,308,217	-	-	-	4,308,217
NET INCOME (LOSS)	$(2,826,656)	$6,573,712	$13,410,761	$(19,984,473)	$(2,826,656)

GWG HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Consolidating Statements of Cash Flows

For the year ended December 31, 2012	Parent	Guarantor Sub	Non-Guarantor Sub	Eliminations	Consolidated

CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(1,012,899)	$6,402,940	$12,919,250	$(19,322,190)	$(1,012,899)
Adjustments to reconcile net income (loss) to cash flows from operating activities:
Equity of subsidiaries	(6,286,492)	(13,035,698)	-	19,322,190	-
Gain on life settlements	-	-	(27,856,374)	-	(27,856,374)
Amortization of deferred financing and issuance costs	506,279	1,169,755	232,896	-	1,908,930
Deferred income taxes	1,193,190	-	-	-	1,193,190
Preferred stock issued for dividends	567,478	-	-	-	567,478
Convertible, redeemable preferred stock dividends payable	338,695	-	-	-	338,695
(Increase) decrease in operating assets:
Due from related parties	-	(6,348)	-	-	(6,348)
Death benefits receivable	-	-	(2,850,000)	-	(2,850,000)
Other assets	(33,137,100)	(22,587,090)	(772,090)	55,627,115	(869,165)
Increase (decrease) in operating liabilities:
Accounts payable	(306,373)	48,665	-	-	(257,708)
Interest payable	918,374	806,058	20,167	-	1,744,599
Other accrued expenses	(55,890)	(16,352)	2,950	-	(69,292)
NET CASH FLOWS USED IN OPERATING ACTIVITIES	(37,274,738)	(27,218,070)	(18,303,201)	55,627,115	(27,168,894)

CASH FLOWS FROM INVESTING ACTIVITIES
Investment in life settlements	-	-	(15,067,495)	-	(15,067,495)
Proceeds from settlement of life settlements	-	-	1,067,210	-	1,067,210
NET CASH FLOWS USED IN INVESTING ACTIVITIES	-	-	(14,000,285)	-	(14,000,285)

CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from revolving credit facility	-	-	11,000,000	-	11,000,000
Payments for redemption of Series I Secured notes payable	-	(7,477,197)	-	-	(7,477,197)
Proceeds from issuance of debentures	58,553,280	-	-	-	58,553,280
Payments for issuance of debentures	(3,024,545)	-	-	-	(3,024,545)
Payments for redemption of debentures	(112,500)	-	-	-	(112,500)
Proceeds (payments) from restricted cash	-	(926,473)	3,627,683	-	2,701,210
Issuance of member capital	-	37,951,312	17,675,803	(55,627,115)	-
Issuance of preferred stock	6,414,273	-	-	-	6,414,273
Payments for issuance of preferred stock	(1,266,647)	-	-	-	(1,266,647)
NET CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	60,563,861	29,547,642	32,303,486	(55,627,115)	66,787,874

NET INCREASE IN CASH AND CASH EQUIVALENTS	23,289,123	2,329,572	-	-	25,618,695

CASH AND CASH EQUIVALENTS
BEGINNING OF THE YEAR	1,746,456	131,893	-	-	1,878,349

END OF THE YEAR	$25,035,579	$2,461,465	$-	$-	$27,497,044

GWG HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Consolidating Statements of Cash Flows (continued)

For the year ended December 31, 2011	Parent	Guarantor Sub	Non-Guarantor Sub	Eliminations	Consolidated

CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(2,826,656)	$6,573,713	$13,410,761	$(19,984,474)	$(2,826,656)
Adjustments to reconcile net income (loss) to cash flows from operating activities:
Equity of subsidiaries	(6,457,264)	(13,527,209)	-	19,984,473	-
Gain on life settlements	-	(1,037,683)	(28,287,336)	-	(29,325,019)
Amortization of deferred financing and issuance costs	-	1,769,615	232,897	-	2,002,512
Investment banking services	3,595,027	-	-	-	3,595,027
Deferred income taxes	4,308,217	-	-	-	4,308,217
Preferred stock issued for dividends	16,689	-	-	-	16,689
Convertible, redeemable preferred stock dividends payable	290,454	-	-	-	290,454
(Increase) decrease in operating assets:
Due from related parties	2,326,068	(5,464,144)	3,138,076	-	-
Death benefit receivable	-	-	400,000	-	400,000
Other assets	(20,941)	(88,868)	298,495	-	188,686
Increase (decrease) in operating liabilities:
Due to related party	(549,632)	549,783	-	(1)	150
Accounts payable	379,457	(29,236)	(625,000)		(274,779)
Interest payable	-	1,162,899	57,070	2	1,219,971
Other accrued expenses	3,750	167,183	(27,666)	-	143,267
NET CASH FLOWS PROVIDED BY (USED IN) OPERATING ACTIVITIES	1,065,169	(9,923,947)	(11,402,703)	-	(20,261,481)

CASH FLOWS FROM INVESTING ACTIVITIES
Investment in life settlements	-	(383,845)	(11,545,550)	-	(11,929,395)
Proceeds from settlement of life settlements	-	-	1,803,452	-	1,803,452
NET CASH FLOWS USED IN INVESTING ACTIVITIES	-	(383,845)	(9,742,098)	-	(10,125,943)

CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from revolving credit facility	-	-	22,914,548	-	22,914,548
Proceeds from issuance of Series I Secured notes payable	-	11,991,331	-	-	11,991,331
Payments for redemption of Series I Secured notes payable	-	(7,810,398)	-	-	(7,810,398)
Proceeds (payments) from restricted cash	-	3,762,842	(3,338,135)	-	424,707
Issuance of common stock	4,973	-	-	-	4,973
Issuance of preferred stock	4,213,862	-	-	-	4,213,862
Payments for issuance of preferred stock	(1,231,480)				(1,231,480)
Proceeds from notes receivable from related parties	-	2,306,068			2,306,068
Common stock dividends	(2,306,068)	-	-	-	(2,306,068)
NET CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	681,287	10,249,843	19,576,413	-	30,507,543

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	1,746,456	(57,949)	(1,568,388)	-	120,119

CASH AND CASH EQUIVALENTS
BEGINNING OF THE YEAR	-	189,842	1,568,388	-	1,758,230

END OF THE YEAR	$1,746,456	$131,893	$-	$-	$1,878,349

GWG HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(15)     Concentration

GWG purchases life insurance policies written by life insurance companies having investment grade ratings by independent rating agencies.  As a result there may be certain concentrations of contracts with life insurance companies.  The following summarizes the face value of insurance contracts with specific life insurance companies exceeding 10% of the total face value held by the Company.

	December 31,	December 31,
	2012	2011
Life insurance company	%	%

Company A	16.96	17.43
Company B	13.80	15.06
Company C	11.36	12.53
Company D	*	10.09

*  - percentage does not exceed 10% of the total face value.

The following summarizes the number of insurance contracts held in specific states exceeding 10% of the total face value held by the Company:

	December 31,	December 31,
	2012	2011
State of residence	%	%

California	28.44	31.43
Florida	13.27	11.43
New York	11.85	13.71

GWG HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2013	December 31, 2012
	(unaudited)
A S S E T S
Cash and cash equivalents	$34,551,582	$27,497,044
Restricted cash	6,624,200	2,093,092
Investment in life settlements, at fair value	185,020,047	164,317,183
Other assets	2,776,687	4,040,716
TOTAL ASSETS	$228,972,516	$197,948,035

L I A B I L I T I E S & S T O C K H O L D E R S ' E Q U I T Y ( D E F I C I T )
LIABILITIES
Revolving credit facility	$79,000,000	$71,000,000
Series I Secured notes payable	36,673,727	37,844,711
Renewable secured debentures	77,759,488	55,718,950
Interest payable	5,213,337	3,477,320
Accounts payable and accrued expenses	1,652,427	1,761,558
Deferred taxes, net	6,065,281	5,501,407
TOTAL LIABILITIES	206,364,260	175,303,946

CONVERTIBLE, REDEEMABLE PREFERRED STOCK
(par value $0.001; shares authorized 40,000,000; shares issued and outstanding 3,348,143 and 3,361,076; liquidation preference of $25,111,000 and $25,208,000, respectively)	24,060,674	23,905,878

STOCKHOLDERS' EQUITY
Common stock (par value $0.001: shares authorized 210,000,000; shares issued and outstanding is 9,989,000 on both March 31, 2013 and December 31, 2012)	9,989	9,989
Additional paid-in capital	6,714,081	6,971,844
Accumulated deficit	(8,176,488)	(8,243,622)
TOTAL STOCKHOLDERS' EQUITY (DEFICIT)	(1,452,418)	(1,261,789)

TOTAL LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)	$228,972,516	$197,948,035

The accompanying notes are an integral part of these Condensed Consolidated Financial Statements.

GWG HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended
	March 31, 2013	March 31, 2012
REVENUE
Gain on life settlements, net	$8,340,356	$601,768
Interest and other income	167,670	1,332
TOTAL REVENUE	8,508,026	603,100

EXPENSES
Employee compensation and benefits	1,937,420	533,745
Legal and professional fees	437,290	364,225
Interest expense	4,467,215	2,438,414
Other expenses	1,033,144	558,993
TOTAL EXPENSES	7,875,069	3,895,377

INCOME (LOSS) BEFORE INCOME TAXES	632,957	(3,292,277)
INCOME TAX EXPENSE (BENEFIT)	565,823	(1,139,448)

NET INCOME (LOSS)	67,134	(2,152,829)
Accretion of preferred stock to liquidation value	(257,763)	(340,201)
LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(190,629)	$(2,493,030)

NET INCOME (LOSS) PER COMMON SHARE (BASIC AND DILUTED)
Net income (loss)	$0.01	$(0.22)
Accretion of preferred stock to liquidation value	(0.03)	(0.03)
Net loss per share attributable to common shareholders	$(0.02)	$(0.25)

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic and diluted	9,989,000	9,989,000

The accompanying notes are an integral part of these Condensed Consolidated Financial Statements.

GWG HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(unaudited)

	Three Months Ended
	March 31, 2013	March 31, 2012
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$67,134	$(2,152,829)
Adjustments to reconcile net income (loss) to net
cash flows from operating activities:
Gain on life settlements	(11,494,725)	(4,791,058)
Amortization of deferred financing and issuance costs	1,093,747	567,160
Deferred income taxes	563,874	(1,139,448)
Convertible, redeemable preferred stock dividends payable	83,702	126,075
(Increase) decrease in operating assets:
Other assets	551,174	(267,904)
Increase in operating liabilities:
Accounts payable and other accrued expenses	1,290,756	557,682
NET CASH FLOWS USED IN OPERATING ACTIVITIES	(7,844,338)	(7,100,322)

CASH FLOWS FROM INVESTING ACTIVITIES
Investment in life settlements	(9,913,049)	(1,153,260)
Proceeds from settlement of life settlements	1,490,000	-
NET CASH FLOWS USED IN INVESTING ACTIVITIES	(8,423,049)	(1,153,260)

CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from revolving credit facility	8,000,000	2,500,000
Proceeds from issuance of Series I Secured notes payable	-	50,000
Payments for redemption of Series I Secured notes payable	(1,507,824)	(1,550,537)
Proceeds from issuance of renewable secured debentures	23,850,794	3,061,873
Payments for issuance and redemptions of renewable secured debentures	(2,303,268)	-
Proceeds from restricted cash	(4,531,108)	3,224,838
Issuance (redemptions) of preferred stock	(186,669)	4,436,465
Payments of issuance cost for preferred stock	-	(798,640)
NET CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	23,321,925	10,923,999

NET INCREASE IN CASH AND CASH EQUIVALENTS	7,054,538	2,670,417

CASH AND CASH EQUIVALENTS
BEGINNING OF PERIOD	27,497,044	1,878,349
END OF PERIOD	$34,551,582	$4,548,766

The accompanying notes are an integral part of these Condensed Consolidated Financial Statements.

GWG HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS – CONTINUED
(unaudited)

	Three Months Ended
	March 31, 2013	March 31, 2012
SUPPLEMENTAL DISCLOSURES OF CASH FLOW
INFORMATION
Interest paid	$3,298,000	$1,149,000
NON-CASH INVESTING AND FINANCING ACTIVITIES
Series I secured notes:
Non-cash conversion of accrued interest payable to principal	$61,000	$37,000
Renewable secured debentures:
Non-cash conversion of accrued interest and commissions payable to principal	$41,400	-
Convertible, redeemable preferred stock:
Non-cash accretion of convertible, redeemable preferred stock to redemption value	$258,000	$340,000
Non-cash conversion of dividends payable	$84,000	$112,000
Non-cash conversion of Series I secured notes	$-	$3,090,000
Non-cash conversion of accrued interest payable on Series I secured notes	$-	$4,000

The accompanying notes are an integral part of these Condensed Consolidated Financial Statements.

GWG HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited)

(1)       Nature of business and summary of significant accounting policies

Nature of business - GWG Holdings, Inc. (Holdings) (previously GWG Holdings, LLC) and Subsidiaries, located in Minneapolis, Minnesota, facilitates the purchase of life insurance policies for its own investment portfolio through its wholly owned subsidiary, GWG Life Settlements, LLC (GWG Life), and its subsidiaries, GWG Trust, LLC (Trust), GWG DLP Funding II, LLC (DLP II) and its wholly owned subsidiary, GWG DLP Master Trust II (the Trust II). Holdings converted from a limited liability company into a corporation effective June 10, 2011 and as a result of this change all member units were converted into common stock.  Holdings finances the acquisition of life insurance policies, and pays policy premiums, through funds available on its line of credit and the issuance of debt and equity securities. GWG Member, LLC a wholly owned subsidiary formed November 2010 to facilitate the acquisition of policies, has not commenced operations as of March 31, 2013.  The entities were legally organized in Delaware and are collectively referred herein to as GWG, or the Company.

Basis of presentation - The condensed consolidated balance sheet as of March 31, 2013, the condensed consolidated statements of operations for the three months ended March 31, 2013 and 2012, and the condensed consolidated statements of cash flows for the three months ended March 31, 2013 and 2012, and the related information presented in these notes, have been prepared by management in accordance with U.S. generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Rule 10-01 of Regulation S-X, without audit. To the extent that information and notes required by U.S. generally accepted accounting principles (“GAAP”) for complete financial statements are contained in or are consistent with the consolidated audited financial statements in the Company’s Form 10-K for the year ended December 31, 2012, such information and notes have not been duplicated herein . In the opinion of management, all adjustments considered necessary for a fair presentation of results have been included. The condensed consolidated balance sheet at December 31, 2012 was derived from the audited consolidated financial statements as of that date. Operating results for the three months ended March 31, 2013 are not necessarily indicative of the results that may be expected for the year ending December 31, 2013. For further information, refer to the consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012.

Use of estimates - The preparation of consolidated financial statements in conformity with U.S. Generally Accepted Accounting Principles (GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions. The Company bases its estimates and assumptions on current facts, historical experience, and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected. The most significant estimates with regard to these consolidated financial statements relates to (1)  the determination of the assumptions used in estimating the fair value of the investment in life insurance policies, and (2) the value of deferred tax assets.

GWG HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited)

Effective June 10, 2011 the Company filed a certificate of conversion from a limited liability company into a corporation, registered in the state of Delaware.  With this registration, the Company is authorized to issue 210,000,000 shares of common stock, par value $.001, and 40,000,000 shares of preferred stock, par value $.001.  In connection with the conversion, the outstanding member units were converted to 4,500,000 shares of common stock (prior to giving effect to the August 9, 2011 two-for-one forward stock split discussed below).  Common stock dividends distributed subsequent to the conversion will be recorded as a reduction of paid in capital until the Company reflects accumulated positive earnings.

On July 31, 2011 the Company issued a Private Placement Memorandum for the sale of up to 3,333,333 shares of Series A 10% convertible, redeemable preferred stock (Series A preferred stock) at an offering price of $7.50 per share (see note 9).

On August 9, 2011 the Company filed an amendment to its certificate of incorporation to affect a two-for-one forward stock split of its common stock.  Unless otherwise noted, all share amounts contained in these consolidated financial statements are post-split share amounts determined after giving effect to the forward stock split.

Life settlements - ASC 325-30, Investments in Insurance Contracts, allows a reporting entity the election to account for its investments in life settlements using either the investment method or the fair value method. The election shall be made on an instrument-by-instrument basis and is irrevocable. Under the investment method, an investor shall recognize the initial investment at the purchase price plus all initial direct costs. Continuing costs (policy premiums and direct external costs, if any) to keep the policy in force shall be capitalized. Under the fair value method, an investor shall recognize the initial investment at the purchase price. In subsequent periods, the investor shall re-measure the investment at fair value in its entirety at each reporting period and shall recognize the change in fair value in current period income net of premiums paid. The Company uses the fair value method to account for all life settlements.

The Company recognizes realized gains (revenue) from life settlement contracts upon one of the two following events:

1)           Receipt of death notice or verified obituary of insured
2)           Sale of policy and filing of change of ownership forms and receipt of payment

The Company recognizes the difference between the death benefits and carrying values of the policy when an insured event has occurred and the Company determines that settlement and ultimate collection of the death benefits is realizable and reasonably assured. Revenue from a transaction must meet both criteria in order to be recognized.  In an event of a sale of a policy the Company recognizes gain or loss as the difference between the sale price and the carrying value of the policy on the date of the receipt of payment on such sale.

Deposits and initial direct costs advanced on unsettled policy acquisitions are recorded as other assets until policy ownership has been transferred to the Company.  Such deposits and direct cost advances were $0 and $785,000 at March 31, 2013 and December 31, 2012, respectively.

Deferred financing and issuance costs – Financing costs incurred to obtain financing under the revolving credit facility, as described in note 6, have been capitalized and are amortized using the straight-line method over the term of the revolving credit facility.  Amortization of deferred financing costs was $187,000 and $58,000 for the three months ended March 31, 2013 and 2012 respectively.  The future amortization is $268,000 and $358,000 for the nine months ending December 31, 2013 and the year ending December 31, 2014, respectively.  The Series I Secured notes payable, as described in note 7, are reported net of issuance costs, sales commissions and other direct expenses, which are amortized using the interest method over the term of each respective borrowing.  The Renewable Secured Debentures, as described in note 8, are reported net of issuance costs, sales commissions and other direct expenses, which are amortized using the interest method over the term of each respective borrowing.  The Series A preferred stock, as described in note 9, is reported net of issuance costs, sales commissions, including the fair value of warrants issued, and other direct expenses, which are amortized using the interest method as interest expense over the three-year redemption period.

GWG HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited)

Earnings (loss) per share – Basic per share earnings (loss) attributable to non-redeemable interests is calculated using the weighted average number of shares outstanding during the period.  Diluted earnings per share is calculated based on the potential dilutive impact, if any, of the Company’s convertible, redeemable preferred stock and outstanding warrants.

Recently adopted pronouncements - In May 2011, the FASB issued ASU No. 2011-04, “Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRS”, which amends disclosure requirements related to categorization within the fair value hierarchy. This update results in common principles and requirements for measuring fair value and disclosing information about fair value measurements in accordance with GAAP and International Financial Reporting Standards. The guidance became effective for the annual period beginning January 1, 2012. The adoption of this guidance did not have a material impact on the Company’s consolidated financial statements.

Other pronouncements issued by the FASB or other authoritative accounting standards groups with future effective dates are either not applicable or are not expected to be significant to the Company.

(2)       Restrictions on cash

The Company is required by its lenders to maintain collection and escrow accounts. These accounts are used to fund the acquisition, pay annual premiums of insurance policies, pay interest and other charges under the revolving credit facility, and collect policy benefits. DZ Bank AG, as agent for Autobahn Funding Company, LLC, the lender for the revolving credit facility as described in note 6, authorizes the disbursements from these accounts. At March 31, 2013 and December 31, 2012 there was a balance of $6,624,000, and $2,093,000, respectively, maintained in these restricted cash accounts.

(3)       Investment in life insurance policies

The life insurance policies (Level 3 fair value measurements) are valued based on unobservable inputs that are significant to the overall fair value measurement. Changes in the fair value of these instruments are recorded in gain or loss on life insurance policies in the consolidated statements of operations (net of the cash premiums paid on the policies). The fair value is determined on a discounted cash flow basis that incorporates life expectancy assumptions.  Life expectancy reports have been obtained from widely accepted life expectancy providers. The discount rate incorporates current information about market interest rates, the credit exposure to the insurance company that issued the life insurance policy and our estimate of the risk premium an investor in the policy would require. As a result of management’s analysis, discount rates of 12.12% and 12.08% were applied to the portfolio as of March 31, 2013 and December 31, 2012, respectively.

GWG HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited)

A summary of the Company’s life insurance policies accounted for under the fair value method and their estimated maturity dates, based on remaining life expectancy, is as follows:

	As of March 31, 2013			As of December 31, 2012
Years Ending December 31,	Number of Contracts	Estimated Fair Value	Face Value	Number of Contracts	Estimated Fair Value	Face Value
2013	-	$-	$-	-	$-	$-
2014	-	-	-	-	-	-
2015	2	1,206,000	2,000,000	2	1,163,000	2,000,000
2016	12	10,246,000	19,329,000	13	11,608,000	22,229,000
2017	18	22,997,000	54,673,000	17	21,155,000	53,439,000
2018	34	32,675,000	84,038,000	31	28,252,000	75,668,000
2019	36	29,535,000	89,158,000	35	26,947,000	84,579,000
Thereafter	133	88,361,000	390,557,000	113	75,192,000	334,331,000
Totals	235	$185,020,000	$639,755,000	211	$164,317,000	$572,246,000

The Company recognized death benefits of $4,000,000 and $0 during the three-month periods ended March 31, 2013 and 2012, respectively, related to policies with a carrying value of $1,490,000 and $0, respectively.  The Company recorded realized gains of $2,510,000 and $0 on such policies. Subsequent to March 31, 2013, one policy with a death benefit of $1,600,000 has matured.

Reconciliation of gain on life settlements:

Three Months Ended:	March 31, 2013	March 31, 2012
Change in fair value	$11,495,000	$4,791,000
Premiums and other annual fees	(5,665,000)	(4,189,000)
Policy maturities	2,510,000	-
Gain on life settlements, net	$8,340,000	$602,000

The estimated expected premium payments to maintain the above life insurance policies in force for the next five years, assuming no mortalities, are as follows:

Years Ending December 31,
Nine months ending December 31, 2013	$15,664,000
2014	21,048,000
2015	22,786,000
2016	24,936,000
2017	27,334,000
$111,768,000

Management anticipates funding the estimated premium payments as noted above with proceeds from the DZ Bank revolving credit facility and through additional debt and equity financing as well as from cash proceeds from maturities of life insurance policies. The proceeds of these capital sources are also intended to be used for the purchase, financing, and maintenance of additional life insurance policies.

GWG HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited)

(4)       Fair value definition and hierarchy

ASC 820 establishes a hierarchal disclosure framework which prioritizes and ranks the level of market price observability used in measuring assets and liabilities at fair value. Market price observability is affected by a number of factors, including the type of investment, the characteristics specific to the investment and the state of the marketplace including the existence and transparency of transactions between market participants. Assets and liabilities with readily available active quoted prices or for which fair value can be measured from actively quoted prices in an orderly market generally will have a higher degree of market price observability and a lesser degree of judgment used in measuring fair value. ASC 820 establishes a three-level valuation hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in pricing the asset or liability developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (i.e., the “exit price”) in an orderly transaction between market participants at the measurement date.

The hierarchy is broken down into three levels based on the observability of inputs as follows:

●
Level 1 - Valuations based on quoted prices in active markets for identical assets or liabilities that the Company has the ability to access.  Since valuations are based on quoted prices that are readily and regularly available in an active market, valuation of these products does not entail a significant degree of judgment.

●	Level 2 - Valuations based on one or more quoted prices in markets that are not active or for which all significant inputs are observable, either directly or indirectly.

●	Level 3 - Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

The availability of observable inputs can vary by types of assets and liabilities and is affected by a wide variety of factors, including, for example, whether an instrument is established in the marketplace, the liquidity of markets and other characteristics particular to the transaction. To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. Accordingly, the degree of judgment exercised by management in determining fair value is greatest for assets and liabilities categorized in Level 3.

Level 3 Valuation Process

The estimated fair value of the Company’s life settlements are determined on a quarterly basis by the Company’s portfolio management committee, taking into consideration changes in discount rate assumptions, estimated premium payments and life expectancy assumptions, as well as any changes in economic and other relevant conditions.  These inputs are then used to estimate the discounted cash flows using the MAPS probabilistic portfolio pricing model, which estimates the cash flows using various different probabilities and scenarios.  The valuation process includes a review by senior management as of each valuation date.  Management will also engage a third party expert to independently test the accuracy of the valuations using the inputs provided by management.

Life insurance policies represent financial instruments recorded at fair value on a recurring basis. The following table reconciles the beginning and ending fair value of the Company’s Level 3 investments in life insurance policies for the three month periods ending March 31, as follows:

	2013	2012
Beginning balance	$164,317,000	$122,169,000
Purchases	10,698,000	1,152,000
Maturities (cost basis)	(1,490,000)	-
Gross unrealized gains	11,616,000	4,791,000
Gross unrealized losses	(121,000)	-
Ending balance	$185,020,000	$128,112,000

GWG HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited)

The fair value of a portfolio of life insurance policies is based on information available to the Company at the reporting date. Fair value is based upon a discounted cash flow model that incorporates life expectancy assumptions.  Life expectancy reports are obtained from independent and third-party widely accepted life expectancy providers at policy acquisition. The life expectancy values of each policy holder, as determined at policy acquisition, are rolled down monthly for the passage of time by the MAPS actuarial software the Company uses for ongoing valuation of its portfolio of life insurance policies.  The discount rate incorporates current information about market interest rates, the credit exposure to the insurance company that issued the life insurance policy and management’s estimate of the risk premium an investor in the portfolio of life insurance policies would require.

On January 22, 2013, one of the independent medical actuarial underwriting firms we utilize, 21st Services, announced advancements in its underwriting methodology, resulting in revised estimated life expectancy mortality tables for life settlement transactions.  We have been advised by 21st Services that the changes are very granular and relate to both specific medical conditions and lifestyles of insureds.  These changes are the result of the application of additional medical information that has been gathered by 21st Services over a period of time, and which has now been applied to the inputs and methodologies used to develop the actuarial life expectancies.   While we do not believe these revised methodologies indicate the previous estimated life expectancies were inaccurate, we believe the revised methodologies provide additional information that should be considered in updating our estimate of the life expectancies of the insureds within our portfolio of life settlement contracts as of March 31, 2013 and December 31, 2012.  Based upon our evaluation and analysis of data made available by 21st Services, as well as information regarding the insureds within our portfolio, we have estimated the impact of the changes in 21st Services’ methodologies for determining life expectancies on a policy-by-policy basis within our portfolio as of March 31, 2013 and December 31, 2012 and applied such changes to the life expectancy inputs used to estimate fair value.  We have adjusted the original life expectancies provided by 21st Services based on four factors, the impact of each analyzed individually for each insured in the GWG portfolio.  The four factors are gender, anti-selection, age, and primary impairment.  While the analysis and adjustments were applied on an individual policy basis, the result was an average overall increase in the original life expectancy estimates of 8.67%.  We have a standard practice of obtaining two third-party life expectancy estimates for each policy in our portfolio.  As a result, the effective change in life expectancy on the portfolio was an average of approximately 4.33%, which resulted in an aggregate decrease in the fair value of our life settlements portfolio of $12.4 million as of December 31, 2012.  Life expectancy reports by their very nature are estimates.  Due to the estimating changes made by 21st Services, and because refinement in estimating methods is on-going, we plan to obtain new life expectancy reports for all policies purchased where we used a life expectancy report from 21st Services.  As part of our on-going process to maintain current information regarding the insureds included in our portfolio, we are updating the life expectancy estimates as new information becomes available.

The fair value of life insurance policies is estimated using present value calculations of estimated cash flows based on the data specific to each individual life insurance policy. Estimated future policy premium payments are calculated based on the terms of the policy and the premium payment history. The following summarizes the unobservable inputs utilized in estimating the fair value of the portfolio of life insurance policies:

	As of March 31, 2013	As of December 31, 2012
Weighted average age of insured	81.5	81.3
Weighted average life expectancy, months*	91.5	91.6
Average face amount per policy	$2,722,363	$2,712,063
Discount rate	12.12%	12.08%
* Standard life expectancy as adjusted for insured’s specific circumstances.

GWG HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited)

These assumptions are, by their nature, inherently uncertain and the effect of changes in estimates may be significant. The techniques used in estimating the present value of estimated cash flows are derived from valuation techniques generally used in the industry that include inputs for the asset that are not based on observable market data. The extent to which the fair value could reasonable vary in the near term has been quantified by evaluating the effect of changes in significant underlying assumptions used to estimate the fair value. If the life expectancies were increased or decreased by 4 and 8 months on each outstanding policy and the discount factors were increased or decreased by 1% and 2%, while all other variables are held constant, the fair value of the investment in life insurance policies would increase or (decrease) by the  amounts summarized below:

	Change in life expectancy
	plus 8 months	minus 8 months	plus 4 months	minus 4 months

March 31, 2013	$(27,100,000)	$28,448,000	$(13,719,000)	$14,055,000

December 31, 2012	$(24,072,000)	$25,268,000	$(12,185,000)	$12,484,000

	Change in discount rate
	plus 2%	minus 2%	plus 1%	minus 1%

March 31, 2013	$(18,640,000)	$22,125,000	$(9,709,000)	$10,577,000

December 31, 2012	$(16,811,000)	$19,978,000	$(8,759,000)	$9,547,000

Carrying value of receivables, prepaid expenses, accounts payable and accrued expenses approximate fair value due to their short term maturities and low credit risk. The estimated fair value of the Company’s Series I Secured notes payable is approximately $37,900,000 based on a weighted average market interest rate of 7.41% based on an income approach. The Company began issuing Renewable Secured Debentures in the first quarter of 2012. The current interest rates on the Renewable Secured Debentures approximate market rates. The carrying value of the Renewable Secured Debentures approximates fair value. The carrying value of the revolving credit facility reflects interest charged at the commercial paper rate plus an applicable margin. The margin represents our credit risk, and the strength of the portfolio of life insurance policies collateralizing the debt. Management believes this margin has not changed over time.  The overall rate reflects market, and the carrying value of the revolver approximates fair value. All of the financial instruments are level 3 fair value measurements.

The Company has issued warrants to purchase common stock in connection with the issuance of its convertible, redeemable preferred stock. The fair value measurements associated with the warrants, measured at issuance represent level 3 instruments.

Month issued	Warrants issued	Fair value per share	Risk free rate	Volatility	Term
December 2011	137,874	$0.11	0.42%	25.25%	3 years
March 2012	76,260	$0.26	0.38%	36.20%	3 years
June 2012	323,681	$0.58	0.41%	47.36%	3 years
July 2012	289,093	$0.58	0.41%	47.36%	3 years
September 2012	5,000	$0.36	0.31%	40.49%	3 years
	831,908

Volatility is based upon the weekly percentage change in the stock price of selected comparable insurance companies. In June 2012, we evaluated the comparable companies used, and made certain changes to those used.  The percentage change is calculated on the average price of those selected stocks at the weekly close of business for the year preceding the balance sheet date.  We compare annual volatility based on this weekly information.

(5)       Notes receivable from related parties

As of March 31, 2013 and December 31, 2012, the Company had receivables totaling $5,000,000 due from an affiliate, Opportunity Finance, LLC, which were fully reserved. Opportunity Finance ceased operations in 2008.

GWG HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited)

(6)       Credit facilities

Revolving credit facility – Autobahn Funding Company LLC

On July 15, 2008, DLP II and United Lending entered into a revolving credit facility pursuant to a Credit and Security Agreement (Agreement) with Autobahn Funding Company LLC (Autobahn), providing the Company with a maximum borrowing amount of $100,000,000. Autobahn is a commercial paper conduit that issues commercial paper to investors in order to provide funding to DLP II and United Lending.  DZ Bank AG acts as the agent for Autobahn. The original Agreement was to expire on July 15, 2013.  On January 29, 2013, Holdings, together with GWG Life and DLP II, entered into an Amended and Restated Credit and Security Agreement with Autobahn, extending the facility expiration date to December 31, 2014, and removing United Lending as a party to the amended and restated Agreement.  The amount outstanding under this facility as of March 31, 2013 and December 31, 2012, was $79,000,000 and $71,000,000, respectively.

The Agreement requires DLP II to pay, on a monthly basis, interest at the commercial paper rate plus an applicable margin, as defined in the Agreement. The effective rate was 6.26% and 2.02% at March 31, 2013 and December 31, 2012, respectively.  The weighted average effective interest rate was 7.19% and 2.26% (excluding the unused line fee) for the three months ended March 31, 2013 and 2012, respectively.  The Agreement also requires payment of an unused line fee on the unfunded amount under the revolving credit facility. The note is secured by substantially all of DLP II assets, which consist primarily of life settlement policies.

The Agreement has certain financial and nonfinancial covenants. The Company was in compliance with these covenants at March 31, 2013 and 2012. The Agreement generally prohibits the Company from:

●	changing its corporate name, offices, and jurisdiction of incorporation
●	changing any deposit accounts or payment instructions to insurers;
●	changing any operating policies and practices such that it would be reasonably likely to adversely affect the collectability of any asset in any material respect;
●	merging or consolidating with, or selling all or substantially all of its assets to, any third party;
●	selling any collateral or creating or permitting to exist any adverse claim upon any collateral;
●	engaging in any other business or activity than that contemplated by the Agreement;
●	incurring or guaranteeing any debt for borrowed money;
●
amending the Company’s certificate of incorporation or bylaws, making any loans or advances to, investments in, or paying any dividends to, any person unless both before and after any such loan, advance, investment or dividend there exists no actual event of default, potential event of default or termination event;

●	removing an independent director on the board of directors except for cause or with the consent of the lender; or
●
making payment on or issuing any subsidiary secured notes or debentures, or amending any agreements respecting such notes or debentures, if an event of default, potential event of default or termination event exists or would arise from any such action.

In addition, the Company has agreed to maintain (i) a positive consolidated net income (as defined and calculated under the Agreement) for each complete fiscal year and (ii) a tangible net worth (again, as defined and calculated under the Agreement) of not less than $15 million, and (iii) maintain a borrowing base surplus or cash cushion sufficient to pay three to twelve months (increasing throughout 2013) of premiums and facility fees.

Consolidated net income and tangible net worth as of and for the 12-month period ended March 31, 2013, as calculated under the agreement, were $2,450,000 and $39,961,000, respectively.

Advances under the Agreement are subject to a borrowing base formula, which limits the availability of advances on the borrowing base calculation based on attributes of policies pledged to the facility. Over-concentration of policies by insurance carrier, over-concentration of policies by insurance carriers with ratings below a AA- rating, and the premiums and facility fees reserve are the three primary factors with the potential of limiting availability of funds on the facility. Total funds available for additional borrowings under the borrowing base formula criteria at March 31, 2013 and December 31, 2012, were $418,000 and $15,043,000 respectively.

GWG HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited)

On July 15, 2008, Holdings delivered a performance guaranty in favor of Autobahn pursuant to which it guaranteed the obligations of GWG Life, in its capacity as the seller and master servicer, under the Credit and Security Agreement and related documents.  On January 29, 2013 and in connection with the Amended and Restated Credit and Security Agreement, Holdings delivered a reaffirmation of its performance guaranty.  The obligations of Holdings under the performance guaranty and subsequent reaffirmation do not extend to the principal and interest owed by DLP II as the borrower under the credit facility.

(7)       Series I Secured notes payable

Series I Secured notes payable have been issued in conjunction with the GWG Series I Secured notes private placement memorandum dated August 25, 2009 (last revised November 15, 2010). On June 14, 2011 the Company closed the offering to additional investors, however, existing investors may elect to continue advancing amounts outstanding upon maturity subject to the Company’s option. Series I Secured notes have maturity dates ranging from six months to seven years with fixed interest rates varying from 5.65% to 9.55% depending on the term of the note. Interest is payable monthly, quarterly, annually or at maturity depending on the terms of the note. At March 31, 2013 and December 31, 2012 the weighted average interest rates of Series I Secured notes were 8.25%, and 8.22% respectively. The notes are secured by assets of GWG Life. The principal amount outstanding under these Series I Secured notes was $37,468,000 and $38,570,000 at March 31, 2013, and December 31, 2012, respectively.  The difference between the amount outstanding on the Series I Secured notes and the carrying amount on the consolidated balance sheet is due to netting of unamortized deferred issuance costs. Overall, interest expense includes amortization of deferred financing and issuance costs of $55,000 and $509,000 for the three months ended March 31, 2013 and 2012, respectively.  Future expected amortization of deferred financing costs is $824,000.

On November 15, 2010, the holders of a majority of the membership interests in the Company (then a limited liability company), Messrs. Jan R. Sabes and Steven F. Sabes, pledged their ownership interests in the Company to the Series I Trust as security for advances under the Series I Trust arrangement.

The use of proceeds from the issuances of Series I Secured notes was limited to the following: (1) payment of commissions of Series I Secured note sales, (2) purchase life insurance policies, (3) pay premiums of life insurance policies, (4) pay principal and interest to Senior Liquidity Provider (DZ Bank), (5) pay portfolio or note operating fees or costs, (6) pay trustee (Wells Fargo Bank, N.A.), (7) pay servicer and collateral fees, (8) pay principal and interest on Series I Secured notes, (9) make distributions to equity holders for tax liability related to portfolio, (10) purchase interest rate caps, swaps, or hedging instruments, (11) pay GWG Series I Trustee fees, and (12) pay offering expenses.

On November 1, 2011, GWG entered into a Third Amended and Restated Note Issuance and Security Agreement with Lord Securities Corporation after receiving majority approval from the holders of Series I Secured notes. Among other things, the amended and restated agreement modified the use of proceeds and certain provisions relating to the distribution of collections and subordination of cash flow. Under the amended and restated agreement, GWG is no longer restricted as to its use of proceeds or subject to restrictions on certain distributions of collections and subordination of cash flows.

Future contractual maturities of Series I Secured notes payable at March 31, 2013 are as follows:

Years Ending December 31,
Nine months ending December 31, 2013	$15,316,000
2014	10,348,000
2015	5,692,000
2016	1,273,000
2017	4,085,000
Thereafter	754,000
$37,468,000

GWG HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited)

(8)       Renewable secured debentures

The Company has registered with the Securities and Exchange Commission, effective January 2012, the offer and sale of $250,000,000 of secured debentures. Renewable Secured Debentures have maturity dates ranging from six months to seven years with fixed interest rates varying from 4.75% to 9.50% depending on the term of the note. Interest is payable monthly, annually or at maturity depending on the terms of the debenture. At March 31, 2013 and December 31, 2012, the weighted average interest rate of Renewable Secured Debentures was 7.60% and 7.58%, respectively. The debentures are secured by assets of GWG Life and GWG Holdings. The amount outstanding under these Renewable Secured Debentures was $80,400,000 and $57,609,000 at March 31, 2013 and December 31, 2012, respectively. The difference between the amount outstanding on the Renewable Secured Debentures and the carrying amount on the consolidated balance sheets is due to netting of unamortized deferred issuance costs and cash receipts for new issuances in process.  Amortization of deferred issuance costs was $278,000 and $4,000 for the three month periods ended March 31, 2013 and  2012, respectively.  Future expected amortization of deferred financing costs is $3,656,000.

The use of proceeds from the issuances of Renewable Secured Debentures is limited to the following: (1) payment of commissions on sales of Renewable Secured Debentures, (2) payment of offering expenses, (3) purchase of life insurance policies, (4) Payment of premiums on life insurance policies, (5) payment of principal and interest on Renewable Secured Debentures, (6) payment of portfolio operations expenses, and (7) for general working capital.

Future contractual maturities of Renewable Secured Debentures at March 31, 2013 are as follows:

Years Ending December 31,
Nine months ending December 31, 2013	$12,001,000
2014	12,968,000
2015	25,045,000
2016	11,200,000
2017	6,001,000
Thereafter	13,185,000
$80,400,000

The Company entered into an indenture effective October 19, 2011 with Holdings as obligor, GWG Life as guarantor, and Bank of Utah as trustee for the benefit of the debenture holders.  The indenture has certain financial and nonfinancial covenants.  The Company was in compliance with these covenants at March 31, 2013 and December 31, 2012.

(9)       Convertible, redeemable preferred stock

The Company began offering 3,333,333 shares of convertible redeemable preferred stock (Series A preferred stock) for sale to accredited investors in a private placement on July 31, 2011. The offering of Series A preferred stock concluded on September 2, 2012 and resulted in 3,278,000 shares being issued for gross consideration of $24,582,000. As of March 31, 2013, 95,000 shares have been issued as a result of conversion of $668,000 in dividends into shares of Series A preferred stock.  The Series A preferred stock was sold at an offering price of $7.50 per share. Series A preferred stock has a preferred yield of 10% per annum, and each share has the right to convert into 1.5 shares of the Company’s common stock. The Company may elect to automatically convert the Series A preferred stock to common stock as described below. Series A preferred shareholders also received three-year warrants to purchase, at an exercise price per share of $6.25, one share of common stock for every 20 shares of Series A preferred stock purchased.  The warrants are exercisable immediately. In the Certificate of Designations for the Series A preferred stock dated July 31, 2011, the Company has agreed to permit preferred shareholders to sell their shares back to the Company for the stated value of $7.50 per share, plus accrued dividends, according to the following schedule:

●	Up to 33% of the holder’s unredeemed shares one year after issuance:
●	Up to 66% of the holder’s unredeemed shares two years after issuance; and
●	Up to 100% of the holder’s unredeemed shares three years after issuance.

The Company’s obligation to redeem Series A preferred shares will terminate upon the Company completing a registration of its common stock with the SEC. The Company may redeem the Series A preferred shares at a price equal to 110% of their liquidation preference ($7.50 per share) at any time after December 15, 2012.

GWG HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited)

At the election of the Company, the Series A preferred shares may be automatically converted into the common stock of the Company in the event of either (1) a registered offering of the Company’s common stock with the SEC aggregating gross proceeds of at least $5.0 million at a price equal to or greater than $5.50 per share of common stock, or (2) the consent of shareholders holding at least a majority of the then-outstanding shares of Series A preferred stock. As of March 31, 2013, the Company had issued 3,373,000 preferred shares resulting in gross consideration of $25,250,000 (including cash proceeds, conversion of Series I Secured notes and accrued interest on Series I notes, and conversion of preferred dividends payable). In 2013, the Company redeemed 25,000 shares valued at $187,000 resulting in 3,348,000 shares outstanding with the gross value of $25,063,000. The Company incurred Series A preferred stock issuance costs of $2,838,000, of which $1,836,000 was amortized to additional paid in capital as of March 31, 2013, resulting in a carrying amount of $24,061,000.

The Company determined that the grant date fair value of the outstanding warrants attached to the Series A preferred stock was $395,000 for warrants issued through March 31, 2012. The Company may redeem outstanding warrants prior to their expiration, at a price of $0.01 per share upon 30 days written notice to the investors at any time after (i) the Company has completed a registration of its common stock with the SEC and (ii) the volume of weighted average sale price per share of common stock equals or exceeds $7.00 per share for ten consecutive trading days ending on the third business day prior to proper notice of such redemption. Total warrants outstanding as of March 31, 2013, were 831,909 with a weighted average remaining life of 2.10 years. Total warrants outstanding at December 31, 2012, were 831,909 with a weighted average remaining life of 2.34 years.

Dividends on the Series A preferred stock may be paid in either cash or additional shares of Series A preferred stock at the election of the holder and approval of the Company. The dividends are reported as an expense and included in the caption interest expense in the consolidated statements of operations.

The Company declared and accrued dividends of $635,000 and $417,000 during the three months ended March 31, 2013 and 2012, respectively, pursuant to a board resolution declaring the dividend.  12,000 and 0 shares of Series A preferred stock were issued in lieu of cash dividends in the three month periods ended March 31, 2013 and 2012, respectively. The shares issued in lieu of cash dividends were issued at $7.00 per share.  As of March 31, 2013, Holdings has $627,000 of accrued preferred dividends which were paid or converted to shares of Series A preferred stock on April 15, 2013.

(10)       Income taxes

For the three months ended March 31, 2013, the Company recorded income tax expense of $566,000, or 89.4% of income before taxes, compared to the recognition of an income tax benefit of $1,139,000, or 34.6% for the three months ended March 31, 2012.  The primary differences between the Company’s March 31, 2013 effective tax rate and the statutory federal rate are the accrual of non-deductible preferred stock dividend expense of $635,000, state taxes, and other non-deductible expenses.

The most significant temporary differences between GAAP net income and taxable net income are the treatment of interest costs with respect to the acquisition of the life insurance policies and revenue recognition with respect to the mark-to-market of life insurance portfolio.

GWG HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited)

(11)     Earnings per share and proforma information

The Company began issuing Series A preferred stock September, 1, 2011, as described in note 9.  The Series A preferred stock is anti-dilutive to the earnings per share calculation at March 31, 2013 and 2012.  The Company has also issued warrants to purchase common stock in conjunction with the sale of convertible preferred stock, as discussed in note 9.  The warrants are also anti-dilutive at March 31, 2013 and 2012 and have not been included in the fully diluted earnings per share calculation.

(12)     Commitments

The Company entered into an office lease with U.S. Bank National Association as the landlord. The lease was effective April 22, 2012 with a term through August 31, 2015. The lease is for 8,881 square feet of office space located at 220 South Sixth Street, Minneapolis, Minnesota. The Company is obligated to pay base rent plus common area maintenance and a share of the building operating costs. Rent expenses under this and previous agreements were $48,000 and $37,000 during the three-month periods ended March 31, 2013 and 2012, respectively.  Minimum lease payments under the lease agreement effective April 22, 2012 are as follows:

Nine months ending December 31, 2013	$74,000
2014	104,000
2015	70,000
Total	$248,000

(13)     Contingencies

Litigation - In the normal course of business, the Company is involved in various legal proceedings. In the opinion of management, any liability resulting from such proceedings would not have a material adverse effect on the Company’s financial position, results of operations or cash flows.

Opportunity Finance, LLC, owned by Jon Sabes and Steven Sabes, is subject to litigation clawback claims by the bankruptcy trustee for third-party matters for payments that may have been deemed preference payments. In addition, Jon Sabes and Steven Sabes are subject to litigation clawback claims by the bankruptcy trustee for third-party matters for payments received from Opportunity Finance that may have been deemed preference payments. If the parties are unsuccessful in defending against these claims, their equity ownership in the Company may be sold or transferred to other parties to satisfy such claims. In addition, the Company loaned $1,000,000 to Opportunity Finance, LLC in 2006, and was repaid in full plus interest of $177,000. This investment amount may also be subject to clawback claims by the bankruptcy court. These matters may also distract management and reduce the time and attention that they are able to devote to the Company’s operations.

(14)     Guarantees of secured debentures

Holdings has registered with the Securities and Exchange Commission the offer and sale $250,000,000 of secured debentures as described in note 8. The secured debentures are secured by the assets of Holdings as described in note 8 and a pledge of all the common stock by the largest shareholders. Obligations under the debentures are guaranteed by Holding’s subsidiary GWG Life. This guarantee involves the grant of a security interest in all the assets of GWG Life. GWG Life is a wholly owned subsidiary of Holdings and the payment of principal and interest on the secured debentures is fully and unconditionally guaranteed by GWG Life. Substantially all of the Company’s life insurance policies are held by DLP II, a wholly owned subsidiary of GWG Life. The policies held by DLP II are not collateral for the debenture obligations as such policies are collateral for the credit facility.

GWG HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited)

The consolidating financial statements are presented in lieu of separate financial statements and other related disclosures of the subsidiary guarantors and issuer because management does not believe that separate financial statements and related disclosures would be material to investors. There are currently no significant restrictions on the ability of Holdings or GWG Life, the guarantor subsidiary, to obtain funds from its subsidiaries by dividend or loan, except as follows. DLP II is a borrower under a credit agreement with Autobahn, with DZ Bank AG as agent, as described in note 6. The significant majority of insurance policies owned by the Company are subject to a collateral arrangement with DZ Bank AG described in notes 3 and 6. Under this arrangement, collection and escrow accounts are used to fund purchases and premiums of the insurance policies and to pay interest and other charges under its revolving credit facility. DZ Bank AG and Autobahn must authorize all disbursements from these accounts, including any distributions to GWG Life. Distributions are limited to an amount that would result in the borrowers (GWG DLP Funding II, LLC, GWG Life Settlements, LLC, and GWG Holdings, Inc.) realizing an annualized rate of return on the equity funded amount for such assets of not more than 18%, as determined by DZ Bank AG. After such amount is reached, the credit agreement requires that excess funds be used for repayments of borrowings before any additional distributions may be made.

 The following represents consolidating financial information as of March 31, 2013 and December 31, 2012, with respect to the financial position, and for the three months ended March 31, 2013 and 2012 with respect to results of operations and cash flows of Holdings and its subsidiaries. The parent column presents the financial information of Holdings, the primary obligor of the secured debentures. The guarantor subsidiary column presents the financial information of GWG Life, the guarantor subsidiary of the secured debentures, presenting its investment in DLP II and Trust under the equity method. The non-guarantor subsidiaries column presents the financial information of all non-guarantor subsidiaries including DLP II and Trust.

GWG HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited)

Condensed Consolidating Balance Sheets

March 31, 2013	Parent	Guarantor Sub	Non-Guarantor Sub	Eliminations	Consolidated

A S S E T S

Cash and cash equivalents	$28,548,313	$6,003,269	$-	$-	$34,551,582
Restricted cash	-	279,024	6,345,176	-	6,624,200
Investment in life settlements, at fair value	-	-	185,020,047	-	185,020,047
Other assets	187,204	239,406	2,350,077	-	2,776,687
Investment in subsidiaries	80,318,727	113,469,541	-	(193,788,268)	-

TOTAL ASSETS	$109,054,244	$119,991,240	$193,715,300	$(193,788,268)	$228,972,516

L I A B I L I T I E S & S T O C K H O L D E R S ' E Q U I T Y (D E F I C I T)

LIABILITIES
Revolving credit facility	$-	$-	$79,000,000	$-	$79,000,000
Series I Secured notes payable	-	36,673,727	-	-	36,673,727
Secured renewable debentures	77,759,488	-	-	-	77,759,488
Interest payable	2,084,239	2,610,058	519,040	-	5,213,337
Accounts payable and other accrued expenses	536,980	388,728	726,719	-	1,652,427
Deferred taxes	6,065,281	-	-	-	6,065,281
TOTAL LIABILITIES	86,445,988	39,672,513	80,245,759	-	206,364,260

CONVERTIBLE, REDEEMABLE PREFERRED STOCK	24,060,674	-	-	-	24,060,674

EQUITY (DEFICIT)
Member capital	-	80,318,727	113,469,541	(193,788,268)	-
Common stock	9,989	-	-	-	9,989
Additional paid-in capital	6,714,081	-	-	-	6,714,081
Accumulated deficit	(8,176,488)	-	-	-	(8,176,488)
TOTAL EQUITY (DEFICIT)	(1,452,418)	80,318,727	113,469,541	(193,788,268)	(1,452,418)

TOTAL LIABILITIES AND EQUITY (DEFICIT)	$109,054,244	$119,991,240	$193,715,300	$(193,788,268)	$228,972,516

GWG HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited)

Condensed Consolidating Balance Sheets (continued)

December 31, 2012	Parent	Guarantor Sub	Non-Guarantor Sub	Eliminations	Consolidated

A S S E T S

Cash and cash equivalents	$25,035,579	$2,461,465	$-	$-	$27,497,044
Restricted cash	-	1,748,700	344,392		2,093,092
Investment in life settlements, at fair value	-	-	164,317,183	-	164,317,183
Other assets	96,994	211,592	3,732,130	-	4,040,716
Investment in subsidiaries	60,608,585	96,914,613	-	(157,523,198)	-

TOTAL ASSETS	$85,741,158	$101,336,370	$168,393,705	$(157,523,198)	$197,948,035

L I A B I L I T I E S & S T O C K H O L D E R S ' E Q U I T Y (D E F I C I T)

LIABILITIES
Revolving credit facility	$-	$-	$71,000,000	$-	$71,000,000
Series I Secured notes payable	-	37,844,711	-	-	37,844,711
Secured renewable debentures	55,718,950	-	-		55,718,950
Interest payable	905,017	2,444,097	128,206	-	3,477,320
Accounts payable and other accrued expenses	971,695	490,497	302,366	-	1,761,558
Deferred taxes	5,501,407	-	-	-	5,501,407
TOTAL LIABILITIES	63,097,069	40,776,305	71,430,572	-	175,303,946

CONVERTIBLE, REDEEMABLE PREFERRED STOCK	23,905,878	-	-	-	23,905,878

EQUITY (DEFICIT)
Member capital	-	60,560,065	96,963,133	(157,523,198)	-
Common stock	9,989	-	-	-	9,989
Additional paid-in capital	6,971,844	-	-	-	6,971,844
Accumulated deficit	(8,243,622)	-	-	-	(8,243,622)
TOTAL EQUITY (DEFICIT)	(1,261,789)	60,560,065	96,963,133	(157,523,198)	(1,261,789)

TOTAL LIABILITIES AND EQUITY (DEFICIT)	$85,741,158	$101,336,370	$168,393,705	$(157,523,198)	$197,948,035

GWG HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited)

Condensed Consolidating Statements of Operations

For the three months ended March 31, 2013	Parent	Guarantor Subsidiary	Non-Guarantor Subsidiaries	Eliminations	Consolidated
REVENUE
Contract servicing fees	$-	$1,278,102	$-	$(1,278,102)	$-
Gain on life settlements, net	-	-	8,340,356	-	8,340,356
Interest and other income	8,091	136,569	23,010	-	167,670

TOTAL REVENUE	8,091	1,414,671	8,363,366		8,508,026

EXPENSES
Origination and servicing fees	-	-	1,278,102	(1,278,102)	-
Employee compensation and benefits	1,546,702	390,718	-	-	1,937,420
Legal and professional fees	399,523	37,767	-	-	437,290
Interest expense	2,321,169	907,175	1,238,871	-	4,467,215
Other expenses	634,155	386,490	12,499	-	1,033,144

TOTAL EXPENSES	4,901,549	1,722,150	2,529,472	(1,278,102)	7,875,069

INCOME (LOSS) BEFORE EQUITY IN INCOME OF SUBSIDIARIES	(4,893,458)	(307,479)	5,883,894	-	632,957

EQUITY IN INCOME OF SUBSIDIARY	5,526,115	5,882,414	-	(11,408,529)	-

NET INCOME BEFORE INCOME TAXES	632,657	5,574,935	5,833,894	(11,408,529)	632,957

INCOME TAX EXPENSE	565,523	300	-	-	565,823
NET INCOME	$67,134	$5,574,635	$5,833,894	$(11,408,529)	$67,134

For the three months ended March 31, 2012	Parent	Guarantor Subsidiary	Non-Guarantor Subsidiaries	Eliminations	Consolidated
REVENUE
Contract servicing fees	$-	$148,200	$-	$(148,200)	$-
Gain on life settlements, net	-	149,970	451,798	-	601,768
Interest and other income	304	955	73	-	1,332

TOTAL REVENUE	304	299,125	451,871	(148,200)	603,100

EXPENSES
Origination and servicing fees	-	(6,500)	154,700	(148,200)	-
Employee compensation and benefits	-	533,745	-	-	533,745
Legal and professional fees	290,903	73,322	-	-	364,225
Interest expense	454,173	1,556,310	427,931	-	2,438,414
Other expenses	146,407	400,086	12,500	-	558,993

TOTAL EXPENSES	891,483	2,556,963	595,131	(148,200)	3,895,377

LOSS BEFORE EQUITY IN LOSS OF SUBSIDIARIES	(891,179)	(2,257,838)	(143,260)	-	(3,292,277)

EQUITY IN LOSS OF SUBSIDIARY	(2,401,098)	(114,148)	-	2,515,246	-

NET LOSS BEFORE INCOME TAXES	(3,292,277)	(2,371,986)	(143,260)	2,515,246	(3,292,277)

INCOME TAX BENEFIT	(1,139,448)	-	-	-	(1,139,448)
NET LOSS	$(2,152,829)	$(2,371,986)	$(143,260)	$2,515,246	$(2,152,829)

GWG HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited)

Condensed Consolidating Statements of Cash Flows

For the three months ended March 31, 2013	Parent	Guarantor Sub	Non-Guarantor Sub	Eliminations	Consolidated

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$67,134	$5,574,635	$5,833,894	$(11,408,529)	$67,134
Adjustments to reconcile net income to cash:
Equity income of subsidiaries	(5,526,115)	(5,882,414)	-	11,408,529	-
(Gain) loss on life settlements	-	-	(11,494,725)	-	(11,494,725)
Amortization of deferred financing and issuance costs	393,477	272,505	427,765	-	1,093,747
Deferred income taxes	563,874	-	-	-	563,874
Preferred stock issued for dividends	83,702	-	-	-	83,702
(Increase) decrease in operating assets:
Other assets	(14,274,237)	(10,700,326)	669,198	24,856,539	551,174
Increase (decrease) in operating liabilities:
Accounts payable and other accrued expenses	844,042	131,527	315,187	-	1,290,756
NET CASH FLOWS USED IN OPERATING ACTIVITIES	(17,848,123)	(10,604,073)	(4,248,681)	24,856,539	(7,844,338)

CASH FLOWS FROM INVESTING ACTIVITIES
Investment in life settlements	-	-	(9,913,049)	-	(9,913,049)
Proceeds from settlement of life settlements	-	-	1,490,000	-	1,490,000
NET CASH FLOWS USED IN INVESTING ACTIVITIES	-	-	(8,423,049)	-	(8,423,049)

CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from revolving credit facility	-	-	8,000,000	-	8,000,000
Payments for redemption of Series I Secured notes payable	-	(1,507,824)	-	-	(1,507,824)
Proceeds from issuance of debentures	23,850,794	-	-	-	23,850,794
Payments from issuance of debentures	(1,372,455)	-	-	-	(1,372,455)
Payments from redemption of debentures	(930,813)	-	-	-	(930,813)
Proceeds (payments) from restricted cash	-	1,469,676	(6,000,784)	-	(4,531,108)
Payments for redemption of preferred stock	(186,669)				(186,669)
NET CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	21,360,857	14,145,877	12,671,730	(24,856,539)	23,321,925

NET INCREASE IN CASH AND CASH EQUIVALENTS	3,512,734	3,541,804	-	-	7,054,538

CASH AND CASH EQUIVALENTS
BEGINNING OF THE PERIOD	25,035,579	2,461,465	-	-	27,497,044

END OF THE PERIOD	$28,548,313	$6,003,269	$-	$-	$34,551,582

GWG HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited)

Consolidating Statements of Cash Flows (continued)

For the three months ended March 31, 2012	Parent	Guarantor Sub	Non-Guarantor Sub	Eliminations	Consolidated

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(2,152,829)	$(2,371,986)	$(143,260)	$2,515,246	$(2,152,829)
Adjustments to reconcile net loss to cash:
(Gain) loss on life settlements	-	1,066,228	(5,857,286)	-	(4,791,058)
Amortization of deferred financing and issuance costs	-	508,936	58,224	-	567,160
Deferred income taxes	(1,139,448)	-	-		(1,139,448)
Accrued convertible, redeemable preferred stock dividends	126,075	-	-		126,075
(Increase) decrease in operating assets:
Other assets	(1,353,267)	(196,699)	3,797,308	(2,515,246)	(267,904)
Increase (decrease) in operating liabilities:
Accounts payable and other accrued expenses	454,692	84,077	18,913	-	557,682
NET CASH FLOWS USED IN OPERATING ACTIVITIES	(4,064,777)	(909,444)	(2,126,101)	-	(7,100,322)

CASH FLOWS FROM INVESTING ACTIVITIES
Investment in life settlements	-	1,623,250	(2,776,510)	-	(1,153,260)
NET CASH FLOWS PROVIDED BY (USED IN) INVESTING ACTIVITIES	-	1,623,250	(2,776,510)	-	(1,153,260)

CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from revolving credit facility	-	-	2,500,000	-	2,500,000
Proceeds from issuance of Series I Secured notes payable	-	50,000	-	-	50,000
Payments for redemption of Series I Secured notes payable	-	(1,550,537)	-	-	(1,550,537)
Proceeds from issuance of debentures	3,061,873				3,061,873
Proceeds (payments) from restricted cash	-	822,227	2,402,611	-	3,224,838
Issuance of preferred stock	4,436,465	-	-		4,436,465
Payments for issuance of preferred stock	(798,640)	-	-	-	(798,640)
NET CASH FLOWS PROVIDED BY (USED IN) FINANCING ACTIVITIES	6,699,698	(678,310)	4,902,611	-	10,923,999

NET INCREASE IN CASH AND CASH EQUIVALENTS	2,634,921	35,496	-	-	2,670,417

CASH AND CASH EQUIVALENTS
BEGINNING OF THE PERIOD	1,746,456	131,893	-	-	1,878,349

END OF THE PERIOD	$4,381,377	$167,389	$-	$-	$4,548,766

GWG HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited)
(13)     Concentrations

GWG purchases life insurance policies written by life insurance companies having investment grade ratings by independent rating agencies.  As a result there may be certain concentrations of contracts with life insurance companies.  The following summarizes the face value of insurance contracts with specific life insurance companies exceeding 10% of the total face value held by the Company.

	March 31,	December 31,
	2013	2012
Life insurance company	%	%

Company A	15.44	16.96
Company B	12.35	13.80
Company C	10.35	11.36

The following summarizes the number of insurance contracts held in specific states exceeding 10% of the total face value held by the Company:

	March 31,	December 31,
	2013	2012
State of residence	%	%

California	29.79	28.44
New York	11.91	13.27
Florida	12.77	11.85

$250,000,000

GWG HOLDINGS, INC.

Renewable Secured Debentures

PROSPECTUS

                                              , 2013

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Set forth below are expenses (other than the selling agent’s commissions, dealer manager fees and allowance expenses) we expect to be incurred in connection with the issuance and distribution of the securities registered hereby. With the exception of the Securities and Exchange Commission registration fee, the amounts set forth below are estimates and actual expenses may vary considerably from these estimates depending upon how long the notes are offered and other factors:

Securities and Exchange Commission registration fee	$29,025
Accounting fees and expenses	$220,000
Legal fees and expenses	$400,000
Blue sky fees and expenses	$80,000
Printing expenses	$200,000
Trustee fees and expenses	$100,000
Miscellaneous	$15,000

ITEM 14.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law provides for, under certain circumstances, the indemnification of our officers, directors, employees and agents against liabilities that they may incur in such capacities. A summary of the circumstances in which such indemnification provided for is contained herein, but that description is qualified in its entirety by reference to the relevant Section of the Delaware General Corporation Law.

In general, the statute provides that any director, officer, employee or agent of a corporation may be indemnified against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred in a proceeding (including any civil, criminal, administrative or investigative proceeding) to which the individual was a party by reason of such status. Such indemnity may be provided if the indemnified person’s actions resulting in the liabilities: (i) were taken in good faith; (ii) were reasonably believed to have been in or not opposed to our best interest; and (iii) with respect to any criminal action, such person had no reasonable cause to believe the actions were unlawful. Unless ordered by a court, indemnification generally may be awarded only after a determination of independent members of the Board of Directors or a committee thereof, by independent legal counsel or by vote of the stockholders that the applicable standard of conduct was met by the individual to be indemnified.

The statutory provisions further provide that to the extent a director, officer, employee or agent is wholly successful on the merits or otherwise in defense of any proceeding to which he was a party, he is entitled to receive indemnification against expenses, including attorneys’ fees, actually and reasonably incurred in connection with the proceeding.

Indemnification in connection with a proceeding by or in the right of GWG Holdings, Inc. in which the director, officer, employee or agent is successful is permitted only with respect to expenses, including attorneys’ fees actually and reasonably incurred in connection with the defense. In such actions, the person to be indemnified must have acted in good faith, in a manner believed to have been in our best interest and must not have been adjudged liable to us unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expense which the Court of Chancery or such other court shall deem proper. Indemnification is otherwise prohibited in connection with a proceeding brought on behalf of GWG Holdings, Inc. in which a director is adjudged liable to us, or in connection with any proceeding charging improper personal benefit to the director in which the director is adjudged liable for receipt of an improper personal benefit.

Delaware law authorizes us to reimburse or pay reasonable expenses incurred by a director, officer, employee or agent in connection with a proceeding in advance of a final disposition of the matter. Such advances of expenses are permitted if the person furnishes to us a written agreement to repay such advances if it is determined that he is not entitled to be indemnified by us.

The statutory section cited above further specifies that any provisions for indemnification of or advances for expenses does not exclude other rights under our certificate of incorporation, corporate bylaws, resolutions of our stockholders or disinterested directors, or otherwise. These indemnification provisions continue for a person who has ceased to be a director, officer, employee or agent of the corporation and inure to the benefit of the heirs, executors and administrators of such persons.

The statutory provision cited above also grants the power to GWG Holdings, Inc. to purchase and maintain insurance policies that protect any director, officer, employee or agent against any liability asserted against or incurred by him in such capacity arising out of his status as such. Such policies may provide for indemnification whether or not the corporation would otherwise have the power to provide for it.

Article 6 of our corporate bylaws provides that we shall indemnify our directors, officers, employees and agents to the fullest extent permitted by the Delaware General Corporation Law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling GWG Holdings, Inc. pursuant to the foregoing provisions, we understand that in the opinion of the SEC such indemnification is against public policy as expressed in that Act and is therefore unenforceable.

We have purchased directors’ and officers’ liability insurance through in order to limit the exposure to liability for indemnification of directors and officers, including liabilities under the Securities Act of 1933.

ITEM 15.   RECENT SALES OF UNREGISTERED SECURITIES

From August 2009 through June 14, 2011, GWG Life Settlements, LLC, our wholly owned subsidiary, offered and sold approximately $60.6 million (net of redemptions) in principal amount of subsidiary secured notes (referred to as “Series I Secured notes” in the notes to our consolidated financial statements, and marketed under the name “LifeNotes”). These offers and sales were made in reliance on Section 4(2) of the Securities Act of 1933, and Rule 506 thereunder, on the basis that only accredited investors were offered and sold the debt securities involved.

From September 1, 2011 through April 11, 2012, the Company sold 2,959,718 shares of Series A Convertible Preferred Stock for an aggregate of $22,197,885 (i.e., $7.50 per share), and issued related three-year warrants to purchase up to 221,979 shares of Company common stock at an exercise price of $6.25 per share. Of this aggregate purchase price, $9,537,116 was received in cash and the remaining $12,660,769 was received upon surrender of earlier issued subsidiary secured notes (including principal and interest). In addition, 38,179 shares of Series A preferred stock were issued as stock dividends. The Company paid aggregate placement commissions, fees and non-accountable expenses of approximately $2,314,171 in connection with the sale of the preferred stock. The Company offered and sold the preferred stock solely to accredited investors and, as a result, offered and sold these securities in reliance on the exemption available under Rule 506 of the Securities Act of 1933.

From January 1, 2012 through December 31, 2012, the Company sold 1,419,000 shares of Series A preferred stock for an aggregate of $10,640,000 (i.e., $7.50 per share), and issued related three-year warrants to purchase up to 694,000 shares of its common stock at an exercise price of $6.25 per share. Of this aggregate purchase price, $6,414,000 was received in cash and $4,226,000 was received upon surrender of earlier issued Series I subsidiary secured notes (including principal and interest). In addition, 95,000 shares of Series A preferred stock have been issued as settlement of dividends payable through March 31, 2013.  The Company paid aggregate placement commissions of approximately $1,051,000 and issued warrants to brokers valued at approximately $340,000 in connection with the sale of the Series A preferred stock. Since inception, the Company has sold an aggregate of 3,373,000 shares of Series A preferred stock for an aggregate of $25,250,000 (i.e., $7.50 per share), and issued related three-year warrants to purchase up to 832,000 shares of our common stock at an exercise price of $6.25 per share.  Each share of Series A preferred stock is convertible into one and one-half shares of our common stock at a price of $5.00 per share at either (i) the election of the holder, or (ii) the election of the Company upon the issuance and registration of a minimum of $5,000,000 in common stock at a price of $5.00 per share. The Company offered and sold the Series A preferred stock solely to accredited investors and, as a result, offered and sold these securities in reliance on the exemption available under Rule 506 of the Securities Act of 1933.

Series A preferred shareholders may redeem their shares for the stated value of $7.50 per share, plus accrued dividends, according to the following schedule: up to 33% of the holder's unredeemed shares one year after issuance, up to 66% of the holder's unredeemed shares two years after issuance, and up to 100% of the holder's unredeemed shares three years after issuance.

ITEM 16.   EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)  Exhibits.  The exhibits listed below are filed as a part of this registration statement.

Exhibit Number	Description
3.1	Certificate of Incorporation (1)
3.2	Bylaws (1)
3.3	Certificate of Amendment of Certificate of Incorporation (3)
3.4	Certificate of Designations for Series A Convertible Preferred Stock (3)
4.1	Indenture with Bank of Utah, dated October 19, 2011 (6)
4.2	Form of Debenture (3)
4.3	Form of Subscription Agreement (revised April 2012) (7)
4.4	Pledge and Security Agreement by and among GWG Holdings, Inc., GWG Life Settlements, LLC, Jon R. Sabes, Steven F. Sabes, and Bank of Utah, dated October 19, 2011 (6)
4.5	Intercreditor Agreement by and among Bank of Utah, and Lord Securities Corporation, dated October 19, 2011 (6)

4.6	Amendment No. 1 to Indenture with Bank of Utah, dated December 15, 2011 (7)
4.7	Amendment No. 1 to Pledge and Security Agreement, dated December 15, 2011 (7)
5.1	Opinion of Maslon Edelman Borman & Brand, LLP dated November 1, 2011 (6)
10.1	Amended and Restated Credit and Security Agreement with DZ Bank AG Deutsche Zentral-Genossenschaftsbank (as agent), and Autobahn Funding Company LLC (as lender), dated effective January 25, 2013 (8) *
10.2	Performance Guaranty of GWG Holdings, LLC dated July 15, 2008, delivered in favor of DZ Bank AG Deutsche Zentral-Genossenschaftsbank (as agent), and Autobahn Funding Company LLC (as lender) (3)
10.3
General Reaffirmation and Modification Agreement dated effective January 25, 2013 delivered in favor of DZ Bank AG Deutsche Zentral-Genossenschaftsbank (as agent), and Autobahn Funding Company LLC (as lender) (8) **

10.4	Amended and Restated Note Issuance and Security Agreement dated November 15, 2010, with Lord Securities Corporation (as trustee), GWG LifeNotes Trust (as secured party), and noteholders (7)
10.5
Pledge Agreement dated November 15, 2010, among Jon R. Sabes, Steven F. Sabes, Opportunity Finance, LLC, SFS Trust 1976, SFS Trust 1992 Esther, SFS Trust 1982, Mokeson, LLC (collectively as pledgors), and Lord Securities Corporation (as trustee and pledgee) (3)

10.6	Third Amended and Restated Managing Broker-Dealer Agreement with Arque Capital dated effective February 28, 2013 (9) ***
10.7	Amended and Restated Investment Agreement with Insurance Strategies Fund, LLC, dated as of September 3, 2009 (3)
10.8	Addendum No. 1 to Sub-Sublease Agreement effective as of July 14, 2008 by Opportunity Finance, LLC and GWG Life, LLC (2)
10.9	Employment Agreement with Jon R. Sabes, dated June 14, 2011 (4)
10.10	Employment Agreement with Steven F. Sabes, dated June 14, 2011 (4)
10.11	Employment Agreement with Paul A. Siegert, dated June 14, 2011 (4)
10.12	Purchase and Sale Agreement with Athena Securities Group Ltd. and Athena Structured Funds PLC, dated July 11, 2011 (3)
10.13	Shareholders’ Agreement with respect to Athena Structured Funds PLC, dated July 11, 2011 (3)
10.14	Addendum to Third Amended and Restated Managing Broker-Dealer Agreement with Arque Capital dated as of April 2, 2013 (10)
21	List of Subsidiaries (9)
23.1	Consent of Mayer Hoffman McCann P.C. (filed herewith)
23.2	Consent of Maslon Edelman Borman & Brand, LLP (contained within Exhibit 5.1 above)
25	Statement of Eligibility of Trustee (5)
99	Letter from Model Actuarial Pricing Systems, dated March 19, 2013 (9)

(1)	Incorporated by reference to Form S-1 Registration Statement filed on June 14, 2011 (File No. 333-174887).
(2)	Incorporated by reference to Form S-1/A Registration Statement filed on July 26, 2011 (File No. 333-174887).
(3)	Incorporated by reference to Form S-1/A Registration Statement filed on August 23, 2011 (File No. 333-174887).
(4)	Incorporated by reference to Form S-1/A Registration Statement filed on September 20, 2011 (File No. 333-174887).
(5)	Incorporated by reference to Form S-1/A Registration Statement filed on October 5, 2011 (File No. 333-174887).
(6)	Incorporated by reference to Form S-1/A Registration Statement filed on October 20, 2011 (File No. 333-174887).
(7)	Incorporated by reference to Post-Effective Amendment No. 1 to Form S-1/A filed on April 30, 2012 (File No. 333-174887).
(8)	Incorporated by reference to Current Report on Form 8-K filed on February 1, 2013.
(9)	Incorporated by reference to Annual Report on Form 10-K for the year ended December 31, 2012, filed on April 1, 2013.
(10)	Incorporated by reference to Form S-1/A Registration Statement filed on April 4, 2013 (File No. 333-174887).

*
The registrant has earlier filed the original Credit and Security Agreement dated July 15, 2008, Consent and Amendment No. 1 to the Credit and Security Agreement dated December 14, 2010, and Consent and Amendment No. 2 to the Credit and Security Agreement dated June 10, 2011.  These documents were filed as Exhibits 10.1, 10.2 and 10.3, respectively, to the Form S-1/A Registration Statement filed on August 23, 2011.

**	The registrant has earlier filed a Reaffirmation of Guaranty dated as of June 10, 2011, which was filed as Exhibit 10.7 to the Form S-1/A Registration Statement filed on August 23, 2011.
***
The registrant has earlier filed a Managing Broker-Dealer Agreement dated August 14, 2011, an amended Managing Broker-Dealer Agreement dated October 19, 2011, an Amended and Restated Managing Broker-Dealer Agreement dated November 16, 2011, and a Second Amended and Restated Managing Broker-Dealer Agreement dated effective as of November 16, 2011.  These documents were filed as Exhibits 10.8 to the Form S-1/A Registration Statements filed on August 23, October 20, November 28 and December 15, 2011, respectively.

ITEM 17.   UNDERTAKINGS

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Securities Act”) may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, an increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	[intentionally omitted]

(5)
For the purpose of determining any liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 7 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on May 15, 2013.

GWG Holdings, INC.

By:	/s/ Jon R. Sabes
Chief Executive Officer

Pursuant to the requirements of the Securities Exchange Act of 1933, this Post-Effective Amendment No. 7 to the Registration Statement has been signed, as of May 15, 2013, by the following persons in the capacities indicated below.

Name	Title

/s/ Jon R. Sabes	Director, Chief Executive Officer
Jon R. Sabes	(Principal Executive Officer)

/s/ Paul A. Siegert *	Chairman of the Board, President
Paul A. Siegert

/s/ Jon Gangelhoff	Chief Financial Officer
Jon Gangelhoff	(Principal Financial and Accounting Officer)

/s/ Steve F. Sabes *	Director, Chief Operating Officer and Secretary
Steven F. Sabes

/s/ Laurence Zipkin *	Director
Laurence Zipkin

/s/ Brian Tyrell *	Director
Brian Tyrell

/s/ Kenneth Michael Fink *	Director
Kenneth Michael Fink

* By: Jon R. Sabes (as Attorney-in-Fact)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 7 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on May 15, 2013.

GWG Life Settlements, LLC

By:	/s/ Jon R. Sabes
Chief Executive Officer

Pursuant to the requirements of the Securities Exchange Act of 1933, this Post-Effective Amendment No. 7 to the Registration Statement has been signed, as of May 15, 2013, by the following persons in the capacities indicated below.

Name	Title

/s/ Jon R. Sabes	Chief Executive Officer
Jon R. Sabes	(Principal Executive Officer)

/s/ Jon Gangelhoff	Chief Financial Officer
Jon Gangelhoff	(Principal Financial and Accounting Officer)

/s/ Jon R. Sabes	Manager of GWG Life Settlements, LLC
Jon R. Sabes

* By: Jon R. Sabes (as Attorney-in-Fact)

EXHIBIT INDEX

Exhibit Number	Description
3.1	Certificate of Incorporation (1)
3.2	Bylaws (1)
3.3	Certificate of Amendment of Certificate of Incorporation (3)
3.4	Certificate of Designations for Series A Convertible Preferred Stock (3)
4.1	Indenture with Bank of Utah, dated October 19, 2011 (6)
4.2	Form of Debenture (3)
4.3	Form of Subscription Agreement (revised April 2012) (7)
4.4	Pledge and Security Agreement by and among GWG Holdings, Inc., GWG Life Settlements, LLC, Jon R. Sabes, Steven F. Sabes, and Bank of Utah, dated October 19, 2011 (6)
4.5	Intercreditor Agreement by and among Bank of Utah, and Lord Securities Corporation, dated October 19, 2011 (6)
4.6	Amendment No. 1 to Indenture with Bank of Utah, dated December 15, 2011 (7)
4.7	Amendment No. 1 to Pledge and Security Agreement, dated December 15, 2011 (7)
5.1	Opinion of Maslon Edelman Borman & Brand, LLP dated November 1, 2011 (6)
10.1	Amended and Restated Credit and Security Agreement with DZ Bank AG Deutsche Zentral-Genossenschaftsbank (as agent), and Autobahn Funding Company LLC (as lender), dated effective January 25, 2013 (8) *
10.2	Performance Guaranty of GWG Holdings, LLC dated July 15, 2008, delivered in favor of DZ Bank AG Deutsche Zentral-Genossenschaftsbank (as agent), and Autobahn Funding Company LLC (as lender) (3)
10.3
General Reaffirmation and Modification Agreement dated effective January 25, 2013 delivered in favor of DZ Bank AG Deutsche Zentral-Genossenschaftsbank (as agent), and Autobahn Funding Company LLC (as lender) (8) **

10.4	Amended and Restated Note Issuance and Security Agreement dated November 15, 2010, with Lord Securities Corporation (as trustee), GWG LifeNotes Trust (as secured party), and noteholders (7)
10.5
Pledge Agreement dated November 15, 2010, among Jon R. Sabes, Steven F. Sabes, Opportunity Finance, LLC, SFS Trust 1976, SFS Trust 1992 Esther, SFS Trust 1982, Mokeson, LLC (collectively as pledgors), and Lord Securities Corporation (as trustee and pledgee) (3)

10.6	Third Amended and Restated Managing Broker-Dealer Agreement with Arque Capital dated effective February 28, 2013 (9) ***
10.7	Amended and Restated Investment Agreement with Insurance Strategies Fund, LLC, dated as of September 3, 2009 (3)
10.8	Addendum No. 1 to Sub-Sublease Agreement effective as of July 14, 2008 by Opportunity Finance, LLC and GWG Life, LLC (2)
10.9	Employment Agreement with Jon R. Sabes, dated June 14, 2011 (4)
10.10	Employment Agreement with Steven F. Sabes, dated June 14, 2011 (4)
10.11	Employment Agreement with Paul A. Siegert, dated June 14, 2011 (4)
10.12	Purchase and Sale Agreement with Athena Securities Group Ltd. and Athena Structured Funds PLC, dated July 11, 2011 (3)
10.13	Shareholders’ Agreement with respect to Athena Structured Funds PLC, dated July 11, 2011 (3)
10.14	Addendum to Third Amended and Restated Managing Broker-Dealer Agreement with Arque Capital dated as of April 2, 2013 (10)
21	List of Subsidiaries (9)
23.1	Consent of Mayer Hoffman McCann P.C. (filed herewith)
23.2	Consent of Maslon Edelman Borman & Brand, LLP (contained within Exhibit 5.1 above)
25	Statement of Eligibility of Trustee (5)
99	Letter from Model Actuarial Pricing Systems, dated March 19, 2013 (9)

(1)	Incorporated by reference to Form S-1 Registration Statement filed on June 14, 2011 (File No. 333-174887).
(2)	Incorporated by reference to Form S-1/A Registration Statement filed on July 26, 2011 (File No. 333-174887).
(3)	Incorporated by reference to Form S-1/A Registration Statement filed on August 23, 2011 (File No. 333-174887).
(4)	Incorporated by reference to Form S-1/A Registration Statement filed on September 20, 2011 (File No. 333-174887).
(5)	Incorporated by reference to Form S-1/A Registration Statement filed on October 5, 2011 (File No. 333-174887).
(6)	Incorporated by reference to Form S-1/A Registration Statement filed on October 20, 2011 (File No. 333-174887).
(7)	Incorporated by reference to Post-Effective Amendment No. 1 to Form S-1/A filed on April 30, 2012 (File No. 333-174887).

(8)	Incorporated by reference to Current Report on Form 8-K filed on February 1, 2013.
(9)	Incorporated by reference to Annual Report on Form 10-K for the year ended December 31, 2012, filed on April 1, 2013.
(10)	Incorporated by reference to Form S-1/A Registration Statement filed on April 4, 2013 (File No. 333-174887).

*
The registrant has earlier filed the original Credit and Security Agreement dated July 15, 2008, Consent and Amendment No. 1 to the Credit and Security Agreement dated December 14, 2010, and Consent and Amendment No. 2 to the Credit and Security Agreement dated June 10, 2011.  These documents were filed as Exhibits 10.1, 10.2 and 10.3, respectively, to the Form S-1/A Registration Statement filed on August 23, 2011.

**	The registrant has earlier filed a Reaffirmation of Guaranty dated as of June 10, 2011, which was filed as Exhibit 10.7 to the Form S-1/A Registration Statement filed on August 23, 2011.
***
The registrant has earlier filed a Managing Broker-Dealer Agreement dated August 14, 2011, an amended Managing Broker-Dealer Agreement dated October 19, 2011, an Amended and Restated Managing Broker-Dealer Agreement dated November 16, 2011, and a Second Amended and Restated Managing Broker-Dealer Agreement dated effective as of November 16, 2011.  These documents were filed as Exhibits 10.8 to the Form S-1/A Registration Statements filed on August 23, October 20, November 28 and December 15, 2011, respectively.